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As filed with the Securities and Exchange Commission on May 1, 2007

Registration No. 333-142188

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ReAble Therapeutics Finance LLC
ReAble Therapeutics Finance Corporation
(Exact name of registrant issuer as specified in its charter)
 SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware Delaware	3842 3842	20-5653965 20-5653825
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9800 Metric Boulevard
Austin, Texas 78758
(512) 832-9500
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Harry L. Zimmerman, Esq.
Executive Vice President and General Counsel
9800 Metric Boulevard
Austin, Texas 78758
(512) 832-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard A. Fenyes, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

        Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

11 3/4% Senior Subordinated Notes due 2014	$200,000,000	100%	$200,000,000	$6,140(2)

Guarantees of 11 3/4% Senior Subordinated Notes due 2014(3)	N/A(4)	(4)	(4)	(4)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Previously paid.

(3)
See inside facing page for additional registrant guarantors.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor's Principal Executive Offices
ReAble Therapeutics LLC	Delaware	20-5653240	9800 Metric Boulevard Austin, Texas 78759 512-832-9500
Encore Medical, L.P.	Delaware	74-2863979	9800 Metric Boulevard Austin, Texas 78759 512-832-9500
Encore Medical Asset Corporation	Nevada	74-3020851	701 North Green Valley Parkway Suite 209 Henderson, Nevada 89074 512-832-9500
Encore Medical GP, Inc.	Nevada	74-3020852	9800 Metric Boulevard Austin, Texas 78759 512-832-9500
Encore Medical Partners, Inc.	Nevada	20-0295933	9800 Metric Boulevard Austin, Texas 78759 512-832-9500
Empi, Inc.	Minnesota	41-1310335	599 Cardigan Road St. Paul, Minnesota 55126 512-832-9500
Empi Corp.	Minnesota	41-1933682	599 Cardigan Road St. Paul, Minnesota 55126 512-832-9500
Empi Sales, LLC	Minnesota	41-1947725	599 Cardigan Road St. Paul, Minnesota 55126 512-832-9500
Compex Technologies, LLC	Minnesota	41-0985318	599 Cardigan Road St. Paul, Minnesota 55126 512-832-9500
EmpiCare, Inc.	Kentucky	31-1538883	11802 Brinley Avenue Suite 102 Louisville, Kentucky 40243 512-832-9500

PROSPECTUS

ReAble Therapeutics Finance LLC
ReAble Therapeutics Finance Corporation

Offer to Exchange

        $200,000,000 aggregate principal amount of its 11 3/4% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 11 3/4% Senior Subordinated Notes due 2014.

        We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

  •
  The exchange offer expires at 12:00 a.m. midnight, New York City time, on May 31, 2007, unless extended. We do not currently intend to extend the expiration date.

  •
  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

  •
  The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

        All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

        See "Risk Factors" beginning on page 22 for a discussion of certain risks that you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2007.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

MARKET, RANKING AND OTHER INDUSTRY DATA

        The data included in this prospectus regarding the markets and the industry in which we operate, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies, independent industry sources and our own estimates relying on our management's knowledge and experience in the markets in which we operate. Our management's knowledge and experience is based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate.

TRADEMARKS

        This prospectus contains some of our trademarks, trade names and service marks, including the following: "Encore®, OTI Osteoimplant Technology, Inc®, Cefar®, Empi®, Ormed® Chattanooga Group™, Spectrabrace™, Compex®, ReAble™, EMG-EZ™, Cyclone®, and Flexion™." Each one of these trademarks, trade names or service marks is either (i) our registered trademark, (ii) a trademark for which we have a pending application, (iii) a trade name or service mark for which we claim common law rights or (iv) a registered trademark or application for registration which we have been licensed by a third party to use. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Generally, you can identify these statements because they contain words like "anticipates," "believes," "estimates," "expects," "forecasts," "future," "intends," "plans" and similar terms. These statements reflect only our current expectations. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy, the trends in our industry, and the benefits of our recent acquisitions.

        Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, including, among others, the risks we face as described under the "Risk Factors" section and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to be covered by the safe harbors created thereby. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements that, by definition, involve risks and uncertainties. In any forward-looking statement where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that such future results or events expressed by the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. We can give you no assurance that any of the events anticipated by forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

        We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are unable to predict accurately or over which we have no control. The risk factors described under the "Risk Factors" section in this prospectus, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Some of the key factors that could cause actual results or events to differ materially from those anticipated are:

  •
  general economic, financial and business conditions;

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  the success and costs of advertising and promotional efforts;

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  changes in and compliance with governmental healthcare and other regulations;

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  changes in tax laws;

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  the ability to obtain financing for one or more acquisitions;

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  the ability to successfully complete and integrate one or more acquisitions;

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  technological obsolescence of one or more products;

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  changes in product strategies;

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  the availability and retention of management personnel and other important employees; and

  •
  the costs and effects of legal proceedings.

        We caution you that in light of the risks and uncertainties described in the "Risk Factors" section and elsewhere in this prospectus, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

PROSPECTUS SUMMARY

        This summary highlights selected information in this prospectus and may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the information set forth under the heading "Risk Factors" and the financial statements included elsewhere in this prospectus, before making an investment decision.

        On November 3, 2006, ReAble Therapeutics, Inc., formerly known as Encore Medical Corporation ("RTI"), pursuant to an agreement and plan of merger (the "Merger Agreement"), dated June 30, 2006, with Grand Slam Holdings, LLC, a newly formed Delaware limited liability company ("Grand Slam Holdings"), and Grand Slam Acquisition Corp., a newly formed Delaware corporation and wholly owned subsidiary of Grand Slam Holdings ("Merger Sub"), completed a going private transaction pursuant to which Merger Sub merged with and into RTI, with RTI continuing as the surviving corporation and a wholly owned subsidiary of Grand Slam Holdings (the "Merger"). Grand Slam Holdings is controlled by investment funds affiliated with The Blackstone Group ("Blackstone"). ReAble Therapeutics Finance LLC, formerly known as Encore Medical Finance LLC, a Delaware limited liability company ("RTFL"), and ReAble Therapeutics Finance Corporation, formerly known as Encore Medical Finance Corp., a Delaware corporation ("Finco"), are the co-issuers of the outstanding notes. RTFL is a wholly owned subsidiary of RTI, and Finco is a wholly owned subsidiary of RTFL.

        Unless the context otherwise requires, references in this prospectus to "we," "our," "us," and "our Company" refer to RTFL and its consolidated subsidiaries (including Finco), which include all of RTI's operations prior to the Merger, or the historical financial results and operations of RTI and its consolidated subsidiaries prior to the Merger. In addition, when the context so requires, we use the term the "Predecessor" to refer to the historical financial results and operations of RTI, our indirect parent, prior to the Merger and the term the "Successor" to refer to the historical financial results and operations of RTFL after the Merger.

        Unless the context indicates otherwise, all share information in this prospectus reflects the 62.8 to 1 share recomputation that occurred in connection with the Merger and the subsequent 25 for 1 stock split that was effected on November 8, 2008, following the closing of the Merger, as further described under the "Management's Discussion and Analysis of Financial Condition and Results of Operations—The Merger" section. We refer to these adjustments as the "share adjustments" in this prospectus.

Our Company

        We are a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high-quality orthopedic devices used for rehabilitation, pain management and physical therapy. We also develop, manufacture and distribute a wide range of surgical reconstructive implant products. Our products are used by orthopedic specialists, physicians, physical therapists, and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. In addition, many of our non-invasive medical devices and related accessories are used primarily by patients for at-home physical therapy. We currently develop, manufacture and distribute our products through the following two operating divisions:

  •
  Orthopedic Rehabilitation Division. We market our orthopedic rehabilitation products through two domestic brands: Chattanooga Group and Empi; and through three international brands: Cefar, Compex and Ormed. These products are non-invasive medical devices that are used before and after surgery to assist in the repair and rehabilitation of soft tissue and bone and to protect against injury, such as at-home and clinical electrotherapy, patient care and continuous passive motion devices ("CPM") used to treat pain and restore muscle function, physical therapy tables, home and clinical traction products, iontophoretic devices and chiropractic treatment tables used to treat joint and spine conditions. Our Orthopedic Rehabilitation Division accounted for approximately 83.7% of our net sales and 80.1% of our gross profit on a combined basis for the year ended December 31, 2006.

  •
  Surgical Implant Division. Our Surgical Implant Division develops, manufactures and markets a wide variety of products that serve the orthopedic reconstructive joint implant market. These products include knee, hip and shoulder reconstructive implant products, along with the instruments used by surgeons to perform orthopedic reconstructive surgery. Our Surgical Implant Division accounted for approximately 16.3% of our net sales and 19.9% of our gross profit on a combined basis for the year ended December 31, 2006.

Our Market Opportunity

        According to a 2004 survey conducted by Business Communications Co., Inc., estimated sales of orthopedic implants and devices in the United States were approximately $8.7 billion in 2003 and are expected to grow to $17.9 billion by 2009, which represents a compounded annual growth rate of 12.5%. Several factors are driving growth in the orthopedic products industry, including, but not limited to:

  •
  Favorable demographics. An aging population is driving growth in the orthopedic products market. Many conditions that require rehabilitative treatment or orthopedic surgery affect people in middle age or later in life. According to a 2005 U.S. Census Bureau projection, as a result of the aging baby boomer generation, the percentage of the U.S. population aged 65 and over is expected to grow from 12.4% in 2000 to 13.0% in 2010 and to 19.7% by 2030. In addition, according to the National Center for Health Statistics of the Centers for Disease Control, the average life expectancy in the United States increased from 75.4 years in 1990 to 77.9 years in 2004. As life expectancy increases, we believe people will remain active longer, and that the number of injuries requiring orthopedic rehabilitation and reconstructive implants will likely increase.

  •
  Shift toward non-invasive rehabilitation devices and at-home physical therapy. We believe the growing awareness and clinical acceptance by healthcare professionals of the benefits of non-invasive, non-systemic treatment and rehabilitation products, combined with the increasing interest by patients in rehabilitative solutions that minimize risk and recuperation time and provide greater convenience, will continue to drive demand for these products. Our orthopedic rehabilitative products are non-invasive and many are designed for at-home use, which we believe should allow us to benefit from the market shift toward these treatment alternatives.

  •
  Cost containment initiatives by third-party payors. With the cost of healthcare rising in the United States and internationally, third-party payors are seeking more cost-effective therapies without reducing the quality of care. For example, third-party payors seek to reduce clinic visits and accommodate patients' preference for therapies that can be conveniently administered at home. We believe that some of our orthopedic rehabilitation products offer cost-effective alternatives to surgery and traditional forms of physical therapy and pain management.

  •
  Expanding the application of orthopedic medical devices through improving technologies. Advances in technologies and procedures have expanded the scope and efficacy of products and applications in the orthopedic products market. For example, transcutaneous electrical nerve stimulation ("TENS") and neuromuscular electrical nerve stimulation ("NMES") devices are increasingly being recognized as effective solutions to pain management and rehabilitative therapy. In addition, new technologies that prolong the expected life of orthopedic implants, such as Keramos, a ceramic-on-ceramic acetabular hip system that minimizes wear, create opportunities for joint reconstruction on younger and more active patients.

  •
  Increased need for rehabilitation due to increased orthopedic surgical volume. The combination of an increased number of sports-related injuries with factors such as an aging population and improvements in orthopedic surgical technologies has contributed to an increased number of orthopedic surgeries performed. We believe that orthopedic surgical volume should continue to increase, which should result in a corresponding increase in the need for orthopedic rehabilitation, pain management and physical therapy products to assist in patient recovery.

Our Competitive Strengths

        We believe we have a number of competitive strengths that will enable us to further enhance our position in the orthopedic device market.

  •
  Leading market positions. We derived approximately 70% of our net sales in 2006 from certain products, including electrotherapy, iontophoresis, home traction and CPM devices, that we believe have leading market positions. Our physical therapy rehabilitation products marketed under the Chattanooga Group and Empi brands have a reputation for quality, durability and reliability among healthcare professionals and have been offered for over 50 years and 25 years, respectively. We believe these brands have allowed us to establish a presence in a fragmented industry and that they will help us to capture a larger share of a growing market. In addition, the Compex and Cefar brands are recognized as the leaders in the electrotherapy market in Europe.

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  Comprehensive range of orthopedic rehabilitation and surgical reconstructive implant products. We offer a diverse range of orthopedic devices, including orthopedic rehabilitation, pain management and physical therapy products and surgical reconstructive implant products, to orthopedic specialists and patients for at-home therapy. Our broad product offering meets many of the needs of rehabilitation therapists and enables us to maintain brand loyalty with our customer and distributor base. Our surgical implant product offering covers all major joint implant requirements and includes innovative products such as the Reverse Shoulder Prosthesis.

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  Extensive and diverse distribution network. We use multiple channels to distribute our products to our diverse customer base. We use approximately 6,000 dealers and a direct sales force of over 275 representatives to supply our rehabilitation products to approximately 70% of the physical therapy clinics in the United States. We believe that our distribution network provides us with a significant competitive advantage in selling our existing rehabilitation products and in introducing new orthopedic rehabilitation products. Our surgical implant products are distributed through independent sales representatives in the United States and distributor relationships outside the United States.

  •
  Strong relationships with managed care organizations and national rehabilitation providers. Our market positions in our core orthopedic rehabilitation product lines and the breadth of our orthopedic rehabilitation product offerings have enabled us to secure important preferred provider and managed care contracts. We currently have contracts with over 600 managed care providers, including over 60 preferred provider arrangements with regional and national operators of physical therapy clinics.

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  Proprietary third-party billing system. We have developed a third-party billing system that manages over 8,200 payor claim centers, including 600 active payor contracts, that covers over 110 million patient lives. This billing system reduces the duration of payment cycles, improves relationships with payors, such as insurance companies and managed care organizations, and tracks patients to improve quality of care and create subsequent selling opportunities.

  •
  New product development capabilities. We have experienced research and development teams in both our Orthopedic Rehabilitation and Surgical Implant Divisions with proven expertise in the design and development of new products as well as in the enhancement of existing products with the latest technology and updated designs. We seek to develop new technologies to improve durability, performance and effectiveness of existing products. In addition to our own research and development, we acquire, license and commercialize technologies and new product ideas from orthopedic surgeons and other orthopedic specialists. In 2006, we introduced four new orthopedic rehabilitation products, including the EMG-EZ, a new traction unit and a new Flexion table. We expect additional new product releases by our Orthopedic Rehabilitation Division during 2007.

  •
  Experienced management team. Our senior management team has extensive experience in the medical device industry, including experience with industry participants such as Maxxim Medical Inc., Stryker Corporation, Johnson & Johnson Corporation, Centerpulse Ltd. and Cholestech Corporation. Our senior management team also has significant experience in identifying, acquiring and integrating complementary companies and business lines.

Our Strategy

        Our objective is to strengthen our position as a provider of a comprehensive range of orthopedic devices, sports medicine equipment and related products to orthopedic surgeons, physical therapists, athletic trainers and other orthopedic specialists operating in a variety of treatment settings and for the home physical therapy market. To achieve this objective, we intend to:

  •
  Integrate strategic acquisitions. We will continue to seek to identify and capitalize upon strategic acquisition opportunities similar to those presented to us by our prior acquisitions, such as Empi, Compex and Cefar, to further penetrate the orthopedic devices market, reduce operating costs and improve operating efficiencies in our company.

  •
  Develop and launch new products. We plan to continue to develop and launch new products through both internal development and acquisitions. In our Orthopedic Rehabilitation Division, we intend to maintain our leadership position through continued innovation and development of our electrotherapy, patient care, physical therapy and chiropractic treatment table and continuous passive motion and other product offerings. In our Surgical Implant Division, we intend to continue to emphasize our reconstructive joint products and technology to continue to meet the needs of orthopedic surgeons and to cover additional types of surgical procedures.

  •
  Expand our distribution channels. We intend to continue to actively recruit new sales representatives who have established relationships with orthopedic surgeons to increase market penetration and geographic coverage in the orthopedic rehabilitation and surgical implant product markets. A network of over 5,700 dealers supports our clinical orthopedic rehabilitation products. A direct sales force of over 200 field representatives in the United States and over 75 international sales representatives support our home therapy orthopedic rehabilitation products. An internal sales force of 314 domestic and international representatives work with patients to handle insurance and third-party reimbursement. We utilize domestic independent sales representatives for our surgical implant products. The combination of a direct sales force, independent sales representatives, and dealers will allow us to deepen our penetration into our existing markets as well as to expand our domestic and international geographic reach.

  •
  Pursue strategic acquisitions. We will continue to pursue selective acquisitions of complementary businesses, technologies or product lines in the orthopedic products market that enhance, or are complementary with or related to, our product mix, sales and distribution, or manufacturing capabilities.

The Transactions

        On June 30, 2006, RTI entered into the Merger Agreement with Grand Slam Holdings and Merger Sub, formed by investment funds affiliated with Blackstone pursuant to which the parties agreed to consummate the Merger, subject to the terms and conditions therein, with RTI continuing as the surviving corporation and a wholly owned subsidiary of Grand Slam Holdings.

        The Merger was approved at the special shareholders' meeting of RTI held on November 2, 2006, by shareholders holding at least a majority of RTI's outstanding common stock. The Merger became effective on November 3, 2006. As a result of the Merger, investment funds affiliated with Blackstone control RTI.

        Upon the consummation of the Merger, the former stockholders of RTI received an aggregate of $476.8 million in cash (or $16.46 ($6.55 before giving effect to the share adjustments) in cash for each share of common stock of RTI they then held). In addition, except for the management rollover options described below, each outstanding option to purchase shares of RTI's common stock which was vested or which by its terms would have become vested at the effective time of the Merger was cancelled in exchange for the right to receive, for each share of RTI's common stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $16.46 ($6.55 before giving effect to the share adjustments) over the exercise price per share of any such option, multiplied by the number of shares of RTI's common stock for which such option was exercisable immediately prior to the effective time of the Merger. Former holders of options to purchase RTI's common stock received an aggregate of $5.7 million in cash in exchange for their options after the effective time of the Merger. Options to purchase shares of common stock of RTI owned by RTI's executive officers which had not been exercised at or prior to the effective time of the Merger continued to remain as options to purchase approximately 805,000 of the outstanding shares of RTI's common stock after the Merger. We refer to these options as the "management rollover options" and these executive officers as the "management participants" in this prospectus. The fair value assigned to the management rollover options in purchase accounting was $6.9 million.

        In addition, we adopted a new stock option plan in connection with the Merger, pursuant to which our executive officers and certain other employees have been granted new options. See "Management—Executive Compensation" for a description of the new stock option plan.

        In connection with the Merger, we caused cash to be paid to RTI's former stockholders and holders of stock options (other than the management rollover options) as described above. In addition, we repaid RTI's indebtedness under its existing senior secured credit facilities (the "old senior credit facilities"), repurchased the existing 9.75% senior subordinated notes due 2012 (the "9.75% notes") issued by a then existing subsidiary of RTI, Encore Medical IHC, Inc. ("Encore IHC"), pursuant to a tender offer and consent solicitation (the "9.75% notes tender offer"), and paid related fees and expenses. The Merger, the repayment of indebtedness and the payment of related fees and expenses were financed by a cash equity contribution from affiliates of Blackstone, cash on hand of RTI, borrowings under our new senior secured credit facilities that we entered into at the closing of the Merger and net proceeds from the issuance of the outstanding notes. See "—Sources and Uses."

        The Merger, the equity contribution by affiliates of Blackstone, the initial borrowings under our new senior secured credit facilities, the offering of the outstanding notes, the repayment of RTI's existing senior secured credit facilities, the 9.75% notes tender offer and the payment of the related fees and expenses are collectively referred to in this prospectus as the "Transactions." For a more complete description of the Transactions, see "—Corporate Structure" and "The Transactions."

Sources and Uses

        The sources and uses of the funds for the Transactions are shown in the table below.

Sources		Uses
(in millions)
Cash(1)	$4.4	Purchase of equity(4)	$482.5
New senior secured credit facilities(2):		Repayment of existing indebtedness(5)	338.6
Revolving credit facility	—
Term loan facility	340.0	Fees and expenses(6)	80.3
Outstanding notes	200.0
Equity contribution(3)	357.0

Total sources	$901.4	Total uses	$901.4

(1)
Represents approximately $4.0 million of cash on hand and $0.4 million of cash from unwinding of interest rate swaps due to the repayment of RTI's existing senior credit facilities.

(2)
Upon the closing of the Transactions, we entered into new senior secured credit facilities, consisting of a $50.0 million revolving credit facility, with a six-year maturity, and a $350.0 million term loan facility, with a seven-year maturity (which includes the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance a portion of the cash purchase price for the acquisition of Cefar AB ("Cefar") (the "Cefar Acquisition")) described under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions." We did not have any outstanding borrowings under the revolving credit facility on the closing date of the Transactions. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

(3)
Represents cash equity contributed by investment funds affiliated with Blackstone.

(4)
Reflects the amount of total consideration paid to former holders of outstanding shares of RTI's common stock and holders of outstanding options to acquire shares of RTI's common stock (other than the management rollover options) in the Merger.

(5)
Reflects the amount of RTI's existing indebtedness repaid and consisted of $170.2 million of outstanding borrowings under the old senior credit facilities and $165.0 million aggregate principal amount of the 9.75% notes, all of which were repurchased in the 9.75% notes tender offer, and aggregate accrued interest relating to the indebtedness that was repaid of $3.4 million.

(6)
Reflects the amount of fees and expenses associated with the Transactions and includes fees paid to affiliates of Blackstone at the closing under the transaction and monitoring fee agreement described under "Certain Relationships and Related Party Transactions and Director Independence—Transaction and Monitoring Fee Agreement," management retention bonus payments made to our executive officers at the closing of the Merger described under "Management—Executive Compensation," tender premium and consent fees paid in connection with the repurchase of the 9.75% notes, placement and other financing fees, advisory fees and other transaction costs.

Corporate Structure

        The following diagram illustrates our current corporate structure. As a result of the consummation of the Transactions, RTFL indirectly owns all of the operating assets of RTI prior to the Merger. See "The Transactions."

(1)
Represents cash equity contributed by investment funds affiliated with Blackstone. In addition, management participants contributed approximately $6.9 million of equity in the form of management rollover options, which is calculated based on options to acquire approximately 805,000 shares of RTI's common stock with a weighted average exercise price of $12.22 per share. Additionally, as a result of the Cefar Acquisition, the shareholders of Cefar received approximately $9.5 million in shares of RTI's common stock as part of the purchase price. See "Management—Executive Compensation" for additional information regarding the management rollover options and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions" for additional information regarding the Cefar Acquisition.

(2)
The obligations under our new senior secured credit facilities are guaranteed by ReAble Therapeutics Holdings LLC and all of RTFL's existing and future direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. The outstanding notes are guaranteed by all of

  RTFL's subsidiaries, other than Finco, that guarantee the obligations under our new senior secured credit facilities. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

(3)
Upon the closing of the Transactions, we entered into new senior secured credit facilities, consisting of a $50.0 million revolving credit facility, with a six-year maturity, and a $350.0 million term loan facility, with a seven-year maturity, which includes the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance a portion of the cash purchase price for the Cefar Acquisition. We did not have any outstanding borrowings under the revolving credit facility on the closing date of the Transactions. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

(4)
RTFL is a co-issuer, along with Finco, of the outstanding notes. Finco was formed solely to act as a co-issuer of the outstanding notes, has only nominal assets and does not conduct any operations. See "Description of Notes."

The Blackstone Group

        The Blackstone Group, a global private investment and advisory firm, was founded in 1985. The firm has raised more than $60 billion for alternative asset investing since its formation, of which over $30 billion has been for private equity investing. The Private Equity Group is currently investing its fifth general private equity fund with commitments of $15.6 billion, and has over 60 experienced professionals with broad sector expertise. Blackstone's other core businesses include Private Real Estate Investing, Corporate Debt Investing, Hedge Funds, Mutual Fund Management, Private Placement, Marketable Alternative Asset Management and Investment Banking Advisory Services.

        ReAble Therapeutics Finance LLC and ReAble Therapeutics Finance Corporation were incorporated under the laws of the State of Delaware in September 2006. ReAble Therapeutics Inc. was incorporated under the laws of the State of Delaware in March 1995 (as Healthcare Acquisition Corporation). Our principal executive offices are located at 9800 Metric Boulevard, Austin, Texas 78758. Our telephone number is (512) 832-9500.

The Exchange Offer

        In this prospectus, the term "outstanding notes" refers to the $200 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2014 that were issued in a private offering as part of the Transactions on November 3, 2006. The term "exchange notes" refers to the 11 3/4% Senior Subordinated Notes due 2014, as registered under the Securities Act of 1933, as amended (the "Securities Act"). The term "notes" refers collectively to the outstanding notes and the exchange notes.

General
In connection with the private offering, RTFL and Finco and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:
	•	the exchange notes have been registered under the Securities Act;
	•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and
	•	the liquidated damages provisions of the registration rights agreement are no longer applicable.
The Exchange Offer
RTFL and Finco are offering to exchange $200 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2014 which have been registered under the Securities Act for any and all of their outstanding 11 3/4% Senior Subordinated Notes due 2014.
You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.
Resale
Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC") set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that:
	•	you are acquiring the exchange notes in the ordinary course of your business; and
	•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."
Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.
Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on May 31, 2007, unless extended by RTFL and Finco. RTFL and Finco do not currently intend to extend the expiration date.
Withdrawal
You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. RTFL and Finco will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which RTFL and Finco may waive. See "The Exchange Offer — Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes
If you wish to participate in the exchange offer, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the applicable letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
	•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
	•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
	•	you are acquiring the exchange notes in the ordinary course of your business; and
•
if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.
Special Procedures for Beneficial Owners
If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the applicable letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer — Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, RTFL and Finco and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, RTFL and Finco and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the outstanding notes could be adversely affected.
Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, RTFL and Finco and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.
United States Federal Income Tax Consequences
The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "United States Federal Income Tax Consequences of the Exchange Offer."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under the "The Exchange Offer—Exchange Agent" section.

The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuers	RTFL, a newly formed indirect wholly owned subsidiary of RTI, and Finco, a newly formed wholly owned subsidiary of RTFL, jointly and severally issued the outstanding notes.
Finco was formed solely to act as a co-issuer of the outstanding notes, has only nominal assets and does not conduct any operations.
Securities Offered	$200 million aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2014.
Maturity	The exchange notes will mature on November 15, 2014, unless earlier redeemed or repurchased.
Interest Rate	The exchange notes will bear interest at a rate of 11 3/4% per annum.
Interest Payment Dates	May 15 and November 15 of each year, beginning on May 15, 2007. Interest will accrue from the issue date of the notes.
Ranking	The exchange notes will be the issuers' senior subordinated obligations. Accordingly, they will:
• be subordinated in right of payment to our existing and future senior debt, including the borrowings under our new senior secured credit facilities;
• be effectively subordinated in right of payment to all of our existing and future secured debt (including our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes;
• rank equally in right of payment to all of our existing and future senior subordinated debt; and
• rank senior in right of payment to all of our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes.
Similarly, the guarantees (as described below) of the exchange notes will be unsecured senior subordinated obligations of the guarantors and will:
• be subordinated in right of payment to all of each guarantor's existing and future senior debt, including such guarantor's guarantee under our new senior secured credit facilities;

• be effectively subordinated in right of payment to all of each guarantor's existing and future secured debt (including such guarantor's guarantee under our new senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the exchange notes;
• rank equally in right of payment to all of each guarantor's existing and future senior subordinated debt; and
• rank senior in right of payment to all of the applicable guarantor's future subordinated debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes.
As of December 31, 2006, (1) the outstanding notes and the related guarantees ranked effectively junior to approximately $349.8 million of senior secured indebtedness, including $349.1 million of senior secured indebtedness under our new senior secured credit facilities, and (2) we had an additional $50.0 million of available borrowings under our revolving credit facility. In addition, our non-guarantor subsidiaries had approximately $22.2 million of indebtedness and liabilities (excluding intercompany indebtedness and deferred tax liabilities) to which the outstanding notes were structurally subordinated.
Guarantees	Each of our existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the obligations under our new senior secured credit facilities will jointly and severally, unconditionally guarantee the exchange notes on an unsecured senior subordinated basis.
Optional Redemption	Prior to November 15, 2010, we will have the option to redeem some or all of the exchange notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in "Description of Notes—Optional Redemption") plus accrued and unpaid interest to the redemption date. Beginning on November 15, 2010, we may redeem some or all of the exchange notes at the redemption prices listed under "Description of Notes—Optional Redemption" plus accrued and unpaid interest on the exchange notes to the date of redemption.
Optional Redemption After Certain Equity Offerings	Additionally, from time to time, before November 15, 2009, we may redeem up to 35% of the exchange notes at a redemption price equal to 111.75% of the principal amount thereof, in each case, with proceeds that we raise, or a direct or indirect parent company raises, in certain equity offerings, as long as at least 65% of the aggregate principal amount of the exchange notes issued remains outstanding. See "Description of Notes—Optional Redemption."

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."
We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control because:
	•	we may not have enough funds at that time; or
	•	the terms of our senior debt may prevent us from making such payment.
Certain Covenants	The indenture governing the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:
	•	incur additional debt or issue certain preferred and convertible shares;
	•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;
	•	make certain investments;
	•	sell certain assets;
	•	create liens on certain assets to secure debt;
	•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;
	•	enter into certain transactions with our affiliates; and
	•	designate our subsidiaries as unrestricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions. See "Description of Notes."
No Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.

Risk Factors

        You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the "Risk Factors" section.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL DATA

        Set forth below is summary historical consolidated and combined financial data and summary unaudited pro forma combined financial data of our business, at the dates and for the periods indicated. The summary historical financial data as of and for the years ended December 31, 2004 and 2005 and for the period from January 1, 2006 through November 3, 2006 have been derived from the Predecessor's historical consolidated financial statements included elsewhere in this prospectus and the summary historical financial data for the period from November 4 through December 31, 2006 and as of December 31, 2006 have been derived from the Successor's historical consolidated financial statements included elsewhere in this prospectus. These historical financial statements of the Predecessor and the Successor included elsewhere in this prospectus have been audited by KPMG LLP, an independent registered public accounting firm.

        During the periods presented below, we have made various acquisitions, including most recently, the acquisition of Compex Technologies, Inc. (the "Compex Acquisition") completed on February 24, 2006 and the Cefar Acquisition completed on November 7, 2006, and the results for the acquired businesses are included in our historical financial statements from the date of their respective acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions" for a description of our recent acquisitions.

        The summary unaudited pro forma statements of operations data and other financial data for the fiscal year ended December 31, 2006 have been prepared to give effect to the Compex Acquisition and the Transactions as if they had occurred on January 1, 2006. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma condensed consolidated financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would have been if the Compex Acquisition and the Transactions had occurred at any date, and such data do not purport to project the results of operations for any future period.

        The Transactions were accounted for using the purchase method of accounting. The total purchase price was allocated to our net tangible and identifiable intangible assets based on their estimated fair values as of November 3, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon preliminary valuation and other data and the estimates and assumptions are subject to change, based on the finalization of the asset and liability valuation analyses.

        The summary historical and unaudited pro forma condensed consolidated financial data should be read in conjunction with "The Transactions," "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Consolidated and Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Predecessor			Successor	Combined	Pro Forma
	Year ended December 31,
			January 1 through November 3, 2006	November 4 through December 31, 2006
					Year Ended December 31, 2006(1)(4)	Year Ended December 31, 2006
	2004(2)	2005(3)
			(Dollars in thousands)		(unaudited)	(unaudited)
Statement of Operations Data:
Net sales	$148,081	$293,726	$304,383	$57,902	$362,285	$375,279
Cost of sales	65,942	114,780	126,754	26,724	153,478	154,807

Gross margin	82,139	178,946	177,629	31,178	208,807	220,472
Operating expenses:
Selling, general and administrative	60,296	125,682	185,655	45,197	230,852	233,634
Research and development	7,276	9,577	14,772	28,128	42,900	14,508

Operating income (loss)	14,567	43,687	(22,798)	(42,147)	(64,945)	(27,670)
Other income (expense):
Interest income	429	393	527	312	839	839
Interest expense	(7,068)	(28,509)	(26,008)	(8,611)	(34,619)	(54,976)
Other income (expense), net	574	(23)	(23)	133	110	115
Loss on early extinguishment of debt	—	—	(9,154)	—	(9,154)	—

Income (loss) from continuing operations before income taxes and minority interests	8,502	15,548	(57,456)	(50,313)	(107,769)	(81,692)
Provision (benefit) for income taxes	3,279	6,061	(11,452)	(8,756)	(20,208)	(21,308)
Minority interests	95	140	158	39	197	197

Income (loss) from continuing operations	5,128	9,347	(46,162)	(41,596)	(87,758)	(60,581)
Discontinued operations:
Gain on disposal of discontinued operations (net of income tax expense)(5)	—	2,445	—	—	—	—
Income (loss) from discontinued operations (net of income tax expense (benefit))	399	538	(614)	(38)	(652)	—

Net income (loss)(6)	$5,527	$12,330	$(46,776)	$(41,634)	$(88,410)	$(60,581)

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$294	$19,560	$16,675	$(15,829)	$846
Investing activities	(288,291)	(20,364)	(13,571)	(536,411)	(549,982)
Financing activities	297,448	(1,238)	12,261	550,439	562,700
Other Financial Data:
EBITDA(7) (unaudited)	$21,472	$60,256	$(17,943)	$(35,687)	$(53,630)
Depreciation and amortization	6,027	13,749	14,804	6,404	21,208
Capital expenditures	5,752	8,010	12,304	1,331	13,635
Balance Sheet Data (at period end):
Cash and cash equivalents	$19,889	$17,200		$31,679
Total assets	552,139	552,037		1,060,636
Long-term debt, net of current portion	307,207	307,794		548,037
Stockholders' equity/membership equity	160,317	167,107		335,208

(1)
The unaudited combined results for the fiscal year ended December 31, 2006 represent the combination of the Predecessor period from January 1, 2006 through November 3, 2006 and the Successor period from November 4, 2006 through December 31, 2006. This combination does not comply with GAAP or with the rules for unaudited pro forma presentation, but is presented because we believe it provides the most meaningful comparison of our results.

(2)
The 2004 data includes $41.4 million in sales related to the Orthopedic Rehabilitation Division as a result of the acquisition of Empi, Inc. ("Empi") on October 4, 2004 (the "Empi Acquisition").

(3)
The 2005 data includes $5.3 million in sales related to the Surgical Implant Division as a result of the acquisition of assets of Osteoimplant Technology, Inc. ("OTI") on February 22, 2005 (the "OTI Acquisition").

(4)
The 2006 (combined basis) data includes $34.3 million in sales related to the Orthopedic Rehabilitation Division as a result of the Compex Acquisition on February 24, 2006 for the period from February 24, 2006 through July 31, 2006. Subsequent to July 31, 2006, Compex sales were combined with Empi sales. The 2006 (combined basis) data also includes $2.9 million in sales related to the

  Orthopedic Rehabilitation Division as a result of the Cefar Acquisition on November 7, 2006. See Notes 16 and 17 of the consolidated financial statements for additional information related to these acquisitions.

(5)
On August 8, 2005, we completed the sale of our orthopedic soft goods product line and received a cash payment of approximately $9.5 million. In 2005, we reported a $2.4 million gain on sale from the disposition of such operations. On June 30, 2006, we completed the sale of Slendertone, which was acquired in the Compex Acquisition, for a cash payment of $2.4 million, plus the cost of inventory acquired. For accounting purposes, the gain on sale from the disposition of our orthopedic soft goods product line and the operating results of our orthopedic soft goods product line and Slendertone have been classified as discontinued operations in the Predecessor's consolidated statements of operations for the periods presented in the table above.

(6)
Amounts for net income (loss) include results of our orthopedic soft goods and Slendertone product lines through the date of their respective disposition. See Note 21 of the consolidated financial statements for additional information related to these dispositions.

(7)
EBITDA, a measure used by our management to measure operating performance, is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes and depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. We believe EBITDA is helpful in highlighting trends because EBITDA provides additional information regarding our cash earnings from ongoing operations but can differ significantly from company to company. In addition, EBITDA provides more comparability between the historical results of RTI and results that reflect purchase accounting relating to the Compex Acquisition and the Transactions and the new capital structure resulting from the Transactions. Management compensates for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

EBITDA is calculated as follows:

	Predecessor			Successor	Combined
	Year ended December 31,		January 1 through November 3, 2006	November 4 through December 31, 2006
					Year Ended December 31, 2006
	2004	2005
		(Dollars in thousands)			(unaudited)
Net income (loss)	$5,527	$12,330	$(46,776)	$(41,634)	$(88,410)
Interest expense, net	6,639	28,116	25,481	8,299	33,780
Provision (benefit) for income taxes	3,279	6,061	(11,452)	(8,756)	(20,208)
Depreciation and amortization	6,027	13,749	14,804	6,404	21,208

EBITDA (unaudited)	$21,472	$60,256	$(17,943)	$(35,687)	$(53,630)

RISK FACTORS

        You should carefully consider the following risk factors and all other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

        If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose some or all of your investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

Risks Relating to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

        As a result of the completion of the Transactions, we became highly leveraged. As of December 31, 2006, our total indebtedness was $554.5 million. At December 31, 2006, we had an additional $50.0 million available for borrowing under our revolving credit facility.

        Our high degree of leverage could have important consequences for you, including:

  •
  making it more difficult for us to make payments on the notes and our other debt;

  •
  increasing our vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our new senior secured credit facilities, will be at variable rates of interest;

  •
  limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our new senior secured credit facilities and the indenture governing the notes. For example, we are permitted, subject to the receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of borrowings under our new senior secured credit facilities. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

        Our pro forma cash interest expense for the year ended December 31, 2006 was $51.0 million compared to our cash interest expense of $25.5 million for the year ended December 31, 2005. As of December 31, 2006, we had $353.9 million of debt subject to floating interest rates, including $349.1 million under our new senior secured credit facilities. A 1% increase in these floating interest rates would increase our cash annual interest expense by approximately $3.5 million. Any additional borrowings we make under our new senior secured credit facilities, whether under the revolving credit facility or as part of the additional $150.0 million incremental borrowing capacity described above, will also be subject to floating interest rates.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

        Our new senior secured credit facilities and the indenture governing the notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        In addition, under the new senior secured credit facilities, we are required to satisfy and maintain specified financial ratios and other financial condition tests. These covenants could materially and adversely affect our ability to finance our future operations or capital needs. Furthermore, they may restrict our ability to conduct and expand our business and pursue our business strategies. Our ability to meet these financial ratios and financial condition tests can be affected by events beyond our control, including changes in general economic and business conditions, and we cannot assure you that we will meet these ratios and tests in the future or at all.

        A breach of any of these covenants could result in a default under the new senior secured credit facilities. Upon the occurrence of an event of default under the new senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the new senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the new senior secured credit facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the new senior secured credit facilities. If the lenders under the new senior secured credit facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the amounts borrowed under the new senior secured credit facilities, as well as our unsecured indebtedness, including the notes.

Risks Related to Our Business

We may not be able to successfully integrate Compex, Cefar or other businesses we may acquire in the future, and we may not be able to realize the anticipated cost savings, revenue enhancements or other synergies from such acquisitions.

        The process of integrating Compex, Cefar or any other businesses we may acquire in the future, with our company involves risks. These risks include, but are not limited to:

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  demands on management related to the significant increase in the size of our business;

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  diversion of management's attention from the management of daily operations to the integration of newly acquired operations;

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  difficulties in the assimilation of different corporate cultures, practices and sales and distribution methodologies;

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  increased exposure to risks relating to business operations outside the United States;

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  difficulties and unanticipated expenses related to the integration of departments, information technology systems, including accounting systems, technologies, books and records and procedures, and maintaining uniform standards, such as internal accounting controls, procedures and policies; and

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  costs and expenses associated with any undisclosed or potential liabilities.

        Failure to successfully integrate Compex, Cefar or any other acquired businesses may result in reduced levels of revenue, earnings or operating efficiency than we have achieved or might have achieved if we had not acquired such businesses, loss of customers of the acquired business, loss of employees who may be vital to the acquired or existing operations, loss of business opportunities, and other adverse consequences that could affect our financial condition and results of operations.

        Furthermore, even if we are able to integrate successfully the operations of Compex, Cefar or any other acquired business, we may not be able to realize the potential cost savings, synergies and revenue enhancements that were anticipated from the acquisition, either in the amount or within the time frame that we expect, and the costs of achieving these benefits may be higher than, and the timing may differ from, what we expect. Our ability to realize anticipated cost savings, synergies and revenue enhancements may be affected by a number of factors, including, but not limited to, the following:

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  the use of more cash or other financial resources on integration and implementation activities than we expect;

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  increases in other expenses unrelated to the acquisition, which may offset the cost savings and other synergies from the acquisition;

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  our ability to eliminate effectively duplicative back office overhead and overlapping and redundant selling, general and administrative functions, rationalize manufacturing capacity and shift production to more economical facilities; and

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  our ability to avoid labor disruptions in connection with any integration, particularly in connection with any headcount reduction.

We operate in a highly competitive business environment, and our inability to compete effectively could adversely affect our business prospects and results of operations.

        We operate in highly competitive markets. Our Orthopedic Rehabilitation Division competes with both large and small companies, including several large, diversified companies with significant market share and numerous smaller niche companies in the physical therapy products market. Our Surgical Implant Division competes with a small number of very large companies that dominate the market, as well as other companies similar to our size. We may not be able to offer products similar to, or more desirable than, those of our competitors or at a price comparable to that of our competitors. Compared to us, many of our competitors have:

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  greater financial and other resources;

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  more widely accepted products;

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  a larger number of endorsements from healthcare professionals;

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  a larger product portfolio;

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  superior ability to maintain new product flow;

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  greater research and development and technical capabilities;

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  patent portfolios that may present an obstacle to the conduct of our business;

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  stronger name recognition;

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  larger sales and distribution networks; and/or

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  international manufacturing facilities that enable them to avoid the transportation costs and foreign import duties associated with shipping our products manufactured in the United States to international customers.

        Accordingly, we may be at a competitive disadvantage with respect to our competitors. These factors may materially impair our ability to develop and sell our products.

If we are unable to develop or license new products or product enhancements or find new applications for our existing products, we will not remain competitive.

        The markets for our products are characterized by continued new product development and the obsolescence of existing products. Our future success and our ability to increase revenues and make payments on our indebtedness will depend, in part, on our ability to develop, license, acquire and distribute new and innovative products, enhance our existing products with new technology and find new applications for our existing products. However, we may not be successful in developing or introducing new products, enhancing existing products or finding new applications for our existing products. We also may not be successful in manufacturing, marketing and distributing products in a cost-effective manner, establishing relationships with marketing partners, obtaining coverage of and satisfactory reimbursement for our future products or product enhancements or obtaining required regulatory clearances and approvals in a timely fashion or at all. If we fail to keep pace with continued new product innovation or enhancement or fail to successfully commercialize our new or enhanced products, our competitive position, financial condition and results of operations could be materially and adversely affected.

        In addition, if any of our new or enhanced products contain undetected errors or design defects, especially when first introduced, or if new applications that we develop for existing products do not work as planned, our ability to market these and other products could be substantially delayed, and we could ultimately become subject to product liability litigation, resulting in lost revenues, potential damage to our reputation and/or delays in regulatory clearance. In addition, approval of our products or obtaining acceptance of our products by physicians, physical therapists and other professionals that recommend and prescribe our products could be adversely affected.

If adequate levels of reimbursement from third-party payors for our products are not obtained, healthcare providers and patients may be reluctant to use our products, and our sales may decline.

        Our sales depend largely on whether levels of reimbursement from government healthcare programs, such as Medicare and Medicaid, and private payors will be adequate. We believe that surgeons, hospitals, physical therapists and other healthcare providers may not use, purchase or prescribe our products and patients may not purchase our products if these third-party payors do not provide satisfactory reimbursement for the costs of our products or the procedures involving the use of our products. Consequently, we may be unable to sell our products on a profitable basis if third-party payors deny coverage or reduce their current levels of reimbursement.

        Changes in the coverage of, and reimbursement for, our products by these third-party payors could have a material adverse effect on our results of operations. Third-party payors continue to review their coverage policies carefully for existing and new therapies and can, without notice, deny coverage for treatments that include the use of our products. They may attempt to control costs by (i) authorizing fewer elective surgical procedures, including joint reconstructive surgeries, (ii) requiring the use of the least expensive product available or (iii) reducing the reimbursement for or limiting the number of authorized visits for rehabilitation procedures. For example, in the United States, Medicare frequently engages in efforts to contain costs, which may result in a reduction of coverage of, and reimbursement for, our products. See "—Recent changes in coverage and reimbursement policies for our products by Medicare or reductions in reimbursement rates for our products could adversely affect our business and results of operations." Because many private payors model their coverage and reimbursement policies on Medicare policies, third-party payors' coverage of, and reimbursement for, our products could be negatively impacted by legislative, regulatory or other measures that reduce Medicare coverage and reimbursement generally.

        Our international sales also depend in part upon the eligibility for reimbursement of our products through third-party payors, the amount of reimbursement and the allocation of payments between the patient and third-party payors. Reimbursement practices vary significantly by country, with certain countries requiring products to undergo a lengthy regulatory review in order to be eligible for third-party reimbursement. In addition, healthcare cost containment efforts similar to those we face in the United States are prevalent in many of the foreign countries in which our products are sold, and these efforts are expected to continue in the future, possibly resulting in the adoption of more stringent reimbursement standards. For example, in Germany, our largest foreign country market, new regulations generally require adult patients to pay a portion of the cost of each medical technical device purchased. This may adversely affect our sales and profitability by making it more difficult for patients in Germany to pay for our products.

        Any developments in the United States or our foreign markets that eliminate, reduce or materially modify coverage of, and reimbursement rates for, our products could have an adverse effect on our ability to sell our products.

Recent changes in coverage and reimbursement policies for our products by Medicare or reductions in reimbursement rates for our products could adversely affect our business and results of operations.

        The Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("Medicare Modernization Act") mandates a number of changes in the Medicare payment methodology and conditions for coverage of orthotic devices and durable medical equipment, including our TENS and NMES devices. These changes include a temporary freeze in annual increases in payments for durable medical equipment from 2004 through 2008, competitive bidding requirements, new clinical conditions for payment and quality standards. Although these changes affect our products generally, specific products may be affected by some but not all of the Medicare Modernization Act's provisions.

        Prefabricated orthotic devices and certain durable medical equipment, including TENS and NMES devices, may be subject to a competitive bidding process established under the Medicare Modernization

Act. In May 2006, the Centers for Medicare & Medicaid Services ("CMS"), the agency responsible for administering the Medicare program, issued proposed regulations in connection with the competitive bidding process and requirements. Under the competitive bidding process, which CMS has proposed to phase in beginning October 1, 2007, CMS would provide reimbursement for certain products and services based on payment amounts as determined under a competitive bidding process to be established for suppliers within designated geographic areas instead of the Medicare fee schedule amount. Only those suppliers selected as a result of the competitive bidding process within each designated region would be eligible to have their products and services reimbursed through Medicare. The competitive bidding process may reduce the number of suppliers providing certain products and services to Medicare beneficiaries and the amounts paid for such products and services within a given geographic area. In addition, CMS may use payment information from regions subject to competitive bidding to reduce Medicare reimbursement in regions not subject to competitive bidding. CMS has not yet issued a final competitive bidding rule but it has announced the products and geographic areas that would be included in the initial round of competitive bidding. TENS devices were not included; however, there is no assurance they will not be selected in the future. Inclusion of any of our products in Medicare competitive bidding or other Medicare reimbursement reductions could have a material adverse effect on our results of operations. In addition, if we are not selected to participate in the competitive bidding program in a particular region, it could have a material adverse effect on our sales and profitability.

        As mandated by the Medicare Modernization Act, in August, 2006 CMS also issued quality standards for suppliers, which will be applied by independent accreditation organizations once approved by CMS, beginning in early 2007. Compliance with the quality standards could impact our business operations and the costs associated with participation in the Medicare program. Moreover, as mandated by the Medicare Modernization Act, CMS issued a proposed rule to implement new clinical conditions for payment of durable medical equipment in August 2004. TENS and NMES products could be impacted by this requirement if and when applicable conditions are established. At this time, we cannot predict what clinical conditions will be adopted, the timing of such adoption or the impact on our business of the new standards or any new clinical conditions that are adopted.

        In addition, in 2005, CMS published a final rule implementing its "inherent reasonableness" authority, which allows CMS, or a Medicare contractor, to make adjustments to payment amounts by up to 15% per year for certain products and services covered by Medicare when the existing payment amount is determined by CMS to be grossly excessive or grossly deficient. CMS could invoke its inherent reasonableness authority to reduce reimbursement levels for certain of our products, which could have a material adverse effect on our results of operations. A reduction in payments received from, or a loss of coverage under, Medicare could result in similar actions being taken by private payors, which could have a material adverse effect on our results of operations.

If we fail to establish new sales and distribution relationships or maintain our existing relationships, or if our third-party distributors and independent sales representatives fail to commit sufficient time and effort or are otherwise ineffective in selling our products, our results of operations and future growth could be adversely impacted.

        The sales and distribution of certain of our orthopedic rehabilitation products and our surgical implant products depend, in part, on our relationships with a network of third-party distributors and independent commissioned sales representatives. These third-party distributors and independent sales representatives maintain the relationships with the hospitals, orthopedic surgeons, chiropractors and other healthcare professionals that purchase, use and recommend the use of our products. Although our internal sales staff trains and manages these third-party distributors and independent sales representatives, we do not directly monitor the efforts that they make to sell our products. In addition, some of the independent sales representatives that we use to sell our surgical implant products also sell products that directly compete with our core product offerings. These sales representatives may not dedicate the necessary effort to market and sell our products. If we fail to attract and retain third-party distributors and skilled independent sales representatives or fail to adequately train and monitor the efforts of the third-party distributors and sales representatives that market and sell our products, or if our existing third-party distributors and independent sales representatives choose not to carry our products, our results of operations and future growth could be adversely affected.

We rely on our own direct sales force for certain of our products, which may result in higher fixed costs than our competitors and may slow our ability to reduce costs in the face of a sudden decline in demand for our products.

        We rely on our own direct sales force of over 200 representatives in the United States and over 75 in Europe to market and sell certain of the orthopedic rehabilitation products which are intended for use in the home and in rehabilitation clinics. Some of our competitors rely predominantly on independent sales agents and third-party distributors. A direct sales force may subject us to higher fixed costs than those of companies that market competing products through independent third parties, due to the costs that we will bear associated with employee benefits, training and managing sales personnel. As a result, we could be at a competitive disadvantage. Additionally, these fixed costs may slow our ability to reduce costs in the face of a sudden decline in demand for our products, which could have a material adverse effect on our results of operation.

The success of all of our products depends heavily on our relationships with healthcare professionals who prescribe and recommend our products, and our failure to maintain or develop these relationships could adversely affect our business.

        We have developed and maintain close relationships with a number of orthopedic surgeons, physicians, physical therapists, athletic trainers and other healthcare professionals. We believe that sales of our products depend significantly on their recommendations of our products. Acceptance of our products depends on educating the healthcare community as to the distinctive characteristics, perceived benefits, clinical efficacy and cost-effectiveness of our products compared to the products offered by our competitors and on training healthcare professionals in the proper use and application of our products. Our failure to maintain these relationships and develop similar relationships with other leading healthcare professionals could result in a decrease in the recommendation of our products, which may adversely affect our sales and profitability.

The success of our surgical implant products depends on our relationships with leading surgeons who assist with the development and testing of our products.

        A key aspect of the development and sale of our surgical implant products is the use of designing and consulting arrangements with orthopedic surgeons who are well recognized in the healthcare community. These surgeons assist in the development and clinical testing of new surgical implant products. They also participate in symposia and seminars introducing new surgical implant products and assist in the training of healthcare professionals in using our new products. We may not be successful in maintaining or renewing our current designing and consulting arrangements with these surgeons or in developing similar arrangements with new surgeons. In that event, our ability to develop, test and market new surgical implant products could be adversely affected.

Our international operations expose us to risks related to conducting business in multiple jurisdictions outside the United States.

        The international scope of our operations exposes us to economic, regulatory and other risks in the countries in which we operate. For the year ended December 31, 2006 (on a combined basis)

approximately 23.9% of net sales were generated from sales made outside the United States. Doing business in foreign countries exposes us to a number of risks, including the following:

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  fluctuations in currency exchange rates;

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  imposition of investment and other restrictions by foreign governments;

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  potential adverse tax consequences, including the imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, which, among other things, may preclude payments or dividends from foreign subsidiaries from being used for our debt service, and exposure to adverse tax regimes;

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  the imposition of additional foreign governmental controls or regulations on the sale of our products;

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  intellectual property protection difficulties;

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  changes in political and economic conditions;

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  difficulties in attracting high-quality management, sales and marketing personnel to staff our foreign operations;

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  import restrictions and controls, tariffs and other trade barriers; and

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  exposure to different legal, regulatory and political standards.

        In addition, as we grow our operations internationally, we will become increasingly dependent on foreign distributors and sales agents for our compliance and adherence to foreign laws and regulations that we may not be familiar with, and we cannot assure you that these distributors and sales agents will adhere to such laws and regulations or adhere to our own business practices and policies. Any violation of laws and regulations by foreign distributors or sales agents or a failure of foreign distributors or sales agents to comply with our business practices and policies could result in legal or regulatory sanctions against us or potentially damage our reputation in that international market. If we fail to manage these risks effectively, we may not be able to grow our international operations, and our business and results of operations may be materially adversely affected.

Fluctuations in foreign exchange rates may adversely affect our financial condition and results of operations and may affect the comparability of our results between financial periods.

        Our foreign operations expose us to currency fluctuations and exchange rate risks. We are exposed to the risk of currency fluctuations between the U.S. Dollar and the Euro, Swiss Franc, Norwegian Krona and Swedish Krona. Sales denominated in foreign currencies accounted for approximately 18% of our consolidated net sales for the year ended December 31, 2006 (combined basis), of which 17.3% is related to the Euro. Our exposure to fluctuations in foreign currencies arises because certain of our subsidiaries' results are recorded in these currencies and then translated into U.S. Dollars for inclusion in our consolidated financial statements and certain of our subsidiaries enter into purchase or sale transactions using a currency other than its functional currency. Therefore, changes in currency exchange rates may adversely affect our financial condition and results of operations and may affect the comparability of our results between reporting periods.

        We may not be able to effectively manage our currency translation risks, and volatility in currency exchange rates may adversely affect our financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risk—Foreign Currency Risk."

Our failure to comply with regulatory requirements or receive regulatory clearance or approval for our products or operations in the United States or abroad could adversely affect our business.

        Our products are subject to extensive regulation in the United States by the Food and Drug Administration (the "FDA") and by similar governmental authorities in the foreign countries where we do business. The FDA regulates virtually all aspects of a medical device's development, testing, manufacturing, labeling, promotion, distribution and marketing. In addition, we are required to file reports with the FDA if our products cause, or contribute to, death or serious injury, or if they malfunction and would be likely to cause, or contribute to, death or serious injury if the malfunction were to recur. In general, unless an exemption applies, a medical device must receive either pre-market approval or pre-market clearance from the FDA before it can be marketed in the United States. The FDA also regulates the export of medical devices to foreign countries. We cannot assure you that any of our devices, to the extent required, will be approved or cleared by the FDA through either the pre-market clearance process or the pre-market approval process or that the FDA will provide export certificates that are necessary to export certain of our products.

        Additionally, we may be required to obtain pre-market approvals, pre-market approval supplements or pre-market clearances to market modifications to our existing products or market our existing products for new indications. The FDA requires device manufacturers themselves to make and document a determination of whether or not a modification requires a new approval, supplement or clearance; however, the FDA can review and disagree with a manufacturer's decision. We have applied for, and received, a number of such approvals in the past. We may not be successful in receiving approvals in the future or the FDA may not agree with our decisions not to seek approvals, supplements or clearances for any particular device modification. The FDA may require an approval or clearance for any past or future modification or a new indication for our existing products. Such submissions may require the submission of additional clinical or preclinical data and may be time consuming and costly, and may not ultimately be cleared or approved by the FDA.

        If the FDA requires us to obtain pre-market approvals, pre-market approval supplements or pre-market clearances for any modification to a previously cleared or approved device, we may be required to cease manufacturing and marketing the modified device or to recall such modified device until we obtain FDA clearance or approval, and we may be subject to significant regulatory fines or penalties. In addition, the FDA may not clear or approve such submissions in a timely manner, if at all.

        The FDA also may change its policies, adopt additional regulations or revise existing regulations, each of which could prevent or delay pre-market approval or pre-market clearance of our devices, or could impact our ability to market a device that was previously cleared or approved. Any of the foregoing could adversely affect our business.

        Our failure to comply with the regulatory requirements of the FDA and other applicable U.S. regulatory requirements may subject us to administrative or judicially imposed sanctions. These sanctions include warning letters, civil penalties, criminal penalties, injunctions, product seizure or detention, product recalls and total or partial suspension of production.

        In the development of new products or new indications for, or modifications to, existing products, we may conduct or sponsor clinical trials. Clinical trials are expensive and require significant investment of time and resources and may not generate the data we need to support a submission to the FDA. Clinical trials are subject to regulation by the FDA and, if federal funds are involved or if an investigator or site has signed a federal assurance, are subject to further regulation by the Office for Human Research Protections and the National Institutes of Health. Failure to comply with such regulation, including, but not limited to, failure to obtain adequate consent of subjects, failure to adequately disclose financial conflicts or failure to report data or adverse events accurately, could result in fines, penalties, suspension of trials, and the inability to use the data to support an FDA submission. In the international market, we are subject to regulations for clinical studies in each respective country.

        In many of the foreign countries in which we market our products, we are subject to extensive regulations that are similar to those of the FDA, including those in Europe. The regulation of our products in Europe falls primarily within the European Economic Area, which consists of the twenty-seven member states of the European Union, as well as Iceland, Liechtenstein and Norway. Only medical devices that comply with certain conformity requirements are allowed to be marketed within the European Economic Area. In addition, the national health or social security organizations of certain foreign countries, including those outside Europe, require our products to be qualified before they can be marketed in those countries. Failure to receive, or delays in the receipt of, relevant foreign qualifications in the European Economic Area or other foreign countries could have a material adverse effect on our business.

Our marketing and sales practices may contain certain risks with respect to the manner in which these practices were historically conducted that could have a material adverse effect on us.

        We have entered into written agreements for designing and consulting services with surgeons for surgical implant products, and we compensate them under our designing surgeon agreements for services in developing products sold by us. The form of compensation for such services has historically been a royalty on the sale of our surgical implant products. We compensate the surgeons who help us in our product development and clinical efforts with cash payments. We believe that in each instance remuneration paid to surgeons represents fair market value for the services provided and is otherwise in compliance with applicable laws. We also use an independent sales force for our surgical implant products for which we provide compliance-related training. The sales force has generally been compensated on commission based on a percentage of revenues generated by products sold as are typical in our industry. Under applicable federal and state healthcare fraud and abuse, anti-kickback, false claims and self-referral laws, it could be determined that our designing and consulting arrangements with surgeons and our marketing and sales practices fall outside permitted compensation arrangements, thereby subjecting us to possible civil and/or criminal sanctions (including exclusion from the Medicare and Medicaid programs) which could have a material adverse effect on our surgical implant business and possibly on our other lines of business. Although we believe we maintain a satisfactory compliance program, it may not be adequate in the detection or prevention of violations. The form and effectiveness of our compliance program may be taken into account by the government in assessing sanctions, if any, should it be determined that violations of laws have occurred.

        Certain federal and state laws and regulations regarding reimbursement and coverage of products and services by Medicare and Medicaid, as well as federal and state laws addressing healthcare fraud and abuse, physician self-referrals, and other relationships with providers are broad in scope and apply to our relationships with healthcare providers and entities that may prescribe or recommend our products, and who may assist us in the development and promotion of our products. These laws and regulations are also complex and even minor, inadvertent irregularities in submissions can potentially give rise to claims that the law has been violated. Any violations of these laws or regulations could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change one or more of our business practices to be in compliance with these laws. Required changes could be costly and time consuming. Any failure to make required changes could result in our losing business or our existing business practices being challenged as unlawful.

Audits or denials of our claims by government agencies could reduce our revenues or profits.

        As part of our business operations, we submit claims on behalf of patients directly to, and receive payments directly from, the Medicare and Medicaid programs and private payors. Therefore, we are subject to extensive government regulation, including requirements for submitting reimbursement claims under appropriate codes and maintaining certain documentation to support our claims. Medicare contractors and Medicaid agencies periodically conduct pre- and post-payment reviews and other audits of claims and are under increasing pressure to more closely scrutinize healthcare claims and supporting documentation. We have historically been subject to pre-payment and post-payment reviews as well as audits of claims and may experience such reviews and audits of claims in the future. Such reviews and/or similar audits of our claims could result in material delays in payment, as well as material recoupments or denials, which would reduce our net sales and profitability, or in exclusion from participation in the Medicare or Medicaid programs. Private payors may from time to time conduct similar reviews and audits.

Healthcare reform, managed care and buying groups have put downward pressure on the prices of our products.

        Healthcare reform and the healthcare industry's response to rising healthcare costs have resulted in a significant expansion of managed care organizations and buying groups. This growth of managed care and the advent of buying groups in the United States has caused a shift toward coverage and payments based on more cost-effective treatment alternatives. Buying groups enter into preferred supplier arrangements with one or more manufacturers of medical products in return for price discounts to members of these buying groups. Our failure to obtain new preferred supplier commitments from major group purchasing organizations or our failure to retain our existing preferred supplier commitments could adversely affect our sales and profitability. In Germany and other international markets where we sell our products, we have historically experienced downward pressure on product pricing and other effects of healthcare reform similar to that which we have experienced in the United States. We expect healthcare reform and managed care to continue to develop in the United States and these international markets and put further downward pressure on product pricing, which may adversely affect our sales and profitability.

Product liability claims may harm our business, particularly if the number of claims increases significantly or our product liability insurance proves inadequate.

        The manufacture and sale of orthopedic devices and related products exposes us to a significant risk of product liability claims. From time to time, we have been, and we are currently, subject to a number of product liability claims alleging that the use of our products resulted in adverse effects. Even if we are successful in defending against any liability claims, such claims could nevertheless distract our management, result in substantial costs, harm our reputation, adversely affect the sales of all our products and otherwise harm our business. If there is a significant increase in the number of product liability claims, our business could be adversely affected.

        We currently carry product liability insurance up to a limit of $20 million, subject to an aggregate self-insurance deductible of $750,000. Our insurance policy is subject to annual renewal. Product liability claims made against us may exceed the coverage limit of our policy or such insurance coverage may not continue to be available on commercially reasonable terms or at all. Additionally, we are also subject to the risks that our insurers will exclude from coverage claims made against us or that our insurers may become insolvent. If we do not or cannot maintain adequate product liability insurance, our business and results of operations may be adversely affected.

        In addition, as a result of a product liability claim or if our products are alleged to be defective, we may have to recall some of our products, which could result in significant costs to us and harm our business reputation. Our products are subject to recalls even after receiving FDA or foreign regulatory clearance or approval. Products recalls could harm our reputation and business.

        At December 31, 2006, we have exceeded and expect in the future to continue to exceed, the coverage limits for certain product liability claims, however, the current and expected future excess has been accrued in our consolidated balance sheet as of December 31, 2006.

Our products are subject to recalls even after receiving FDA or foreign regulatory clearance or approval. Product recalls could harm our reputation and business.

        We are subject to ongoing medical device reporting regulations that require us to report to the FDA or similar governmental authorities in other countries if our products cause, or contribute to, death or serious injury, or if they malfunction and would be likely to cause, or contribute to, death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require us to recall our products in the event of material deficiencies or defects in design or manufacturing. In addition, in light of a material deficiency, defect in design or manufacturing or defect in labeling, we may voluntarily elect to recall our products. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm our reputation with our customers and with the healthcare professionals that use, prescribe and recommend our products. We could have product recalls that result in significant costs to us in the future, and such recalls could have a material adverse effect on our business.

If we lose one of our key suppliers or one of our contract manufacturers stops making the raw materials and components used in our products, we may be unable to meet customer orders for our products in a timely manner or within our budget.

        We rely on a limited number of foreign and domestic suppliers for the raw materials and components used in our products. One or more of our suppliers may decide to cease supplying us with raw materials and components for reasons beyond our control. FDA regulations may require additional testing of any raw materials or components from new suppliers prior to our use of those materials or components. In addition, in the case of a device which is the subject of a pre-market approval, we may be required to obtain prior FDA permission (which may or may not be given), which could delay or prevent our access or use of such raw materials or components. If we are unable to obtain materials we need from our suppliers or our agreements with our suppliers are terminated, and we cannot obtain these materials from other sources, we may be unable to manufacture our products to meet customer orders in a timely manner or within our manufacturing budget. In that event, our business and results of operations could be adversely affected.

        In addition, we rely on third parties to manufacture some of our products. For example, Medireha GmbH ("Medireha"), which is 50% owned by us, has been our single source supplier for many of our CPM devices, which represented approximately 6% of our net sales for the year ended December 31, 2006 (combined basis). If we encounter a cessation, interruption or delay in the supply of the products purchased from Medireha, we may be unable to obtain such products through other sources on acceptable terms, within a reasonable amount of time or at all. We also use a single source for many of the devices Compex SA distributes. In addition, if our agreements with the manufacturing companies were terminated, we may not be able to find suitable replacement within a reasonable amount of time or at all. Any such cessation, interruption or delay may impair our ability to meet scheduled deliveries of our products to our customers and may cause our customers to cancel orders. In that event, our reputation and results of operations may be adversely affected.

If our patents and other intellectual property rights do not adequately protect our products, we may lose market share to our competitors and may not be able to operate our business profitably.

        We rely on a combination of patents, trade secrets, copyrights, trademarks, license agreements and contractual provisions to establish and protect our intellectual property rights in our products and the processes for the development, manufacture and marketing of our products.

        We use non-patented, proprietary know-how, trade secrets, processes and other proprietary information and currently employ various methods to protect this proprietary information, including confidentiality agreements, invention assignment agreements and proprietary information agreements with vendors, employees, independent sales agents, distributors, consultants, and others. However, these agreements may be breached. The FDA or another governmental agency may require the disclosure of such information in order for us to have the right to market a product. Trade secrets, know-how and other unpatented proprietary technology may also otherwise become known to or independently developed by our competitors.

        In addition, we also hold U.S. and foreign patents relating to a number of our components and products and have patent applications pending with respect to other components and products. We also apply for additional patents in the ordinary course of our business, as we deem appropriate. However, these precautions offer only limited protection, and our proprietary information may become known to, or be independently developed by, competitors, or our proprietary rights in intellectual property may be challenged, any of which could have a material adverse effect on our business, financial condition and results of operations. Additionally, we cannot assure you that our existing or future patents, if any, will afford us adequate protection or any competitive advantage, that any future patent applications will result in issued patents or that our patents will not be circumvented, invalidated or declared unenforceable. In addition, certain of our subsidiaries have not always taken commercially reasonable measures to protect their ownership of some of their patents. While such measures are currently employed and have been employed by us in the past, disputes may arise as to the ownership, or co-ownership, of certain of our patents. We do not consider patent protection to be a significant competitive advantage in the marketplace for electrotherapy devices. However, patent protection may be of significance with respect to our orthopedic technology.

        Any proceedings before the U.S. Patent and Trademark Office could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. We could also incur substantial costs in any such proceedings. In addition, the laws of some of the countries in which our products are or may be sold may not protect our products and intellectual property to the same extent as U.S. laws, if at all. We may also be unable to protect our rights in trade secrets and unpatented proprietary technology in these countries.

        In addition, we hold patent and other intellectual property licenses from third parties for some of our products and on technologies that are necessary in the design and manufacture of some of our products. The loss of such licenses would prevent us from manufacturing, marketing and selling these products, which could harm our business.

Our operating results and financial condition could be adversely affected if we become involved in litigation regarding our patents or other intellectual property rights.

        Litigation involving patents and other intellectual property rights is common in our industry, and companies in our industry have used intellectual property litigation in an attempt to gain a competitive advantage. We currently are, and in the future may become, a party to lawsuits involving patents or other intellectual property. Such litigation is costly and time consuming. If we lose any of these proceedings, a court or a similar foreign governing body could invalidate or render unenforceable our owned or licensed patents, require us to pay significant damages, seek licenses and/or pay ongoing royalties to third parties, require us to redesign our products, or prevent us from manufacturing, using or selling our products, any of which would have an adverse effect on our results of operations and financial condition. While we have indemnification rights against third parties for damages arising from some current patent infringement litigation we have been involved with, the indemnifying parties may contest their indemnification obligations or may be unable to financially satisfy those obligations.

        We have brought, and may in the future also bring, actions against third parties for an infringement of our intellectual property rights. We may not succeed in such actions. The defense and prosecution of intellectual property suits, proceedings before the U.S. Patent and Trademark Office or its foreign equivalents and related legal and administrative proceedings are both costly and time consuming. Protracted litigation to defend or prosecute our intellectual property rights could seriously detract from the time our management would otherwise devote to running our business. Intellectual property litigation relating to our products could cause our customers or potential customers to defer or limit their purchase or use of the affected products until resolution of the litigation.

Our business strategy relies on certain assumptions concerning demographic and other trends that impact the market for our products. If these assumptions prove to be incorrect, demand for our products may be lower than we currently expect.

        Our ability to achieve our business objectives is subject to a variety of factors, including the relative increase in the aging of the general population and an increase in participation in exercise and sports and more active lifestyles. In addition, our business strategy relies on an increasing awareness and clinical acceptance of non-invasive, non-systemic treatment and rehabilitation products, such as electrotherapy. We believe that these trends will increase the need for our orthopedic, physical therapy and surgical implant products. The projected demand for our products could materially differ from actual demand if our assumptions regarding these trends and acceptance of our products by healthcare professionals and patients prove to be incorrect or do not materialize. If our assumptions regarding these factors prove to be incorrect, we may not be able to successfully implement our business strategy, which could adversely affect our results of operations. In addition, the perceived benefits of these trends may be offset by competitive or business factors, such as the introduction of new products by our competitors or the emergence of other countervailing trends.

We may expand into new markets through the development of new products and our expansion may not be successful.

        We may attempt to expand into new markets through the development of new product applications based on our existing specialized technology and design capabilities. These efforts could require us to make substantial investments, including significant research, development, engineering and capital expenditures for new, expanded or improved manufacturing facilities which would divert resources from other aspects of our business. Expansion into new markets may be costly and may not result in any benefit to us. Specific risks in connection with expanding into new markets include the inability to transfer our quality standards into new products, the failure of customers in new markets to accept our products and price competition in new markets. Such expansion efforts into new markets could be unsuccessful.

Consolidation in the healthcare industry could have an adverse effect on our revenues and results of operations.

        Many healthcare industry companies, including medical device, orthopedic and physical therapy products companies, are consolidating to create larger companies. As the healthcare industry consolidates, competition to provide products and services to industry participants will become more intense. In addition, many of our customers are also consolidating, and our customers and other industry participants may try to use their purchasing power to negotiate price concessions or reductions for the products that we manufacture and market. If we are forced to reduce our prices because of consolidation in the healthcare industry, our revenues could decrease, and our business, financial condition and results of operations could be adversely affected.

We are subject to environmental and health and safety requirements, and may be liable for contamination or other harm caused by hazardous materials that we use.

        Our research and development and manufacturing processes involve the use of hazardous materials. We are subject to federal, state, local and foreign environmental requirements, including regulations governing the use, manufacture, handling, storage and disposal of hazardous materials and related occupational health and safety regulations. We cannot eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur liability as a result of any contamination or injury. In addition, under some environmental laws and regulations, we could also be held responsible for costs relating to any contamination at our past or present facilities and at third-party waste disposal sites. These could include costs relating to contamination that did not result from any violation of law, and in some circumstances, contamination that we did not cause. We may incur significant expenses in the future relating to any failure to comply with environmental laws. Any such future expenses or liability could have a significant negative impact on our financial condition. The enactment of stricter laws or regulations, the stricter interpretation of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at our own or third party sites may require us to make additional expenditures, which could be material.

Our reported results may be adversely affected by increases in reserves for sales allowances, product returns, rental credits, uncollectible accounts receivable and inventory.

        Our net revenues and profitability are affected by changes in reserves to account for sales allowances, product returns, rental credits, uncollectible accounts receivable and inventory. Any increase in our reserves for sales allowances, product returns, rental credits, uncollectible accounts receivable or inventory could adversely affect our reported financial results by reducing our net revenues and/or profitability for the reporting period.

        We have established a reserve for sales allowances which account for sales of our products below the invoice price. Such sales generally result from agreements that we enter into with certain customers that permit them to pay us for our products in amounts that are below the invoice price of the product. We estimate the amount of the reduction based on historical experience and invoices generated in the period.

        The reserve for product returns accounts for customer returns of our products after purchase. These returns are mainly attributable to a third-party payor's refusal to provide a patient release or reimbursement for the product or the inability of the product to adequately address the patient's condition. If we increase the percentage of our sales made pursuant to agreements providing for reimbursement below invoice price or if customers return products at a higher than estimated rate, we may be required to increase our sales allowance and product return reserves beyond their current levels.

        Our reserve for rental credits recognizes a timing difference between billing of a purchase and processing of a rental credit associated with some of our electrotherapy devices. Many insurance providers require patients to rent our rehabilitation devices for a period of one to three months prior to purchase. If the patient has a long-term need for the device, these insurance companies may authorize purchase of the device after such time period. When the device is purchased, most providers require that rental payments previously made on the device be credited toward the purchase price. These credits are processed at the time the payment is received for the purchase of the device, which creates a time lag between billing of the purchase and processing of the rental credit. Our rental credit reserve accounts for unprocessed rental credits based on the number of devices converted to purchase. If the frequency of rental to purchase conversion increases, we may be required to increase our rental credit reserve beyond its current level.

        We have a large balance of accounts receivable and have established a reserve for the portion of such accounts receivable that we estimate will not be collected because of our customers' and patients' non-payment. The reserve is based on historical trends and current relationships with our customers and providers. Changes in our collection rates can result from a number of factors, including turnover in personnel, changes in the payment policies or practices of payors or changes in industry rates or pace of reimbursement. Our reserve for uncollectible receivables has fluctuated in the past and will continue to fluctuate in the future. Changes in rates of collection or fluctuations, even if they are small in absolute terms, could require us to increase our reserve for uncollectible receivables beyond its current level.

        The nature of our business requires us to maintain sufficient inventory on hand at all times to meet the requirements of our customers. We maintain inventory reserves for such issues as slow moving or excess inventory, product obsolescence and declines in valuation. In each division, we use a specific identification methodology, adjustment to which can occur whenever there is a change in strategy. In addition, we review sales performance on at least a quarterly basis to determine the amounts that we should add to the existing reserves. We monitor reserves on a quarterly basis and make changes when necessary. To determine the adequacy of our reserves at each reporting period, we analyze the following, among other factors: current inventory quantities on hand, product acceptance in the marketplace, customer demand, historical sales, forecasted sales, product obsolescence and technological innovations. If there is a material change due to these factors, the current level of the reserve for inventory may not be adequate and would result in our increasing the reserve level in the future. Any modifications to our estimates of our reserves are reflected in cost of sales within the statement of operations during the period in which such modifications are determined necessary by management.

The loss of the services of our key management and personnel could adversely affect our ability to operate our business.

        Our future success will depend, in part, upon the continued service of key managerial, research and development staff and sales and technical personnel. In addition, our future success will depend on our ability to continue to attract and retain other highly qualified personnel. These executive officers have substantial experience and expertise in our industry. Our future success depends, to a significant extent, on the abilities and efforts of our executive officers and other members of our management team. We compete for such personnel with other companies, academic institutions, government entities and other organizations. We may not be successful in retaining our current personnel or in hiring or retaining qualified personnel in the future. Our failure to do so could have a material adverse effect on our business.

Affiliates of Blackstone own substantially all of the equity interest in us and may have conflicts of interest with us or you in the future.

        As a result of the consummation of the Transactions and the Cefar Acquisition, investment funds affiliated with Blackstone collectively beneficially own approximately 97.4% of RTI's capital stock, and Blackstone designees hold a majority of the seats on our board of directors. As a result, affiliates of Blackstone have control over our decisions to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders regardless of whether holders of our notes believe that any such transactions are in their own best interests. For example, affiliates of Blackstone could collectively cause us to make acquisitions that increase the amount of indebtedness or to sell assets. So long as investment funds affiliated with Blackstone continue to directly or indirectly own a significant amount of the outstanding shares of our common stock, affiliates of Blackstone will continue to be able to strongly influence or effectively control our decisions.

        Additionally, Blackstone is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Blackstone may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

Risks Relating to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures could affect the operation and growth of our business and may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. In that case, we may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and the proceeds from those dispositions may not be adequate to meet any debt service obligations then due. Additionally, our new senior secured credit facilities and the indenture governing the notes will limit the use of the proceeds from dispositions of assets; as a result, we may not be permitted, under our new senior secured credit facilities and the indenture governing the notes, to use the proceeds from such dispositions to satisfy all current debt service obligations.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

        Any default under the agreements governing our indebtedness, including a default under our new senior secured credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and could substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our new senior secured credit facilities and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our new senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our new senior secured credit facilities to avoid being in default. If we breach our covenants under our new senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our new senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Your right to receive payments on the exchange notes is effectively subordinate to those lenders who have a security interest in our assets.

        Our obligations under the exchange notes and our guarantors' obligations under their guarantees of the exchange notes are unsecured, but our obligations under our new senior secured credit facilities and each guarantor's obligations under its guarantee of the new senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets and all of our capital stock and promissory notes and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of our first tier non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our new senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose on the pledged assets and sell the pledged equity interests in any guarantor under the exchange notes, then that guarantor will be released from its guarantee of the exchange notes automatically and immediately upon such sale. In any such event, because the exchange notes are not secured by any of our assets or the equity interests in the guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

        As of December 31, 2006, we had $349.8 million of senior secured indebtedness, including $349.1 million under our new senior secured credit facilities, and we had $50.0 million of available borrowings under our revolving credit facility. We are also permitted, subject to the receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of senior secured debt under our new senior secured credit facilities in the form of additional term loan and/or revolving credit facility borrowings, which additional loans will have the same security and guarantees as the loans under our new senior secured credit facilities.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries because they will not guarantee the exchange notes.

        The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries. Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

        As of December 31, 2006, our non-guarantor subsidiaries accounted for approximately $194.2 million, or 18.3%, of our total assets, and approximately $128.6 million, or 17.8%, of our total liabilities. Our non-guarantor subsidiaries accounted for approximately $4.1 million, or 7.7%, of our total EBITDA for the year ended December 31, 2006 (combined).

Your right to receive payments on the exchange notes will be junior to the rights of the lenders under our new senior secured credit facilities and any of our existing and future senior indebtedness.

        The exchange notes will be general unsecured obligations that will be junior in right of payment to all of our existing and future senior indebtedness. As of December 31, 2006, we had approximately $350.2 million of senior indebtedness, including $349.1 million under our new senior secured credit facilities and we would have had $50.0 million of available borrowings under our revolving credit facility. We are also permitted, subject to the receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of senior secured debt under our new senior secured credit facilities in the form of additional term loan and/or revolving credit facility borrowings. Furthermore, the indenture governing the notes will permit us to incur additional indebtedness.

        We may not pay principal, premium, if any, interest or other amounts on account of the exchange notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our new senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the exchange notes for a designated period of time.

        As a result of the subordination provisions in the exchange notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the exchange notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the exchange notes, including payments of principal or interest when due.

We may not be able to repurchase the exchange notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our new senior secured credit facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our new senior secured credit facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under the new senior secured credit facilities. Our new senior secured credit facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the new senior secured credit facilities will have the discretion to release the guarantors under the new senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

        While any obligations under the new senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indenture governing the notes, at the discretion of lenders under the new senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the new senior secured credit facilities. See "Description of Notes." The lenders under the new senior secured credit facilities will have the discretion to release the guarantees under the new senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the guarantors.

        Our existing and future domestic subsidiaries that guarantee the obligations under our new senior secured credit facilities will guarantee our obligations under the exchange notes. The issuance of the guarantees by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce a guarantor's guarantee, or subordinate such guarantee to such guarantor's existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when a guarantor entered into its guarantee or, in some states, when payments became due under such guarantee, such guarantor received less than reasonably equivalent value or fair consideration and either:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which such guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that such guarantor would incur, debts beyond such guarantor's ability to pay such debts as they mature.

        The court might also void a guarantee, without regard to the above factors, if the court found that a guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantees could be voided and required to be returned to such guarantor or to a fund for the benefit of such guarantor's creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from any guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of such guarantor's debts, including contingent liabilities, was greater than the fair saleable value of such guarantor's assets; or

  •
  if the present fair saleable value of such guarantor's assets were less than the amount that would be required to pay such guarantor's probable liability on such guarantor's existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  such guarantor could not pay such guarantor's debts as they become due.

        To the extent a court voids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, holders of exchange notes would cease to have any direct claim against the applicable guarantor. If a court were to take this action, a guarantor's assets would be applied first to satisfy such guarantor's liabilities, if any, before any portion of its assets could be applied to the payment of the exchange notes.

        Each guarantee will contain a provision intended to limit a guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the guarantor's obligation to an amount that effectively makes the guarantee worthless. The indenture governing the notes will permit us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in November 2006 to institutional investors and are eligible for trading in the PORTAL market.

        We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

THE TRANSACTIONS

The Merger

        On June 30, 2006, RTI entered into the Merger Agreement with Grand Slam Holdings and Merger Sub, formed by investment funds affiliated with Blackstone, pursuant to which the parties agreed to consummate the Merger, subject to the terms and conditions therein, with RTI continuing as the surviving corporation and a wholly owned subsidiary of Grand Slam Holdings.

        The Merger was approved at the special shareholders' meeting of RTI held on November 2, 2006, by shareholders holding at least a majority of RTI's outstanding common stock. The Merger became effective on November 3, 2006. As a result of the Merger, investment funds affiliated with Blackstone control RTI.

        Upon the consummation of the Merger, the former stockholders of RTI received an aggregate of $476.8 million in cash (or $16.46 ($6.55 before giving effect to the share adjustments) in cash for each share of common stock of RTI they then held). In addition, except for the management rollover options described below, each outstanding option to purchase shares of RTI's common stock which was vested or which by its terms would have become vested at the effective time of the Merger, was cancelled in exchange for the right to receive, for each share of RTI's common stock issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $16.46 ($6.55 before giving effect to the share adjustments) over the exercise price per share of any such option, multiplied by the number of shares of RTI's common stock for which such option was exercisable immediately prior to the effective time of the Merger. Former holders of options to purchase RTI's common stock received an aggregate of $5.7 million in cash in exchange for their options after the effective time of the Merger. Options to purchase shares of common stock of RTI owned by RTI's executive officers which had not been exercised at or prior to the effective time of the Merger continued to remain as options to purchase approximately 805,000 of the outstanding shares of RTI's common stock after the Merger. The fair value assigned to these management rollover options in purchase accounting was $6.9 million.

        In addition, we adopted a new stock option plan in connection with the Merger, pursuant to which our executive officers and certain other employees were granted new options. See "Management—Executive Compensation" for a description of the new stock option plan.

        In connection with the Merger, we caused approximately $482.5 million of cash to be paid to RTI's stockholders and holders of stock options (other than the management rollover options), and we repaid approximately $338.6 million of RTI's existing indebtedness (including accrued interest) consisting of the old senior secured credit facilities and the 9.75% notes, and paid approximately $80.3 million of related fees and expenses. The Merger, the repayment of indebtedness and the payment of related fees and expenses were financed by $4.4 million of cash on hand of RTI, a cash equity contribution of approximately $357.0 million from affiliates of Blackstone, term loan borrowings of $340.0 million under our new senior secured credit facilities and the net proceeds from the issuance of the outstanding notes.

Corporate Structure

        The following diagram illustrates our current corporate structure. As a result of the consummation of the Transactions, RTFL indirectly owns all of the operating assets of RTI prior to the Merger.

(1)
Represents cash equity contributed by investment funds affiliated with Blackstone. In addition, management participants contributed approximately $6.9 million of equity in the form of management rollover options, which is calculated based on options to acquire approximately 805,000 shares of RTI's common stock with an average exercise price of $12.22 per share. Additionally, as a result of the Cefar Acquisition, Cefar received approximately $9.5 million in shares of RTI's common stock as part of the purchase price. See "Management—Executive Compensation" for additional information regarding the management rollover options and "—Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions" for additional information regarding the Cefar Acquisition.

(2)
The obligations under our new senior secured credit facilities are guaranteed by ReAble Therapeutics Holdings LLC and all of RTFL's existing and future direct and indirect wholly owned domestic subsidiaries, subject to certain exceptions. The outstanding notes are guaranteed by all of RTFL's subsidiaries, other than Finco, that guarantee the obligations under our new senior secured credit facilities. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

(3)
Upon the closing of the Transactions, we entered into new senior secured credit facilities, consisting of a $50.0 million revolving credit facility, with a six-year maturity, and a $350.0 million term loan facility, with a seven-year maturity, which includes the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance a portion of the cash purchase price for the Cefar Acquisition. We did not have any outstanding borrowings under the revolving credit facility on the closing date of the Transactions. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

(4)
RTFL is a co-issuer, along with Finco, of the outstanding notes. Finco was formed solely to act as a co-issuer of the outstanding notes, has only nominal assets and does not conduct any operations. See "Description of Notes."

New Senior Secured Credit Facilities

        Concurrently with the closing of the Transactions, we entered into new senior secured credit facilities consisting of a $50.0 million revolving credit facility and a $350.0 million term loan facility, which includes the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance a portion of the cash purchase price for the Cefar Acquisition. See "Description of Other Indebtedness—New Senior Secured Credit Facilities" for a description of the material terms of our new senior secured credit facilities.

Tender Offer and Consent Solicitation

        On October 13, 2006, we commenced a cash tender offer to purchase any and all of the outstanding $165.0 million aggregate principal amount of 9.75% notes issued by our then existing subsidiary, Encore IHC, and guaranteed by RTI and certain of the subsidiaries of Encore IHC. In connection with the 9.75% notes tender offer, we also solicited the consent of the holders of the 9.75% notes to amend the indenture governing the 9.75% notes to eliminate substantially all restrictive covenants (except certain covenants relating to asset sale and change of control offers) and certain events of default, amend certain provisions of covenants relating to the merger and consolidation of RTI, Encore IHC and the subsidiary guarantors and make changes to certain terms of the defeasance and satisfaction and discharge provisions (and make related changes in the 9.75% notes and delete the form of supplemental indenture for any subsequent guarantors).

        The total consideration offered for each $1,000 principal amount of the 9.75% notes was determined using a fixed spread pricing formula based upon the yield on the price determination date of the 4 5/8% U.S. Treasury Note due September 30, 2008 plus a spread of 50 basis points. The total consideration offered for the 9.75% notes included a consent payment of $30.00 in cash for each $1,000 principal amount of the 9.75% notes. In addition, holders of 9.75% notes were paid accrued and unpaid interest on their 9.75% notes from the last interest payment date to, but not including, the applicable payment date for the 9.75% notes tender offer. All of the 9.75% notes were purchased on November 3, 2006, the closing date of the Transactions, and the purchase price for the 9.75% notes purchased in the 9.75% notes tender offer (including the consent payment and accrued interest payable) was $1,132.49 per $1,000 aggregate principal amount of 9.75% notes.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2006. The information in the following table should be read in conjunction with "The Transactions," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements included elsewhere in this prospectus.

As of December 31, 2006
(Dollars in millions)
Cash and cash equivalents	$31.7

Long-term Debt:
New senior secured credit facilities(1):
Revolving credit facility	$—
Term loan facility	349.1
Outstanding notes	200.0
Capital lease obligations and other debt	5.4

Total debt	554.5
Membership Equity	335.2

Total capitalization	$889.7

(1)
Upon the closing of the Transactions, we entered into new senior secured credit facilities, consisting of a $50.0 million revolving credit facility with a six-year maturity and a $350.0 million term loan facility with a seven-year maturity which includes the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance a portion of the cash purchase price for the Cefar Acquisition. See "Description of Other Indebtedness—New Senior Secured Credit Facilities."

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is based on the Predecessor's audited financial statements for the period from January 1, 2006 to November 3, 2006 and the Successor's audited financial statements for the period from November 4, 2006 to December 31, 2006 appearing elsewhere in this prospectus, as adjusted to combine these financial statements of the Predecessor and the Successor on a historical basis and to illustrate the estimated pro forma effects of the Compex Acquisition and the Transactions as if they had occurred on January 1, 2006.

        The Compex Acquisition described in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions," was completed on February 24, 2006. Subsequent to the Compex Acquisition, we disposed of Slendertone, a business unit of Compex, on June 30, 2006 which has been treated as a discontinued operation in the statements of operations of the Predecessor and the Successor. Pro forma adjustments have been made to the historical combined statement of operations for the year ended December 31, 2006 as if the Compex Acquisition had been completed on January 1, 2006. Information to accomplish this was obtained from Compex's unaudited financial statements for the period from January 1, 2006 to February 23, 2006. Compex's results of operations have been included in our historical statements of operations from the date of the Compex Acquisition on February 24, 2006.

        The Transactions were accounted for using the purchase method of accounting. The total purchase price was allocated to our net tangible and identifiable intangible assets based on their estimated fair values as of November 3, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon preliminary valuation and other data and the estimates and assumptions are subject to change, based on the finalization of the asset and liability valuation analyses.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined statement of operations is presented for informational purposes only. The unaudited pro forma condensed combined statement of operations do not purport to represent what our results of operations would have been had the Compex Acquisition and the Transactions actually occurred on the dates indicated and they do not purport to project our results of operations for any future period.

        The unaudited pro forma condensed combined statement of operations should be read in conjunction with the information contained in "The Transactions," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and related notes thereto appearing elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined statement of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

	Predecessor January 1, 2006 through November 3, 2006	Successor November 4, 2006 through December 31, 2006	Combined	Adjustments for the Compex Acquisition(a)	Adjustments for the Transactions		Pro Forma
			(Dollars in thousands)
Net sales	$304,383	$57,902	$362,285	$12,994	$—		$375,279
Cost of sales	126,754	26,724	153,478	4,406	(3,077	)(b)	154,807

Gross margin	177,629	31,178	208,807	8,588	3,077		220,472
Operating expenses:
Selling, general and administrative	185,655	45,197	230,852	10,038	15,414	(c)	233,634
					1,622	(d)
					(9,792	)(e)
					(14,500	)(f)
Research and development	14,772	28,128	42,900	(3,192)	(25,200	)(g)	14,508

Operating income (loss)	(22,798)	(42,147)	(64,945)	1,742	35,533		(27,670)
Other income (expense):
Interest income	527	312	839	—	—		839
Interest expense	(26,008)	(8,611)	(34,619)	(54)	(20,303	)(h)	(54,976)
Other income (expense), net	(23)	133	110	5	—		115
Loss on early extinguishment of debt	(9,154)	—	(9,154)	—	9,154(i	)	—

Income (loss) from continuing operations before income taxes and minority interests	(57,456)	(50,313)	(107,769)	1,693	24,384		(81,692)

Benefit for income taxes	(11,452)	(8,756)	(20,208)	(781)	(319	)(j)	(21,308)
Minority interests	158	39	197	—	—		197

Income (loss) from continuing operations	$(46,162)	$(41,596)	$(87,758)	$2,474	$24,703		$(60,581)

See accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(dollars in thousands)

        (a)   We consummated the Compex Acquisition on February 24, 2006. As part of the Compex Acquisition, we acquired Slendertone, which was disposed of on June 30, 2006. This has been recognized as a discontinued operation in the statements of operations of the Predecessor and Successor.

	Historical Compex(1)(2)	Divestiture of Slendertone	Pro Forma Adjustments		Total Pro Forma Adjustments for Compex Acquisition
Net sales	$17,698	$(4,704)	$—		$12,994
Cost of sales	8,043	(2,791)	(846	)(3)	4,406

Gross margin	9,655	(1,913)	846		8,588
Operating expenses:
Selling, general and administrative	11,970	(1,838)	(94	)(4)	10,038
Research and development	705	—	(3,897	)(5)	(3,192)

Operating income (loss)	(3,020)	(75)	4,837		1,742
Other income (expense):
Interest income	—	—	—		—
Interest expense	(228)	—	174	(6)	(54)
Other income (expense), net	5	—	—		5

Income (loss) from continuing operations before income taxes and minority interests	(3,243)	(75)	5,011		1,693
Provision (benefit) for income taxes	(1,183)	(32)	434	(7)	(781)
Minority interests	—	—	—		—

Income (loss) from continuing operations	$(2,060)	$(43)	$4,577		$2,474

(1)
Reflects the results of Compex from January 1, 2006 to February 23, 2006, the period prior to the date of the Compex Acquisition.

(2)
Compex results for the period from January 1, 2006 to February 23, 2006 have been adjusted to exclude approximately $2.5 million of charges related to compensation expense resulting from the acceleration of vesting of stock options associated with the Compex Acquisition, the severance payments and incentive bonuses earned as a result of the Compex Acquisition, and related income tax effect.

(3)
Elimination of expense related to inventory step-up to fair value resulting from the purchase price allocation for the Compex Acquisition.

(4)
Elimination of amortization expense on intangible assets of Compex.

(5)
Elimination of expense for the acquired in-process research and development (IPR&D) resulting from the Compex Acquisition.

(6)
Elimination of interest expense related to the portion of Compex debt that was repaid immediately after the Compex Acquisition.

(7)
Reflects the pro forma tax effect of the Compex pro forma adjustments at an estimated statutory tax rate of 39%. The tax adjustment excludes the adjustment related to IPR&D as this item was expensed on a pre-tax basis.

Year Ended December 31, 2006
Total pro-forma adjustments (excluding IPR&D)	$1,114
Tax rate	39%

Tax effect of pro-forma adjustments	$434

        (b)   Elimination of cost of sales recognized in the Successor's statement of operations related to the inventory step-up to fair value resulting from the purchase price allocation to record the Transactions.

        (c)   Reflects the annualized impact of increased amortization expense of intangible assets which were written up to fair value during the purchase price allocation to record the Transactions:

Year Ended December 31, 2006
Estimated annual amortization expense	$25,414
Less: historical amortization expense of Successor	(4,035)
Less: historical amortization expense of Predecessor	(5,965)

Pro forma adjustment	$15,414

        (d)   Reflects the annualized impact of increased depreciation expense related to property and equipment which were written up to fair value as part of the Transactions:

Year Ended December 31, 2006
Estimated annual depreciation expense	$1,943
Less: historical depreciation expense of Successor	(321)

Pro forma adjustment	$1,622

        (e)   Elimination of $10.5 million of stock-based compensation expense of which $7.5 million was associated with the accelerated vesting of stock options which occurred as a result of the change in control in connection with the completion of the Transactions. For treatment of options in connection with the Transactions see further discussion in "The Transactions" section. In addition, selling, general, and administrative expense is adjusted to reflect the annualized impact of increased compensation expense of $0.7 million as a result of the associated vesting of the time-based options under the new stock option plan described in "Executive Compensation-Compensation Discussion and Analysis." No amounts have been included for the performance-based options as achievement of underlying criteria is uncertain.

        (f)    Elimination of expenses recorded in the Predecessor and Successor's financial statements incurred in connection with the Transactions that will not have a continuing impact.

        (g)   Elimination of expenses related to acquired IPR&D in connection with the Transactions which has been recorded in the Successor's financial statements.

        (h)   Reflects pro forma interest expense resulting from our new capital structure (using applicable LIBOR rates at March 31, 2007) and reflects the annualized impact of increased non-cash interest expense related to estimated capitalized debt issuance costs that are being amortized over the term of the related facility:

	Year ended December 31, 2006
	Balance	Rate	Interest expense
Revolving credit facility—commitment fee*	$50,000	0.50%	$250
Term loan facility	350,000	7.78%	27,230
The notes	200,000	11.75%	23,500

Total annual cash interest expense			$50,980
Less: Successor interest expense			(7,895)
Less: Predecessor interest expense			(25,891)

Pro forma adjustment			17,194

Estimated annual amortization expense			$3,763
Less: Successor amortization expense			(654)

Pro forma adjustment			$3,109

Total pro forma adjustment			$20,303

*
As of December 31, 2006 and March 31, 2007, $50 million was available under the revolving credit facility.

        The interest rate on the term loan facility is variable and was determined using a weighted-average LIBOR rate of 5.28% plus an applicable margin of 2.5%. The terms of the new senior secured credit facilities require a fee of 0.5% for all undrawn amounts under the revolving credit facility. In the event that the interest rate on the term loan facility was to increase or decrease by 1/8 of 1%, the amount of pre-tax interest expense would increase or decrease by $0.4 million for the year ended December 31, 2006. See "Description of Other Indebtedness—New Senior Secured Credit Facilities" for more information.

        (i)    Elimination of the write-off of the Predecessor's debt issuance and debt discount costs.

        (j)    Reflects the pro forma tax effect of the pro forma adjustments at an estimated statutory tax rate of 39%. The tax adjustment excludes the adjustment related to IPR&D as this item was expensed on a pre-tax basis.

Year Ended December 31, 2006
Total pro forma adjustments (excluding IPR&D)	$817
Statutory tax rate	39%

Tax effect of pro-forma adjustments	$319

SELECTED HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL DATA

        Set forth below is selected historical consolidated and combined financial data of our business, at the dates and for the periods indicated. The selected historical financial data as of December 31, 2005 and for the fiscal years ended December 31, 2004 and 2005 and the period from January 1, 2006 through November 3, 2006 have been derived from the Predecessor's historical consolidated financial statements included elsewhere in this prospectus, which have been audited by KPMG LLP, an independent registered public accounting firm. The Predecessor's selected historical financial data as of December 31, 2002 and 2003 and for each of the years ended December 31, 2002 and 2003 presented in the table below have been derived from the Predecessor's audited consolidated financial statements that are not included in this prospectus. The selected historical financial data for the period from November 4 through December 31, 2006 and as of December 31, 2006 have been derived from the Successor's historical consolidated financial statements included elsewhere in this prospectus, which have been audited by KPMG LLP, an independent registered public accounting firm.

        During the periods presented below, we have made various acquisitions, including most recently, the acquisition of Compex Technologies, Inc. (the "Compex Acquisition") completed on February 24, 2006 and the Cefar Acquisition completed on November 7, 2006, and the results for the acquired businesses are included in our historical financial statements from the date of their respective acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Recent Acquisitions and Dispositions—Acquisitions" for a description of our recent acquisitions.

        The selected historical consolidated and combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Predecessor					Successor	Combined
	Year ended December 31,				January 1 through November 3, 2006	November 4 through December 31, 2006	Year Ended December 31, 2006(1)(5)
	2002(2)	2003	2004(3)	2005(4)
	(Dollars in thousands)						(unaudited)
Statement of Operations Data:
Net sales	$78,034	$93,029	$148,081	$293,726	$304,383	$57,902	$362,285
Gross margin	40,648	48,766	82,139	178,946	177,629	31,178	208,807
Income (loss) from continuing operations	655	(1,769)	5,128	9,347	(46,162)	(41,596)	(87,758)
Net income (loss)(6)	$6	$(2,517)	$5,527	$12,330	$(46,776)	$(41,634)	$(88,410)
Other Financial Data:
Depreciation and amortization of intangibles	$3,716	$3,468	$6,027	$13,749	$14,804	$6,404	$21,208
Ratio of earnings to fixed charges(7)	1.18x	—	2.12x	1.52x	—	—	—
Balance Sheet Data (at period end):
Cash and cash equivalents	$253	$10,074	$19,889	$17,200		$31,679
Total assets	93,755	136,380	552,139	552,037		1,060,636
Long-term debt, net of current portion	34,129	5,383	307,207	307,794		548,037
Stockholders' equity/membership equity	41,029	113,109	160,317	167,107		335,208

(1)
The unaudited combined results for the fiscal year ended December 31, 2006 represent the combination of the Predecessor period from January 1, 2006 through November 3, 2006 and the Successor period from November 4, 2006 through December 31, 2006. This combination does not comply with GAAP, but is presented because we believe it provides the most meaningful comparison of our results.

(2)
The 2002 data includes $46.1 million in sales related to the Orthopedic Rehabilitation Division as a result of our acquisition of Chattanooga Group, Inc. on February 8, 2002.

(3)
The 2004 data includes $41.4 million in sales related to the Orthopedic Rehabilitation Division as a result of the Empi Acquisition on October 4, 2004.

(4)
The 2005 data includes $5.3 million in sales related to the Surgical Implant Division as a result of the OTI Acquisition on February 22, 2005.

(5)
The 2006 (combined basis) data includes $34.3 million in sales related to the Orthopedic Rehabilitation Division as a result of the Compex Acquisition on February 24, 2006 for the period from February 24, 2006 through July 31, 2006. Subsequent to July 31, 2006, Compex sales were combined with Empi sales. The 2006 (combined basis) data also included $2.9 million in sale related to the Orthopedic Rehabilitation Division as a result of the Cefar Acquisition on November 7, 2006. See Notes 16 and 17 of the consolidated financial statements for additional information related to these acquisitions.

(6)
Amounts for net income (loss) include results of our orthopedic soft goods and Slendertone product lines through the date of their respective disposition. See Note 21 of the consolidated financial statements for additional information related to these dispositions.

(7)
For purposes of calculating the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before provision (benefit) for income taxes plus fixed charges and (b) fixed charges is defined as interest expense (including capitalized interest, amortization of debt issuance costs and amortization of debt discount) and the estimated portion of rent expense deemed by management to represent the interest component of rent expense. For the Predecessor year ended December 31, 2003, the Predecessor period from January 1, 2006 through November 3, 2006 and the Successor period November 4 through December 31, 2006, our earnings were insufficient to cover fixed charges by $2.3 million, $57.7 million and $50.4 million respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our results of operations and financial condition includes the Predecessor periods prior to the consummation of the Transactions. We refer to the operations of both the Predecessor and the Successor as ours, unless specifically stated otherwise. In addition, the following discussion and analysis of our results of operations and financial condition covers periods prior and subsequent to the Compex Acquisition and the Cefar Acquisition, which were consummated on February 24, 2006 and November 7, 2006, respectively. The results of Compex and its subsidiaries and the results of Cefar and its subsidiaries have been included in our consolidated statement of operations since the respective dates of their acquisitions. Accordingly, the following discussion and analysis does not reflect the full impact of the Transactions or the results of Compex and its subsidiaries or the results of Cefar and its subsidiaries.

        You should read the following discussion of our results of operations and financial condition with the "Unaudited Pro Forma Condensed Consolidated Financial Information," "Selected Historical Consolidated and Combined Financial Data" and our audited historical consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

Overview

        We are a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high-quality orthopedic devices used for rehabilitation, pain management and physical therapy. We also develop, manufacture and distribute a wide range of surgical reconstructive implant products. Our products are used by orthopedic specialists, physicians, physical therapists, and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. In addition, many of our non-invasive medical devices and related accessories are used primarily by patients for at-home physical therapy. We currently develop, manufacture and distribute our products through the following two operating divisions:

  •
  Orthopedic Rehabilitation Division. We market our orthopedic rehabilitation products through two brands in the United States: Chattanooga Group and Empi; and three brands in Europe; Compex, Cefar and Ormed. These products are non-invasive medical devices that are used before and after surgery to assist in the repair and rehabilitation of soft tissue and bone and to protect against injury, such as at-home and clinical electrotherapy, patient care and CPM devices used to treat pain and restore muscle function, physical therapy tables, home and clinical traction products, iontophoretic devices and chiropractic treatment tables used to treat joint and spine conditions. Our Orthopedic Rehabilitation Division accounted for approximately 83.7% of our net sales and 80.1% of our gross profit for the year ended December 31, 2006 (combined basis).

  •
  Surgical Implant Division. Our Surgical Implant Division develops, manufactures and markets a wide variety of products that serve the orthopedic reconstructive joint implant market. These products include knee, hip and shoulder reconstructive products, along with the instruments used by surgeons to perform orthopedic reconstructive surgery. Our Surgical Implant Division accounted for approximately 16.3% of our net sales and 19.9% of our gross profit for the year ended December 31, 2006 (combined basis).

        Our two divisions enable us to reach a diverse customer base through multiple distribution channels and give us the opportunity to provide a wide range of orthopedic devices and related products to orthopedic specialists operating in a variety of patient treatment settings. These two divisions constitute our two reportable segments. See Note 12 to our audited consolidated financial statements for further information regarding our segments.

        We are subject to regulation by the FDA with respect to sales of our products in the United States, and we must, in many cases, obtain FDA authorization to market our products before they can be sold in the United States. Additionally, we are subject to similar regulations in many of the foreign countries in which we sell products.

        The nature of our business requires significant allocation of resources to investment in accounts receivable, inventory, new product development and debt servicing. We have a diverse group of customers to whom we sell our products. In order to collect our revenues, we employ a variety of processes tailored to meet the needs of our customers. In addition, our customers expect us to maintain sufficient inventory on hand at all times to meet their needs. Many of our domestic customers require consignment product to be placed at or near their respective locations. Our remaining customers across all product lines demand short delivery schedules for their orders. Finally, we place an emphasis on our research and development efforts for new products.

The Transactions

        As described under "The Transactions," on November 3, 2006, we consummated the Transactions. The total purchase price for the Merger was approximately $528.9 million and consisted of $482.5 million paid to former holders of shares of RTI's common stock and options to purchase shares of common stock of RTI, $6.9 million related to the fair value of the management rollover options, and $39.5 million in direct acquisition costs which were capitalized in the balance sheet as goodwill at December 31, 2006.

        The Transactions were accounted for as a purchase under the guidance set forth in Statement of Financial Accounting Standards No. 141 "Business Combinations." In addition, the fair value basis from Grand Slam Holdings was "pushed down" to RTI for all assets acquired and liabilities assumed in the transaction. In this prospectus, the consolidated statements of operations, changes in stockholders' equity/membership equity and comprehensive income (loss), and cash flows are presented for two periods: the Predecessor and the Successor, which relate to the period preceding the Transactions and the period succeeding the Transactions, respectively. We have prepared our discussion of the results of operations by comparing the mathematical combination, without making any pro forma adjustments, of the Successor and the Predecessor periods, which have been consolidated in a materially consistent manner, for the year ended December 31, 2006 to the year ended December 31, 2005. Although this presentation does not comply with generally accepted accounting principles ("GAAP") and the Predecessor and the Successor periods have been prepared using different basis of presentation due to the application of purchase accounting, we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations, may not reflect the actual results we would have achieved absent the Transactions and may not be predictive of future results of operations.

        The following capitalization and financing transactions occurred in connection with the Merger:

  •
  Investment funds affiliated with Blackstone made a cash equity investment of $357.0 million which was used to acquire a portion of the outstanding shares of common stock and the outstanding options to acquire common stock of RTI;

  •
  RTFL entered into the new senior secured credit facilities that provided for a new senior secured term loan facility of $350.0 million (including $10.0 million used to finance a portion of the cash purchase price for the Cefar Acquisition), all of which was borrowed at closing of the

    Transactions, and a new revolving credit facility of $50 million, of which no amount was drawn at the closing of the Transactions; and

  •
  RTFL and Finco, as co-issuers, issued and sold $200.0 million aggregate principal amount of the 11.75% notes.

        The proceeds from the capitalization and financing transactions described above were used, together with RTI's cash on hand, to:

  •
  pay cash of approximately $482.5 million to holders of the outstanding shares of common stock of RTI and the outstanding stock options of RTI (other than the management rollover options);

  •
  repay approximately $338.6 million of existing indebtedness (including accrued interest) consisting of the old senior credit facilities and the 9.75% notes;

  •
  pay the fees and expenses of the Merger and the related debt financing transactions of approximately $54.0 million and $20.8 million, respectively. Of the approximate $54.0 million fees and expenses related to the Merger, $13.4 million and $1.1 million was expensed as selling, general and administrative expense in our statements of operations for the period from January 1, 2006 to November 3, 2006 and the period from November 4, 2006 to December 31, 2006, respectively, and $39.5 million, including $20.4 million of tender premium and consent fees, were capitalized in purchase accounting and included in the consolidated balance sheet as goodwill at December 31, 2006. The fees and expenses related to the debt financing transactions have been capitalized as deferred debt issuance costs in the consolidated balance sheet at December 31, 2006 and are being amortized over the terms of the related debt instruments; and

  •
  pay $5.5 million of retention bonuses to certain of our executive officers, which was recorded as a selling, general and administrative expense in the Successor's statement of operations.

        The Predecessor's statement of operations for the period from January 1, 2006 through November 3, 2006 reflect certain items related to the closing of the Merger including, but not limited to, the following:

  •
  recognition by RTI of approximately $7.5 million of stock-based compensation expense associated with the accelerated vesting of stock options which occurred as a result of the change in control in connection with the consummation of the Merger;

  •
  recognition by RTI of approximately $9.2 million of expense for unamortized debt issuance and debt discount costs associated with the old senior credit facilities and the 9.75% notes;

  •
  recognition by RTI of approximately $0.4 million of gain due to the termination of interest rate swap agreements as a result of the repayment of indebtedness under the old senior credit facilities; and

  •
  recognition by RTI of $13.4 million of costs incurred related to the Transactions, which costs are reflected in selling, general and administrative expenses.

        In addition, in connection with the Merger, we recomputed the shares of RTI's common stock to reflect the 62.8 to 1 share recomputation such that every 62.8 shares of RTI's common stock outstanding prior to the Merger was recomputed as 1 share of RTI's common stock. Subsequently, on November 8, 2006, following the closing of the Merger, we effected a 25 for 1 stock split, which resulted in every 1 share of RTI's common stock becoming 25 shares of RTI's common stock. All share information in this prospectus for all periods presented retroactively reflect these adjustments.

Recent Acquisitions and Dispositions

Acquisitions

        In recent years, our growth has been driven both by the introduction of products facilitated by our research and development efforts and selected acquisitions of businesses or products in the orthopedic devices industry.

        On November 7, 2006, RTI, through a subsidiary, acquired Cefar, a leading European provider of electrotherapy and rehabilitation devices. Cefar markets electrotherapy devices used for chronic pain, for women's health (labor pain, incontinence, dysmenorrhea), for electroacupuncture, and for other rehabilitation activities. Subsequent to the 2006 year end, we began the process of integrating the operations of Cefar with those of Compex SA, the European subsidiary of Compex. Our strategy for the merged company is to develop both the professional/medical and consumer markets for electro stimulation across Europe and internationally, continuing to sell products under both the Cefar and Compex brands. The purchase price for Cefar of $23.2 million was comprised of $12.5 million in cash, issuance of 573,134 shares of RTI's common stock valued at $9.5 million, and payment of approximately $1.2 million in acquisition costs. In addition, we also assumed Cefar's existing debt of approximately $3.8 million. The cash portion of the acquisition was funded with $10.0 million of term loan borrowings under our new senior secured credit facilities and cash on hand.

        On February 24, 2006, we completed the acquisition of Compex. Compex manufactured and sold a broad line of TENS and NMES products used for pain management, rehabilitation, fitness and sports performance enhancement in clinical, home healthcare, sports and occupational medicine settings. We paid a total purchase price of approximately $102.9 million, comprised of approximately 7.3 million shares of RTI's common stock valued at approximately $90.0 million in exchange for all of the outstanding common stock of Compex, options to purchase approximately 0.9 million shares of RTI's common stock valued at $9.3 million in exchange for all of the outstanding options to purchase common stock of Compex, and $3.6 million in acquisition costs. We also borrowed approximately $25.3 million under the old senior credit facilities in connection with the acquisition, and used $17.3 million for repayment of Compex's existing debt with the balance used for working capital.

        We are in the process of implementing our integration plans with respect to the Compex Acquisition which include, among other things, integration of the Compex sales force, information technology systems and facilities into our existing operations in Minnesota and South Dakota. We closed the Compex billing operations located in Tampa, Florida on January 31, 2007 and have integrated those operations into our existing operations in St. Paul Minnesota. We also closed Compex's headquarters located in New Brighton, Minnesota on December 31, 2006. This facility housed all of Compex's corporate activities including administration, finance, sales and marketing, research and development and manufacturing. These restructuring efforts included the termination of approximately 225 employees, the vacating of our Tampa facility and the termination of our lease, and the vacating of our New Brighton facility which was sold for total gross proceeds of $2.7 million on March 26, 2007.

        In February 2005, we acquired substantially all of the assets of OTI, which added several total knee and hip implant products to our Surgical Implant Division's product offerings. The total purchase price for the OTI asset acquisition was approximately $15.7 million and was comprised of approximately $14.5 million payable in cash to OTI and $1.2 million in purchase costs. We borrowed $14.7 million from the old senior credit facilities to finance the OTI asset acquisition.

        In October 2004, we acquired Empi, which added non-invasive medical devices and accessories that are primarily used by patients for at-home therapy to the existing product lines offered by our Orthopedic Rehabilitation Division. The total purchase price for the Empi acquisition was approximately $375.7 million and was comprised of approximately $178.5 million of cash payable to

Empi common stockholders and option holders, the issuance of 3.2 million shares of RTI's common stock, the repayment of approximately $154.9 million of outstanding Empi debt, and $7.2 million in acquisition costs.

Dispositions

        On June 30, 2006, we completed the sale of the Slendertone product line (which we had acquired in the Compex Acquisition) for a sale price of $2.4 million, plus the cost of inventory sold. The assets sold were previously included in our Orthopedic Rehabilitation Division and comprised our entire Slendertone inventory and all of our rights to distribute Slendertone products in the United States.

        On August 8, 2005, we completed the sale of our soft goods product line to dj Orthopedics, LLC ("dj") for a cash payment of approximately $9.5 million. The sale to dj of our former soft goods product line in the third quarter of 2005 enabled us to use the after-tax net proceeds to reduce our debt and provided expansion space for our Surgical Implant Division operations. In 2005, we reported a $2.4 million gain from the disposition of our soft goods product line.

        For accounting purposes, the gain on asset sale from the disposition of our soft goods product line and the operating results of our soft goods product line and Slendertone have been classified as discontinued operations in RTI's consolidated statements of operations for all historical periods presented in this prospectus.

Key Industry Trends, Events and Uncertainties

        The orthopedic devices market has been experiencing a growth trend that we expect to continue over the short- and long-term. We believe the primary contributing factors to this trend are the aging population, increased orthopedic surgical volume and improving technologies. We believe the need for reconstructive implants, sports medicine, rehabilitation equipment and related products is growing as people are living longer and more active lives, thereby increasing the frequency of injury. Furthermore, the desire for medical treatment to cure injuries and reduce pain is lowering the age at which orthopedic products and services are being used. Improving technologies are also fueling growth in this industry, and are frequently introduced to expand the life of surgical implants and minimize the invasiveness of the surgery or therapy required.

Critical Accounting Policies and Estimates

        Our management's discussion and analysis of financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, goodwill and intangible assets, deferred tax assets and liabilities, and inventory. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent that actual events differ from our estimates and assumptions, there could be a material impact to our financial statements.

Revenue Recognition

        We recognize revenue when (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) delivery has occurred and (4) collectibility is reasonably assured.

        We sell our Orthopedic Rehabilitation Division products through a variety of distribution channels. We sell our clinical rehabilitation products to dealers. We record sales at the time the product is shipped to the dealer. Dealers take title to the products, assume credit and product obsolescence risks, must pay within specified periods regardless of when they sell or use the products and have no price protection. We sell our home therapy products to wholesale customers and directly to patients. We recognize wholesale revenue when we ship our products to our wholesale customers. We recognize home therapy retail revenue, both rental and purchase, when our product has been dispensed to the patient and the patient's insurance has been verified. We recognize revenue for product shipped directly to the patient at the time of shipment. For retail products that are sold from our inventories consigned at clinic locations, we recognize revenue when we receive notice that the device has been prescribed and dispensed to the patient, and the insurance has been verified or preauthorization from the insurance company has been obtained, when required.

        We sell our Surgical Implant Division products through a network of independent sales representatives in the United States and through distributors outside the United States. We record revenues from sales made by sales representatives, who are paid commissions upon the ultimate sale of the products, at the time the product is used in a surgical procedure (implanted in a patient) and a purchase order is received from the hospital. We record revenues from sales to customers outside the United States at the time the product is shipped to the distributor. Our international distributors, who sell the products to their customers, take title to the products, have no rights of return, and assume the risk for credit and obsolescence. Our international distributors are obligated to pay us within specified terms, regardless of when they sell the products. In addition, there is no price protection available to distributors.

        Reserves for Sales Allowances, Product Returns and Rental Credits.    We have established reserves to account for sales allowances, product returns and reserves for rental credits. Significant management judgment must be used and estimates must be made in connection with establishing the reserves for sales allowances, product returns, rental credits and other allowances in any accounting period.

        Our reserves for sales allowances account for sales of our products below the invoice price. These sales generally result from agreements that we enter into with certain customers that permit them to pay us for our products in amounts that are below the invoice price of the product. We estimate the amount of the reduction based on historical experience and invoices generated in the period, and we consider the impact of new contract terms or modifications of existing arrangements with our customers. We provide for these reserves by reducing our gross revenue.

        Our reserve for product returns accounts for customer returns of our products after purchase. These returns are mainly attributable to a third-party payor's refusal to provide a patient release or reimbursement for the product or the inability of the product to adequately address the patient's condition. We provide for this reserve by reducing gross revenue by an amount based on our historical rate of returns.

        Our reserve for rental credit recognizes a timing difference between billing of a purchase and processing of a rental credit associated with some of our rehabilitation devices. Many insurance providers require patients to rent our rehabilitation devices for a period of one to three months prior to purchase. If the patient has a long-term need for the device, these insurance companies may authorize purchase of the device after such time period. When the device is purchased, most providers require that rental payments previously made on the device be credited toward the purchase price. These credits are processed at the time the payment is received for the purchase of the device, which creates a time lag between billing of the purchase and processing of the rental credit. Our rental credit reserve accounts for unprocessed rental credits based on the number of devices converted to purchase. The reserve is calculated by first assessing the number of our products being rented during the relevant period and our historical conversion rate of rentals to sales, and then reducing our revenue by the applicable amount. We provide for these reserves by reducing our gross revenue. The cost to refurbish rented products is expensed as incurred as part of cost of sales.

        Reserve for Uncollectible Accounts Receivable.    In addition to the reserves for sales allowances, returns and rental credits, we have also established a reserve for the portion of accounts receivable that we estimate will not be collected because of our customers' and patients' nonpayment. The reserve is based on historical trends and current relationships with our customers and providers. Changes in our collection rates can result from a number of factors, including turnover in personnel, changes in the payment policies or practices of payors or changes in industry rates or pace of reimbursement. Additions to this reserve are reflected in selling, general and administrative expense.

Goodwill and Intangible Assets

        We must make estimates related to the initial recognition and measurement of intangible assets acquired in connection with a business combination or asset acquisition, as well as the ongoing measurement of the useful life and value of intangible assets and goodwill. With respect to valuations of intangible assets acquired in connection with a business combination or asset acquisition, we use external third-party evaluations in determining the respective fair values and relative allocations of acquisition cost to the assets acquired and liabilities assumed. We periodically evaluate whether events and circumstances have occurred which may affect the estimated useful life, or the recoverability of the remaining balances of our goodwill and other intangible assets. If such events or circumstances were to indicate that the carrying amount of those assets would not be recoverable, we would estimate the future cash flows expected to result from the use of the assets and their eventual disposition. In the fourth quarter, we perform an annual test of our goodwill and intangible assets for potential impairment. The process of evaluating the potential impairment is subjective and requires us to exercise judgment in making assumptions related to future cash flows and discount rates. If the sum of the expected future cash flows (undiscounted and without interest charges) were less than the carrying amount of goodwill and other long-lived assets, we would recognize an impairment loss.

        Any impairment of an intangible asset or goodwill would require a reduction in the value of the asset on our consolidated balance sheet and a charge to operating income on our consolidated statement of operations. The nature of the charge to operating income would be determined based upon the nature of the intangible asset or goodwill requiring the adjustment.

Deferred Tax Asset Valuation Allowance

        We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amount and the tax bases of assets, liabilities and net operating loss carryforwards. We establish valuation allowances when the recovery of a deferred tax asset is not likely based on historical income, projected future income, the expected timing of the reversals of temporary differences and the implementation of tax-planning strategies.

        Our gross deferred tax asset balance was approximately $46.5 million at December 31, 2006 and primarily related to receivable and inventory reserves, accrued compensation, and net operating loss carryforwards. As of December 31, 2006, we recorded a valuation allowance of $5.3 million due to uncertainties related to our ability to realize certain foreign net operating loss carryforwards acquired in connection with the Empi Acquisition, the Compex Acquisition and the Cefar Acquisition.

Inventory Reserves

        The nature of our business requires us to maintain sufficient inventory on hand at all times to meet the requirements of our customers. We record inventory at the lower of cost or market, with cost based upon average actual cost. We maintain inventory reserves for slow moving or excess inventory, product obsolescence and declines in value. In each division, we use a specific identification methodology, adjustments to which can occur whenever there is a change in strategy. In addition, we review sales performance on at least a quarterly basis to determine the amounts that we should add to the existing reserve. We monitor reserves on a quarterly basis and make changes when necessary. To determine the adequacy of our reserves at each reporting period, we analyze the following, among other factors:

  •
  current inventory quantities on hand;

  •
  product acceptance in the marketplace;

  •
  customer demand;

  •
  historical sales;

  •
  forecasted sales;

  •
  product obsolescence; and

  •
  technological innovations.

        If there is a material change due to the factors listed above, the current level of the reserve for inventory may not be adequate and would result in our increasing the reserve level. Any modifications to our estimates of our reserves are reflected in cost of sales within the statement of operations, during the period in which such modifications are determined necessary by management.

        Our Orthopedic Rehabilitation Division consigns a portion of its inventory to clinics and other healthcare provider locations to allow its products to be immediately dispensed to patients. Our Surgical Implant Division products are sold in the United States at the time the product is used in a surgical procedure. As such, this division also consigns product at many locations throughout the country. This requires a large amount of inventory to be on hand for the products we sell on consignment. It also increases the sensitivity of these products to obsolescence reserve estimates. As this inventory is not in our possession, we also reserve for these products based on the results of periodic inventory counts and historical trends.

Results of Operations

        The following table sets forth our statements of operations as a percentage of net sales for the periods indicated.

	Predecessor		Combined
	Year ended December 31,		Year Ended December 31,
	2004	2005	2006
			(unaudited)
Net sales	100.0%	100.0%	100.0%
Cost of sales	44.5	39.1	42.4

Gross margin	55.5	60.9	57.6
Operating expenses:
Selling, general and administrative	40.8	42.8	63.7
Research and development	4.9	3.2	11.8

Operating income (loss)	9.8	14.9	(17.9)
Other income (expense):
Interest income	0.3	0.1	0.2
Interest expense	(4.8)	(9.7)	(9.5)
Loss on early extinguishment of debt	—	—	(2.5)
Other income, net	0.4	—	—

Income (loss) from continuing operations before income taxes and minority interests	5.7	5.3	(29.7)
Provision (benefit) for income taxes	2.2	2.1	(5.6)
Minority interests	0.1	—	0.1

Income (loss) from continuing operations	3.4	3.2	(24.2)
Discontinued operations:
Gain on disposal of discontinued operations, net of income tax expense	—	0.8	—
Income (loss) from discontinued operations (net of income tax expense (benefit))	0.3	0.2	(0.2)

Net income (loss)	3.7%	4.2%	(24.4)%

Year Ended December 31, 2006 (Combined Basis) Compared to Year Ended December 31, 2005

        Net Sales.    Our net sales for the year ended December 31, 2006 (combined basis) were $362.3 million, representing an increase of 23.3% over net sales of $293.7 million in 2005, driven by acquisitions and continued growth in both our Orthopedic Rehabilitation and Surgical Implant Divisions. Sales in the Orthopedic Rehabilitation Division benefited from sales of products we acquired in the Compex Acquisition and the Cefar Acquisition, which were completed in February 2006 and November 2006, respectively.

        The following table sets forth the sales geographic mix for both of our divisions. The amounts shown for the Orthopedic Rehabilitation Division in 2006 include $34.3 million of sales for the period February 24, 2006 through July 31, 2006 related to the products we acquired in the Compex Acquisition and $2.9 million of sales related to the products we acquired in the Cefar Acquisition since November 7, 2006. Subsequent to July 31, 2006, Compex sales were combined with Empi sales.

	Domestic			International			Total
(In thousands, except %)	Combined Basis 2006 (unaudited)	Predecessor 2005	% Growth	Combined Basis 2006 (unaudited)	Predecessor 2005	% Growth	Combined Basis 2006 (unaudited)	Predecessor 2005	% Growth
Orthopedic Rehabilitation Division	$223,766	$185,510	20.6%	$79,425	$53,751	47.8%	$303,191	$239,261	26.7%
Surgical Implant Division	52,032	44,927	15.8%	7,062	9,538	(26.0)%	59,094	54,465	8.5%

Total	$275,798	$230,437	19.7%	$86,487	$63,289	36.7%	$362,285	$293,726	23.3%

        Net sales in our Orthopedic Rehabilitation Division were $303.2 million for 2006, representing an increased of 26.7% over net sales of $239.3 million in 2005. The increase in net sales in our Orthopedic Rehabilitation Division was principally driven by revenues associated with the Compex Acquisition and the Cefar Acquisition, which increased sales in the division's electrotherapy, product lines as well as increased sales in its traction and catalogue product lines. Partially offsetting the preceding are decreases in sales resulting from the impact of integration activities relating primarily to combining the Empi and Compex sales force and operations. In 2006, we completed several initiatives related to the integration of the Compex sales force, including integration of the Compex sales function onto the information technology systems used by our Empi subsidiary, sales territory realignment, and redesigning of compensation and reporting structures and other activities related to positioning our sales force to operate efficiently on a combined basis. We believe that these integration activities negatively impacted Orthopedic Rehabilitation Division's net sales in 2006, and that this negative impact will be eliminated as the Compex sales force integration is completed in 2007. In addition, in 2006, Orthopedic Rehabilitation Division's net sales were negatively impacted by a charge of $11.4 million related to accounts receivable acquired in the Compex Acquisition. During the second quarter of 2006, additional information was obtained regarding the Compex payor mix and its accounts receivable collection rates and trends, which resulted in a change in our estimate of the value of the acquired accounts receivable and a $5.6 million charge to the reserve account. In addition, during December 2006, in conjunction with the completion of a strategic review and assessment of various options related to ongoing efforts to collect the remaining Compex accounts receivable, the decision was made to outsource the collection effort to a third party. Based on collection estimates provided by the third party collection company, in the fourth quarter of 2006, we recorded an additional adjustment to the carrying value of accounts receivable in the amount of $19.8 million, of which $5.8 million was recorded as a reduction of net sales with the remainder recorded as a component of selling, general and administrative expense.

        Net sales in our Surgical Implant Division for 2006 were $59.1 million, representing an increase of 8.5% over net sales of $54.5 million in 2005. The increase in our Surgical Implant Division's net sales in 2006 has been driven primarily by growth in our shoulder and knee product lines. Surgical Implant Division's domestic sales for 2006 increased 15.8% to $52.0 million compared to $44.9 million in 2005. Surgical Implant Division's international sales of $7.1 million in 2006 decreased by $2.4 million over the prior year period international sales of $9.5 million. This decrease in our Surgical Implant Division's International sales is due to the impact of initial orders associated with the geographic expansion of our international business during 2005.

        Sales of new products, which have been on the market less than one year, accounted for $23.3 million in 2006, compared to $12.5 million in 2005.

        Gross Margin.    Our consolidated gross margin as a percentage of net sales decreased to 57.6% for 2006 compared to a gross margin of 60.9% in 2005. Gross margin in 2006 was negatively impacted by

$4.5 million of expense related to the write up to fair market value of inventory in connection with the Compex Acquisition and the Transactions. Our Orthopedic Rehabilitation Division gross margin as a percentage of net sales decreased to 55.1% in 2006 from 56.9% in 2005. For 2006, gross margin on a consolidated basis and gross margin for the Orthopedic Rehabilitation Division were negatively impacted by $11.4 million of expense for additional reserves related to accounts receivable acquired in the Compex Acquisition (described above). Our Surgical Implant Division's gross margin decreased to 70.3% in 2006 compared to a gross margin of 78.7% in 2005. The decrease in our Surgical Implant Division's gross margin was due primarily to a $1.5 million charge for a discontinued product line related to our strategic review of inventory acquired in our February 2005 acquisition of OTI.

        Selling, General and Administrative.    Our selling, general and administrative expenses increased to $230.9 million in 2006 compared to $125.7 million in 2005. As a percentage of net sales, selling, general and administrative expense increased to 63.7% in 2006, compared to 42.8% in the 2005, primarily due to additional expenses associated with the addition of Compex and Cefar, higher commissions associated with increased sales, and higher expenses related to acquisition integration. Selling, general and administrative expenses were impacted by expenses related to the Merger and our integration activities in connection with our acquisitions of Compex and Cefar. We incurred $14.5 million of expenses in connection with the Transactions, $1.2 million of severance expenses related to closure of Compex facilities in Tampa, Florida and New Brighton, Minnesota, and $6.3 million of expenses related to our ongoing integration of our Compex Acquisition and Cefar Acquisition. In conjunction with the Transactions, the Company also incurred $5.5 million of expense associated with management bonuses and a $3.0 million monitoring fee paid to an affiliate of Blackstone for advisory services rendered from the closing date of the Merger to December 31, 2006. In addition, we recorded approximately $10.5 million of employee stock-based compensation expense in 2006 in connection with the implementation of SFAS 123(R) as of January 1, 2006, compared with no such expense for the same period in 2005. Finally, during December, 2006, the decision was made to outsource the collection effort related to the remaining Compex accounts receivable to a third party (described above). Based on collection estimates provided by the third party collection company, an additional $19.8 million charge to the reserve account was taken in the fourth quarter of 2006, of which $14.0 million represented a selling, general and administrative expense.

        Research and Development.    Our research and development expense increased to $42.9 million in 2006 compared to $9.6 million in 2005 representing an increase of $33.3 million. As a percentage of net sales, research and development expense increased to 11.8% compared to 3.2% in the prior year, primarily driven by IPR&D costs of $29.1 million, comprised of $3.9 million of IPR&D costs associated with the Compex Acquisition and $25.2 million of IPR&D costs associated with the Transactions, the addition of ongoing Compex and Cefar research and development costs, and higher product development costs.

        Interest Expense.    Our interest expense increased to $34.6 million in 2006 from $28.5 million in 2005. The comparative increase for 2006 interest expense over the prior year period was principally driven by higher interest rates on the floating rate portion of Predecessor's outstanding indebtedness, increased borrowings to finance the Compex Acquisition and Cefar Acquisition and increased borrowings to finance the Transactions and related costs.

        Loss on Early Extinguishment of Debt.    We recorded approximately $9.2 million of expense in 2006 related to the recognition of unamortized debt issuance and debt discount costs associated with the prior credit facility and the 9.75% Notes.

        Provision (Benefit) for Income Taxes.    For 2006, we recorded approximately $20.2 million of income tax benefit on pre-tax loss of approximately $107.8 million, which is substantially lower than our statutory tax rate, due in part to the recording of $29.1 million of IPR&D costs in 2006. The write off of IPR&D is not deductible for tax purposes. In addition to the IPR&D impact, our effective tax rate was also negatively impacted by non-deductible stock-based compensation, transaction costs, and other non-deductible expenses for 2006.

        Discontinued Operations.    In 2006, we reported a loss of $0.7 million from discontinued operations, which was attributable to the Slendertone product line assets we sold on June 30, 2006. For 2005, we reported income from discontinued operations of approximately $0.5 million. We also reported a $2.4 million gain from the disposition of our soft goods product line in 2005.

        Net Income (loss).    We had a net loss of $88.4 million in 2006 compared to net income of $12.3 million in 2005 based on the factors discussed above.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

        Net Sales.    Our net sales for the year ended December 31, 2005 were $293.7 million, representing an increase of 98.4% over sales of $148.1 million in 2004, driven by continued growth in both our Orthopedic Rehabilitation and Surgical Implant Divisions. In addition, Orthopedic Rehabilitation Division revenue benefited from a full year of sales of products we acquired in the Empi Acquisition, which was completed in October 2004.

        The following table sets forth the sales geographic mix for both of our divisions. The amounts shown for the Orthopedic Rehabilitation Division in 2004 include $41.4 million of sales of the products we acquired in the Empi Acquisition.

	Domestic			International			Total
(In thousands, except %)	2005	2004	% Growth	2005	2004	% Growth	2005	2004	% Growth
Orthopedic Rehabilitation Division	$185,510	$86,471	115%	$53,751	$18,053	198%	$239,261	$104,524	129%
Surgical Implant Division	44,927	37,945	18%	9,538	5,612	70%	54,465	43,557	25%

Total	$230,437	$124,416	85%	$63,289	$23,665	167%	$293,726	$148,081	98%

        The Orthopedic Rehabilitation Division achieved sales of $239.3 million in 2005 compared to $104.5 million in 2004, representing a 129% increase over the prior year period. In addition to the impact of the Empi Acquisition, which impacted both domestic and international sales, Orthopedic Rehabilitation Division sales benefited, on a comparative basis, from increased market penetration in both the domestic and international markets along with the introduction of new products.

        We continued to increase our market penetration in domestic surgical implant sales as we continued to build our United States sales force for reconstruction and spinal products. In the Surgical Implant Division, we had sales of $54.5 million for the year ended December 31, 2005 compared to $43.6 million in 2004, representing an increase of 25%. Domestic Surgical Implant Division sales for 2005 grew 18% to $44.9 million compared to $37.9 million in 2004 principally due to increased sales of its growing knee, hip and shoulder product lines. International sales grew 70% in 2005 to $9.5 million due to increasing sales to Japan and other countries.

        Sales of new products, which had been on the market less than one year, accounted for $12.5 million in 2005, up significantly over 2004 new product sales of $4.0 million.

        Gross Margin.    Our gross margin as a percentage of net sales increased to 60.9% in 2005 from 55.5% in 2004. This increase was primarily due to improved gross margin in both of our divisions. Our Orthopedic Rehabilitation Division's gross margin as a percentage of net sales increased to 56.9% in 2005 from 49.9% in 2004 due to increasing sales of our higher margin electrotherapy products and a full year of sales of products acquired in the Empi Acquisition, which are sold through a direct sales force at a higher margin than other products in this division, which are sold on a wholesale basis through an extensive dealer network. The Surgical Implant Division's gross margin as a percentage of net sales increased to 78.7% in 2005 from 68.8% in 2004 due principally to continued growth of our higher margin knee, hip and shoulder product sales and a lower comparative obsolescence reserve expense.

        Selling, General and Administrative.    Our selling, general, and administrative expenses increased to $125.7 million in 2005 from $60.3 million in 2004. As a percentage of net sales, selling, general, and administrative expenses increased to 42.8% in 2005 from 40.8% in 2004. The majority of this increase is a result of additional selling, general and administrative expenses related to the Empi Acquisition and the addition of sales and marketing personnel to support our growing Surgical Implant Division business. We also incurred higher commission expenses resulting from increasing sales in both our Orthopedic Rehabilitation and Surgical Implant Divisions. Finally, amortization expense increased $3.4 million due primarily to the additional amortization related to the intangible assets acquired from Empi.

        Research and Development.    Our research and development expenses increased 32% to $9.6 million in 2005 from $7.3 million in 2004 primarily due to the addition of regulatory personnel in both of our divisions in order to support our growing business. However, as a percentage of net sales, research and development expenses decreased to 3.2% in 2005 from 4.9% in 2004.

        Operating Income.    Our operating income increased $29.1 million, or 200%, to $43.7 million in 2005 from $14.6 million in 2004. This increase is primarily due to sales and gross margin improvements in both our Orthopedic Rehabilitation Division, which benefited on a comparative basis from the impact of the Empi Acquisition, and our Surgical Implant Division. Operating income as a percentage of sales increased to 14.9% in 2005 from 9.8% in 2004.

        Interest Expense.    Our interest expense increased to $28.5 million in 2005 from $7.1 million in 2004. The primary reasons for the increase in interest expense are related to borrowings of $328.6 million we incurred to finance the Empi Acquisition and OTI Acquisition, along with $2.2 million of amortization of deferred financing fees associated with the Empi Acquisition.

        Discontinued Operations.    During 2005, we recorded a gain on the disposal of discontinued operations of approximately $2.4 million. The gain represented $9.3 million of net proceeds from the soft goods asset sale offset by (i) $4.9 million book value of assets sold, (ii) $400,000 of liabilities incurred in connection with the sale and (iii) $1.6 million of income tax expense.

        Net Income.    We achieved net income for 2005 of $12.3 million, compared to net income of $5.5 million in 2004 based on the factors discussed above.

Significant Demands

        Accounts Receivable.    We have a substantial ongoing investment in accounts receivable. This investment has increased in recent years as we have continued to grow our revenue base and diversify our product offerings through both acquisitions and commercialization of new products that we have developed. In particular, in October 2004, the Empi Acquisition added approximately $35 million to our receivables, and in February 2006, the Compex Acquisition added approximately $49 million to our receivables, consisting, in each case, primarily of third-party reimbursement receivables. We now collect from hospitals, clinics, medical equipment distributors, public and private insurance companies and patients. As a result, we commit significant resources to the information technology and human resource infrastructure required to properly collect amounts due from this wide variety of payors.

        Inventory.    The nature of our business requires us to maintain sufficient inventory on hand at all times to meet the requirements of our customers. Our Orthopedic Rehabilitation Division maintains inventory consignment for its home therapy products. Our Surgical Implant Division also maintains sufficient quantities and a complete array of sizes of our products in consigned locations throughout the country for surgeries to be performed on a daily and timely basis. In addition, all of our divisions must have sufficient quantities on hand to supply our dealers and distributors with product within a reasonable timeframe based on market needs.

        Debt Service.    We require a significant amount of cash to service our indebtedness. At December 31, 2006, we had $554.5 million of long-term debt. Approximately $200 million of our debt bears interest at 11.75% and requires semi-annual interest payments of approximately $11.8 million each May 15 and November 15. Principal is due in full in November 2014. Another $349.1 million of our debt requires quarterly principal payments of 0.25% of the outstanding principal balance with the last payment due November 2013. This debt bears interest at a variable rate that is tied to the Bank of America's prime rate plus 0.50% or Eurodollar rate and is payable on a varying basis from one to six months. We may seek to use available borrowing capacity under our revolver or to incur up to an additional $150.0 million of borrowings under our new senior secured credit facilities to finance all or a portion of future acquisitions of businesses or product lines, which would increase our future debt service requirements.

        Research and Development.    Our industry is characterized by frequent technological improvement. Our customers demand innovation for a variety of reasons including increased range of motion, faster recovery periods, ease of use and longer product life span among other things. In response to this demand, we have continued to invest in research and development efforts to benefit both of our divisions. Our product enhancements and new product development processes typically require approval from the FDA and similar international regulatory agencies in the foreign countries where we sell our products. As such, we must invest significant time and resources in research and development in order to develop products that meet our customers' expectations. We committed 3.8% of net sales during 2006, excluding IPR&D, 3.2% during 2005 and 4.9% during 2004 to our research and development efforts and we expect to maintain or increase our level of commitment as we continue to grow.

Liquidity and Capital Resources

  Cash Flows

  Operating Activities.

        During the year ended December 31, 2006, our operating activities provided $0.8 million of cash and cash equivalents as compared to the year ended December 31, 2005, when our operating activities provided cash of $19.6 million, resulting in a decrease of $18.8 million. Our net loss, adjusted for non-cash items, used $7.8 million in operating cash flow during 2006, which represents a decrease of $41.8 million compared to our net income for 2005, adjusted for non-cash items, which provided $34.1 million of operating cash flow in 2005. Discontinued operations provided $5.6 million of operating cash flow during 2006 compared to $1.6 million in 2005, resulting in a net increase in cash flow of $4.0 million. Our gross accounts receivable provided $7.2 million of cash during 2006 while in the same period in the prior year our gross accounts receivable used $4.1 million of cash, resulting in a net increase in cash flow of $11.3 million. Our gross inventory used $6.8 million during 2006 compared to $12.6 million during 2005, resulting in a net increase in cash flow of $5.8 million. In addition, our prepaid expenses, other assets and liabilities provided $5.2 million of cash compared to 2005 when these assets used $1.8 million of cash, resulting in an increase in cash flow of $7.0 million. Finally, our outstanding balances of accounts payable and accrued liabilities used cash of $2.6 million during 2006, compared to our outstanding balances of accounts payable and accrued liabilities providing $2.4 million for 2005. Prior to the adoption of SFAS 123(R), we presented the tax savings resulting from tax deductions resulting from the exercise of stock options as an operating cash flow, in accordance with EITF 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." SFAS 123(R) requires us to reflect the tax savings resulting from tax deductions in excess of expense reflected in our financial statements as a financing cash flow in cash provided by financing activities. For the year ended December 31,

2006, our excess tax benefit associated with stock option exercises totaled approximately $2.5 million, and this reclassification resulted in a decrease in our operating cash flow.

  Investing Activities.

        Investing activities used $550.0 million of cash in 2006, including $522.1 million in connection with the Transactions, compared to $20.4 million in 2005, representing a $529.6 million increase in cash used for investing activities. In addition to the Transactions during 2006, we used $13.0 million (net of cash acquired) for the Cefar Acquisition. Our first quarter 2006 Compex Acquisition was primarily financed through the issuance of RTI's common stock. We used $1.1 million of cash to pay the transaction costs related to the Compex Acquisition. In 2005, we used $15.6 million in cash to purchase the assets of OTI, along with $6.0 million in net cash payments to settle the Empi Acquisition contingencies. In addition, we used $13.6 million to purchase property and equipment during 2006 while during 2005 we used $8.0 million, which represents an increase of $5.6 million.

  Financing Activities.

        Cash provided by financing activities in 2006 of $562.7 million increased $563.9 million compared to 2005, when cash used by financing activities was $1.2 million. The increase in cash from financing activities was primarily related to borrowings under our new senior secured credit facilities of $350.0 million, proceeds from the issuance of $200 million aggregate principal amount of the outstanding notes and the $357.0 million equity investment made by an affiliate of Blackstone. These transactions were offset by debt payments of $361.5 million, primarily related to the repayment of the old senior credit facilities of $170.2 million and the 9.75% notes of $165 million and the payment of $20.8 million in debt issuance costs incurred in connection with the new senior secured credit facilities and notes. In addition to the Transactions, in 2006, we borrowed $25.3 million under the old senior credit facilities in connection with the Compex Acquisition and we used $17.3 million to repay bank debt acquired from Compex and used the balance for working capital. Finally, during 2006 we received approximately $9.0 million in proceeds from option exercises and $0.8 million in notes receivable payments. During 2005, we borrowed $14.7 million under our revolving credit facility to finance the OTI Acquisition and we used $15.6 million for long-term debt payments. Our payments of debt during 2005 included a $7.1 million reduction of principal using the net cash proceeds from the sale to dj of assets which formerly constituted our soft goods product line.

Indebtedness—Pre-Transactions

        Since our inception, we have financed our operations through the sale of equity securities, borrowings and cash flow from operations. On October 4, 2004, we entered into the old senior credit facilities that provided for aggregate borrowings of up to $180 million, comprised of a five-year $30 million revolving credit facility and a six-year $150 million term loan facility. Borrowings under the term loan facility were used to finance the cash portion of our purchase price for the Empi Acquisition. In February 2005, we borrowed $14.7 million under the old senior credit facilities to finance the OTI Acquisition. During 2006, in connection with the Compex Acquisition, we amended the old senior credit facilities to increase the revolving credit facility from $30 million to $50 million and borrowed $25.3 million thereunder to repay long-term debt, including Compex's existing debt.

        We executed various security documents, and we pledged to the lenders all of our domestic assets and 66% of the equity holdings of our foreign subsidiaries to secure the financing under the old senior credit facilities. The interest rate under the old senior credit facilities was dependent upon, among other things, our total debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio. Based on that ratio as of September 30, 2006, our interest rate was 7.81% and was equal to Bank of America's base rate plus 0.5%, or the London Interbank Offered Rate (LIBOR) plus 3.00%. Our outstanding borrowings under the old senior credit facilities were $170.2 million as of November 3, 2006. We repaid all amounts outstanding under the old senior credit facilities as part of the Transactions.

        On October 4, 2004, in connection with the financing for the Empi Acquisition, our then existing subsidiary, Encore IHC, sold to investors $165.0 million aggregate principal amount of the 9.75% notes at a purchase price of 99.314% of the principal amount thereof. The 9.75% notes were guaranteed by RTI and certain of the subsidiaries of RTI. In connection with the Transactions, we repurchased all of the outstanding 9.75% notes pursuant to a tender offer. Subsequently, Encore IHC was liquidated.

Indebtedness—Post-Transactions

        After the consummation of the Transactions, we continue to be highly leveraged. As of December 31, 2006, we had outstanding approximately $554.5 million in aggregate indebtedness, and we had an additional $50.0 million of available borrowings under our new revolving credit facility. We believe that our existing cash, plus the amounts we expect to generate from operations and amounts available through our new revolving credit facility, will be sufficient to meet our operating needs for the next twelve months, including working capital requirements, capital expenditures, debt repayment obligations and potential new product acquisitions. While we currently believe that we will be able to meet all of our financial covenants imposed by our new senior secured credit facilities, there is no assurance that we will in fact be able to do so or that, if we do not, we will be able to obtain from our lenders, waivers of default or amendments to the new senior secured credit facilities in the future.

        We have continued to expand our business through selected acquisitions of businesses or products in the orthopedic industry. We have completed eight acquisitions since 2001 that have allowed us to expand our business in the orthopedic devices market to include rehabilitation equipment, to expand our business in the European orthopedic rehabilitation market and to expand our surgical implant product offerings. We have a history of raising capital through a combination of debt and equity offerings to finance these acquisitions. As additional financing needs arise, we may consider sources of financing to include a combination of debt or equity. We may issue debt or equity in anticipation of future financing needs, to position our capital structure towards a certain debt-to-equity range or to replace existing borrowing agreements.

        As market conditions warrant, we and Blackstone and its affiliates, may from time to time repurchase debt securities issued by us in privately negotiated or open market transactions, by tender offer or otherwise.

New Senior Secured Credit Facilities

        Overview.    Our new senior secured credit facilities consist of a $50.0 million revolving credit facility and $350.0 million term loan facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans. In addition, we are permitted, subject to receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of borrowings under our new senior secured credit facilities.

        Interest Rate and Fees.    Borrowings under the new senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds rate plus 0.50% or (b) the Eurodollar rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for maximum reserves. The initial applicable margin for borrowings under the term loan facility and the revolving credit facility was 1.50% with respect to base rate borrowings and 2.50% with respect to Eurodollar borrowings. The applicable margin for borrowings under each facility may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the new senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees.

        Amortization.    We are required to pay annual amortization (payable in equal quarterly installments) on the loans under the term loan facility in an amount equal to 1.00% of our funded total principal amount during the first six years and nine months following the closing of the new senior secured credit facilities, with the remaining amount payable at maturity which is November 3, 2013.

        Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, which is November 3, 2012.

        Certain Covenants and Events of Default.    The new senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our (and most or all of our subsidiaries') ability to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  create liens on assets;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations;

  •
  sell assets;

  •
  pay dividends and other restricted payments;

  •
  make investments, loans or advances;

  •
  make capital expenditures;

  •
  repay subordinated indebtedness (including the outstanding notes);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing our subordinated indebtedness (including the outstanding notes);

  •
  enter into certain burdensome agreements;

  •
  change our lines of business; and

  •
  change the status of ReAble Therapeutics Holdings LLC as a passive holding company.

        In addition, pursuant to the terms of the credit agreement relating to the new senior secured credit facilities, we are required to maintain a consolidated total debt to Adjusted EBITDA ratio (or total leverage ratio) starting at a maximum of 8.00:1 and stepping down over time to 4.75:1 by the end of 2013 and an Adjusted EBITDA to consolidated interest expense ratio (or interest coverage ratio) starting at a minimum of 1.25:1 and stepping up over time to 1.80:1 by the end of 2013. We are subject to these financial covenants beginning as of the twelve month period ending June 30, 2007.

        The new senior secured credit facilities also contain certain customary affirmative covenants and events of default. See "Description of Indebtedness—New Senior Secured Credit Facilities."

Notes

        The indenture governing the notes limits our (and most or all of our subsidiaries') ability to:

  •
  incur additional debt or issue certain preferred shares;

  •
  pay dividends on or make other distributions in respect of our capital stock or make other restricted payments;

  •
  make certain investments;

  •
  sell certain assets;

  •
  create liens on certain assets to secure debt;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

  •
  enter into certain transactions with our affiliates; and

  •
  designate our subsidiaries as unrestricted subsidiaries.

        Subject to certain exceptions, the indenture governing the notes permits us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness. See "Description of Notes."

Covenant Compliance

        As described above, the new senior secured credit facilities and the indenture governing the notes contain various covenants that limit our ability to engage in specified types of transactions. In addition, under the new senior secured credit facilities, we are required to satisfy and maintain specified financial ratios, and under the indenture governing the notes, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

        Adjusted EBITDA is defined as EBITDA further adjusted to exclude non-cash items, non-recurring items and other adjustment items permitted in calculating covenant compliance under the new senior secured credit facilities and the indenture governing our notes. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

        Adjusted EBITDA does not represent net loss or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definition of Adjusted EBITDA in the indentures and the new senior secured credit facilities allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net loss. However, these are expenses that may recur, vary greatly and are difficult to predict. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

        Our ability to meet the covenants specified above in future periods will depend on events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants in the future could result in a default under the new senior secured credit facilities and the indenture governing the notes, at which time the lenders could elect to declare all amounts outstanding under the new senior secured credit facilities to be immediately due and payable. Any such acceleration would also result in a default under the indentures governing the notes.

        The following table provides a reconciliation from our net loss to EBITDA and Adjusted EBITDA for the 2006 Predecessor, Successor and combined periods. The terms and related calculations are defined in the credit agreement relating to the new senior secured credit facilities and the indenture governing the notes.

	Predecessor	Successor	Combined
(in thousands)	January 1, 2006 through November 3, 2006	November 4, 2006 through December 31, 2006	Year Ended December 31, 2006
			(unaudited)
Net loss	$(46,776)	$(41,634)	$(88,410)
Interest expense, net	25,481	8,299	33,780
Income tax benefit	(11,452)	(8,756)	(20,208)
Depreciation and amortization	14,804	6,404	21,208

EBITDA (unaudited)	$(17,943)	$(35,687)	$(53,630)

Non-cash items(a)			55,335
Non-recurring items(b)			13,273
Other adjustment items(c)			59,082

Adjusted EBITDA (unaudited)			$74,060

(a) Non-cash items are comprised of the following:

Combined Year Ended December 31, 2006
(unaudited)
Stock compensation expense(1)	$10,928
Loss on disposition of assets	551
Purchase accounting adjustments(2)	33,636
Loss on asset impairment(3)	1,066
Loss on early extinguishment of debt	9,154

Total non-cash items	$55,335

  (1)
  Represents non-cash stock compensation expense of $10.7 million incurred by RTI, including $7.5 million related to the accelerated vesting of former RTI options at the time of the Merger, and non-cash stock compensation of $0.2 million incurred by Compex during the period from January 1, 2006 to February 23, 2006.

  (2)
  Represents $29.1 million of expense related to the write-off of IPR&D associated with the Compex Acquisition and the Transactions and $4.5 million of expense related to the write-up to fair market value of inventory acquired in the Compex Acquisition, Cefar Acquisition and the Transactions.

  (3)
  Represents $1.1 million of expense related to the impairment of certain application software that will not be placed in service.

(b) Non-recurring items are comprised of the following:

Combined Year Ended December 31, 2006
(unaudited)
Employee severance(1)	$1,232
Restructuring expense(2)	8,691
Other(3)	3,350

Total non-recurring adjustments	$13,273

  (1)
  Represents employee severance expense incurred by RTI in connection with the Compex Acquisition.

  (2)
  Represents $5.9 million of expense related to field selling, information technology, operations and product line consolidation incurred in connection with the integration of the Compex Acquisition. Also includes inventory reserves of $1.5 million related to the discontinuation of certain products acquired from OTI in February 2005, $0.4 million of integration expenses related to the Cefar Acquisition, and $0.9 million for restructuring advisory related to the Transactions.

  (3)
  Includes $3.4 million of other non-recurring expenses, including provisions made for litigation settlements and additional product liability claims.

(c) Other adjustment items are comprised of the following:

Combined Year Ended December 31, 2006
(unaudited)
Transaction expenses(1)	$23,501
Compex Acquisition adjustments(2)	27,594
Minority interest	197
Pre-acquisition EBITDA(3)	(2,080)
Cost savings(4)	9,218
Discontinued operations	652

Total other items	$59,082

  (1)
  Includes $15.0 million of legal, advisory, consulting, and related expenses incurred in connection with the closing of the Transactions, a $3.0 million monitoring fee paid to an affiliate of Blackstone by RTI at the closing of the Transactions and $5.5 million of management retention bonuses paid at the closing of the Transactions.

  (2)
  Represents adjustments and additional reserves related to the Compex Acquisition and operations. The amounts principally include $25.4 million of additional accounts receivable reserves. During the second quarter of 2006, additional information was obtained regarding the Compex payor mix and its accounts receivable collection rates and trends, which resulted in a change in RTI's estimate of the value of the acquired accounts receivable and a $5.6 million charge to the reserve account. In addition, during December 2006, the decision was made to outsource the Compex accounts receivable collection effort to a third party. Based on collection estimates provided by the third party collection company, in the fourth quarter of 2006, we recorded an additional adjustment to the carrying value of accounts receivable in the amount of $19.8 million.

  (3)
  Represents EBITDA of $(3.0) million from January 1, 2006 to February 24, 2006 related to the Compex Acquisition and $1.0 million from January 1, 2006 to November 7, 2006 related to the Cefar Acquisition, which are included in the calculation of Adjusted EBITDA for the year ended December 31, 2006 (combined basis) pursuant to the definition of Adjusted EBITDA contained in the credit agreement relating to the new senior secured credit facilities and the indenture governing the notes.

  (4)
  Represents projected cost savings of $6.7 million related to actions already taken in connection with the Compex Acquisition as if such actions had been taken on January 1, 2006. Such savings primarily relate to the consolidation of billing, manufacturing, general and administrative, operations, and renegotiation of component supply agreements. Also includes (i) projected cost savings of $2.3 million related to actions initiated in connection with the Cefar Acquisition, principally related to general and administrative consolidation and (ii) $0.2 million of projected cost savings related to purchases under procurement contracts related to freight, copier equipment, and office supplies.

        Our covenant requirements and pro forma ratios for the year ended December 31, 2006 are as follows:

	Covenant Requirements	Actual Ratios
New Senior Credit Facility(1)
Consolidated total debt to Adjusted EBITDA	*	7.06:1
Adjusted EBITDA to Consolidated Interest Expense	*	1.57:1
Notes(2)
Minimum Adjusted EBITDA to fixed charges ratio required to incur additional debt pursuant to ratio provisions	2.00:1	1.71:1

*
Under the terms of the credit agreement relating to the new senior secured credit facilities, we are not currently subject to the financial covenant requirements. These requirements take effect beginning as of the twelve month period ending June 30, 2007.

(1)
Beginning with the twelve month period ending June 30, 2007, the new senior secured credit facilities require us to maintain a consolidated total debt to Adjusted EBITDA ratio starting at a maximum of 8.00:1 and stepping down over time to 4.75:1 by the end of 2013 and an Adjusted EBITDA to consolidated interest expense ratio starting at a minimum of 1.25:1 and stepping up over time to 1.80:1 by the end of 2013. Consolidated total debt is defined as aggregate consolidated indebtedness of Holdings, RTFL and the restricted subsidiaries less the aggregate amount of all cash and cash equivalents, free and clear of all liens subject to certain exceptions, and consolidated interest expense is defined as consolidated cash interest expense less cash interest income and further adjusted for certain noncash or nonrecurring interest expense, under the new senior secured credit facilities.

(2)
Our ability to incur additional debt and make certain restricted payments under the indenture governing the notes, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.0:1, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as our ability to (i) incur up to an aggregate principal amount of $400.0 million under credit facilities, plus the lesser of (a) $50 million and (b) an amount equal to the aggregate amount of our EBITDA for the four fiscal quarters for which internal financial statements are available immediately preceding such date times five, with appropriate pro forma adjustments to EBITDA on the date on which such indebtedness is to be incurred less the amount of our secured indebtedness outstanding on the date of such incurrence, (ii) acquire persons engaged in a similar business that becomes restricted subsidiaries and (iii) make other investments having an aggregate fair market value not to exceed 3.5% of Total Assets provided that the Adjusted EBITDA to fixed charges ratio is less than 6.00:1 on a pro forma basis after giving effect to such investment. Fixed charges is defined in the indenture governing the notes as consolidated interest expense plus all cash dividends or other distributions paid on any series of preferred stock of any restricted subsidiary and all dividends or other distributions accrued on any series of disqualified stock.

  Capital Expenditures

        Our capital expenditures in 2006 (combined basis) were approximately $13.6 million, of which approximately $10.9 million were incurred in connection with the purchase of new machinery to improve our manufacturing capacity and efficiency, instruments to support our Surgical Implant Division's new product offerings and our ongoing investment in information technology. We estimate that our capital expenditures in 2007 will be approximately $15.3 million, of which approximately $10.7 million will be incurred in connection with the purchase of new machinery to improve manufacturing capacity and efficiency, instruments to support our Surgical Implant Division's new product offerings and ongoing investment in information technology.

Contractual Obligations, Commercial Commitments, and Leases

        The following table summarizes our contractual obligations associated with our long-term debt, lease obligations and purchase obligations as of December 31, 2006 (in thousands):

	Payment due by period
	Total	<1 year	1-3 years	3-5 years	>5 years
Long-term debt obligations	$553,896	$6,173	$8,012	$7,441	$532,270
Interest payments(a)	371,848	51,061	101,237	100,115	119,435
Capital lease obligations	646	332	314	—	—
Operating lease obligations	13,400	3,384	5,372	3,905	739
Purchase obligations	60,015	20,563	12,452	6,000	21,000

Total	$999,805	$81,513	$127,387	$117,461	$673,444

(a)
$200.6 million of long-term debt is subject to fixed interest rates and $353.9 million of long-term debt is subject to floating interest rates. The interest payments in the above table for the floating rate debt were based primarily on an assumed 7.87% interest rate which is the effective interest rate for the term loans under the new senior secured credit facilities at December 31, 2006.

        As of December 31, 2006, we had entered into purchase commitments for inventory, capital acquisitions and other services totaling approximately $60.0 million in the ordinary course of business. The purchase obligations shown above include approximately $1.2 million committed to a manufacturer in Taiwan to build PC boards for our existing and new electrotherapy lines for our Orthopedic Rehabilitation Division. In addition, we are obligated to purchase $5.2 million in 2007, $4.5 million in 2008, and $1.9 million in 2009 from Medireha, which is 50% owned by us, under a distribution agreement granting us exclusive rights to the distribution of products that Medireha manufactures through 2008, the expiration date of our agreement.

        In addition, under the transaction and monitoring fee agreement entered into in connection with the Transactions, RTI has an obligation to pay a $3.0 million annual monitoring fee to Blackstone Management Partners V L.L.C. See "Certain Relationships and Related Party Transactions" for a more detailed description of the agreement.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to certain market risks as part of our ongoing business operations, primarily risks from changing interest rates and foreign currency exchange rates that could impact our financial condition, results of operations, and cash flows.

Interest Rate Risk

        Our primary exposure is to changing interest rates. We are exposed to interest rate risk in connection with our new senior secured credit facilities, which bears interest at floating rates based on Bank of America's prime rate plus 0.5% or Eurodollar rate adjusted for maximum reserves. Our outstanding balance under the new senior secured credit facilities was $349.1 million as of December 31, 2006. We have historically managed our interest rate risk by balancing the amount of fixed and variable debt. For fixed rate debt, interest rate changes affect the market value, but do not impact earnings or cash flow. Conversely, for variable rate debt, interest rate changes generally do not affect the fair market value, but do impact future earnings and cash flow, assuming other factors are held constant. In February 2007, we swapped variable rates for fixed rates on $175.0 million of the borrowings under the new senior secured credit facilities, thereby locking in a fixed rate on this portion of the principal. A hypothetical 1% increase in variable interest rates for the new senior secured credit facilities would have impacted our earnings and cash flow, for the year ended December 31, 2006, by approximately $550,000. All of our other debt was fixed rate debt at December 31, 2006. We may use additional derivative financial instruments where appropriate to manage our interest rate risk. However, as a matter of policy, we do not enter into derivative or other financial investments for trading or speculative purposes.

Foreign Currency Risk

        As we continue to expand our business through acquisitions and organic growth, the sales of our products in European markets that are denominated in foreign currencies has increased. As a result, the impact of currency fluctuations on our operating results has been partially affected. During the year ended December 31, 2006, our average monthly sales denominated in foreign currencies was approximately $5.4 million of which $5.2 million was derived from Euro denominated sales.

        In addition, our exposure to fluctuations in foreign currencies arises because certain of our subsidiaries' results are recorded in currencies other than the U.S. Dollar, primarily Euros, and then translated into U.S. Dollars for inclusion in our consolidated financial statements and certain of our subsidiaries enter into purchase or sale transactions using a currency other than its functional currency. For example, our principal German subsidiary records the majority of its revenues and certain of its expenses in Euros. Our German subsidiary's results are reflected in our consolidated financial statements in U.S. Dollars. Therefore, our reported results are exposed to fluctuations in the exchange rates between the U.S. Dollar and the Euro. During a period in which the U.S. Dollar strengthens versus the Euro, our reported consolidated net sales will be lower than they might otherwise have been because net sales earned in Euros will translate into fewer U.S. Dollars. The assets and liabilities of our foreign subsidiaries that are reflected on our consolidated balance sheet are translated into U.S. Dollars at the exchange rate in effect at the balance sheet date, while the net sales and operating expenses of our foreign subsidiaries that are reflected on our consolidated statements of operations are translated into U.S. Dollars at the weighted-average exchange rate for the reporting period. The resulting translation adjustments are recorded in membership equity as accumulated other comprehensive income or loss. Accordingly, changes in currency exchange rates will cause our net income and membership equity to fluctuate from period to period.

        Finally, our German subsidiary purchases the majority of its product inventories in U.S. Dollars, with the purchase translated into Euros at the time of payment, and the inventory expense recognized in Euros at the time of sale. In addition, our Swiss subsidiary acquired in the Compex Acquisition whose functional currency is Euros must pay a portion of its operating expenses in Swiss Francs. Our November 2006 Cefar Acquisition has increased our foreign currency risk by expanding our exposure to the Euro and has added the Swedish Krona and Norwegian Krona to our portfolio of foreign currencies. Our U.S. operations are also subject to risk associated with international currency exchange rates on purchases of inventory from a small number of foreign suppliers in foreign currencies. Our German subsidiary periodically utilizes international currency derivatives to limit its risk to currency fluctuations. These derivatives are typically in the form of forward currency contracts used to manage currency fluctuation on purchases of inventory denominated in U.S. Dollars. We did not have any foreign currency derivatives outstanding as of December 31, 2006.

        To date, we have not used international currency derivatives to hedge against our investment in our European subsidiaries or their operating results, which are converted into U.S. Dollars at period-end and average rates, respectively.

Recent Accounting Pronouncements

        In February 2006, the FASB issued Staff Position No. FAS 123R-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon Occurrence of a Contingent Event" ("FSP FAS 123R-4"). FASB Staff Position FSP FAS 123R-4 amends FASB Statement of Financial Accounting Standards (SFAS) 123R to require evaluation of the probability of occurrence of a contingent cash settlement event in determining whether the underlying options or similar instruments issued as employee compensation should be classified as liabilities or equity. On the date the contingent event becomes probable of occurring the award must be recognized as a liability. On that date, the company recognizes a share-based liability equal to the portion of the award attributed to past service and any provision for accelerated vesting, multiplied by the fair value of the award on that date. The Merger triggered an acceleration clause in our Parent's employee stock option plan which resulted in cash settlement for employee options, and accordingly, the Predecessor expensed the related stock compensation costs in period ended November 3, 2006.

        In July 2006, the FASB issued FASB Interpretation 48, "Accounting for Income Tax Uncertainties" ("FIN 48"). FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority. FIN 48 also provides guidance on the derecognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods and increases the level of disclosures associated with any recorded income tax uncertainties. FIN 48 is effective for fiscal years beginning after December 15, 2006. The differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption will be accounted for as a cumulative-effect adjustment. We have not yet determined the impact, if any, of adopting the provisions of FIN 48 on our financial position, results of operations and liquidity.

        In September 2006, the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB 108 is effective for fiscal years ending on or after November 15, 2006, with earlier adoption encouraged. Registrants should quantify errors using both the "rollover" approach (current year statement of operations effect) and "iron curtain" approaches (year end balance sheet effect) and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. Importantly, if correcting the item in the current year materially affects the current year but yet the item was not material in any prior year, "the prior year financial statements should be corrected, even though such revision previously was and continues to be immaterial to the prior year financial statements." However, in this circumstance, correcting prior year financial statements for immaterial errors does not require amending previously filed financial statements—the correction can be made the next time the prior year financial statements are filed. We adopted SAB No. 108 for the year ended December 31, 2006. The adoption of SAB No. 108 did not have a material effect on our results of operations and financial condition.

        In September 2006, the FASB issued Statement No. 157, "Fair Value Measurement" ("FAS 157"). FAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently assessing the impact that FAS 157 will have on our results of operations and financial position.

BUSINESS

        We are a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used for rehabilitation, pain management and physical therapy. We also develop, manufacture and distribute a wide range of surgical reconstructive implant products. Our products are used by orthopedic specialists, physicians, physical therapists, and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports related injuries. In addition, many of our non-invasive medical devices and related accessories are used primarily by patients for at-home physical therapy.

Our Market Opportunities

        According to a 2004 survey conducted by Business Communications Co., Inc., estimated sales of orthopedic implants and devices in the United States were approximately $8.7 billion in 2003 and are expected to grow to $17.9 billion by 2009, which represents a compounded annual growth rate of 12.5%. Several factors are driving growth in the orthopedic products industry, including, but not limited to:

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  Favorable demographics. An aging population is driving growth in the orthopedic products market. Many conditions that require rehabilitative treatment or orthopedic surgery affect people in middle age or later in life. According to a 2005 U.S. Census Bureau projection, as a result of the aging baby boomer generation, the percentage of the U.S. population aged 65 and over is expected to grow from 12.4% in 2000 to 13.0% in 2010 and to 19.7% by 2030. In addition, according to the National Center for Health Statistics of the Centers for Disease Control, the average life expectancy in the United States increased from 75.4 years in 1990 to 77.9 years in 2004. As life expectancy increases, we believe people will remain active longer, and that the number of injuries requiring orthopedic rehabilitation and reconstructive implants will likely increase.

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  Shift toward non-invasive rehabilitation devices and at-home physical therapy. We believe the growing awareness and clinical acceptance by healthcare professionals of the benefits of non-invasive, non-systemic treatment and rehabilitation products, combined with the increasing interest by patients in rehabilitative solutions that minimize risk and recuperation time and provide greater convenience, will continue to drive demand for these products. Our orthopedic rehabilitative products are non-invasive and many are designed for at-home use, which we believe should allow us to benefit from the market shift toward these treatment alternatives.

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  Cost containment initiatives by third party payors. With the cost of healthcare rising in the United States and internationally, third party payors are seeking more cost-effective therapies without reducing the quality of care. For example, third party payors seek to reduce clinic visits and accommodate patients' preference for therapies that can be conveniently administered at home. We believe that some of our orthopedic rehabilitation products offer cost-effective alternatives to surgery and traditional forms of physical therapy and pain management.

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  Expanding the application of orthopedic medical devices through improving technologies. Advances in technologies and procedures have expanded the scope and efficacy of products and applications in the orthopedic products market. For example, TENS and NMES devices are increasingly being recognized as effective solutions to pain management and rehabilitative therapy. In addition, new technologies that prolong the expected life of orthopedic implants, such as Keramos, a ceramic-on-ceramic acetabular hip system that minimizes wear, create opportunities for joint reconstruction on younger and more active patients.

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  Increased need for rehabilitation due to increased orthopedic surgical volume. The combination of an increased number of sports related injuries with factors such as an aging population and improvements in orthopedic surgical technologies has contributed to an increased number of orthopedic surgeries performed. We believe that orthopedic surgical volume should continue to increase, which should result in a corresponding increase in the need for orthopedic rehabilitation, pain management and physical therapy products to assist in patient recovery.

Our Competitive Strengths

        We believe we have a number of competitive strengths that will enable us to further enhance our position in the orthopedic device market.

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  Leading market positions. We derived approximately 70% of our net sales in 2006 from certain products, including electrotherapy, iontophoresis, home traction and CPM devices, that we believe have leading market positions. Our physical therapy rehabilitation products marketed under the Chattanooga Group and Empi brands have a reputation for quality, durability and reliability among healthcare professionals and have been offered for over 50 years and 25 years, respectively. We believe these brands have allowed us to establish a presence in a fragmented industry and that they will help us to capture a larger share of a growing market. In addition, the Compex and Cefar brands are recognized as the leaders in the electrotherapy market in Europe.

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  Comprehensive range of orthopedic rehabilitation and surgical reconstructive implant products. We offer a diverse range of orthopedic devices, including orthopedic rehabilitation, pain management and physical therapy products and surgical reconstructive implant products, to orthopedic specialists and patients for at-home therapy. Our broad product offering meets many of the needs of rehabilitation therapists and enables us to maintain brand loyalty with our customer and distributor base. Our surgical implant product offering covers all major joint implant requirements and includes innovative products such as the Reverse Shoulder Prosthesis.

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  Extensive and diverse distribution network. We use multiple channels to distribute our products to our diverse customer base. We use approximately 6,000 dealers and a direct sales force of over 275 representatives to supply our rehabilitation products to approximately 70% of the physical therapy clinics in the United States. We believe that our distribution network provides us with a significant competitive advantage in selling our existing rehabilitation products and in introducing new orthopedic rehabilitation products. Our surgical implant products are distributed through independent sales representatives in the United States and distributor relationships outside the United States.

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  Strong relationships with managed care organizations and national rehabilitation providers. Our market positions in our core orthopedic rehabilitation product lines and the breadth of our orthopedic rehabilitation product offerings have enabled us to secure important preferred provider and managed care contracts. We currently have contracts with over 600 managed care providers, including over 60 preferred provider arrangements with regional and national operators of physical therapy clinics.

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  Proprietary third party billing system. We have developed a third party billing system that manages over 8,200 payor claim centers, including 600 active payor contracts, that covers over 110 million patient lives. This billing system reduces the duration of payment cycles, improves relationships with payors, such as insurance companies and managed care organizations, and tracks patients to improve quality of care and create subsequent selling opportunities.

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  New product development capabilities. We have experienced research and development teams in both our Orthopedic Rehabilitation and Surgical Implant Divisions with proven expertise in the design and development of new products as well as in the enhancement of existing products with the latest technology and updated designs. We seek to develop new technologies to improve durability, performance and effectiveness of existing products. In addition to our own research and development, we acquire, license and commercialize technologies and new product ideas from orthopedic surgeons and other orthopedic specialists. In 2006, we introduced four new orthopedic rehabilitation products, including the EMG-EZ, a new traction unit and a new Flexion table. We expect additional new product releases by our Orthopedic Rehabilitation Division during 2007.

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  Experienced management team. Our senior management team has extensive experience in the medical device industry, including experience with industry participants such as Maxxim Medical Inc., Stryker Corporation, Johnson & Johnson Corporation, Centerpulse Ltd. and Cholestech Corporation. Our senior management team also has significant experience in identifying, acquiring and integrating complementary companies and business lines.

Our Strategy

        Our objective is to strengthen our position as a provider of a comprehensive range of orthopedic devices, sports medicine equipment and related products to orthopedic surgeons, physical therapists, athletic trainers and other orthopedic specialists operating in a variety of treatment settings and for the home physical therapy market. To achieve this objective, we intend to:

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  Integrate strategic acquisitions. We will continue to seek to identify and capitalize upon strategic acquisition opportunities similar to those presented to us by our prior acquisitions, such as Empi, Compex and Cefar, to further penetrate the orthopedic devices market, reduce operating costs and improve operating efficiencies in our company.

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  Develop and launch new products. We plan to continue to develop and launch new products through both internal development and acquisitions. In our Orthopedic Rehabilitation Division, we intend to maintain our leadership position through continued innovation and development of our electrotherapy, patient care, physical therapy and chiropractic treatment table and continuous passive motion and other product offerings. In our Surgical Implant Division, we intend to continue to emphasize our reconstructive joint products and technology to continue to meet the needs of orthopedic surgeons and to cover additional types of surgical procedures.

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  Expand our distribution channels. We intend to continue to actively recruit new sales representatives who have established relationships with orthopedic surgeons to increase market penetration and geographic coverage in the orthopedic rehabilitation and surgical implant product markets. A network of over 5,700 dealers supports our clinical orthopedic rehabilitation products. A direct sales force of over 200 field representatives in the United States and over 75 international sales representatives support our home therapy orthopedic rehabilitation products. An internal sales force of 314 domestic and international representatives work with patients to handle insurance and third-party reimbursement. We utilize domestic independent sales representatives for our surgical implant products. The combination of a direct sales force, independent sales representatives, and dealers will allow us to deepen our penetration into our existing markets as well as to expand our domestic and international geographic reach.

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  Pursue strategic acquisitions. We will continue to pursue selective acquisitions of complementary businesses, technologies or product lines in the orthopedic products market that enhance, or are complementary with or related to, our product mix, sales and distribution, or manufacturing capabilities.

Our Products

        Our products are used by orthopedic specialists, physicians, physical therapists, and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports related injuries. In addition, many of our non-invasive medical devices and related accessories are used primarily by patients for at-home therapy. We currently market and distribute our products through two operating divisions.

Orthopedic Rehabilitation Division

        Our Orthopedic Rehabilitation Division is a provider of orthopedic rehabilitation products used by a variety of healthcare professionals involved in the field of physical medicine. We market our orthopedic rehabilitation products through two brands in the United States: Chattanooga Group and Empi; and through three brands in Europe: Ormed, Cefar and Compex. We believe that many of our orthopedic rehabilitation products have leading market positions. Our Orthopedic Rehabilitation Division generated net sales of approximately $303.2 million and $239.3 million and gross profit of approximately $167.2 million and $136.1 million for the years ended December 31, 2006 (combined basis) and 2005, respectively.

        The following table summarizes many of our Orthopedic Rehabilitation Division product categories in which we sell products that have FDA approval:

Product Category	Description
Home Electrotherapy Devices	Transcutaneous electrical nerve stimulation (TENS) Neuromuscular electrical stimulation (NMES)
Clinical Electrotherapy	Electrotherapy/ultrasound Electrodes
Patient Care	Dry heat therapy Hot/cold therapy Paraffin wax therapy Moist heat therapy Compression therapy Bracing Soft Bracing/bandages Dynamic splinting Hyaluronan acid Nutritional supplement
Physical Therapy Tables and Traction Products	Treatment tables Traction Cervical traction Lumbar traction
Iontophoresis	Non-invasive drug delivery
Chiropractic	Treatment tables
CPM	Continuous Passive Motion

Surgical Implant Division

        We currently develop, manufacture and distribute a wide variety of orthopedic reconstructive joint products for the knee, hip and shoulder, along with instruments used by surgeons to perform orthopedic reconstructive surgery. Our Surgical Implant Division generated net sales of approximately $59.1 million and $54.5 million and gross profit of $41.6 million and $42.9 million in the years ended December 31, 2006 (combined basis) and 2005, respectively.

        The following table summarizes our Surgical Implant Division product categories in which we sell products which have FDA approval and which we are currently marketing:

Product Categories	Description
Knees	Primary total joint replacement Revision total joint replacement Unicondylar joint replacement
Hips	Primary replacement stems Acetabular cup system Revision joint replacement
Shoulders	Primary total joint replacement Fracture repair system Revision total joint replacement

Research and Development

        Our research and development programs focus on the development of new products, as well as the enhancement of existing products with the latest technology and updated designs. We seek to develop new technologies to improve durability, performance and usability of existing products, and to develop our manufacturing process to improve product performance and reduce manufacturing costs. In addition to our own research and development, we receive new product and invention ideas, especially in procedure specific areas, from orthopedic surgeons and other orthopedic specialists. We also seek to obtain rights to ideas we consider promising from a clinical and commercial perspective through entering into either assignment or licensing agreements.

        We conduct research and development programs at our facilities in Austin, Texas; Chattanooga, Tennessee; St. Paul, Minnesota; and Ecublens, Switzerland. We invested approximately $13.8 million in 2006 (on a combined basis and excluding approximately $29.1 million of IPR&D), $9.6 million in 2005 and $7.3 million in 2004 into research and development activities. As of December 31, 2006, we had approximately 120 employees in our research and development departments.

Marketing and Sales

        Both of our divisions have developed their own sales and distribution channels. The combination of these two channels allows us to sell our products to a variety of treatment settings across new and complementary distribution networks.

Orthopedic Rehabilitation Division

        We currently market and sell our Orthopedic Rehabilitation Division products in two different ways. We sell our clinical rehabilitation product lines to physical therapy clinics, primarily through a worldwide network of over 5,700 dealers and distributors, which are managed by our internal sales people. These dealers sell our clinical rehabilitation products to a variety of healthcare professionals, including physical therapists, athletic trainers, chiropractors, and sports medicine physicians. Except for distributors outside of the United States, we do not maintain formal distribution contracts. These distributors purchase products from us at discounts off the published list price. We maintain an internal marketing and sales support program to support our dealer network. This program is comprised of a group of individuals who provide dealer and end-user training, develop promotional materials, and attend over 120 trade shows each year. No particular distributor accounts for more than 5% of Orthopedic Rehabilitation Division clinical products sales.

        We sell our home therapy products primarily to individual patients and physical therapy clinics, which include hospital physical therapy departments, sports medicine clinics and pain management centers, through our own U.S. based direct sales force of over 200 representatives and approximately 60 independent sales representatives. Therapies that use our electrotherapy and orthotics products are generally prescribed to patients by a physician such as an orthopedic surgeon. The physician will typically direct the patient to a physical therapy clinic to meet with a trained physical therapist who provides the patient with the prescribed product from our consigned inventory at the clinic. This sales process is facilitated by our relationships with third party payors, such as managed care organizations, who ultimately pay us for the products prescribed to patients. For these reasons, we view physical therapists, physicians and third party payors as key decision makers in product selection and patient referral, which directly impacts sales of our home therapy products. In Europe we use a sales force of over 75 salespersons who call on healthcare professionals, as well as consumer retail stores such as sporting equipment providers and pharmacies, to sell our products.

        The payor base for our home therapy products is diversified with no individual payor accounting for more than 5% of net sales generated by our Orthopedic Rehabilitation Division segment for the year ended December 31, 2006. Medicare and Medicaid together accounted for approximately 5% of our 2006 net sales. In the United States, in connection with these product lines, we currently have more than 60 preferred provider arrangements with third party payors and approximately 600 managed care contracts.

Surgical Implant Division

        We currently market and sell our Surgical Implant Division products in the United States to hospitals and orthopedic surgeons through a network of approximately 200 independent commissioned sales representatives. We recruit sales agents and representatives to expand the geographic areas in which we sell our products. Generally, our independent sales representatives sell reconstructive joint products. We usually enter into agreements with sales agents for a term of one to five years. Agents are typically paid a sales commission and are eligible for bonuses if sales exceed certain preset objectives. Our independent sales representatives work for these agents. We assign our sales agents to an exclusive sales territory. Substantially all of our sales agents agree not to sell competitive products. Typically we can terminate our agreements with sales agents prior to the expiration of our agreements only for cause, which includes failure to meet specified periodic sales targets. We provide our sales agents with product inventories on consignment for their use in marketing our products and for filling customer orders. Outside the United States, our surgical implant products are sold through distributors, principally in Japan and select countries in Europe, where we are developing a distribution network on a country-by-country basis.

        To a significant extent, sales of our surgical implant products depend on the preference of orthopedic surgeons. We have developed and maintain close contractual relationships with orthopedic surgeons who assist us with developing our products. These orthopedic surgeons may give demonstrations using our products, speak about our products at medical seminars, train other orthopedic surgeons in the use and implantation of our products, and provide us with feedback on the acceptance of our products. We have also established relationships with surgeons who perform various consulting services for us, including conducting clinical studies on various products, establishing protocols for use of the products and participating at various symposia. Surgeons who assist us in developing our products are generally compensated with a royalty payment. Consulting surgeons are paid consulting fees for their services.

Manufacturing

        We use both in-house manufacturing capabilities and relationships with third party vendors to supply our products. Generally, we use third party vendors that have special manufacturing capabilities. In addition, we use third party vendors when we believe it is appropriate based on certain factors, including our in-house capacity, lead time control and cost control. We believe there are alternate sources for our vendors and believe that adequate capacity exists at our current vendors to meet our anticipated needs.

Orthopedic Rehabilitation Division

        In our Orthopedic Rehabilitation Division, we manufacture our products in two primary locations. These manufacturing facilities are certified by the International Organization for Standardization ("ISO") and also comply with FDA Quality System Regulations ("QSR") requirements, which provide standards for safe and consistent manufacturing of medical devices and appropriate documentation of the manufacturing and distribution process. Many of our products carry the European Community Medical Device Directive "CE" certification mark.

        We make our products which are clinical in nature, such as electrotherapy devices, patient care products and physical therapy and chiropractic treatment tables and continuous passive motion devices, in our manufacturing facilities located in Chattanooga, Tennessee. These facilities are capable of using various manufacturing processes, including metal fabrication, coating, electronic assembly, mechanical assembly, woodworking and sewing.

        Our home electrotherapy devices sold in the United States as well as some components and related accessories, are manufactured at our Clear Lake, South Dakota facility. Manufacturing activities at the Clear Lake facility include electronic and mechanical assembly, electrode fabrication and assembly and fabric sewing processes. Our products are comprised of a variety of components including die cast metal parts, injection molded plastic parts, printed circuit boards, electronic components, lead wires, electrodes and other components. Parts for these components are purchased from outside suppliers and are, in some instances, manufactured on a custom basis. For our home electrotherapy devices which are sold outside the United States, most of these products are manufactured by outside third-party vendors.

        Many of the component parts and raw materials we use in our manufacturing and assembly operations are available from more than one supplier. However, certain continuous passive motion devices are currently purchased from a single supply source, Medireha, which is 50% owned by us. This facility, based in Umkirch, Germany, is also ISO certified. Our distribution agreement with Medireha grants us exclusive rights to the distribution of products that Medireha manufactures. The distribution agreement, which expires on June 30, 2009, also provides that we are required to purchase a certain amount of product annually. In addition, our Compex SA subsidiary currently utilizes a single vendor for many of its home electrotherapy devices.

Surgical Implant Division

        In our Surgical Implant Division, we manufacture our products in our manufacturing facility at Austin, Texas. This manufacturing facility includes computer controlled machine tools, belting, polishing, cleaning, packaging and quality control. We initially obtained internationally recognized ISO qualification and the "CE" certification for this facility in 1996 and updated our ISO qualification to the ISO 13485:2003 standard in 2005. This standard specifies requirements for a quality management system that can be used by an organization for the design, development and production of medical devices. Our U.S. manufacturing operations also comply with FDA QSR requirements. The primary raw materials used in the manufacture of our surgical implant products are cobalt chromium alloy, stainless steel alloys, titanium alloy and ultra high molecular weight polyethylene. All Surgical Implant Division products go through in-house quality control, cleaning and packaging operations.

Intellectual Property

        We have rights to more than 125 United States and foreign patents covering a wide range of our products and have filed applications for additional patents. We own most of these patents and have express or implied licensed rights to the remainder, either on an exclusive or non-exclusive basis. We have numerous trademarks registered in the United States, a number of which are also registered in countries around the world. We also assert ownership of numerous unregistered trademarks, some of which have been submitted for registration in the United States and foreign countries. In the future, we will continue to apply for such additional patents and trademarks as we deem appropriate. However, we cannot guarantee whether our existing or future patents, if any, will afford adequate protection, whether any existing patent applications will result in issued patents, or whether our patents will be circumvented, invalidated or declared unenforceable.

        Additionally, we seek to protect our non-patented know-how, trade secrets, processes and other proprietary confidential information, through a variety of methods, including having our employees and consultants sign invention assignment agreements and confidentiality agreements and having our independent sales agents and distributors sign confidentiality agreements. However, these methods may not provide us with adequate protection. Because many of our products are regulated, proprietary information created during our development of a new or improved product may have to be disclosed to the FDA or another U.S. or foreign regulatory agency in order to have the lawful right to market such product. Our proprietary information may also become known to, or be independently developed by, our competitors, or our proprietary rights in intellectual property may be challenged, any of which could have a material adverse effect on our business, financial condition and results of operations.

        We have distribution rights for certain products that are manufactured by others and hold both exclusive and nonexclusive licenses under third party patents and trade secrets that cover some of our existing products and products under development. For 2006, sales from these distribution agreements and licenses represented less than 10% of our overall sales. However, if any of the distribution agreements were terminated or if we lost any of these licenses, we would not be able to manufacture or sell the related products, which could have an adverse effect on our future business, financial condition and results of operations.

        The validity of any of the patents or other intellectual property owned by or licensed to us may not be upheld if challenged by others in litigation. Due to these and other risks described in this prospectus, we do not rely solely on our patents and other intellectual property to maintain our competitive position. We believe that the development and marketing of new products and improvement of existing ones is, and will continue to be, more important to our competitive position than relying solely on existing products and intellectual property.

Competition

        The orthopedic devices market is highly competitive and somewhat fragmented. Some of our competitors, either alone or in conjunction with their respective parent corporate groups, have greater research and development, sales, marketing and manufacturing capabilities than we do, and thus may have a competitive advantage over us. Some of our competitors that market their products through independent third parties may also have a competitive advantage over us because of the costs associated with having a direct sales force which we incur. Recently, product pricing has become increasingly important as a competitive factor, particularly due to governmental and third party payors' adoption of prospective payment systems. Although we believe that the design and quality of our products compare favorably with those of our competitors, if we are unable to offer products with the latest technological advances at competitive prices, our ability to compete successfully with our competitors could be materially and adversely affected.

        Given our sales history, our history of product development and the experience of our management team, we believe we are capable of effectively competing in the orthopedic devices market in the future. Further, the comprehensive range of products we offer enables us to reach a diverse customer base and to use multiple distribution channels in an attempt to increase our growth across the orthopedic devices market. In addition, the acquisition of the various companies and product lines which now comprise our Orthopedic Rehabilitation Division continues to improve the name recognition of our company and our products.

        Our ability to compete is affected by our ability to:

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  develop new products and innovative technologies;

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  obtain regulatory clearance and compliance for our products;

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  manufacture and sell our products cost-effectively;

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  meet all relevant quality standards for our products and their markets;

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  respond to competitive pressures specific to each of our geographic markets, including our ability to enforce non-compete agreements;

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  protect the proprietary technology of our products and manufacturing processes;

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  market our products;

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  attract and retain skilled employees and sales representatives; and

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  maintain and establish distribution relationships.

Orthopedic Rehabilitation Division

        Our Orthopedic Rehabilitation Division's competitors include large corporations and companies that are part of corporate groups that have significantly greater financial, marketing and other resources than we do. The primary competitors of our Orthopedic Rehabilitation Division in the orthopedic rehabilitation market are Dynatronics Corporation, Mettler Electronics Corporation, Richmar Corporation, Patterson Medical, Enraf Nonius, Gymna Uniphy and Acorn Engineering. The physical therapy products market is highly competitive and fragmented. The competitors in the CPM devices market include several multi product companies with significant market share and numerous smaller niche competitors. In the United States, our primary competitor in the TENS and NMES markets is International Rehabilitation Sciences, Inc. (d/b/a RS Medical). Our primary competitor in the iontophoresis market is IOMED, Inc., and our primary competitors in the orthotics market are Dynasplint Systems, Inc., Ultraflex Systems, Inc. and Saunders Group, Inc. In Europe, our primary competitors in the TENS and NMES markets are Schwa Medico GmbH and BMR Neurotech, Inc., and our primary competitors in the orthotics market are Bauerfeind Orthopadie GmbH & Co. KG and dj. Competition in these markets is based primarily on the quality and technical features of products, product pricing and contractual arrangements with third party payors and national accounts.

Surgical Implant Division

        The market for orthopedic products similar to those produced by our Surgical Implant Division is dominated by a number of large companies, including Biomet, Inc., DePuy, Inc. (a Johnson & Johnson company), Medtronic, Inc., Smith & Nephew plc, Stryker Corporation and Zimmer Holdings, Inc., which are much larger and have significantly greater financial resources than we do. Our Surgical Implant Division also faces competition from companies similar in size to ours, such as Wright Medical Group, Inc. and Exactech, Inc. Competition in the market in which our Surgical Implant Division participates is based primarily on price, quality, innovative design and technical capability, breadth of product line, scale of operations and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products, less-invasive therapies, greater technical capabilities, and stronger name recognition than we do.

Government Regulation

FDA and Similar Foreign Government Regulations

        Our products are subject to rigorous government agency regulation in the United States and in other countries. In the United States, the FDA regulates the development, testing, labeling, manufacturing, promotion, distribution and marketing of medical devices to ensure that medical products distributed in the United States are safe and effective for their intended uses. The FDA also regulates the export of medical devices manufactured in the United States to international markets. Our medical devices are subject to such FDA regulation.

        Under the Food, Drug and Cosmetic Act, as amended, medical devices are classified into one of three classes depending on the degree of risk to patients using the device. Class I devices are those for which safety and effectiveness can be assured by adherence to General Controls, which include compliance with FDA QSRs, facility and device registrations and listings, reporting of adverse medical events, and appropriate truthful and non-misleading labeling, advertising and promotional materials. Some Class I devices also require pre-market review and clearance by the FDA through the Pre-market Notification 510(k) process described below. Class II devices are subject to General Controls, as well as pre-market demonstration of adherence to certain performance standards or other special controls as specified by the FDA. Pre-market review and clearance by the FDA is accomplished through the Pre-market Notification 510(k) procedure. In the 510(k) procedure, the manufacturer submits certain required information to the FDA in order to establish that the device is "substantially equivalent" to a device that was legally marketed prior to May 28, 1976, the date upon which the Medical Device Amendments of 1976 were enacted or to another similar commercially available device subsequently cleared through the 510(k) process. Upon establishment of such substantial equivalence, the FDA may grant clearance to commercially market the device. It generally takes three to six months from the date of submission to obtain clearance of a 510(k) Pre-market Notification submission, but the process could take longer. If the FDA determines that the device, or its intended use, is not "substantially equivalent," the FDA will automatically place the device into Class III.

        A Class III product is a product that has a wholly new intended use or is based on technology for which the safety and effectiveness of the device cannot be assured solely by the General Controls, performance standards and special controls applied to Class I and II devices. These devices generally require clinical trials involving human subjects to assess their safety and effectiveness. These clinical trials are subject to regulation by the FDA, and if federal funds are involved or if an investigator or site has signed a federal assurance, by the National Institutes of Health and by the Office for Human Research Protections. A Pre-Market Approval ("PMA") from the FDA is required before the manufacturer of a Class III product can proceed in marketing the product. The PMA process is much more extensive than the 510(k) process. In order to obtain a PMA, Class III devices, or a particular intended use of any such device, must generally undergo clinical trials pursuant to an application submitted by the manufacturer for an Investigational Device Exemption ("IDE"). An IDE allows the investigational device to be used in a clinical study in order to collect safety and effectiveness data required to support a PMA application or a 510(k) submission to the FDA. Only a small percentage of 510(k)s require clinical data to support the application. Investigational use is also required to evaluate clinically certain modifications or new intended uses of legally marketed devices. An approved IDE permits a device to be shipped lawfully for the purpose of conducting investigations of the device without complying with certain other requirements of the Food, Drug and Cosmetic Act that would generally apply to devices in commercial distribution.

        When a manufacturer has tested the required number of devices with the appropriate follow up period and data, the manufacturer submits the data to substantiate the safety and efficacy of the new device or new intended use. When a manufacturer believes that sufficient pre-clinical and clinical data have been generated to substantiate the safety and efficacy of the new device or new intended use, it may submit a PMA application to the FDA. FDA review of a PMA application generally takes one to two years from the date the PMA application is accepted for filing, but the process may take significantly longer. In approving a PMA application, the FDA may require additional clinical data and may also require some form of post-market surveillance whereby the manufacturer follows certain patient groups for a number of years, making periodic reports to the FDA on the clinical status of those patients. This helps to ensure that the long-term safety and effectiveness of the device are adequately monitored for adverse events.

        Most pre-amendment devices (those marketed prior to the enactment of the Medical Device Amendments of 1976) are, in general, exempt from such PMA requirements, as are Class I and Class II devices.

        Our products include both pre-amendment and post-amendment Class I, II and III medical devices. All our currently marketed devices are either exempt from the FDA clearance and approval process (based on our interpretation of those regulations) or we have obtained the requisite clearances or approvals (including all modifications, amendments and changes), or pre-market clearances or approvals, as appropriate, required under federal medical device law.

        Our manufacturing processes are also required to comply with QSR requirements that cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging and shipping of our products. Furthermore, our facilities, records and manufacturing processes are subject to periodic unscheduled inspections by the FDA and other agencies. Failure to comply with applicable QSR requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, repairs, replacements, refunds, recalls or seizures of products, total or partial suspensions of production, refusal of the FDA to grant future pre-market clearances or PMA approvals, withdrawals or suspensions of current clearances or approvals, and criminal prosecution.

        We must obtain export certificates from the FDA before we can export certain of our products. We are also subject to extensive regulations that are similar to those of the FDA in many of the foreign countries in which we sell our products, including those in Europe, our largest foreign market. These include product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. The regulation of our products in Europe falls primarily within the European Economic Area, which consists of the twenty-seven member states of the European Union, as well as Iceland, Liechtenstein and Norway. Only medical devices that comply with certain conformity requirements are allowed to be marketed within the European Economic Area. In addition, the national health or social security organizations of certain countries other than in Europe require our products to be qualified before they can be marketed in those countries.

        We have also implemented policies and procedures allowing us to position ourselves for the changing international regulatory environment. Our Surgical Implant Division has received an ISO 13485:2003 certification for its facilities and an EC Certificate for its many products. Receiving ISO 13485:2003 certification assists us in meeting international regulatory requirements to allow for export of products to Japan, countries in Europe, Australia and Canada. Our Surgical Implant Division has also met the requisites for the Canadian Medical Device Requirements.

Third-Party Reimbursement

        Our home-therapy products generally are prescribed by physicians and are eligible for third party reimbursement by government payors, such as Medicare and Medicaid, and private payors. Customers' selection of our products depends, in part, on whether third party payment amounts will be adequate. We believe that third party payors will continue to focus on measures to contain or reduce their costs through managed care and other methods. Medicare policies are important to our business because private payors often model their policies after the Medicare program's coverage and reimbursement policies.

        Healthcare reform legislation in the Medicare area has focused on containing healthcare spending. On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, (the "Medicare Modernization Act"). This legislation provides for revisions to payment methodologies and other standards for durable medical equipment and orthotic devices under the Medicare program. First, the reimbursable amounts for durable medical equipment are subject to a temporary freeze from 2004 to 2008. Second, in May 2006, the Centers for Medicare and Medicaid Services ("CMS"), the agency responsible for administering the Medicare program, issued proposed regulations in connection with the competitive bidding process and requirements. Under the competitive bidding process, which CMS has proposed to phase in beginning October 1, 2007 in ten high population metropolitan statistical areas, Medicare would no longer reimburse for certain products and services based on the Medicare fee schedule amount. Instead, CMS would provide reimbursement for these items and services based on a competitive bidding process to be established for suppliers within designated geographic areas. Only those suppliers selected as a result of the competitive bidding process within each designated region would be eligible to have their products reimbursed through Medicare. The competitive bidding process may reduce the number of suppliers providing certain items and services to Medicare beneficiaries and the amounts paid for such items and services within a given geographic area. In 2009, the program would be expanded to eighty metropolitan statistical areas (and additional areas thereafter). In addition, CMS may use payment information from regions subject to competitive bidding to reduce Medicare reimbursement in regions not subject to competitive bidding. CMS also has proposed revising the way Medicare sets payment amounts for all new durable medical equipment, orthotics, prosthetics, and supplies, under which reimbursement could be based in part or in whole on functional assessments, price comparisons, and medical benefits assessments. CMS has not issued a final competitive bidding rule to date, but it has announced the items and geographic areas that will be included in the initial round of competitive bidding. TENS was not included in the initial round of items.

        In addition, as mandated by the Medicare Modernization Act, in August 2006, CMS issued quality standards for suppliers, which will be applied by independent accreditation organizations once approved by CMS, beginning in early 2007. Compliance with the quality standards could impact our business operations and costs associated with participation in the Medicare program. Moreover, the Medicare Modernization Act requires that new clinical conditions for payment of durable medical equipment be established. CMS issued a proposed rule to implement this provision in August 2004, but the agency has not issued a final rule to date. TENS and NMES products could be impacted by this requirement if and when applicable conditions are established. At this time, we cannot predict what clinical conditions will be adopted, the timing of such adoption, or the impact that the new quality standards or any new clinical conditions that are adopted may have on our business.

        In 2005, CMS published a final rule implementing "inherent reasonableness" authority, which allows adjustments to payment amounts by up to 15% per year for certain products and services covered by Medicare when the existing payment amount is determined to be grossly excessive or grossly deficient. The regulation lists factors that may be used by CMS and its contractors to determine whether an existing reimbursement rate is grossly excessive or grossly deficient and to determine a realistic and equitable payment amount. CMS or a Medicare contractor may make a larger adjustment each year if it undertakes prescribed procedures. The regulation provides that a payment amount will not be considered grossly excessive or grossly deficient if an overall payment adjustment of less than 15% would be necessary to produce a realistic and equitable payment amount. The Medicare Modernization Act, however, precludes the use of inherent reasonableness authority for payment amounts established under the competitive bidding process. CMS or a Medicare contractor could invoke its inherent reasonableness authority to reduce reimbursement levels for certain of our products, which could have a material adverse effect on our results of operations. Similarly, reduction in payment or loss of coverage under Medicare could result in similar action by private payors and have a material adverse effect on our operations.

        Our international sales also depend in part upon the eligibility of our products for reimbursement through third party payors, the amount of reimbursement and the allocation of payments between the patient and third party payors. Reimbursement practices vary significantly by country, with certain countries requiring products to undergo a lengthy regulatory review in order to be eligible for third party reimbursement. In addition, healthcare cost containment efforts similar to those we face in the United States are prevalent in many of the foreign countries in which our products are sold, and these efforts are expected to continue in the future, possibly resulting in the adoption of more stringent reimbursement standards. For example, in Germany, our largest foreign country market, new regulations generally require adult patients to pay a portion of the cost of each medical technical device prescribed. This may adversely affect our sales and profitability by making it more difficult for patients in Germany to pay for our products. Any developments in our foreign markets that eliminate, reduce or materially modify coverage of, and reimbursement rates for, our products could have an adverse effect on our ability to sell our products.

Fraud and Abuse

        We are subject to various federal and state laws and regulations pertaining to healthcare fraud and abuse. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in federal and state healthcare programs, including Medicare, Medicaid, Veterans Administration health programs and TRICARE (the health care program for active duty military, retirees and their families managed by the Department of Defense). We have no reason to believe that our operations are not in material compliance with such laws. However, because these laws and regulations are broad in scope and may change, we may be required to alter one or more of our practices to be in compliance with these laws. In addition, the occurrence of one or more violations of these laws or regulations, the challenge of our operations by a governmental authority under these laws or regulations or a change in the laws or regulations may have a material adverse effect on our financial condition and results of operations.

  Anti-Kickback and Fraud Laws

        Our operations are subject to federal and state anti-kickback laws. Certain provisions of the Social Security Act, commonly referred to as the Anti-Kickback Statute, prohibit persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. The definition of "remuneration" has been broadly interpreted to include anything of value, including such items as gifts, discounts, waiver of payments, and providing anything at less than its fair market value. The U.S. Department of Health and Human Services ("HHS") has issued regulations, commonly known as safe harbors that set forth certain conditions which, if fully met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. Although full compliance with these provisions ensures against prosecution under the Anti-Kickback Statute, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the Anti-Kickback Statute will be pursued. The penalties for violating the Anti-Kickback Statute include imprisonment for up to five years, fines of up to $25,000 per violation and possible exclusion from federal healthcare programs such as Medicare and Medicaid. Many states have adopted prohibitions similar to the Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not only by the Medicare and Medicaid programs.

        The Health Insurance Portability and Accountability Act of 1995 ("HIPAA") created two new federal crimes effective as of August 21, 1996, relating to healthcare fraud and false statements regarding healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing or attempting to execute a scheme or artifice to defraud any healthcare benefit program, including private payors. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for healthcare benefits, items or services. HIPAA applies to any healthcare benefit plan, not just Medicare and Medicaid. Additionally, HIPAA granted expanded enforcement authority to HHS and the U.S. Department of Justice ("DOJ") and provided enhanced resources to support the activities and responsibilities of the HHS Office of Inspector General and DOJ by authorizing large increases in funding for investigating fraud and abuse violations relating to healthcare delivery and payment. In addition, HIPAA mandates the adoption of standards for the electronic exchange of health information, as described below in greater detail under "Federal Privacy and Transaction Law and Regulations."

  Physician Self-Referral Laws

        We may also be subject to federal and state physician self-referral laws. Federal physician self-referral legislation (commonly known as the "Stark Law") prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain "designated health services" if the physician or an immediate family member has any financial relationship with the entity. Durable medical equipment and orthotics are included as designated health services. The Stark Law also prohibits the entity receiving the referral from billing any good or service furnished pursuant to an unlawful referral, and any person collecting any amounts in connection with an unlawful referral is obligated to refund such amounts. A person who engages in a scheme to circumvent the Stark Law's referral prohibition may be fined up to $100,000 for each such arrangement or scheme. The penalties for violating the Stark Law also include civil monetary penalties of up to $15,000 per referral and possible exclusion from federal healthcare programs such as Medicare and Medicaid. Various states have corollary laws to the Stark Law, including laws that require physicians to disclose any financial interest they may have with a healthcare provider to their patients when referring patients to that provider. Both the scope and exceptions for such laws vary from state to state.

  False Claims Laws

        Under separate statutes, submissions of claims for payment that are "not provided as claimed" may lead to civil money penalties, criminal fines and imprisonment and/or exclusion from participation in Medicare, Medicaid and other federally funded state health programs. These false claims statutes include the federal False Claims Act, which prohibits the knowing filing of a false claim or the knowing use of false statements to obtain payment from the federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. Suits filed under the False Claims Act, known as "qui tam" actions, can be brought by any individual on behalf of the government and such individuals (commonly known as "whistleblowers") may share in any amounts paid by the entity to the government in fines or settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend a false claim action, pay fines or be excluded from Medicare, Medicaid or other federal or state healthcare programs as a result of an investigation arising out of such action. Under the Deficit Reduction Act of 2006, additional training requirements related to the False Claims Act were placed on providers of Medicare services.

Governmental Audits

        Because we participate in governmental programs as a supplier of medical devices, our operations are subject to periodic surveys and audits by governmental entities or contractors to assure compliance with Medicare and Medicaid standards and requirements. To maintain our billing privileges, we are required to comply with certain supplier standards, including licensure and documentation requirements for our claims submissions. From time to time in the ordinary course of business, we, like other healthcare companies, are audited by, or receive claims documentation requests from, governmental entities, which may identify certain deficiencies based on our alleged failure to comply with applicable supplier standards or other requirements. Medicare contractors and Medicaid agencies periodically conduct pre- and post-payment reviews and other audits of claims and are under increasing pressure to more closely scrutinize healthcare claims and supporting documentation. We have historically been subject to pre-payment and post-payment reviews as well as audits of claims and may experience such reviews and audits of claims in the future. We review and assess such audits or reports and attempt to take appropriate corrective action. We are also subject to surveys of our facilities for compliance with the supplier standards. The failure to effect corrective action to address identified deficiencies or to obtain, renew or maintain any of the required regulatory approvals, certifications or licenses could adversely affect our business, results of operations or financial condition and could result in our inability to offer our products and services to patients insured by the programs.

        We have not been subject to any governmental audits or claims documentation requests that have resulted in the identification of any material deficiencies with respect to our billing operations. We have been subject to periodic audits of our compliance with federal requirements for our facilities and related quality and manufacturing processes. As a result, the FDA has informed us that they believe that certain discrete processes related to our Surgical Implant Division did not conform with Current Good Manufacturing Practices ("CGMP"). We have been working with the FDA to resolve all outstanding issues they have identified in the past as a result of their audits regarding QSR and CGMP compliance. These items have not caused any material adverse effect on us to date and although we have no assurance that the FDA will agree with us with respect to the resolution of these issues, we do not believe the resolution of these issues will have a material adverse effect on us in the future. However, if the FDA does not agree with us with respect to the resolution of these issues, our financial position and results of operations could be materially impacted.

Federal Privacy and Transaction Law and Regulations

        Other federal legislation requires major changes in the transmission and retention of health information. HIPAA mandates, among other things, the adoption of standards for the electronic exchange of health information that may require significant and costly changes to current practices. Sanctions for failure to comply with HIPAA include civil and criminal penalties. HHS has released three rules to date mandating the use of new standards with respect to certain healthcare transactions and health information. The first rule requires the use of uniform standards for common healthcare transactions, including healthcare claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments, and coordination of benefits. The second rule released by HHS imposes standards relating to the privacy of individually identifiable health information. These standards require certain of our divisions to comply with rules governing the use and disclosure of protected health information and also to obtain satisfactory assurances through written business associate agreements that any business associate to whom such information is disclosed will safeguard the information. The third rule released by HHS establishes minimum standards for the security of electronic health information. Compliance with the transaction standards was required by October 16, 2003, the privacy standards by April 14, 2003 and the security standards by April 21, 2005. We are currently in compliance with the standards.

Employees

        As of December 31, 2006, we had approximately 1,800 employees. Of these, approximately 500 were engaged in production and production support, 120 in research and development, approximately

670 in sales and support, and over 500 in various administrative capacities including third-party billing staff. Of these employees approximately 1,400 were located in the United States and 400 were located in Europe. Our workforce in the United States is not unionized, however, certain of our workforce in Europe is unionized. We have not experienced any strikes or work stoppages, and our management considers our relationship with our employees to be good.

Properties

        Our corporate headquarters are in Austin, Texas, along with the manufacturing facilities and operations for our Surgical Implant Division. The domestic operations of our Orthopedic Rehabilitation Division are based in Chattanooga, Tennessee and St. Paul, Minnesota. Our Orthopedic Rehabilitation Division's European headquarters are in Freiburg, Germany, Malmo, Sweden and Ecublens, Switzerland. We also operate additional manufacturing facilities in Clear Lake, South Dakota and Umkirch, Germany and warehouse and distribution centers in Clear Lake, South Dakota; Chattanooga, Tennessee; Freiburg, Germany; Annecy-Le-Vieux, France; and Herentals, Belgium.

        Additional information about our material facilities is set forth in the following table:

Location	Use	Owned/ Leased	Lease Termination Date	Size in Square Feet
Austin, Texas	Corporate Headquarters, Surgical Implant Division Operations and Manufacturing Facility, Warehouse, Research and Development	Leased	March 2012(a)	70,000
Chattanooga, Tennessee	Orthopedic Rehabilitation Division Operations, Manufacturing Facility, Research and Development	Owned	n/a	160,000
Chattanooga, Tennessee	Manufacturing Facility	Owned	n/a	60,000
Chattanooga, Tennessee	Distribution Center for RME Products	Leased	July 2008	50,000
Clear Lake, South Dakota	Manufacturing Facility	Owned	n/a	34,000
Clear Lake, South Dakota	Distribution Center	Owned	n/a	10,000
St. Paul, Minnesota	Orthopedic Rehabilitation Division Operations, Research and Development	Leased	October 2011(b)	93,666
Louisville, Kentucky	Direct Sales, Customer Service, Billing and Collection Activities	Leased	October 2009	4,000
New Brighton, Minnesota	Asset sold on March 26, 2007	Owned	n/a	30,000
Freiburg, Germany	Ormed European Headquarters, Warehouse and Distribution Facility, Research and Development	Leased	April 2012	35,163
Dingley, Australia	Warehouse	Leased	July 2007(c)	1,700
Herentals, Belgium	Administrative Facility and Warehouse	Leased	December 2009(c)	23,680
Ecublens, Switzerland	Compex SA European Headquarters, Administrative Facility	Leased	August 2008(b)	4,236
Annecy-Le-Vieux, France	Administrative Facility	Leased	June 2007	1,767
Milano, Italy	Administrative Facility	Leased	September 2017(d)	3,550
Malmö, Sweden	Cefar European Headquarters, Warehouse and Distribution Facility	Leased	March 2011	14,140
Barcelona, Spain	Administrative Facility and Warehouse	Leased	May 2010	4,844
Valencia, Spain	Administrative Facility and Warehouse	Leased	November 2010	2,713
Madrid, Spain	Administrative Facility and Warehouse	Leased	June 2008	3,229
Chantonnay, France	Administrative Facility and Warehouse	Owned	n/a	8,019

(a)
Renewable, at our option, for two additional five year terms.

(b)
Renewable, at our option, for one additional five year term.

(c)
Renewable, at our option, for one additional three year term.

(d)
Renewable, at our option, for two additional six year terms.

Legal Proceedings

        From time to time, we are plaintiffs or defendants in various litigation matters in the ordinary course of our business, some of which involve claims for damages that are substantial in amount. We believe that the disposition of claims currently pending will not have a material adverse effect on our financial position or results of operations.

        The manufacture and sale of orthopedic devices and related products exposes us to significant risks of product liability claims, lawsuits and product recalls. From time to time, we have been, and we are currently, the subject of a number of product liability claims and lawsuits relating to our products. We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effects, including injuries or death. If there is a significant increase in the number or amount of product liability claims, our business could be adversely affected. Even if we are successful in defending against any product liability claims, such claims could nevertheless distract our management, result in substantial costs, harm our reputation, adversely affect the sales of all our products and otherwise harm our business.

        We currently carry product liability insurance up to a limit of $20 million, subject to an aggregate self-insurance deductible of $750,000. Our insurance policy is subject to annual renewal. We believe our current product liability insurance coverage is adequate. As of December 31, 2006, we exceeded the coverage limits for certain type of product liability claims. However, the excess has been accrued for in our consolidated balance sheet as of December 31, 2006. Other product liability claims that could be made against us could significantly exceed the coverage limit of such policy or such insurance coverage may not continue to be available on commercially reasonable terms or at all. Additionally, we are also subject to the risk that our insurers will exclude from coverage claims made against us or the risk that insurers may become insolvent. If we do not or cannot maintain adequate product liability insurance, our business and results of operations may be adversely affected.

        On July 7, 2006, a purported class action complaint, Louis Dudas et al. v. Encore Medical Corporation et al., was filed against RTI and its directors in the District Court of Travis County, Texas, 345th Judicial District ("the Texas Action"). On July 18, 2006, a second purported class action complaint, Robert Kemp et al. v. Alastair J. Clemow et al. (the "Delaware Action") was filed by a putative stockholder of RTI in the Court of Chancery of the State of Delaware, New Castle County, against RTI and its directors. Blackstone Capital Partners V L.P. and Grand Slam Holdings, LLC were also named as defendants in the Delaware Action.

        The Texas Action is in preliminary stages and we cannot presently predict the outcome of the lawsuit, although we believe it is without merit. The Delaware Action was dismissed by the plaintiffs in February 2007 with no liability accrued to RTI or the other defendants.

        The Texas Action complaint alleges that RTI's directors breached their fiduciary duties by, inter alia, agreeing to an allegedly inadequate acquisition price in connection with the Merger transaction. The complaint seeks, among other things, to rescind any actions that have already been taken to consummate the Merger, rescissory damages, and the plaintiffs' reasonable costs and attorneys' fees and expert fees.

MANAGEMENT

        The following table sets forth information about our parent, RTI's current executive officers and directors as of December 31, 2006.

Name	Age	Position
Kenneth W. Davidson*	59	Chief Executive Officer
Paul D. Chapman	48	Group President—Surgical and Rehabilitation and Chief Operating Officer
Peter W. Baird	40	Group President—Therapeutic Devices
William W. Burke*	47	Executive Vice President and Chief Financial Officer
Harry L. Zimmerman*	51	Executive Vice President and General Counsel
Jack F. Cahill	57	Executive Vice President and President—Surgical Implant Division
Scott A. Klosterman	48	Executive Vice President and President—Orthopedic Rehabilitation Division
Brian T. Ennis**	51	Executive Vice President and President—Empi
Chinh E. Chu*	40	Chairman of the Board of Directors
Julia Kahr*	28	Director
Sidney Braginsky	69	Director

*
Messrs. Davidson, Burke and Zimmerman also serve as our executive officers, and Messrs. Davidson and Chu and Ms. Kahr also serve as our managers.
**
Resigned as of February 20, 2007.

        Kenneth W. Davidson—Chief Executive Officer.    Mr. Davidson has served as RTI's Chief Executive Officer since October 2000 and as Chairman of RTI's board of directors from February 2001 to November 2006 and has served as our Chief Executive Officer, President and as one of our managers since the completion of the Transactions. Mr. Davidson also served as RTI's President from October 2000 to May 2003. Mr. Davidson has served as a member of RTI's board of directors since March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc., a publicly-held medical supply company, from 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., a pacemaker equipment manufacturer, Baxter Laboratories, a publicly-held healthcare product and service company, and Merck & Co, a human and animal health care product company.

        Paul D. Chapman—Group President—Surgical and Rehabilitation and Chief Operating Officer. Mr. Chapman has served as RTI's Chief Operating Officer since May 2003. Mr. Chapman was appointed Group President—Surgical and Rehabilitation in October 2006 and previously served as RTI's President from May 2003. Previously, Mr. Chapman served as RTI's Executive Vice President and as President of the Chattanooga Group Division, a position he accepted in February 2002 upon RTI's acquisition of Chattanooga Group, Inc. From 1995 to February 2002, he served as Chief Executive Officer of Chattanooga Group, Inc. Prior to joining Chattanooga Group, Inc. in 1994, Mr. Chapman was employed by Stryker Corporation, a medical device manufacturer. During his six years at Stryker, Mr. Chapman held a variety of positions including Vice President and General Manager, Patient Care Division; Vice President of Marketing and New Business Development; Vice President of Sales, Medical Division; and Vice President of Operations, Medical Division.

        Peter W. Baird—Group President—Therapeutic Devices.    Mr. Baird has served as RTI's Group President—Therapeutic Devices since October 1, 2006. Prior to joining RTI and since January 1, 2004, Mr. Baird was a Principal at McKinsey & Company in its Pharmaceuticals and Private Equity Practices.

From January 1, 2001 to December 31, 2003, Mr. Baird was an Associate Principal at McKinsey & Company.

        William W. Burke—Executive Vice President and Chief Financial Officer.    Mr. Burke has served as RTI's Executive Vice President and Chief Financial Officer since August 2004 and has served as our Executive Vice President—Chief Financial Officer, Treasurer and Assistant Secretary since the completion of the Transactions. Mr. Burke served as Chief Financial Officer, Treasurer and Secretary of Cholestech Corporation, a publicly traded medical products company, from March 2001 to August 2004. Prior to that, he spent 15 years as a senior investment banker with the firms, Bear, Stearns & Co., Everen Securities and Principal Financial Securities, all financial services companies, where he provided advisory and financing services to emerging growth companies in healthcare and other industry sectors. He also serves as a member of the board of directors and chairman of the audit committee of Medical Action Industries, Inc., a publicly traded diversified manufacturer of disposable medical devices.

        Harry L. Zimmerman—Executive Vice President and General Counsel.    Mr. Zimmerman has served as RTI's Executive Vice President and General Counsel since October 2000 and served as RTI's Vice President—General Counsel from April 1994 until October 2000 after 12 years of experience in the private practice of corporate, real estate and tax law. In addition, Mr. Zimmerman has served as our Executive Vice President—General Counsel, Secretary and Assistant Treasurer since the completion of the Transactions. From February 1992 to April 1994, Mr. Zimmerman was associated with Winstead Sechrest & Minick, P.C., a law firm based in Texas, in the corporate, tax and real estate practices of the firm's Austin office.

        Jack F. Cahill—Executive Vice President and President—Surgical Implant Division    Mr. Cahill has served as RTI's Executive Vice President and President—Surgical Implant Division since May 2002. Mr. Cahill served as RTI's Executive Vice President—Sales and Marketing from January 2001 to May 2002. Prior to joining RTI, he had over seven years experience with Maxxim Medical, Inc., a medical supply company, and prior to that, he had almost 20 years of experience with Johnson & Johnson, a diversified healthcare company, in a variety of sales and marketing positions, including as Director of Marketing for Johnson & Johnson Medical, Inc., Director of Sales for the Medical Specialties Division of Johnson & Johnson Medical, Inc., and Director of Sales and Marketing for the Sterile Design Division of Johnson & Johnson Medical, Inc.

        Scott A. Klosterman—Executive Vice President and President—Orthopedic Rehabilitation Division.    Mr. Klosterman has served as RTI's Executive Vice President and President—Orthopedic Rehabilitation Division since June 2003. From February 2002 until June 2003, Mr. Klosterman served as Vice President of Finance of the Chattanooga Group Division, a position he accepted in February 2002 upon RTI's acquisition of Chattanooga Group, Inc. Mr. Klosterman joined Chattanooga Group, Inc. in 1994, and between 1994 and February 2002 served in a variety of positions, including as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer.

        Brian T. Ennis—Executive Vice President and President—Empi.    Mr. Ennis served as RTI's Executive Vice President and President—Empi from August 2006 to February 2007. From March 2006 to August 2006, Mr. Ennis served as President of RTI's subsidiaries, Empi, Inc. and Compex Technologies, Inc. Prior to joining RTI, he was President of International at Wright Medical Group, Inc. a medical device manufacturer, from 2001 to 2005 and held various marketing and management positions at Stryker Corporation, a medical device manufacturer.

        Chinh E. Chu—Chairman of the Board of Directors.    Mr. Chu became one of RTI's directors and one of our managers immediately after the completion of the Transactions. Mr. Chu is a senior managing director of The Blackstone Group, a private equity firm. Since joining Blackstone in 1990, Mr. Chu has led the execution of Blackstone's investments in Healthmarkets, Inc., SunGuard Data

Systems Inc., Nalco, Celanese, Nycomed and LIFFE. He has also been involved in the execution of Blackstone's investments in Graham Packaging, Sirius Satellite Radio, StorageApps, Haynes International, Prime Succession/Rose Hills, Interstate Hotels, HFS and Alco Holdings. Before joining Blackstone, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department. Mr. Chu currently serves on the boards of directors of Celanese Corporation, Nalco Holding Company, Financial Guaranty Insurance Company, Graham Packaging, SunGard Data Systems Inc. and Healthmarkets, Inc.

        Julia Kahr—Director.    Ms. Kahr became one of our directors and one of our managers immediately after the completion of the Transactions. Ms. Kahr is currently an associate of The Blackstone Group, a private equity firm. Before joining Blackstone in 2004, Ms. Kahr was a Project Leader at the Boston Consulting Group, where she worked with companies in a variety of industries, including financial services, pharmaceuticals, media and entertainment, and consumer goods. Ms. Kahr is also the sole author of Working Knowledge, a book published by Simon & Schuster in 1998.

        Sidney Braginsky—Director.    Mr. Braginsky became one of our directors on December 14, 2006. Mr. Braginsky has been President, Chief Executive Officer and Chairman of the Board of Atropos Technology, LLC since July 2000. Mr. Braginsky also serves as chairman and managing Director of Double D (Devices and Diagnostics) a Venture Capital Fund and is Chairman and CEO of Digilab LLC, a molecular spectroscopy division acquired by Atropos in 2001. Double D and Digilab LLC are both affiliated with Atropos Technology, LLC. Before joining Atropos, Mr. Braginsky served as President of Olympus America, Inc. where he built a large business focused on optical products. Prior to Olympus America, Mr. Braginsky served as President and Chief Operating Officer of Mediscience Technology Corp., a designer and developer of diagnostic medical devices for cancer detection.

Executive Compensation

        For purposes of this section, "we," "our" and "us" refer to RTI. RTI's executive officers include RTFL's executive officers, and all decisions and terms relating to our company's executive compensation program are set at the RTI level.

Compensation Discussion And Analysis

Overview

        The following Compensation Discussion and Analysis describes the material elements of compensation for our and our parent, RTI's executive officers identified under "—Executive Compensation—Summary Compensation Table" (the "Named Executive Officers"). As more fully described under "—Compensation Committee" below, the Compensation Committee of the RTI Board (the "Compensation Committee") reviews and makes all decisions for our executive compensation program, including: establishing salaries and reviewing benefit programs for the Chief Executive Officer and each of our other Named Executive Officers; reviewing, approving, recommending and administering our annual incentive compensation and stock option plans for employees and other compensation plans; advising RTI's Board of Directors and making recommendations with respect to plans that require approval of RTI's Board of Directors; and approving our employment agreements with our executive officers. Additionally, the Compensation Committee reviews and coordinates annually with the Nominating/Corporate Governance Committee of RTI's Board of Directors with respect to the compensation of our directors.

Compensation Committee

  Committee Members and Independence

        Prior to the Transactions on November 3, 2006, the Compensation Committee consisted of two members of RTI's then existing Board of Directors, Joel S. Kanter and Richard O. Martin. In conjunction with the Transactions, on November 3, 2006, all of the members of the then existing RTI's Board of Directors ceased to be directors of RTI, and two designees of Blackstone, namely, Chinh Chu and Julia Kahr, became members of RTI's Board of Directors and also began to serve as members of the Compensation Committee of RTI as of that date. In this section, we refer to RTI's Board of Directors prior to the Transactions as the "Old RTI Board" and RTI's Board of Directors after the Transactions as the "New RTI Board" and the Compensation Committee prior to the Transactions as the "Old Compensation Committee" and the Compensation Committee after the Transactions as the "New Compensation Committee".

        Both members of the Old Compensation Committee were independent as defined by the listing standards of the Nasdaq Global Market, and neither member of the New Compensation Committee is independent. See "Certain Relationships and Related Party Transactions and Director Independence." After the Transactions, as a privately held company, the New RTI Board is not required to have a majority of its directors be independent nor is the New Compensation Committee required to be composed of independent directors. We believe that only Mr. Braginsky would be deemed an independent director.

  Role of the Compensation Committee in Establishing Compensation

        The Compensation Committee establishes and maintains our executive compensation program through internal evaluations of performance, consultation with various executive compensation consultants, and analysis of compensation practices in industries where we compete for experienced senior management. The Compensation Committee reviews our compensation programs and philosophy regularly, particularly in connection with its evaluation and approval of changes in the compensation structure for a given year.

Objectives of Our Compensation Program

        Our executive compensation program is designed to attract, retain, incentivize, and reward talented senior management who can contribute to our growth and success and thereby build value for our stockholders over the long-term. We believe that an effective executive compensation program is critical to our long-term success. By having an executive compensation program that is competitive with the marketplace and focused on driving sustained superior performance, we believe we can align the interests of our executive officers with the interests of shareholders and reward our executive officers for successfully improving shareholder returns. Historically, we have developed our executive compensation program in order to achieve the following objectives:

  •
  attract and retain talented senior management to ensure our future success;

  •
  encourage a pay-for-performance mentality by directly relating variable compensation elements to the achievement of our financial and strategic objectives;

  •
  promote a direct relationship between executive compensation and our shareholders, with long-term incentive compensation to link a significant portion of executive compensation to our performance through stock options and restricted stock awards; and

  •
  structure a compensation program that appropriately rewards our executive officers for their skills and contributions to our company based on competitive market practice.

The Elements of Our Executive Compensation Program

        The elements of our executive compensation program are as follows:

  •
  base salary;

  •
  annual incentive compensation (performance-based bonuses);

  •
  equity-based awards;

  •
  perquisites;

  •
  other benefits;

  •
  benefits upon termination of employment; and

  •
  post-termination payments and benefits.

        We do not use any formula or specific weightings in regards to the allocation of the various pay elements of our executive compensation program.

        Base Salary.    Base salaries provide a fixed form of compensation designed to reward our executive officer's core competence in his role. The Compensation Committee determines base salaries by taking into consideration such factors as competitive industry salaries; the nature of the executive officer's position; the contribution and experience of the executive officer; and the length of service with our company. The employment agreements for our Named Executive Officers provide for the annual review of each Named Executive Officer's base salary and provide for an annual increase in base salary of at least 5% on each annual review. The Chief Executive Officer makes salary recommendations for executive officers other than himself based on these factors and reviews such recommendations with the Compensation Committee.

        Annual Incentive Compensation.    Performance-based annual incentive compensation is provided to incentivize our executive officers, in any particular year, to pursue particular objectives that the Compensation Committee believes are consistent with the overall goals and long-term strategic goals that the RTI Board has set for our company.

        Prior to the Transactions.    Under the annual bonus plan that was in effect prior to the Transactions, executive officers were entitled to a non-discretionary bonus if certain predetermined target revenue and operating income amounts were achieved. The base bonus was set at 50% of an executive officer's salary. If actual revenue and operating income amounts exceeded the target amounts, then the amount of the bonus was increased. If these target amounts were not met, then the bonus amounts, if any, were granted at the discretion of the Old Compensation Committee. There were no bonuses earned by our executive officers for the 2006 fiscal year.

        After the Transactions.    Effective November 3, 2006 in conjunction with the Merger, the New Compensation Committee implemented a new bonus plan (the "New Bonus Plan"). The New Bonus Plan is intended to remain in effect from year to year through 2011. The New Bonus Plan consists of three separate components as described below:

  •
  Target Bonus.    For 2007 and each subsequent plan year thereafter, each Named Executive Officer is eligible to earn a target bonus amount equal to 67% of the Named Executive Officer's base salary in effect during the year, calculated on a weighted average monthly basis using the base salary in effect on the first day of each month, contingent upon (1) the achievement of Free Cash Flow and Adjusted EBITDA (each as defined below) targets for such plan and (2) the Named Executive Officer's continued employment with us through the specified payment date for the bonus.

  •
  Supplemental Bonus.    For the 2007 and each subsequent plan year thereafter, each Named Executive Officer is eligible to earn a supplemental bonus amount equal to 100% of the Named Executive Officer's base salary in effect during the year, calculated on a weighted average monthly basis using the base salary in effect on the first day of each month, contingent upon (1) the achievement of certain higher amounts of Free Cash Flow and Adjusted EBITDA targets for such plan year and (2) the Named Executive Officer's continued employment us through the specified payment date for the bonus.

  •
  Retention Bonus.    At the closing of the Transactions, each of the Named Executive Officers received a retention bonus as listed in "—Summary Compensation Table." An executive officer must repay the retention bonus if his employment with us is terminated prior to January 1, 2008, other than by reason of a termination by us without cause, by the executive officer for "good reason" (as defined in his employment agreement) or as a result of death or disability.

        Free Cash Flow, for the purposes of the New Bonus Plan, is calculated as cash flow from operations as adjusted pursuant to the terms contained in the credit agreement for our new senior secured credit facilities. Adjusted EBITDA, for the purposes of the New Bonus Plan, is calculated as earnings before interest, income taxes, depreciation and amortization, further adjusted to exclude non-cash items, non-recurring items and other adjustment items pursuant to the terms contained in the credit agreement for our new senior secured credit facilities. The New Compensation Committee selected Free Cash Flow and Adjusted EBITDA as the relevant company-wide performance criteria because the New Compensation Committee believes that these criteria are consistent with the overall goals and long-term strategic goals that the New RTI Board has set for RTI. Further, these criteria are closely related to or reflective of our financial and operational improvements, growth and return to shareholders. Adjusted EBITDA is an important non-GAAP valuation tool that investors use to measure our company's profitability and liquidity against other companies in our industry. Free Cash Flow is another non-GAAP measurement that our management uses to assess how well we are achieving our goal of reducing our leverage over time, which also contributes to creation of value for our shareholders and creditors.

        Equity—Based Awards.    Prior to the Transactions, we had a number of stock option plans under which options for common stock of RTI could be granted. The stock options were generally granted at fair value on the date of grant, vested ratably over a specified period and expired no later than ten years from the date of grant. In connection with the Transactions, all outstanding "in-the-money" options under these stock option plans were accelerated and were redeemed for cash at the time of closing, with the exception of management rollover options which continued as options to purchase shares of common stock of RTI. The following table summarizes the options with exercise prices of less than $16.46 per share (or $6.55 prior to giving effect to the share adjustments) and shares of common stock held by the members of the Old RTI Board as of November 1, 2006 and the cash consideration each of them received pursuant to the Merger Agreement in exchange for their shares of RTI's common stock and the cancellation of their options to purchase shares of RTI's common stock:

Directors:	Number of Options	Number of Shares	Cash Received at Closing— Options	Cash Received at Closing— Shares	Total Cash Received at Closing	Weighted Avg. Exercise Price— Options
Alastair J. Clemow	23,880	—	$89,100	$—	$89,100	$12.74
Karen Osar	29,850	—	64,050	—	64,050	14.32
Joel Kanter	37,810	7,960	239,300	131,000	370,300	10.13
Richard O. Martin, Ph.D	39,800	17,906	247,175	294,691	541,866	10.25
Bruce Wesson	29,850	43,255	147,300	711,867	859,167	11.53
Zubeen Shroff	29,850	7,349	147,300	120,952	268,252	11.53

        The following table summarizes (1) the shares of RTI's common stock and the options to purchase shares of RTI's common stock held by the Named Executive Officers immediately prior to the Transactions, (2) the cash consideration received for the shares redeemed and options cancelled in connection with the Transactions and (3) the management rollover options which continued upon the effective time of the Transactions as options to purchase shares of common stock of RTI:

Named Executive Officers:	Number of Shares	Number of Options	Options Cancelled in Merger	Options Rolled Over	Total Cash Received at Closing— Options	Total Cash Received at Closing— Shares	Total Cash Received at Closing	Weighted Avg. Exercise Price— Total Options	Weighted Avg. Exercise Price— Rolled Over Options
Kenneth W. Davidson	226,417	368,150	—	308,475	$—	$3,726,210	$3,726,210	$12.99	$11.95
William W. Burke	1,194	169,150	103,639	65,525	539,284	19,650	558,934	11.61	12.19
Paul Chapman	—	308,450	146,050	132,575	1,053,500	—	1,053,500	11.58	12.62
Harry L. Zimmerman	88,415	139,300	—	124,375	—	1,455,076	1,455,076	12.39	11.67
Jack F. Cahill	44,913	109,450	—	87,075	—	739,141	739,141	13.64	12.44

        In May 2006, the Old Compensation Committee adopted the old 2006 Stock Incentive Plan (the "Old 2006 Plan"), which provided for the grant of stock options, stock appreciation rights, restricted stock, and other stock-based awards to our key employees, directors and consultants, including our executive officers. The Old 2006 Plan was intended to replace the 1996 Incentive Stock Plan, which expired in November 2006. No options or other stock-based awards were ever granted under the Old 2006 Plan.

        After the Transactions, the New Compensation Committee adopted the new 2006 Stock Incentive Plan (the "New 2006 Plan"). The purpose of the New 2006 Plan is to promote the interests of our company and our shareholders by enabling selected key employees to participate in our long-term growth by receiving the opportunity to acquire shares of RTI common stock and to provide additional compensation based on appreciation of the value of our common stock. The New Compensation Committee determines whether to grant options and the exercise price of the options granted as described below. The New Compensation Committee has broad discretion in determining the terms, restrictions and conditions of each award granted under the New 2006 Plan; provided that no options may be granted after November 2, 2016 and no option may be exercisable after ten years from the date of grant. The options granted under the New 2006 Plan are either time-based options or performance-based options. See footnote (2) to the Grants of Plan-Based Awards table under "—Plan-Based Awards During 2006" below for a description of the vesting terms and schedules of options granted under the New 2006 plan. All option awards granted under the New 2006 Plan have an exercise price equal to the fair market value of RTI's common stock on the date of grant. Fair market value is defined under the New 2006 Plan to be the closing market price of a share of RTI's common stock on the date of grant or if no market price is available, the amount as determined by RTI's Board of Directors subject to confirmation by an outside appraiser. The New Compensation Committee retains the discretion to make awards at any time in connection with the initial hiring of a new employee, for retention purposes, or otherwise. We do not have any program, plan or practice to time annual or ad hoc grants of stock options or other equity-based awards in coordination with the release of material non-public information or otherwise. The New 2006 Plan may be amended or terminated by RTI's Board of Directors, at any time. However, an amendment that would impair the rights of a recipient of any outstanding award will not be valid with respect to such award without the recipient's consent. On November 3, 2006, our principal stockholder approved a total of 2,500,000 shares of RTI's common stock to be authorized for issuance of options under the New 2006 Plan. These options can be either incentive stock options or non-qualified stock options. Of these 2,500,000 options, 1,150,000 options were granted to the Named Executive Officers in conjunction with the Transactions. (See "—Outstanding Equity Awards at Fiscal Year-End—2006").

        Perquisites.    We provide perquisites to our executive officers that we believe are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management. Perquisites include automobile allowances, spouse travel reimbursement, life insurance premiums, and reimbursement of relocation expenses related to initial hiring.

        Other Benefits.    Other benefits to the named executive officers include a 401(k) plan. We maintain a 401(k) plan for our employees, including our Named Executive Officers, because we wish to encourage our employees to save some percentage of their cash compensation, through voluntary deferrals, for their eventual retirement. Our company may, at the discretion of RTI's Board of Directors, match employee deferrals. For the 2006 plan year, we made matching contributions equal to up to 50% of the first 6% of compensation deferred by employees (subject to IRS limits and non-discrimination testing). For the 2007 plan year, the employer contribution percentage will remain unchanged.

        Post-Termination Payments and Benefits.    Pursuant to their employment agreements, each of our executive officers is entitled to benefits upon termination of employment. We believe these benefits play an important role in attracting and retaining high caliber executive officers, and permit our executives to focus on their responsibilities for the company without distractions caused by uncertainties in the context of an actual or threatened change of control. We also believe these benefits play an important role in protecting our company's highly competitive business by restricting our executive officers from working for a competitor for a period of time following the termination of employment with us. These benefits are described in more detail beginning under "—Potential Payments Upon Termination of Employment."

The Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code of 1986 (the "Code") provides that compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m) of the Code. We attempted to structure our executive compensation program such that compensation paid would be tax deductible by our company whenever that is consistent with our company's compensation philosophy. Our primary objective is to design and administer our compensation policies to support and encourage the achievement of our short and long-term goals. For this reason, RTI's Old Board and the Old Compensation Committee reserved the authority to award non-deductible compensation in circumstances as they deemed appropriate. The deductibility of some types of compensation payments can depend upon the timing of an executive officer's vesting or exercise of previously granted rights. We had no amounts in 2006 which were not deductible under Section 162(m) of the Code. As a privately held company, we will no longer have to comply with Section 162(m) to ensure deductibility of executive compensation.

Compensation Committee Report

        The Compensation Committee of the RTI Board of Directors has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis" set forth in this prospectus. Based upon the review and discussions referred to above, the Compensation Committee recommended to the RTI Board of Directors that the "Compensation Discussion and Analysis" be included in this prospectus for filing with the Securities and Exchange Commission.

  Submitted by the Compensation Committee:
  Chinh E. Chu (Chair)
  Julia Kahr

Summary Compensation Table

        The following table provides summary information about compensation awarded to, earned by, or paid to our Named Executive Officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total ($)
Kenneth W. Davidson Chief Executive Officer	2006	$458,250	$1,525,000	$—	$8,183,908	$—	$—	$419,978	$10,587,136
William W. Burke Executive Vice President and Chief Financial Officer	2006	273,000	1,000,000	—	2,814,799	—	—	16,062	4,103,861
Paul D. Chapman Group President—Surgical and Rehabilitation and Chief Operating Officer	2006	315,000	700,000	—	4,357,989	—	—	6,600	5,379,589
Harry L. Zimmerman Executive Vice President and General Counsel	2006	230,000	400,000	—	3,241,970	—	—	6,600	3,878,570
Jack F. Cahill Executive Vice President and President—Surgical Implant Division	2006	244,000	600,000	—	2,610,941	—	—	6,600	3,461,541

(1)
The amounts shown in this column represent retention bonus payments made under the New Bonus Plan adopted in connection with the closing of the Transactions. The retention bonus payments are subject to forfeiture if the executive officer's employment is terminated prior to January 1, 2008 (other than by specified reasons). See "Compensation Discussion and Analysis—The Elements of Our Executive Compensation Program—Annual Incentive Compensation".

(2)
The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the 2006 fiscal year with respect to stock options granted, as determined pursuant to SFAS 123(R). See Note 10 to the Consolidated Financial Statements included in this prospectus for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to SFAS 123(R). There were no forfeitures of options by any of the Named Executive Officers in 2006.

(3)
Perquisites and other personal benefits are valued at actual amounts paid to each provider of such perquisites and other personal benefits. A breakdown of the amounts shown in this column for the 2006 fiscal year for each of the Named Executive Officers is set forth in the following table:

	Mr. Davidson	Mr. Burke	Mr. Chapman	Mr. Zimmerman	Mr. Cahill
Automobile allowance	$24,000	$—	$—	$—	$—
Contract extension payment(a)	360,000	—	—	—	—
Life insurance premiums	1,290	—	—	—	—
Spouse travel reimbursement	28,088	9,462	—	—	—
401(k) matching contribution	6,600	6,600	6,600	6,600	6,600

Total	$419,978	$16,062	$6,600	$6,600	$6,600

  (a)
  Represents a one-time payment of $360,000 paid to Mr. Davidson on September 25, 2006 for extending the term of his employment agreement to December 31, 2007.

Plan-Based Awards During 2006

        The following table sets forth certain information with respect to grants of cash awards to the Named Executive Officers under our non-equity incentive plans during 2006.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kenneth W. Davidson	11/3/2006(1)	$—	$—	$—	308,475	308,475	308,475	—	—	—
	11/3/2006(2)				—	318,750	318,750	—	106,250	$16.46
William W. Burke	11/3/2006(1)	—	—	—	65,525	65,525	65,525	—	—	—
	11/3/2006(2)				—	131,250	131,250	—	43,750	$16.46
Paul D. Chapman	11/3/2006(1)	—	—	—	132,575	132,575	132,575	—	—	—
	11/3/2006(2)				—	168,750	168,750	—	56,250	$16.46
Harry L. Zimmerman	11/3/2006(1)	—	—	—	124,375	124,375	124,375	—	—	—
	11/3/2006(2)				—	131,250	131,250	—	43,750	$16.46
Jack F. Cahill	11/3/2006(1)	—	—	—	87,075	87,075	87,075	—	—	—
	11/3/2006(2)				—	112,500	112,500	—	37,500	$16.46

(1)
The amounts set forth in these rows under the column "Estimated Future Payouts Under Equity Incentive Plan Awards" for each of the Named Executive Officers reflect the number of shares underlying the management rollover options which became fully vested in connection with the Transactions.

(2)
The amounts set forth in these rows under the column "Estimated Future Payouts Under Equity Incentive Plan Awards" and "All Other Option Awards: Number of Securities Underlying Options" for each of the Named Executive Officers reflect the number of performance-based options granted under the New 2006 Plan and the number of time-based options granted under the New 2006 Plan, respectively. The options granted to each of the Named Executive Officers under the New 2006 Plan consist of one time-based tranche and three separate performance-based tranches, each in equal amounts. The time-based tranche of options vests 20% on November 3, 2007 and 1/60th every month end thereafter for each of the next 48 months if the executive officer is employed by us through the applicable date. Each of the three performance-based tranches of options vests 20% on December 31, 2007 and on each of the next four year ends thereafter if specified financial targets are met and the executive officer is employed by us through the applicable date or, if not employed through the applicable date, his employment is terminated during the year by us without cause, by the executive officer for good reason, or by reason of death or disability. The specified financial targets applicable to the first and second performance-based tranches of options are Free Cash Flow and Adjusted EBITDA, with the targets for the second performance-based tranche being higher than the first, and the specified financial target applicable to the third performance-based tranche of options is the internal rate of return for our principal stockholder (as such term is specified in the Named Executive Officer's option agreement).

Fiscal Year-End Holdings of Equity-Based Awards

        The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End—2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable (1)	Number of Securities Underlying Unexercised Options(#) Unexercisable (2)	Option Exercise Price	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kenneth W. Davidson	19,900 79,600 9,950 199,025 —	— — — — 106,250	$18.29 9.80 12.36 12.16 16.46	— — — — 318,750	5/18/2014 8/9/2014 10/20/2015 11/17/2015 11/4/2016	— — — — —	— — — — —	— — — — —	— — — — —

	308,475	106,250		318,750
William W. Burke	9,950 55,575 —	— — 43,750	$12.36 12.16 16.46	— — 131,250	10/20/2015 11/17/2015 11/4/2016	— — —	— — —	— — —	— — —

	65,525	43,750		131,250
Paul D. Chapman	9,950 122,625 —	— — 56,250	$18.29 12.16 16.46	— — 168,750	5/18/2014 11/17/2015 11/4/2016	— — —	— — —	— — —	— — —

	132,575	56,250		168,750
Harry L. Zimmerman	4,975 39,800 69,650 9,950 —	— — — — 43,750	$18.29 9.80 12.16 12.36 16.46	— — — — 131,250	5/18/2014 8/9/2014 11/17/2015 10/20/2015 11/4/2016	— — — — —	— — — — —	— — — — —	— — — — —

	124,375	43,750		131,250
Jack F. Cahill	7,475 9,950 9,950 59,700 —	— — — — 37,500	$18.29 9.80 12.36 12.16 16.46	— — — — 112,500	5/18/2014 8/9/2014 10/20/2015 11/17/2015 11/4/2016	— — — — —	— — — — —	— — — — —	— — — — —

	87,075	37,500		112,500

(1)
The amounts set forth in this column for each of the Named Executive Officers reflect the number of shares underlying the management rollover options which became fully vested in connection with the Merger.

(2)
The amounts set forth in this column reflect the number of shares underlying the time-based options granted to each of the Named Executive Officers under the New 2006 Plan. See footnote (2) to the Grants of Plan-Based Awards table above for a description of the vesting schedule of these options.

(3)
The amounts set forth in this column reflect the number of shares underlying the performance-based options granted to each of the Named Executive Officers under the New 2006 Plan. See footnote (2) to the Grants of Plan-Based Awards table above for a description of the vesting terms and schedule of these options.

Potential Payments Upon Termination of Employment

        We have entered into employment agreements and change of control severance agreements with our Named Executive Officers. These agreements provide for payments upon termination of employment as described below.

Employment Agreements

        Each of the Named Executive Officers is a party to an employment agreement with RTI, which was amended in connection with the Transactions (as amended, the "employment agreements"). The employment agreements for our Named Executive Officers establish the executive officer's salary, target annual bonus opportunities and provide the executive officers with participation in pension, profit sharing and stock plans, if any, as established for the executives of RTI. The employment agreements provide for the annual review of each Named Executive Officer's base salary and provide for an annual increase in base salary of at least 5% on each annual review. The employment agreements provide for an annual bonus opportunity equal to 67% of each Named Executive Officer's annual base salary, which may be earned based upon the achievement of objective corporate performance targets, and for a supplemental bonus opportunity equal to 100% of such executive's annual base salary based upon the achievement of stretch objective corporate performance targets (see "—Compensation Discussion and Analysis" for a discussion of the New Bonus Plan and the performance targets established thereunder). The employment agreements also provided for the grant of options to purchase common stock of RTI in connection with the closing of the Transactions. The employment agreements contain restrictive covenants, including a non-competition covenant that is binding upon the Named Executive Officers during the term of employment and for the one year period following the termination of the executive's employment, a covenant to not disclose confidential information during the term of employment and following the termination of employment and an invention assignment covenant during the term of employment and during the six month period following the termination of employment (the "Restrictive Covenants").

        The employment agreements provide for a term of employment that will expire on December 31, 2009 and will be renewed for successive one-year periods unless either RTI or the Named Executive Officer, as applicable, provides the other with advance written notice of non-renewal. Upon the termination of a Named Executive Officer's employment by RTI without "cause" (as defined in the employment agreement) or by the executive with "good reason" (as defined in the employment agreement)(in each case, a "Qualifying Termination"), the terminated Named Executive Officer would be entitled to receive (i) the payment of base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses, (iii) payment of any earned but unpaid annual bonus and supplemental annual bonus, (iv) payment of any accrued but unused vacation pay; (v) any employee benefits as to which the executive may be entitled to receive pursuant to the terms of such plans (items (i) through (v), the "Accrued Benefits"), (vi) a lump sum severance payment equal to the sum of the most recent annual bonus received by the Named Executive Officer (the annual bonus opportunity if termination occurs in 2007) and the most recent supplemental bonus received by the Named Executive Officer (the supplemental bonus opportunity if termination occurs in 2007) and (vii) subject to compliance with the Restrictive Covenants, the continued payment of base salary for the twelve month period following termination; provided, however, that the payments made pursuant to clauses (vi) and (vii) shall be reduced by the present value of any other payments received under any other plans, programs and arrangements of RTI, and the payments provided pursuant to the aforementioned clauses (vi) and (vii) are structured to ensure that no duplicative severance payments would be made to the applicable Named Executive Officer under the employment agreement and the change of control severance agreement, discussed below. Upon the termination of employment of a Named Executive Officer by RTI for "cause," by the Named Executive Officer without "good reason" or due to a Named Executive Officer's death or "disability" (as defined in the employment agreement), the Named Executive Officer would be entitled to receive only the Accrued Benefits.

        The employment agreements of the Named Executive Officers provide that the Named Executive Officers would be entitled to receive a "gross-up" payment if any payments made to a Named Executive Officer by RTI or its affiliates constitute excess parachute payments under the Internal Revenue Code of 1986, as amended. The "gross-up" payment would consist of the reimbursement of the excise tax imposed on the excess parachute payments in addition to any income tax, employment tax or excise tax imposed on such reimbursement payment. The employment agreements provide that the "gross up" payment shall not be duplicative of any benefit provided pursuant to the change of control severance agreements.

        Mr. Davidson's employment agreement provides for the provision of no-cost medical and dental insurance for him and his spouse until he reaches age 65. Mr. Davidson's employment agreement was also amended on September 25, 2006 to extend the term until December 31, 2007, which was later extended to December 31, 2009 in the subsequent amendment, as discussed above. RTI made a one-time payment of $360,000 to Mr. Davidson in connection with the extension.

Change of Control Severance Agreements

        Each of the Named Executive Officers is also a party to a change of control severance agreement with RTI. The change of control severance agreements provide for the payment of severance benefits following a termination of an individual Named Executive Officer's employment by RTI without "cause" (as defined in the change of control severance agreements) or by a Named Executive Officer with "good reason" (as defined in the change of control severance agreement) within three years of a change of control of RTI (a "CoC Qualifying Termination"). Upon such a CoC Qualifying Termination, the Named Executive Officer would be entitled to receive (i) an amount equal to 2.99 times the sum of (x) annual base salary at the highest rate in effect within one year of the termination and (y) the average bonus paid or payable to the Named Executive Officer for the prior two years, (ii) any earned, but unpaid bonus for the prior fiscal year, (iii) an additional amount equal to the Named Executive Officer's highest annual base salary in effect within one year of the termination, (iv) payment for unused vacation, (v) a pro rata bonus for the year of termination and (vi) certain retirement plan contributions based on these amounts. The change of control severance agreements also provide that health plan coverage will be made available for 18 months following the termination of employment and provide certain other benefits. The change of control severance agreements provide that a Named Executive Officer who receives severance payments thereunder will not also be entitled to receive duplicative severance payments under his employment agreement with RTI. The change of control severance agreements also provide that the Named Executive Officers would be entitled to receive a "gross-up" payment if any payments made to a Named Executive Officer by RTI or its affiliates constitute excess parachute payments under the Internal Revenue Code of 1986, as amended. The "gross-up" payment would consist of the reimbursement of the excise tax imposed on the excess parachute payments in addition to any income tax, employment tax or excise tax imposed on such reimbursement payment. The change of control severance agreements contain one year post-employment non-competition covenants.

        Although the Transactions constituted a change of control for purposes of the change of control severance agreements, none of our Named Executive Officers have received any change of control severance payments or benefits under the terms of these agreements as a result of the Transactions; however, if any of our Named Executive Officers are terminated by RTI without "cause" or quit with "good reason," the termination would constitute a CoC Qualifying Termination, entitling the Name Executive Officers to the severance benefits provided by the Change of Control Severance Agreements.

        The table below is designed to show the payments that our Named Executive Officers would have received upon a termination of employment assuming that the employment was terminated on December 31, 2006 due to (i) a CoC Qualifying Termination, (ii) a Qualifying Termination and (iii) any other type of termination.

Potential Payments Upon Termination of Employment

Type of Termination	Cash Severance Payment ($)		401(k) Matching Contribution ($)		Acceleration and Continuation of Equity Awards (unamortized expense as of 12/31/06)($)		Excise Tax Gross-up($)		Health and Welfare Benefits($)		Total Termination Benefits($)
Kenneth W. Davidson
• CoC Qualifying Termination	2,400,256	(1)	—	(2)	947,113	(3)	870,847	(4)	151,837	(5)	4,370,053
• Qualifying Termination	2,400,256	(6)	—	(2)	—		870,847	(4)	151,837	(5)	3,422,940
• Any other termination(7)	—		—		—		—		151,837	(5)	151,837
William W. Burke
• CoC Qualifying Termination	1,403,220	(1)	—	(2)	389,988	(3)	434,646	(4)	12,600	(8)	2,240,454
• Qualifying Termination	1,403,220	(6)	—	(2)	—		434,646	(4)	12,600	(8)	1,850,466
• Any other termination(7)	—		—		—		—		12,600	(8)	12,600
Paul D. Chapman
• CoC Qualifying Termination	1,665,546	(1)	—	(2)	501,413	(3)	—	(4)	13,327	(8)	2,180,286
• Qualifying Termination	1,665,546	(6)	—	(2)	—		—	(4)	13,327	(8)	1,678,873
• Any other termination(7)	—		—		—		—		13,327	(8)	13,327
Harry L. Zimmerman
• CoC Qualifying Termination	1,224,175	(1)	—	(2)	389,988	(3)	392,885	(4)	15,923	(8)	2,022,971
• Qualifying Termination	1,224,175	(6)	—	(2)	—		392,885	(4)	15,923	(8)	1,632,983
• Any other termination(7)	—		—		—		—		15,923	(8)	15,923
Jack F. Cahill
• CoC Qualifying Termination	1,299,694	(1)	—	(2)	334,275	(3)	432,425	(4)	8,094	(8)	2,074,488
• Qualifying Termination	1,299,694	(6)	—	(2)	—		432,425	(4)	8,094	(8)	1,740,213
• Any other termination(7)	—		—		—		—		8,094	(8)	8,094

(1)
The change of control severance agreements and employment agreements have provisions that disallow the duplication of severance payments to the Named Executive Officers. As such the amounts in the table above reflect the severance payments and benefits that would have been made if the Named Executives Officers were terminated on December 31, 2006, which consist of (i) an amount equal to 2.99 times the sum of (x) annual base salary at the highest rate in effect within one year of the termination and (y) the average bonus paid or payable to the Named Executive Officer for the prior two years, (ii) any earned, but unpaid bonus for the prior fiscal year, (iii) an additional amount equal to the Named Executive Officers' highest annual base salary in effect within one year of the termination, (iv) payment for unused vacation, (v) a pro rata bonus for the year of termination (vi) certain retirement plan contributions based on these amounts, and (vii) the Accrued Rights.

(2)
This represents the RTI contribution to the 401(k) Plan, which consists of the appropriate matching amount on the severance pay up to the limits allowed to be contributed to the 401(k) Plan.

(3)
Pursuant to the terms of the option agreements governing the Named Executive Officers' stock option awards, upon a change of control, the time-based options would accelerate and vest in full. The table above does not reflect the acceleration of any performance-based stock option awards, as the performance-based stock options require that certain performance targets must have been achieved in periods subsequent to December 31, 2006 in order to be eligible for any acceleration of vesting.

(4)
Due to the differences in individual tax rates, the amounts reflected are reasonable estimates of excise tax gross-up payments due under the change of control severance agreements and the employment agreements for each named Executive Officer assuming the Named Executive Officer was terminated on December 31, 2006.

(5)
Mr. Davidson's employment agreement provides for the provision of no-cost medical and dental insurance for him and his spouse until he reaches age 65. These amounts represent the value of the no-cost medical and dental insurance for Mr. Davidson and his spouse plus accrued vacation for Mr. Davidson.

(6)
These amounts for the Named Executive Officers are the same as the amounts shown as would be due upon a CoC Qualifying Termination since the Merger triggered the first of two conditions required for the Named Executive Officers to receive severance benefits under their change of control severance agreements. Thus, a Qualifying Termination will have the same effect for these Named Executive Officers as a CoC Qualifying Termination through November 3, 2009.

(7)
Includes termination of employment by RTI for "cause," by a Named Executive Officer without "good reason" (which would include retirement), or due to a Named Executive Officer's death or disability.

(8)
These amounts represent accrued vacation for each Named Executive Officer.

Compensation of Directors

        Prior to the Merger, for the 2006 fiscal year through November 3, 2006, each non-employee member of the Old RTI Board was reimbursed for his or her travel expenses for attending Board meetings. Effective as of the 2005 RTI Annual Meeting, non-employee director compensation was increased by including a $12,000 cash payment per year for each non-employee director plus $2,000 cash payment per each quarterly board meeting that such director attended in person. Also in 2006, members of the Special Committee of the Old RTI Board were compensated an additional $5,000 each per month for services rendered from May 2006 to October 2006 in conjunction with the Merger. The Special Committee consisted of Mr. Clemow, Mrs. Osar, Mr. Kanter, and Dr. Martin.

        After the Merger, two designees of Blackstone became members of RTI's Board of Directors; Mr. Chu (Chairman of the Board) and Ms. Kahr. As of that date, all of the members of the Old RTI Board ceased to be directors of RTI. Ms. Kahr and Mr. Chu are affiliated with Blackstone Group and are not compensated for serving as members of our Board of Directors. Mr. Davidson was also appointed to the New RTI Board on November 3, 2006. On December 14, 2006, Mr. Sidney Braginsky was appointed to serve as a member of the New RTI Board. Mr. Braginsky is an independent, non-employee director and will receive cash compensation beginning with the 2007 fiscal year in the amount of (1) $50,000 annually, (2) $10,000 per year for serving as Chairman of the RTI Audit Committee and (3) $1,500 per day for attending a Board or Committee meeting other than Audit Committee meetings. At the New RTI Board meeting on March 13, 2007, Mr. Braginsky was granted 750 stock options to purchase shares of RTI's common stock at an exercise price equal to the fair market value on the date of grant as compensation for the services performed from December 14, 2006 to May 24, 2007. These options are subject to a three year vesting period. In addition, on the date of each RTI annual shareholder meeting beginning in May 2007, if Mr. Braginsky is elected to continue to serve on the New RTI Board, Mr. Braginsky will be granted 1,500 stock options to acquire shares of RTI's common stock with terms similar to those stated above.

        The following table sets forth the compensation paid to our non-employee directors for their services in the 2006 fiscal year:

Directors' Compensation
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total($)
Alastair J. Clemow	$46,000	$—	$40,665	$—	$—	$86,665
Karen Osar	44,000	—	54,220	—	—	98,220
Joel Kanter	46,000	—	40,665	—	—	86,665
Richard O. Martin, Ph.D	41,000	—	47,442	—	—	88,442
Bruce Wesson	1,000	—	40,665	—	—	41,665
Zubeen Shroff	1,000	—	40,665	—	—	41,665
Julia Kahr	—	—	—	—	—	—
Chinh E. Chu	—	—	—	—	—	—
Sidney Braginsky	—	—	—	—	—	—

(1)
Fees paid during 2006 include an additional $5,000 per month per director for services rendered from May 2006 to October 2006 in conjunction with the Merger. The members of the Special Committee of the Old RTI Board consisted of Mr. Clemow, Mrs. Osar, Mr. Kanter, and Mr. Martin.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of our company or member of our compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        We are a wholly owned subsidiary of RTI, which owns all of our issued and outstanding capital stock. All of RTI's issued and outstanding capital stock is owned by funds associated with Blackstone, certain members of our management, and the former shareholders of Cefar. Blackstone is able to control all actions by the board of directors of RTI by virtue of it being able to appoint a majority of the directors.

        All of our issued and outstanding shares of capital stock have been pledged as collateral to the lenders under the new senior secured credit facilities described under "Description of Other Indebtedness—New Senior Secured Credit Facilities." If we were to default on our new senior secured credit facilities, the lenders could foreclose on these shares of our common stock, which would result in a change of control.

        The following table sets forth as of December 31, 2006, certain information regarding the beneficial ownership of the voting securities of RTI by each person who beneficially owns more than five percent of RTI's common stock, and by the directors and executive officers of us and RTI, individually, and by the directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage(2)
5% Stockholders:
Grand Slam Holdings, LLC(3)	21,694,850	97.42%
Directors and Executive Officers:
Kenneth W. Davidson(4)	308,475	1.37%
William W. Burke(4)	65,525	*
Paul D. Chapman(4)	132,575	*
Harry L Zimmerman(4)	124,375	*
Jack F. Cahill(4)	87,075	*
Chinh E. Chu(5)	21,694,850	97.42%
Julia Kahr(6)	—	—
Sidney Braginsky	—	—
All directors and executive officers as a group (all persons)	22,500,000	97.51%

(1)
Includes shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)
Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of RTI on December 31, 2006, as adjusted as required by applicable rules.

(3)
Shares of common stock of RTI held by Grand Slam Holdings, LLC ("BCP Holdings"). may also be deemed to be beneficially owned by the following entities and persons: (i) Blackstone Capital Partners V L.P., a Delaware limited partnership ("BCP V"), Blackstone Family Investment Partnership V L.P., a Delaware limited partnership ("BFIP"), Blackstone Family Investment Partnership V-A L.P., a Delaware limited partnership ("BFIP-A"), and Blackstone Participation Partnership V L.P., a Delaware limited partnership (together with BCP V, BFIP and BFIP-A, the "Blackstone Partnerships"), which collectively own all of the equity in BCP Holdings; (iii) Blackstone Management Associates V L.L.C., a Delaware limited liability company ("BMA"), the general partner of the Blackstone Partnerships; (iv) BMA V L.L.C., a Delaware limited liability company ("BMA V"), the sole member of BMA; and (v) Peter G. Peterson and Stephen A.

  Schwarzman, the founding members and controlling persons of BMA V. Each of Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of BCP Holdings and each of the entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(4)
The number of shares beneficially owned by these executive officers shown in this table reflect the number of shares underlying their management rollover options which are exercisable within 60 days.

(5)
Mr. Chu, a director of RTI, is a member of BMA V and a senior managing director of The Blackstone Group, L.P. The number of shares disclosed for Mr. Chu are also included in the above table in the number of shares disclosed for "Grand Slam Holdings, LLC." Mr. Chu disclaims beneficial ownership of any shares owned or controlled by BMA V, except to the extent of his pecuniary interest therein.

(6)
Ms. Kahr, a director of RTI, is an employee of Blackstone but does not have investment or voting control over the shares beneficially owned by BCP Holdings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND
DIRECTOR INDEPENDENCE

Management Stockholder's Agreement

        In connection with the Transactions, RTI, Grand Slam Holdings and certain affiliates of Blackstone entered into management stockholders' agreements with certain members of our management, including our executive officers. The management stockholders' agreements impose significant restrictions on transfers of shares of RTI's common stock held by the management stockholders and provide that RTI will have a right of first refusal (or Blackstone, if RTI fails to exercise such right) on any proposed sale of RTI's common stock held by a management stockholder following the lapse of the transfer restrictions and prior to the occurrence of a "change in control" (as such term is defined in the agreement) of RTI. In addition, prior to a "qualified public offering" (as such term is defined in the agreement), Blackstone will have drag-along rights, and management stockholders will have tag-along rights, in the event of a sale of RTI's common stock by Blackstone to a third party (or in the event of a sale of Grand Slam Holdings' equity interests to a third party) in the same proportion as the shares or equity interests sold by Blackstone. If, prior to either the lapse of the transfer restrictions or a qualified public offering, a management stockholder's employment is terminated, RTI will have the right to repurchase all shares of RTI's common stock held by such management stockholder for a period of one year from the date of termination of employment (or the until the date that is one year following the exercise of the stock options used to acquire such common stock, if later). If RTI does not exercise this repurchase right during the applicable repurchase period, then Blackstone will generally have the right to repurchase such shares for a period of 30 days thereafter. The management stockholders' agreements also provide that, after the occurrence of a qualified public offering, the management stockholders will receive customary piggyback registration rights with respect to shares of RTI's common stock held by them.

Transaction and Monitoring Fee Agreement

        Immediately after the Transactions, RTI entered into a transaction and monitoring fee agreement with BMP. Under the transaction and monitoring fee agreement, RTI paid BMP, at the closing of the Transactions, an $8.2 million transaction fee, together with a payment of $0.4 million for related reimbursement of expenses, and a $3.0 million advisory fee, in consideration of BMP providing certain strategic and structuring, advice and assistance. In addition, under this agreement, BMP (including through its affiliates) will agree to provide certain monitoring, advisory and consulting services to RTI for an annual monitoring fee equal to $3.0 million. At the closing of the Transactions, RTI paid an initial monitoring fee of $3.0 million in respect of the period from the closing date of the Transactions to December 31, 2006. At any time in connection with or in anticipation of a change of control of RTI, a sale of all or substantially all of RTI's assets or an initial public offering of common stock of RTI or its successor, BMP may elect to receive, in lieu of remaining annual monitoring fee payments, a single lump sum cash payment equal to the then-present value of all then-current and future annual monitoring fees payable under the transaction and monitoring fee agreement, assuming a hypothetical termination date of the agreement to be the twelfth anniversary of such election. The transaction and monitoring fee agreement will continue until the earlier of the twelfth anniversary of the date of the agreement or such date as RTI and BMP may mutually determine. RTI will agree to indemnify BMP and its affiliates, directors, officers, employees, agents and representatives from and against all liabilities relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of BMP pursuant to, and the performance of BMP and its affiliates of the services contemplated by, the transaction and monitoring fee agreement.

Director Independence

        Prior to the Transactions, the Old RTI Board determined which directors were independent primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with the directors themselves. The Old RTI Board undertook its annual review of director independence in March 2006. During this review, the Old RTI Board considered transactions and relationships between each director or any member of his or her immediate family and RTI and its subsidiaries and affiliates. The Old RTI Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company's senior management or its affiliates. As a result of this review, the Old RTI Board affirmatively determined that Mr. Clemow, Ms. Osar, Mr. Kanter and Dr. Martin were "independent directors" as defined by the listing standards of the Nasdaq National Market, and in accordance with the applicable rules and regulations of the SEC.

        After the Transactions, as a privately held company, the New RTI Board is not required to have a majority of its directors be independent nor is the New Compensation Committee required to be composed of independent directors. We believe that only Mr. Braginsky would be deemed an independent director.

DESCRIPTION OF OTHER INDEBTEDNESS

New Senior Secured Credit Facilities

Overview

        In connection with the Transactions, RTFL, one of the co-issuers of the exchange notes, and its direct parent, ReAble Therapeutics Holdings LLC, formerly known as Encore Medical Holdings LLC, entered into senior secured credit facilities with Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Credit Suisse Securities (USA) LLC, as syndication agent, and Bank of America, N.A., as administrative agent. RTFL is the borrower under the new senior secured credit facilities.

        The new senior secured credit facilities provided senior secured financing of $400.0 million, consisting of a $50.0 million revolving credit facility and a $350.0 million term loan facility, which included the $10.0 million of term loan borrowings we incurred at the closing of the Transactions to finance the Cefar Acquisition. In addition, we are permitted, subject to receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of borrowings under our new senior secured credit facilities.

        The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

Interest Rate and Fees

        Borrowings under the new senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A. and (2) the federal funds rate plus 0.50% or (b) the Eurodollar rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to each borrowing adjusted for maximum reserves. The initial applicable margin for borrowings under the term loan facility and the revolving credit facility was 1.50% with respect to base rate borrowings and 2.50% with respect to Eurodollar borrowings. The applicable margin for borrowings under the term loan facility and the revolving credit facility may be reduced subject to our attaining certain leverage ratios.

        In addition to paying interest on outstanding principal under the new senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees.

Prepayments

        The new senior secured credit facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% (which percentage will be reduced to 25% and 0% upon our attaining certain leverage ratios) of our annual excess cash flow;

  •
  100% of the net cash proceeds above an annual amount to be agreed from non-ordinary course asset sales by ReAble Therapeutics Holdings LLC and its subsidiaries, subject to exceptions,

    including a 100% reinvestment right if reinvested or committed to reinvest within 15 months of such sale or disposition so long as reinvestment is completed within 180 days thereafter; and

  •
  100% of the net cash proceeds from issuances of debt by ReAble Therapeutics Holdings LLC and its subsidiaries, other than proceeds from debt permitted to be incurred under the new senior secured credit agreement.

        The foregoing mandatory prepayments will be applied to the term loan facilities in direct order of maturity.

        We may voluntarily repay outstanding loans under the new senior secured credit facilities at any time without premium or penalty; provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

Amortization

        We are required to pay annual amortization (payable in equal quarterly installments) on the loans under the term loan facility in an amount equal to 1.00% of their funded total principal amount during the first six years and nine months following the closing of the new senior secured credit facilities, with the remaining amount payable at maturity which is seven years from the date of the closing of the new senior secured credit facilities.

        Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, which is six years from the date of the closing of the new senior secured credit facilities.

Guarantee and Security

        All obligations under the new senior secured credit facilities are unconditionally guaranteed by ReAble Therapeutics Holdings LLC and each existing and future direct and indirect wholly-owned domestic subsidiary of RTFL other than immaterial subsidiaries and subsidiaries that are precluded by law or regulation from guaranteeing the obligations (collectively, the "U.S. Guarantors").

        All obligations under the new senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of ReAble Therapeutics Holdings LLC, us and each U.S. Guarantor but not RTI, subject to certain exceptions:

  •
  a pledge of 100% of the capital stock of RTFL, 100% of the capital stock of each domestic subsidiary of RTFL (other than certain excluded subsidiaries) and 65% of the capital stock of each first-tier wholly owned foreign subsidiary that is directly owned by RTFL or one of the U.S. Subsidiary Guarantors; and

  •
  a security interest in, and mortgages on, substantially all tangible and intangible assets of ReAble Therapeutics Holdings LLC, RTFL and each U.S. Guarantor other than RTI.

Certain Covenants and Events of Default

        The new senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness or issue preferred stock;

  •
  create liens on assets;

  •
  enter into sale and leaseback transactions;

  •
  engage in mergers or consolidations;

  •
  sell assets;

  •
  pay dividends and other restricted payments;

  •
  make investments, loans or advances;

  •
  make capital expenditures;

  •
  repay subordinated indebtedness (including the exchange notes);

  •
  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing our subordinated indebtedness (including the exchange notes);

  •
  enter into certain burdensome agreements;

  •
  change our lines of business; and

  •
  change the status of ReAble Therapeutics Holdings LLC as a passive holding company.

  •
  In addition, the new senior secured credit facilities require us to maintain the following financial covenants:

  •
  a maximum consolidated total leverage ratio; and

  •
  a minimum interest coverage ratio.

        Pursuant to the terms of the credit agreement relating to the new senior secured credit facilities, we are required to maintain a consolidated total debt to Adjusted EBITDA ratio (or total leverage ratio) starting at a maximum of 8.00:1 and stepping down over time to 4.75:1 by the end of 2013 and an Adjusted EBITDA to consolidated interest expense ratio (or interest coverage ratio) starting at a minimum of 1.25:1 and stepping up over time to 1.80:1 by the end of 2013. We are subject to these financial covenants beginning as of the twelve month period ending June 30, 2007.

        The new senior secured credit facilities also contain certain customary affirmative covenants and events of default.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        RTFL, Finco and the guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on November 3, 2006.

        Under the circumstances set forth below, RTFL, Finco and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

  •
  if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

  •
  if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offer; or

  •
  if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes.

        Under the registration rights agreement, if RTFL and Finco fail to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the issue date (the "target registration date"), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest. Copies of the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you are not an affiliate of RTFL and Finco or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are an affiliate of RTFL and Finco or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, RTFL and Finco will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in multiples of $2,000 and in integral multiples of $1,000 in excess thereof. RTFL and Finco will issue $2,000 and integral multiples of $1,000, in excess thereof, principal amount of exchange notes in exchange for each $2,000 and integral multiples of $1,000, in excess thereof, principal amount of outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see "Description of the Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $200 million aggregate principal amount of the 11 3/4% Senior Subordinated Notes due 2014 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. RTFL and Finco intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' series of outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

        RTFL and Finco will be deemed to have accepted for exchange properly tendered outstanding notes when it has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, RTFL and Finco expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offer."

        If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 12:00 a.m. midnight, New York City time, on May 31, 2007. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        RTFL and Finco reserve the right, in their sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If RTFL and Finco amend an exchange offer in a manner that we determine to constitute a material change, they will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, RTFL and Finco will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and they may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

  •
  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, RTFL and Finco will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution;" or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        RTFL and Finco expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, RTFL and Finco may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. RTFL and Finco will return any outstanding notes that they do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        RTFL and Finco expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. RTFL and Finco will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit and RTFL and Finco may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If RTFL and Finco fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that they may assert at any time or at various times prior to the expiration date.

        In addition, RTFL and Finco will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the "TIA").

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offer, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent—Notes" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

  •
  In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, RTFL and Finco will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        RTFL and Finco will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. RTFL and Finco reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither RTFL, Finco, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        The Bank of New York has been appointed as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—Floor 7E New York, New York 10286 Attention: Randolph Holder	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—Floor 7E New York, New York 10286 Attention: Randolph Holder	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—Floor 7E New York, New York 10286 Attention: Randolph Holder
By Facsimile Transmission: (eligible institutions only): (212) 298-1915
Telephone Inquiries: (212) 815-5098

        Note: Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offerings of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

        Certain terms used in this description are defined under the subheading "Certain Definitions." In this description, (a) the terms "we," "our," "us," and "Company" refer only to ReAble Therapeutics Finance LLC and not any of its Affiliates, (b) the terms "ReAble Therapeutics Finance Corporation." and "Co-Issuer" refer only to ReAble Therapeutics Finance Corporation and not any of its Affiliates and (c) the term "Issuers" refers to the Company and ReAble Therapeutics Finance Corporation. The Company is an indirect Wholly-Owned Subsidiary of ReAble Therapeutics, Inc. ("RTI") and the entities that became its consolidated subsidiaries upon consummation of the Transactions include all of ReAble Therapeutics Inc.'s existing operations on the Closing Date.

        The Issuers are jointly and severally liable for all obligations under the Notes. ReAble Therapeutics Finance Corporation is a Wholly-Owned Subsidiary of the Company that has been incorporated in Delaware as a special purpose finance subsidiary to facilitate the offering of the Notes and other debt securities of the Company. The Company believes that some prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as the Company, unless the securities are jointly issued by a corporation. ReAble Therapeutics Finance Corporation will not have any substantial operations or assets and will not have any revenues. Accordingly, you should not expect the ReAble Therapeutics Finance Corporation to participate in servicing the principal and interest obligations on the Notes.

        The Issuers issued $200,000,000 aggregate principal amount of 11 3/4% senior subordinated notes due 2014 (the "Notes") under an indenture dated as of November 3, 2006 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading "Prospectus Summary."

Brief Description of Notes

        The Notes are:

  •
  general unsecured obligations of the Issuers;

  •
  subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Issuers;

  •
  pari passu in right of payment with any future Senior Subordinated Indebtedness of the Issuers;

  •
  effectively subordinated to all secured Indebtedness of the Issuers (including the Senior Credit Facilities) to the extent of the value of the assets securing such indebtedness, and to any existing and future Indebtedness and other liabilities of the Company's Subsidiaries that are not guaranteeing the Notes;

  •
  senior in right of payment to any future Subordinated Indebtedness of the Issuers;

  •
  guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary, as described under "—Guarantees"; and

  •
  subject to registration with the SEC pursuant to a Registration Rights Agreement.

        As of the date of the Indenture, all of the Company's subsidiaries are "Restricted Subsidiaries." However, under certain circumstances, we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Guarantees

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally, fully and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, any premium or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

        The Restricted Subsidiaries (other than as detailed below) guarantee the Notes. None of our Foreign Subsidiaries guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor, subordinated in right of payment to all existing and future Senior Indebtedness of each such Guarantor and effectively subordinated to all secured Indebtedness of each such Guarantor. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuers that do not Guarantee the Notes.

        Not all of the Company's Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company. As of December 31, 2006, our Subsidiaries that are not Guarantors accounted for approximately $194.2 million, or 18.3%, of our total assets, and approximately $128.6 million, or 17.8%, of our total liabilities. For the year ended December 31, 2006 (combined basis), our Subsidiaries that are not Guarantors would have accounted for approximately $64.2 million, or 17.7%, of our net sales, and approximately $4.1 million, or 7.7%, of our total EBITDA.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors."

        A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

        (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer after which the applicable Guarantor is no longer a Restricted Subsidiary) if such sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

          (b)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (c)   the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary"; or

          (d)   the Issuers exercising their legal defeasance option or covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or the Issuers' obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

        (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee is subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Credit Facilities.

        The Notes are subordinated in right of payment to all of the Issuers' and each Guarantor's existing and future Senior Indebtedness and effectively subordinated to all of the Issuers' and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of December 31, 2006, we and the Guarantors had $350.2 million of Senior Indebtedness (of which $349.8 million was Secured Indebtedness, including $349.1 million of Secured Indebtedness under the Senior Credit Facilities); the Company's Subsidiaries (other than the Co-Issuer) that are not guaranteeing the Notes had $22.2 million of indebtedness and liabilities (excluding intercompany indebtedness and deferred tax liabilities); and the Company had $50.0 million of available borrowings under the revolving credit facility of the Senior Credit Facilities.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Paying Agent and Registrar for the Notes

        The Issuers maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

        The Issuers also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitates transfer of Notes on behalf of the Issuers.

        The Company may change the paying agents or the registrars without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

        Only Indebtedness of the Issuers or a Guarantor that is Senior Indebtedness ranks senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and the

Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuers and the relevant Guarantor, respectively.

        We agreed in the Indenture that the Issuers and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Neither the Issuers nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any Notes (collectively, "pay the notes") (except in the form of Permitted Junior Securities) if either of the following occurs (a "Payment Default"):

        (1)   any Obligation on any Designated Senior Indebtedness of such Issuer is not paid in full in cash when due, after giving effect to any applicable grace period; or

        (2)   any other default on Designated Senior Indebtedness of such Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuers are permitted to pay the Notes if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default other than a Payment Default (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers are not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

        (1)   by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice;

        (2)   because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

        (3)   because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuers and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        In connection with the Notes, in the event of any payment or distribution of the assets of either Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Issuer or its property:

        (1)   the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

        (2)   until the Senior Indebtedness of such Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

        (3)   if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of such Issuer and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuers to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuers must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein.

        Each Guarantor's obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor as described above. The terms of the subordination and payment blockage provisions described above with respect to the Issuers' obligations under the Notes apply in the same manner to the obligations of such Guarantor under its Guarantee.

        A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuers or a Guarantor who are holders of Senior Indebtedness of the Issuers or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "—Legal Defeasance and Covenant Defeasance" or "—Satisfaction and Discharge," if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Issuers issued $200,000,000 of Notes in this offering. The Notes will mature on November 15, 2014. Subject to compliance with the covenant described below under the caption "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Issuers may issue an unlimited principal amount of additional Notes from time to time after this offering under the Indenture ("Additional Notes"). The Notes offered by the Issuers and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued. The Issuers will issue Notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

        Interest on the Notes will accrue at the rate of 11 3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2007 to the Holders of Notes of record on the immediately preceding May 1 and November 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to make an offer to purchase Notes as described under the caption "—Repurchase at the Option of Holders." In addition, we may, at our discretion, at any time and from time to time purchase Notes in the open market or otherwise.

        As market conditions warrant, the Issuers and its major equityholders, including the Investors and their affiliates, may from time to time repurchase debt securities issued by the Issuers, in privately negotiated or open market transactions, by tender offer or otherwise.

Optional Redemption

        Except as set forth below, the Issuers will not be entitled to redeem the Notes at their option prior to November 15, 2010.

        At any time prior to November 15, 2010, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after November 15, 2010, the Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading "—Repurchase at the Option of Holders—Selection and Notice" at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2010	105.875%
2011	102.938%
2012 and thereafter	100.000%

        In addition, until November 15, 2009, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued by them at a redemption price equal to 111.75% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes that are Notes issued under the Indenture after the Issue Date (excluding Notes and Additional Notes held by the Issuers or Subsidiaries or Affiliates of the Issuers) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers' discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

        The Trustee shall select the Notes to be purchased in the manner described under "Repurchase at the Option of Holders—Selection and Notice."

Repurchase at the Option of Holders

Change of Control

        The Indenture provides that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "—Optional Redemption," the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 60 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with a copy to the Trustee, with the following information:

        (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" under the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

        (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

        (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

        (4)   that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

        (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

        (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

        (7)   that if the Issuers are repurchasing less than all of the Notes, the remaining Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

        (8)   the other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

        (1)   accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

        (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

        (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuers.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from purchasing the Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Notes under certain circumstances. The Senior Credit Facilities provide that certain change of control events with respect to the Issuers would constitute a default thereunder (including events that would constitute a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuers' obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

        (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

        (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or

Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

          (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

          (b)   any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

          (c)   any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

        (1)   to permanently reduce:

          (a)   Obligations under Senior Indebtedness of the Company or any Guarantor, and to correspondingly reduce commitments with respect thereto;

          (b)   Obligations under Senior Subordinated Indebtedness of the Company or any Guarantor (and to correspondingly reduce commitments with respect thereto); provided that, to the extent the Company reduces Obligations under Senior Subordinated Indebtedness other than the Notes, the Company shall equally and ratably reduce Obligations under the Notes; provided further that all reductions of obligations under the Notes shall be made as provided under "Optional Redemption," through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

          (c)   Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or any Affiliate of the Company,

        (2)   to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

        (3)   to make an investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes or any Guarantee ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 (but in minimum in amounts of $2,000) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $15.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Additionally, the Issuers may, at their option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale. Upon consummation of any Asset Sale Offer, any Net Proceeds not used to purchase Notes in such Asset Sale Offer shall not be deemed Excess Proceeds and the Company may use any Net Proceeds not required to be used for general corporate purposes, subject to other covenants contained in this Indenture.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

        The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuers are prohibited from purchasing the Notes, the Issuers could seek the consent of their lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and Notice

        If the Issuers are redeeming less than all of the Notes issued by them at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (I)   declare or pay any dividend or make any payment or distribution on account of the Company's, or any of its Restricted Subsidiaries' Equity Interests, including, without limitation, payable in connection with any merger or consolidation other than:

          (a)   dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

          (b)   dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

        (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, or any direct or indirect parent of the Company, including, without limitation, in connection with any merger or consolidation;

        (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clauses (7) and (8) of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereof) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (1)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2)   immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) (to the extent not deducted in calculating Consolidated Net Income) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning October 1, 2006 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") from the issue or sale of:

            (i)    (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of:

              (x)   Equity Interests to members of management, directors or consultants of the Company, any direct or indirect parent company of the Company and the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

              (y)   Designated Preferred Stock; and

          (B)  to the extent such net cash proceeds are actually contributed to the Company as equity (other than Disqualified Stock), Equity Interests of any of the Company's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

          (ii)   debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or debt securities of the Company sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

        (c)   100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company (other than as Disqualified Stock) following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock", (ii) are contributed by a Restricted Subsidiary or (iii) constitute an Excluded Contribution); plus

        (d)   100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by means of:

          (i)    the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

          (ii)   the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

        (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $20.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

        (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

        (2)   (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the

Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) ("Refunding Capital Stock") and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount no greater than the aggregate amount per year of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

        (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuers or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or a Guarantor, as the case may be, which is incurred in compliance with "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

          (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium to be paid (including reasonable premiums) and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

          (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

          (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

          (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

        (4)   a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests in ReAble Therapeutics rolled over by management of the Company in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5.0 million (which shall increase to $10.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent corporation of the Company) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent of the Company)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company's direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

          (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

          (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from members of management of the Company, any of the Company's direct or indirect parent companies or any of the Company's Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

        (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries and of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" to the extent such dividends are included in the definition of "Fixed Charges";

        (6)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

          (b)   the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

          (c)   the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

        (7)   if the Total Leverage Ratio of the Company is less than 6.00 to 1.00 on a pro forma basis after giving effect to such Investment, Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

        (9)   the declaration and payment of dividends on the Company's common stock (or payments of dividends to any direct or indirect parent entity to fund payments of dividends on such entity's common stock), following the consummation of an underwritten public offering of the Company's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

        (10) Restricted Payments that are made with Excluded Contributions;

        (11) if the Total Leverage Ratio of the Company is less than 6.00 to 1.00 on a pro forma basis after giving effect to such Restricted Payment, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed $10.0 million;

        (12) distributions or payments of Receivables Fees;

        (13) any Restricted Payment made as part of the Transaction, and the fees and expenses related thereto, or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Company to permit payment by such parent of such amounts), in each case to the extent permitted by (or, in the case of a dividend to fund such payment, to the extent such payment, if made by the Company, would be permitted by) the covenant described under "—Transactions with Affiliates";

        (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions "Repurchase at the Option of Holders—Change of Control" and "Repurchase at the Option of Holders—Asset Sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

        (15) the declaration and payment of dividends by the Company to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication:

          (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

          (b)   federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

          (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

          (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

          (e)   fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity; and

        (16) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents or were contributed to such Unrestricted Subsidiary in anticipation of such distribution, dividend or other payment);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        As of the Issue Date, all of the Company's Subsidiaries were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

        (1)   the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time of $400.0 million, plus the lesser of (a) $50 million and (b) an amount equal to the Secured Indebtedness Amount on the date on which such Indebtedness is to be incurred less the amount of Secured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on the date of such incurrence;

        (2)   the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and any notes (including Guarantees thereof) issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement;

        (3)   Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

        (4)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount at the date of such incurrence (including all Refinancing Indebtedness Incurred to refinance any other Indebtedness incurred pursuant to this clause (4)) not to exceed $20.0 million; provided, however, that such Indebtedness exists at the date of such purchase or transaction or is created within 270 days thereafter (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (4) shall cease to be deemed incurred or outstanding for purposes of this clause (4) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (4));

        (5)   Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

        (6)   Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

          (a)   such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this subclause (a)); and

          (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

        (7)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

        (8)   Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a person other than the Company or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

        (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

        (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

        (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

        (12) (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on Restricted Payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on Restricted Payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof)) and (b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $20.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

        (13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional

Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

          (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

          (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

          (c)   shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company, the Co-Issuer or a Guarantor;

provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

        (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

        (16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

        (17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture,

          (b)   any guarantee by a Restricted Subsidiary of Indebtedness of the Company provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries," or

          (c)   any incurrence by ReAble Therapeutics Finance Corporation of Indebtedness as a co-issuer of Indebtedness of the Company that was permitted to be incurred by another provision of this covenant;

        (18) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (18), 10.0% of the Total Tangible Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

        (19) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

        (20) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under the caption "—Limitation on Restricted Payments."

        For purposes of determining compliance with this covenant:

        (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

        (2)   at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph.

        Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

        The Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with, or subordinated to, the Notes or any related Guarantee, on any asset or property of the Company, the Co-Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

        (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

        (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to Liens securing the Notes and the related Guarantees.

Merger, Consolidation or Sale of All or Substantially All Assets

        Company.    The Company may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's properties or assets, in one or more related transactions, to any Person unless:

        (1)   the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

        (2)   the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee, and the Registration Rights Agreement if the exchange offer contemplated therein has not been consummated or if the Issuers continue to have an obligation to file or maintain the effectiveness of a shelf registration statement as provided under such agreement;

        (3)   immediately after such transaction, no Default or Event of Default exists;

        (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

          (a)   the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

          (b)   the Fixed Charge Coverage Ratio for the Successor Company, the Company and its Restricted Subsidiaries would be greater than such Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

        (5)   each Guarantor, unless it is the other party to the transactions described above, in which case subclause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement if the exchange offer contemplated therein has not been consummated or if the Issuers continue to have an obligation to file or maintain the effectiveness of a shelf registration statement as provided under such agreement;

        (6)   the Co-Issuer, unless it is the party to the transactions described above, in which case clause (3) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirm that it continues to be a co-obligor of the Notes; and

        (7)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for the Company, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

        (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company, and

        (2)   the Company may merge with an Affiliate of the Company, as the case may be, solely for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

        Guarantors.    Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Company or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (c)   immediately after such transaction, no Default or Event of Default exists; and

          (d)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

        (2)   the transaction is made in compliance with the covenant described under "Repurchase at the Option of Holders—Asset Sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company or merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof without regard to the requirements set forth in the preceding paragraph.

        ReAble Therapeutics Finance Corporation.    ReAble Therapeutics Finance Corporation may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not ReAble Therapeutics Finance Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of ReAble Therapeutics Finance Corporation's properties or assets, in one or more related transactions, to any Person unless:

        (1)   (a) concurrently therewith, a corporate Wholly-Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of ReAble Therapeutics Finance Corporation under the Notes, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee, and the Registration Rights Agreement if the exchange offer contemplated therein has not been consummated or if the Issuers continue to have an obligation to file or maintain the effectiveness of a shelf registration statement as provided under such agreement; or

          (b)   after giving effect thereto, at least one obligor on the notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

        (2)   immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and

        (3)   ReAble Therapeutics Finance Corporation shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

        (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

        (2)   the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

        (1)   transactions between or among the Company or any of its Restricted Subsidiaries;

        (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investments";

        (3)   the accrual or payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed $3.0 million (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

        (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

        (5)   transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

        (6)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

        (7)   the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

        (8)   the Transaction and the payment of all fees and expenses related to the Transaction, in each case as disclosed in this prospectus;

        (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

        (10) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, officer, employee or consultant;

        (11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

        (12) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith;

        (13) payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith; and

        (14) investments by the Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

        (1)   (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

          (b)   pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

        (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

        (3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation;

          (b)   the Indenture and the Notes;

          (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

          (d)   applicable law or any applicable rule, regulation or order;

          (e)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (j)    customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

          (k)   customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

          (l)    any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (m)  restrictions created in connection with any Receivables Facility that, in the good faith determination of the Company are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor, the Co-Issuer or a Foreign Subsidiary guaranteeing Indebtedness of another Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company, any Co-Issuer or any other Guarantor unless:

        (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company, the Co-Issuer or any Guarantor:

          (a)   if the Notes or such Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

          (b)   if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

          (c)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering

        The Indenture provides that the Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Company, the Co-Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

        (1)   equal in right of payment with the Notes or such Guarantor's Guarantee of the Notes, as the case may be; or

        (2)   expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

        (1)   within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

        (3)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (4)   any other information, documents and other reports which the Company would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Company's website (or on the website of any of its parent companies) or providing such reports to the Trustee, with financial information that satisfied Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the times specified above.

Limitation on Business Activities of ReAble Therapeutics Finance Corporation

        ReAble Therapeutics Finance Corporation may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by the Company, and may engage in any activities directly related thereto or necessary in connection therewith. ReAble Therapeutics Finance Corporation shall be a Wholly-Owned Subsidiary of the Company at all times.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

        (1)   default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise), of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

        (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

        (3)   failure by the Company, the Co-Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above contained in the Indenture or the Notes);

        (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

          (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

          (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

        (5)   failure by the Company or any Significant Subsidiary (including the Co-Issuer) to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

        (6)   certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; or

        (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

        (1)   acceleration of any such Indebtedness under the Senior Credit Facilities; or

        (2)   five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent under the Senior Credit Facilities.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

        (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

        (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

        (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

        (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

        (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

        (3)   Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

        (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

        (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture, the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 30 days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The obligations of the Issuers and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

        (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

        (2)   the Issuers' obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection therewith; and

        (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all the restrictive covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

        (1)   the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

        (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

          (a)   the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

          (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3)   in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4)   no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

        (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);

        (6)   the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

        (7)   the Issuers shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

        (8)   the Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when:

        (1)   either

          (a)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (b)   all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

        (2)   no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar or simultaneous deposit relating to other Indebtedness) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness);

        (3)   the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

        (4)   the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

        (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

        (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "Repurchase at the Option of Holders";

        (3)   reduce the rate of or change the time for payment of interest on any Note;

        (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

        (5)   make any Note payable in money other than U.S. dollars;

        (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Additional Interest on the Notes;

        (7)   make any change in these amendment and waiver provisions;

        (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or the Guarantees;

        (9)   make any change in the subordination provisions thereof that would adversely affect the Holders;

        (10) except as expressly permitted by the Indenture, modify the Guarantee of any Significant Subsidiary in any manner adverse to the Holders of the Notes or release the Co-Issuer from its obligations under the Indenture.

        Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

        (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

        (2)   to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

        (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

        (4)   to provide the assumption of the Issuers' or any Guarantor's obligations to the Holders;

        (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

        (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

        (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

        (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

        (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

        (10) to provide for the issuance of Additional Notes in accordance with the Indenture;

        (11) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture;

        (12) to conform the text of the Indenture, Guarantees or the Notes to any provisions of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

        (13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

        (14) to make any other modifications to the Notes or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders of the Notes in any material respect.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

        (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

        (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Acquisition" means the transactions contemplated by the Transaction Agreement.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

        (1)   1.0% of the principal amount of such Senior Subordinated Note; and

        (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Subordinated Note at November 15, 2010 (each such redemption price being set forth in the table appearing above under the caption "Optional Redemption"), plus (ii) all required interest payments due on such Senior Subordinated Note through November 15, 2010 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Senior Subordinated Note.

        "Asset Sale" means:

        (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

        (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), whether in a single transaction or a series of related transactions;

in each case, other than:

          (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn-out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

          (b)   the disposition of all or substantially all of the assets of the Company governed by, and in a manner permitted pursuant to, the provisions described above under "Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

          (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "Certain Covenants—Limitation on Restricted Payments";

          (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

          (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

          (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

          (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

          (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (i)    foreclosures on assets;

          (j)    sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

          (k)   any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Stock" means:

        (1)   in the case of a corporation, corporate stock;

        (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

        (1)   United States dollars;

        (2)   (a) euro, or any national currency of any participating member state of the EMU; or

          (b)   such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

        (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government), with maturities of 24 months or less from the date of acquisition;

        (4)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

        (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

        (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

        (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

        (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

        (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

        (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition; and

        (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

        (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

        (2)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Company.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

        (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) any Additional Interest, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

        (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

        (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

        (1)   any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior to September 30, 2007), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans and other restructuring costs shall be excluded,

        (2)   the cumulative effect of a change in accounting principles during such period shall be excluded,

        (3)   any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

        (4)   any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

        (5)   the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

        (6)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

        (7)   effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

        (8)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

        (9)   any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

        (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

        (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

        (12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Transaction in accordance with GAAP or changes as a result of a modification of accounting policies shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants—Limitation on Restricted Payments" only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

        (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

        (2)   to advance or supply funds

          (a)   for the purchase or payment of any such primary obligation, or

          (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

        (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its

Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Company or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "Certain Covenants—Limitation on Restricted Payments" covenant.

        "Designated Senior Indebtedness" means:

        (1)   any Indebtedness outstanding under the Senior Credit Facilities; and

        (2)   any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

          (b)   Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

          (e)   the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

          (f)    any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

          (g)   the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

          (h)   the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under "Certain Covenants—Transactions with Affiliates"; plus

          (i)    the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or expected to be taken within 12 months after the Issue Date during such period (which cost savings shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) the aggregate amount of cost savings added pursuant to this clause (i) with respect to any action, shall not exceed the cost savings expected to be realized within 12 months of taking such action (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of "Fixed Charge Coverage Ratio"); plus

          (j)    the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

          (k)   any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments";

        (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and

        (3)   increased or decreased by (without duplication):

          (a)   any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,

          (b)   any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company (excluding Disqualified Stock) or any of its direct or indirect parent companies to the extent contributed to the Company as Equity (other than Disqualified Stock), other than:

        (1)   public offerings with respect to the Company's or any direct or indirect parent company's common stock registered on Form S-8;

        (2)   issuances to any Subsidiary of the Company; and

        (3)   any such public or private sale that constitutes an Excluded Contribution.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

        (1)   contributions to its common equity capital, and

        (2)   the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an officer's certificate executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "Certain Covenants—Limitation on Restricted Payments."

        "Existing Senior Subordinated Notes" means the 9.75% Senior Subordinated Notes due 2012 issued by Encore Medical IHC, Inc. pursuant to an indenture, dated October 4, 2004, among Encore Medical IHC, Inc., certain subsidiaries of Encore Medical IHC, Inc., as guarantors, and Wells Fargo Bank, N.A., as trustee.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

        (1)   Consolidated Interest Expense of such Person for such period;

        (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

        (3)   all dividends or other distributions accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Government Securities" means securities that are:

        (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

        (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuers' Obligations under the Indenture.

        "Guarantor" means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture and its successors and assigns, until released from its obligations under its Guarantee in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Senior Subordinated Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

        (1)   any indebtedness of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

          (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

          (d)   representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

        (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

        (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means Banc of America Securities LLC and Credit Suisse Securities (USA) LLC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

        (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

        (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

        (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

        (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "Certain Covenants—Limitation on Restricted Payments":

        (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (a)   the Company "Investment" in such Subsidiary at the time of such redesignation; less

          (b)   the portion (proportionate to the Company equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

        (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

        "Investors" means The Blackstone Group and each of its Affiliates, but not including any of its portfolio companies.

        "Issue Date" means November 3, 2006.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the applicable Issuer.

        "Officer's Certificate" means a certificate signed on behalf of an Issuer by an Officer of such Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary of the Company or the Trustee.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash

Equivalents received must be applied in accordance with the "Repurchase at the Option of Holders—Asset Sales" covenant.

        "Permitted Holders" means each of the Investors and members of management of the Company (or its direct parent) on the Issue Date who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

        "Permitted Investment" means:

        (1)   any Investment in the Company or any of its Restricted Subsidiaries;

        (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

        (3)   any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

          (a)   such Person becomes a Restricted Subsidiary; or

          (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

        (4)   any Investment in securities or other assets not constituting cash and Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

        (5)   any Investment existing on the Issue Date;

        (6)   any Investment acquired by the Company or any of its Restricted Subsidiaries:

          (a)   in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

          (b)   as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

        (7)   Hedging Obligations permitted under clause (10) of the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (8)   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (9)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "Certain Covenants—Limitations on Restricted Payments";

        (10) guarantees of Indebtedness of the Company and any Restricted Subsidiary permitted under the covenant described in "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "Certain Covenants—Transactions with Affiliates" (except transactions described in clauses (2), (5) and (9) of such paragraph);

        (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

        (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the Total Leverage Ratio of the Company is less than 6.00 to 1.00 on a pro forma basis after giving effect to such Investment;

        (14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Receivables Facility;

        (15) advances to, or guarantees of Indebtedness of, employees not in excess of $6.0 million outstanding at any one time, in the aggregate;

        (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Company or any direct or indirect parent company thereof; and

        (17) loans and advances to independent sales persons against commissions not in excess of $4.0 million outstanding at any one time, in the aggregate.

        "Permitted Junior Securities" means:

        (1)   Equity Interests in an Issuer, any Guarantor or any direct or indirect parent of the Company; or

        (2)   unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term "Permitted Junior Securities" shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of an Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

        "Permitted Liens" means, with respect to any Person:

        (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

        (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

        (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

        (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

        (6)   Liens existing on the Issue Date;

        (7)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

        (8)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

        (9)   Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

        (10) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

        (11) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

        (13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

        (14) Liens in favor of the Company, the Co-Issuer or any Guarantor;

        (15) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company's clients;

        (16) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

        (17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7) and (8); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7) and (8) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

        (18) deposits made in the ordinary course of business to secure liability to insurance carriers;

        (19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million at any one time outstanding;

        (20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

        (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

        (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

        (23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

        (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

        (25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business.

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

        "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuers.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

        "Secured Indebtedness Amount" means, on any date, an amount equal to the aggregate amount of the EBITDA of the Company for the four fiscal quarters for which internal financial statements are available immediately preceding such date times 5.0, with such pro forma adjustments to EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facilities" means the Credit Facility under the Credit Agreement entered into as of the Issue Date by and among the Company, Encore Medical Holdings LLC (a/k/a ReAble Therapeutics Holdings LLC), the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" above).

        "Senior Indebtedness" means:

        (1)   all Indebtedness of the Issuers or any Guarantor outstanding under the Senior Credit Facilities (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuers or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

        (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

        (3)   any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

        (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

          (a)   any obligation of such Person to the Issuers or any of its Subsidiaries;

          (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

          (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

          (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (ii) shall have received a certificate from an officer of the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture; or

          (f)    any obligation under the Existing Senior Subordinated Notes.

        "Senior Subordinated Indebtedness" means:

        (1)   with respect to the Issuers, Indebtedness which ranks equal in right of payment to the Notes issued by the Issuers; and

        (2)   with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Notes.

        "Significant Subsidiary" means (i) the Co-Issuer and (ii) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Investors and the Company and/or one of its direct or indirect parent companies as in effect on the Issue Date.

        "Subordinated Indebtedness" means, with respect to the Notes,

        (1)   any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and

        (2)   any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

        (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

        (2)   any partnership, joint venture, limited liability company or similar entity of which

          (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

          (b)   such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

        "Total Assets" means the total assets of the Company, except where expressly provided otherwise, and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such other Person.

        "Total Leverage Ratio" means on any date of determination, the ratio of (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such date, to (2) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Total Tangible Assets" of any Person means the total assets of such Person and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves) on a consolidated basis, after deducting therefrom all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as shown on the most recent balance sheet of such Person.

        "Transaction" means the merger contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities on the Issue Date to finance the merger and repay certain debt as described in the prospectus under "Transactions."

        "Transaction Agreement" means the Agreement and Plan of Merger, dated as of June 30, 2006, by and among Grand Slam Holdings, LLC, Grand Slam Acquisition Corp. and Encore Medical Corporation (a/k/a ReAble Therapeutics, Inc.), as the same may be amended prior to the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the

Redemption Date to November 15, 2010; provided, however, that if the period from the Redemption Date to November 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

        (1)   any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

        (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Company may designate any Subsidiary of the Company, other than the Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

        (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

        (2)   such designation complies with the covenants described under "Certain Covenants—Limitation on Restricted Payments"; and

        (3)   each of:

          (a)   the Subsidiary to be so designated; and

          (b)   its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

        The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

        (1)   the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

        (2)   the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

        (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

        (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

        The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the registered exchange offer we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Faegre & Benson LLP as to all matters governed by the laws of the State of Minnesota and the opinion of Rice Silbey Reuther & Sullivan, LLP as to all matters governed by the laws of the State of Nevada and the opinion of Wyatt, Tarrant & Combs, LLP as to all matters governed by the laws of the State of Kentucky. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Blackstone.

EXPERTS

        The consolidated balance sheet of ReAble Therapeutics Finance LLC and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, changes in membership equity and comprehensive loss, and cash flows for the period from November 4, 2006 through December 31, 2006, and the consolidated balance sheet of ReAble Therapeutics, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss), and cash flows for the period from January 1, 2006 through November 3, 2006, and the years ended December 31, 2005 and 2004 included in this prospectus, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere in this prospectus. The report from the independent registered public accounting firm covering these consolidated financial statements contains explanatory paragraphs related to (1) the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006 and (2) that as a result of a business combination accounted for as a purchase, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

WHERE YOU CAN FIND MORE INFORMATION

        We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are not currently subject to the informational requirements of the Exchange Act. As a result of the offering of the exchange notes, we and our guarantor subsidiaries will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the SEC. The registration statements, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

        So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We and our guarantor subsidiaries have agreed that, even if they are not required under the Exchange Act to furnish such information to the SEC, they will nonetheless continue to furnish information that would be required to be furnished by them and their guarantor subsidiaries by Section 13 of the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by their certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if they were subject to such periodic reporting requirements.

REABLE THERAPEUTICS FINANCE LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at December 31, 2006 (Successor) and 2005 (Predecessor)	F-3
Consolidated Statements of Operations for the Successor Period November 4, 2006 through December 31, 2006	F-4
Consolidated Statements of Operations for the Predecessor Period January 1, 2006 through November 3, 2006, and for the Years Ended December 31, 2005 and 2004	F-4
Consolidated Statements of Changes in Membership Equity, and Comprehensive Loss for the Successor Period November 4, 2006 through December 31, 2006	F-5
Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income (Loss) for the Predecessor Period January 1, 2006 through November 3, 2006 and for the Years Ended December 31, 2005 and 2004	F-5
Consolidated Statements of Cash Flows for the Successor Period November 4, 2006 through December 31, 2006	F-6
Consolidated Statements of Cash Flows for the Predecessor Period January 1, 2006 through November 3, 2006, and for the Years Ended December 31, 2005 and 2004	F-6
Notes to Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Board of Directors
ReAble Therapeutics Finance LLC:

        We have audited the accompanying consolidated balance sheet of ReAble Therapeutics Finance LLC and subsidiaries (the "Successor") as of December 31, 2006 and the related consolidated statements of operations, changes in membership equity and comprehensive loss, and cash flows for the period from November 4, 2006 through December 31, 2006, and the consolidated balance sheet of ReAble Therapeutics, Inc. ("RTI") and subsidiaries (the "Predecessor') as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss), and cash flows for the period from January 1, 2006 through November 3, 2006 and the years ended December 31, 2005 and 2004. In connection with our audits of the consolidated financial statements, we also have audited financial statement schedule II. These consolidated financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Successor as of December 31, 2006, and the results of its operations and its cash flows for the period from November 4, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor as of December 31, 2005 and the results of its operations and its cash flows for the period from January 1, 2006 through November 3, 2006 and for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in Note 1 to the consolidated financial statements, effective November 3, 2006, all of the outstanding stock of RTI was acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

        As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as of January 1, 2006.

/s/ KPMG LLP

Austin, Texas
March 30, 2007

ReAble Therapeutics Finance LLC and Subsidiaries

Consolidated Balance Sheets
(in thousands, except share and per share data)

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$31,679	$17,200
Accounts receivable, net	74,155	53,809
Inventories, net	67,673	56,433
Deferred tax assets	25,734	9,538
Prepaid expenses and other current assets	5,966	4,613
Assets of discontinued operations	380	14

Total current assets	205,587	141,607
Property and equipment, net	41,251	26,742
Goodwill	475,722	290,255
Intangible assets, net	317,242	82,378
Other non-current assets	20,834	11,055

Total assets	$1,060,636	$552,037

Liabilities, Minority Interests, Stockholders' Equity and Membership Equity
Current liabilities:
Current portion of long-term debt and capital leases	$6,505	$7,287
Accounts payable	18,895	11,820
Accrued expenses	37,979	26,941
Liabilities of discontinued operations	—	295

Total current liabilities	63,379	46,343
Long-term debt and capital leases, net of current portion	548,037	307,794
Deferred tax liabilities	111,232	29,663
Other non-current liabilities	1,871	460

Total liabilities	724,519	384,260

Minority interests	909	670
Stockholders' equity and Membership equity:
Predecessor:
Common stock, $0.001 par value, 39,800,000 shares authorized; 20,841,000 shares issued	—	21
Additional paid-in capital	—	155,430
Notes received for sale of common stock	—	(846)
Retained earnings	—	15,906
Accumulated other comprehensive loss	—	(1,757)
Less cost of repurchased stock (204,000 shares)	—	(1,647)
Successor:
Membership equity	373,469	—
Accumulated deficit	(41,634)	—
Accumulated other comprehensive income	3,373	—

Total stockholders' equity and membership equity	335,208	167,107

Total liabilities, minority interests, stockholders' equity, and membership equity	$1,060,636	$552,037

See accompanying notes to consolidated financial statements.

ReAble Therapeutics Finance LLC and Subsidiaries

Consolidated Statements of Operations
(in thousands)

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Net sales	$57,902	$304,383	$293,726	$148,081
Cost of sales	26,724	126,754	114,780	65,942

Gross margin	31,178	177,629	178,946	82,139
Operating expenses:
Selling, general and administrative	45,197	185,655	125,682	60,296
Research and development	28,128	14,772	9,577	7,276

Operating income (loss)	(42,147)	(22,798)	43,687	14,567
Other income (expense):
Interest income	312	527	393	429
Interest expense	(8,611)	(26,008)	(28,509)	(7,068)
Other income (expense), net	133	(23)	(23)	574
Loss on early extinguishment of debt	—	(9,154)	—	—

Income (loss) from continuing operations before income taxes and minority interests	(50,313)	(57,456)	15,548	8,502
Provision (benefit) for income taxes	(8,756)	(11,452)	6,061	3,279
Minority interests	39	158	140	95

Income (loss) from continuing operations	(41,596)	(46,162)	9,347	5,128
Discontinued operations:
Gain on disposal of discontinued operations (net of income tax expense of $1,563 in 2005)	—	—	2,445	—
Income (loss) from discontinued operations (net of income tax expense (benefit) of ($25), ($394), $341 and $250, respectively)	(38)	(614)	538	399

Net income (loss)	$(41,634)	$(46,776)	$12,330	$5,527

See accompanying notes to consolidated financial statements.

ReAble Therapeutics Finance LLC and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity, Membership Equity,
and Comprehensive Income (Loss)
(in thousands)

	Successor	Predecessor
						Cost of Repurchased Stock			Accumulated Other Comprehensive (Loss) Income	Total Stockholders' Equity and Membership Equity
		Common Stock			Notes Received for Sale of Common Stock			Retained Earnings (Accumulated Deficit)
	Membership Equity			Additional Paid-In Capital
		Shares	Amount			Shares	Amount
Predecessor:
Balance at December 31, 2003	$—	17,222	$17	$117,790	$(1,100)	(204)	$(1,647)	$(1,951)	$—	$113,109
Net income	—	—	—	—	—	—	—	5,527	—	5,527
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	4,560	4,560
Change in hedging gains and losses, net of tax	—	—	—	—	—	—	—	—	(170)	(170)

Comprehensive income	—	—	—	—	—	—	—	—	—	9,917
Issuance of common stock in connection with the Empi acquisition	—	3,184	3	35,085	—	—	—	—	—	35,088
Equity awards	—	—	—	378	—	—	—	—	—	378
Exercise of common stock warrants	—	219	1	5	—	—	—	—	—	6
Refund of short swing profits	—	—	—	288	—	—	—	—	—	288
Exercise of common stock options	—	152	—	1,002	—	—	—	—	—	1,002
Tax benefit associated with stock options	—	—	—	377	—	—	—	—	—	377
Note payments	—	—	—	—	152	—	—	—	—	152

Balance at December 31, 2004	$—	20,777	$21	$154,925	$(948)	(204)	$(1,647)	$3,576	$4,390	$160,317

Net income	—	—	—	—	—	—	—	12,330	—	12,330
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(6,781)	(6,781)
Change in hedging gains and losses, net of tax	—	—	—	—	—	—	—	—	634	634

Comprehensive income	—	—	—	—	—	—	—	—	—	6,183
Equity awards	—	—	—	105	—	—	—	—	—	105
Exercise of common stock options	—	64	—	355	—	—	—	—	—	355
Tax benefit associated with stock options	—	—	—	45	—	—	—	—	—	45
Note payments	—	—	—	—	102	—	—	—	—	102

Balance at December 31, 2005	$—	20,841	$21	$155,430	$(846)	(204)	$(1,647)	$15,906	$(1,757)	$167,107

Net loss	—	—	—	—	—	—	—	(46,776)	—	(46,776)
Charge in hedging gains and losses, net of tax	—	—	—	—	—	—	—	—	(464)	(464)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	5,077	5,077

Comprehensive loss	—	—	—	—	—	—	—	—	—	(42,163)
Issuance of common stock and options in connection with the Compex acquisition	—	7,267	7	99,308	—	—	—	—	—	99,315
Equity awards	—	—	—	10,460	—	—	—	—	—	10,460
Exercise of common stock options	—	1,070	1	9,001	—	—	—	—	—	9,002
Tax benefit associated with stock options	—	—	—	524	—	—	—	—	—	524
Note payments	—	—	—	—	846	—	—	—	—	846

Balance at November 3, 2006	$—	29,178	$29	$274,723	$—	(204)	$(1,647)	$(30,870)	$2,856	$245,091

Successor:
Net loss	—	—	—	—	—	—	—	(41,634)	—	(41,634)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	3,373	3,373

Comprehensive loss	—	—	—	—	—	—	—	—	—	(38,261)
Equity awards	105	—	—	—	—	—	—	—	—	105
Capital contribution—Cefar acquisition	9,464	—	—	—	—	—	—	—	—	9,464
Investment by RTI	363,900	—	—	—	—	—	—	—	—	363,900

Balance at December 31, 2006	$373,469	—	$—	$—	$—	—	$—	$(41,634)	$3,373	$335,208

See accompanying notes to consolidated financial statements.

ReAble Therapeutics Finance LLC and Subsidiaries

Consolidated Statements of Cash Flows
(in thousands)

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
OPERATING ACTIVITIES:
Net income (loss)	$(41,634)	$(46,776)	$12,330	$5,527
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	2,369	8,839	8,696	4,404
Amortization of intangibles	4,035	5,965	5,053	1,623
Amortization of debt issuance costs	654	1,765	2,177	708
Loss on early extinguishment of debt	—	9,154	—	—
Non-cash interest expense	—	91	100	24
Stock-based compensation	105	10,631	160	135
Asset impairments and loss on disposal of assets	1,228	388	1,375	368
Gain on disposal of discontinued operations	—	—	(4,008)	—
Deferred income taxes	(8,842)	(13,284)	(2,930)	(1,568)
Provision for bad debt expense and sales returns	513	21,763	6,108	2,401
Inventory reserves	957	7,563	4,810	4,591
Minority interests	39	158	140	95
Excess tax benefit associated with stock options exercises	—	(2,543)	45	377
In-process research and development	25,200	3,897	—	—
Net effect of discontinued operations	457	5,155	1,626	538
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	6,676	556	(4,123)	(8,984)
Inventories	2,911	(9,734)	(12,570)	(9,306)
Prepaid expenses, other assets and liabilities	2,027	3,129	(1,803)	105
Accounts payable and accrued expenses	(12,524)	9,958	2,374	(744)

Net cash (used in) provided by operating activities	(15,829)	16,675	19,560	294
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	(13,008)	(1,092)	(21,648)	(316,837)
Acquisition of RTI	(522,072)	—	—	—
Acquisition of intangibles	—	(244)	—	(826)
Proceeds from sale of discontinued operations	—	—	9,291	—
Purchases of property and equipment	(1,331)	(12,304)	(8,010)	(5,752)
Proceeds from sale of assets	—	69	8	177
Maturity of held-to-maturity investments	—	—	—	35,013
Net effect of discontinued operations	—	—	(5)	(66)

Net cash used in investing activities	(536,411)	(13,571)	(20,364)	(288,291)
FINANCING ACTIVITIES:
Investment by RTI	357,000	—	—	—
Proceeds from issuance of common stock	—	9,002	355	1,008
Proceeds from notes received for sale of common stock	—	846	102	152
Proceeds from short-swing profit	—	—	—	288
Proceeds from long-term obligations	550,370	25,300	14,700	313,892
Retirement of debt and payments on long-term obligations	(336,113)	(25,420)	(15,555)	(6,109)
Payment of debt issuance costs	(20,818)	(10)	(642)	(11,783)
Excess tax benefit associated with stock option exercises	—	2,543	—	—
Dividend paid to minority interests	—	—	(198)	—

Net cash provided by (used in) financing activities	550,439	12,261	(1,238)	297,448
Effect of exchange rate on cash and cash equivalents	300	615	(647)	364

Net increase (decrease) in cash and cash equivalents	(1,501)	15,980	(2,689)	9,815
Cash and cash equivalents at beginning of period	33,180	17,200	19,889	10,074

Cash and cash equivalents at end of period	$31,679	$33,180	$17,200	$19,889

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,446	$26,584	$25,476	$1,849
Cash paid for income taxes	$606	$4,576	$12,377	$3,871
Non-cash investing and financing activities:
Issuance of common stock in connection with acquisition of businesses	$9,464	$99,315	$—	$35,088
Purchase of technology through the issuance of notes payable	$—	$—	$—	$250
Capital lease obligations related to equipment leases	$—	$384	$255	$—
Issuance of rollover options	$6,900	$—	$—	$—

See accompanying notes to consolidated financial statements.

ReAble Therapeutics Finance LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.     SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

        Basis of Presentation and Principles of Consolidation.    We are a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices, including sports medicine equipment and products for orthopedic rehabilitation, pain management and physical therapy, and surgical implants. Our products are used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries, and a substantial amount of our non-invasive medical devices and related accessories are primarily used by patients for at-home physical therapy.

        We currently market and distribute our products through two operating divisions, our Surgical Implant Division and our Orthopedic Rehabilitation Division. Our Surgical Implant Division offers a comprehensive suite of reconstructive joint products. Our Orthopedic Rehabilitation Division offers non-invasive medical products that are used before and after surgery to assist in the repair and rehabilitation of soft tissue and bone, and to protect against further injury; electrotherapy devices and accessories used to treat pain and restore muscle function; iontophoretic devices and accessories used to deliver medication; clinical therapy tables and traction equipment; and orthotics devices used to treat joint and spine conditions.

        Our products are subject to regulation by the Food and Drug Administration ("FDA") with respect to their sale in the United States, and we must, in many cases, obtain FDA authorization to market our products before they can be sold in the United States. Additionally, we are subject to similar regulations in many of the foreign countries in which we sell products.

        On November 3, 2006, an affiliate of Blackstone Capital Partners V L.P. ("Blackstone"), acquired all of the outstanding shares of capital stock of ReAble Therapeutics Inc., ("RTI", "Parent" or "Predecessor"), formerly known as Encore Medical Corporation, in a merger transaction ("the Merger"). RTI is the parent corporation of ReAble Therapeutics Holdings LLC ("Holdings"), formerly known as Encore Medical Holdings LLC; ReAble Therapeutics Finance LLC ("RTFL" or "Successor"), formerly known as Encore Medical Finance LLC; and ReAble Therapeutics Finance Corporation ("Finco"), formerly known as Encore Medical Finance Corporation. RTFL directly or indirectly through its subsidiaries, owns all of the operating assets owned by RTI prior to the Merger. (See further description of the Merger under Note 2).

        The accompanying consolidated financial statements include the accounts of RTFL, and its wholly owned subsidiaries and those entities in which we hold a controlling interest from the date of the Merger. RTI, along with its wholly owned subsidiaries are individually and collectively referred to as "us", "we", "the Company", or "ReAble". Predecessor financial statements are presented prior to the date of the Merger, with RTFL financial statements presented thereafter. The Successor period reflects the acquisition of RTI using the purchase method of accounting pursuant to the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations. The results of RTI are not comparable to the results of RTFL due to the difference in basis of presentation of purchase accounting as compared to historical cost. Minority interests reflect the 50% separate ownership of Medireha GmbH, which we have consolidated due to our controlling interest. All significant intercompany balances and transactions have been eliminated in consolidation.

        Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents.    Cash consists of deposits with financial institutions. We consider all highly liquid investments with original maturities of less than three months to be cash equivalents. While our cash and cash equivalents are on deposit with high-quality institutions, such deposits exceed FDIC insured limits.

        Allowance for Doubtful Accounts.    We must make estimates of the uncollectibility of accounts receivable. In doing so, management analyzes accounts receivable and historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

        Sales Returns and Allowances.    We must make estimates of the amount of sales returns and allowances that will eventually be granted. In doing so, management analyzes sales programs that are in effect, contractual arrangements, market acceptance and historical trends when evaluating the adequacy of sales returns and allowances accounts.

        Inventories.    Inventory is valued at the lower of cost or market, with cost being average cost. We establish reserves for such issues as slow moving and excess inventory, product obsolescence and valuation impairment. For all divisions, we utilize a specific identification methodology. In addition, sales performance is reviewed on at least a quarterly basis to determine the amounts that should be adjusted to the existing reserve. The reserved inventory items are primarily being disposed of by scrapping or donating to charitable organizations.

        Property and Equipment.    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated for financial reporting purposes using the straight-line method over the estimated useful lives of the assets that range from three to twenty-five years. Leasehold improvements and assets subject to capital leases are amortized using the straight-line method over the terms of the leases or lives of the assets, if shorter. We capitalize surgical implant instruments that we provide to surgeons, free of charge, for use while implanting our products and the related depreciation expense is recorded as a component of selling, general and administrative expense. Maintenance and repairs are expensed as incurred.

        Capitalized Software.    Software is stated at cost less accumulated amortization and is amortized using the straight-line method over its estimated useful life ranging from three to five years. During the software application development stage, capitalized costs include external consulting costs, cost of software licenses, and internal payroll and payroll-related costs for employees who are directly associated with a software project. Software assets are reviewed for impairment when events or circumstances indicate that the carrying value may not be recoverable over the remaining lives of the assets. Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing. Software maintenance, training and data conversion costs are expensed in the period in which they are incurred.

        Impairment of Long-Lived Assets.    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        Goodwill and Intangible Assets.    Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Intangible assets consist of trademarks, trade names, distribution networks, intellectual property, non-compete agreements and customer lists and are carried at cost less accumulated amortization. Amortization of intangibles is computed using the straight-line method over periods ranging from one to twelve years. On an annual basis, and between annual tests in certain circumstances, we review our goodwill and intangible assets to determine if there has been any change in the useful lives of goodwill or intangible assets, or whether there has been impairment of these assets. All amortization of acquired intangible assets, excluding in process research and development, is reported as a component of selling, general and administrative expense.

        Shipping and Handling Costs.    The portion of shipping and handling costs, which are not reimbursed by customers, is included in selling, general and administrative expense by our Orthopedic Rehabilitation Division. All shipping and handling costs in the Surgical Implant Division are included in selling, general and administrative expense. For the period January 1, 2006 through November 3, 2006 and November 4, 2006 through December 31, 2006, shipping and handling costs included in selling, general and administrative expenses were approximately $549,000 and $63,000, respectively. For the years ending December 31, 2005 and 2004, such costs approximated $613,000 and $500,000, respectively. All remaining shipping and handling expenses are included as part of net sales and cost of sales.

        Revenue Recognition.    We recognize revenue when (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) delivery has occurred and (4) collectibility is reasonably assured.

        We sell our Surgical Implant Division products through a network of independent sales representatives in the United States, as well as distributors outside the United States. We record revenues from sales made by sales representatives, who are paid commissions upon the ultimate sale of the products, at the time the product is used in a surgical procedure (implanted in a patient) and a purchase order is received from the hospital. We record revenues from sales to customers outside the United States at the time the product is shipped to the distributor. Our international distributors, who sell the products to their customers, take title to the products, have no rights of return and assume the risk for credit and obsolescence. Distributors are obligated to pay us within specified terms, regardless of when they sell the products. In addition, there is no price protection available to distributors.

        We sell our Orthopedic Rehabilitation Division products through a variety of distribution channels. We sell our clinical rehabilitation products to dealers. We record sales at the time the product is shipped to the dealer. Dealers take title to the products, assume credit and product obsolescence risks, must pay within specified periods regardless of when they sell or use the products and have no price protection. For our home therapy products, we recognize wholesale revenue when we ship our products to our wholesale customers. We recognize retail revenue, both rental and purchase, when our product has been dispensed to the patient and the patient's insurance has been verified. For retail products that are sold from our inventories consigned at clinic locations, we recognize revenue when we receive notice that the device has been prescribed and dispensed to the patient and the insurance has been verified or preauthorization from the insurance company has been obtained, when required.

        We must make estimates of potential future product returns and other allowances related to current period product revenue. To do so, our management analyzes historical returns, current economic trends, and changes in customer demand and contractual terms when evaluating the adequacy of the sales returns and other allowances. Significant management judgment must be used and estimates must be made in connection with establishing the sales returns and other allowances in any accounting period. Provisions for product returns and other allowances are recorded as a reduction to revenue.

        Warranty Costs.    We provide expressed warranties on certain products, principally within our Orthopedic Rehabilitation Division. The warranty periods typically range from one to three years, and provide for customer return rights relative to defective product. At each reporting period, we estimate our warranty obligations based upon historical experience and known product issues, if any.

        Activity in the warranty reserve was as follows (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Beginning balance	$1,275	$643	$370	$419
Amount charged to expense	260	1,354	1,079	501
Reserve associated with the acquisition of Compex	—	318	—	—
Deductions	(187)	(1,040)	(806)	(550)

Ending balance	$1,348	$1,275	$643	$370

        Advertising Costs.    We expense advertising costs as they are incurred. For the periods January 1, 2006 through November 3, 2006 and November 4, 2006 through December 31, 2006, advertising costs were approximately $5.6 million and $0.7 million, respectively. For the years ending December 31, 2005 and 2004, such costs were approximately $3.1 million and $2.0 million, respectively.

        Research and Development.    Research and development expenses primarily relate to the technological development and enhancement of reconstructive devices, as well as rehabilitation products. Research and development costs are charged to expense as incurred.

        Income Taxes.    We account for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized and measured using enacted tax rates in effect for the year in which the differences are expected to be recognized. Valuation allowances are established when necessary to reduce deferred tax assets to amounts that are more likely than not to be realized.

        Foreign Currency Translation.    Our foreign subsidiaries use the local currency as their functional currency, which are predominately the Euro, Swiss Franc and the Swedish Krona. Foreign currency assets and liabilities are translated into U.S. dollars using the period-end exchange rate. Revenue and expenses are translated at the weighted average exchange rate during the period. Translation gains and losses are reported in accumulated other comprehensive income. Transaction gains and losses are reported in earnings as realized.

        Derivatives and Hedging Activities.    We use derivative financial instruments to manage the risk of fluctuations in foreign currency exchange rates and interest rates. We evaluate the amount at risk, risk tolerance, cost of the derivative, and our targeted mix of fixed and floating rates before entering into hedging activities. On occasion we use forward contracts to hedge foreign currency cash flows and interest rate swaps to hedge interest expense. Derivatives are recorded on the balance sheet and measured at fair value. Gains and losses on cash flow hedges that qualify for hedge accounting treatment are reported in accumulated other comprehensive income and are only reported in current income when rate fluctuations of the hedged items are reported. Any ineffective portion of the derivative's change in fair value is directly recognized in current income. We do not enter into derivative instruments for speculative or trading purposes.

        Reclassifications.    The consolidated financial statements and accompanying footnotes reflect certain reclassifications. These reclassifications have no effect on previously reported net income (loss).

        Fair Value of Financial Instruments.    The carrying amounts of our short-term financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate fair values due to their short-term nature. The fair values of our variable rate debt, including borrowings under our Senior Credit Facility, approximate carrying value due to the variable interest rate features on these instruments. We estimate the fair value of our long-term fixed rate notes based on market quotes for notes outstanding. At December 31, 2006, the fair value of our fixed rate notes approximated carrying value.

        Comprehensive Income (Loss).    Comprehensive income (loss) includes net income and other comprehensive income. Other comprehensive income (loss) refers to unrealized gains and losses that are excluded from current earnings and are recorded directly as an adjustment to stockholders' equity/membership equity. These gains and losses often fluctuate before being realized, and are often long-term in nature. The Company's other comprehensive income (loss) is comprised of foreign currency translation adjustments and unrealized interest rate hedge gains and losses, net of tax.

        Self Insurance.    The Company is partially self insured for certain employee health benefits and product liability claims. Accruals for losses are provided based upon claims experience and actuarial assumptions, including provisions for incurred but not reported losses.

        Stock Based Compensation.    RTI maintains a stock option plan and it records expenses attributable to RTI's stock option plan. Effective January 1, 2006, we adopted the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 123(R) "Share-Based Payment" ("SFAS 123(R)") using the modified prospective method, in which compensation cost was recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS 123(R) for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

        As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), RTI elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for stock-based awards to employees prior to January 1, 2006. Accordingly, compensation cost for stock options was measured as the excess, if any, of the market price of common stock at the date of grant over the exercise price. Historically, no compensation cost was recognized by RTI under APB 25.

        Prior to the adoption of SFAS 123(R), RTI presented the tax savings resulting from tax deductions resulting from the exercise of stock options as an operating cash flow, in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." SFAS 123(R) requires recognition of the tax savings resulting from tax deductions in excess of expense in the financial statements as a financing cash flow.

        With the adoption of SFAS 123(R), RTI elected to amortize stock-based compensation for awards granted on or after the adoption of SFAS 123(R) on January 1, 2006 on a straight-line basis over the requisite service (vesting) period for the entire award. The Successor recognizes stock-based compensation associated with equity awards of RTI granted to employees of the Successor.

        Refer to Note 11 for further discussion.

2.     MERGER TRANSACTION

        On November 3, 2006, an affiliate of Blackstone acquired all of the outstanding shares of capital stock of RTI. Under the terms of the Agreement and Plan of Merger dated June 30, 2006 ("Merger Agreement"), upon the consummation of the Merger, the former stockholders of RTI received an aggregate of $476.8 million in cash (or $16.46 ($6.55 before giving effect to the share adjustments described under Note 10, entitled "Capital Stock and Membership Equity") in cash for each share of common stock of RTI they then held). The Merger was financed through a combination of equity contributed by Blackstone, cash on hand of RTI, borrowings under the senior secured credit facilities, and proceeds from newly issued 11.75% senior subordinated notes due 2014. Upon the closing of the Merger, shares of RTI's common stock ceased to be traded on the NASDAQ Global Market.

        Except for certain options held by executive officers, each outstanding option to purchase common stock of RTI which was vested or which by its terms would have become vested at the effective time of the Merger, was cancelled in exchange for the right to receive, for each share of common stock of RTI issuable upon exercise of such option, cash in the amount equal to the excess, if any, of $16.46 ($6.55 before giving effect to the share adjustments described under Note 10, entitled "Capital Stock and Membership Equity") over the exercise price per share of any such options, multiplied by the number of shares of common stock for which such option was exercisable immediately prior to the effective time of the Merger. Former holders of options to acquire RTI's common stock received an aggregate of $5.7 million in cash in exchange for their options after the effective time of the Merger. Options to acquire shares of common stock of RTI owned by RTI's executive officers that had not been exercised at or prior to the effective time of the Merger continued to remain as outstanding and continue as options to purchase approximately 805,000 shares of RTI's common stock. The fair value of these fully vested options approximated $6.9 million and was recorded as a component of the cost of the acquisition.

        The Merger was accounted for as a purchase under the guidance set forth in Statement of Financial Accounting Standards No. 141 "Business Combinations". In addition, the fair value basis of the acquired assets and assumed liabilities was "pushed down" to the financial statements of RTI, and ultimately to these consolidated financial statements of RTFL. The consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss), and cash flows of RTI are presented through November 3, 2006, the effective date of the Merger (the "Predecessor financial statements"). Thereafter, the related successor consolidated financial statements of RTFL are presented for the period from November 4, 2006 through December 31, 2006 (the "Successor financial statements"). There were essentially no operations for Finco or Holdings during the period November 4, 2006 through December 31, 2006.

        The following capitalization and financing transactions occurred in connection with the Merger:

  •
  Blackstone made a cash equity investment of $357.0 million which was used to acquire a portion of the outstanding shares of common stock and the outstanding options to acquire common stock of RTI;

  •
  RTFL entered into a New Senior Secured Credit Facility (the "New Senior Credit Facility") that provided for a new senior secured term loan facility of $350.0 million, all of which was borrowed at closing of the Merger, and a new revolving loan facility of $50 million, of which no amount was drawn at the closing of the Merger; and

  •
  RTFL and Finco, as co-issuers, issued and sold $200.0 million aggregate principal amount of 11.75% senior subordinated notes due 2014 (the "11.75% Notes").

        The proceeds from the capitalization and financing transactions described above were used to:

  •
  pay cash of approximately $482.5 million to holders of the outstanding share of common stock of RTI and the outstanding stock options of RTI (other than the management rollover options);

  •
  repay approximately $170.2 million of indebtedness under the existing credit facility (the "Old Senior Credit Facility") and accrued interest thereon of $3.4 million;

  •
  repurchase $165.0 million aggregate principal amount of 9.75% Notes issued by RTI's subsidiary, Encore Medical IHC, Inc., and pay the related $20.4 million of bond tender premium and consent fees, pursuant to a tender offer and consent solicitation;

  •
  pay the fees and expenses of the Merger and the related debt financing transactions of approximately $54.0 million and $20.8 million, respectively. Of the approximate $54.0 million fees and expenses related to the Merger, $13.4 million and $1.1 million was expensed as selling, general and administrative expense in our statements of operations, for the period from January 1, 2006 to November 3, 2006 and the period from November 4, 2006 to December 31, 2006, respectively, and $39.5 million, including the $20.4 million bond tender premium and consent fees, were capitalized in purchase accounting and included in the consolidated balance sheet at December 31, 2006. The fees and expenses related to the debt financing transactions have been capitalized as deferred debt issuance costs in the consolidated balance sheet at December 31, 2006 and are being amortized over the terms of the related debt instruments.

  •
  payment of $5.5 million of bonuses to our executive officers, which were recorded as a selling, general and administrative expense in the Successor statement of operations; and

  •
  fund the $13.7 million cash portion of the purchase price for the acquisition of Cefar which was completed on November 7, 2006.

        RTI's financial statements for the period from January 1, 2006 through November 3, 2006 reflect certain items related to the closing of the Merger including, but not limited to, the following:

  •
  recognition by RTI of approximately $7.5 million of stock-based compensation expense associated with the accelerated vesting of stock options which occurred as a result of the change in control in connection with the completion of the Merger;

  •
  recognition by RTI of approximately $9.2 million of expense for unamortized debt issuance and debt discount costs associated with the Old Senior Credit Facility and the 9.75% Notes;

  •
  recognition by RTI of approximately $442,000 of gain due to the termination of an interest rate swap agreements as a result of the repayment of the Old Senior Credit Facility; and

  •
  recognition by RTI of $13.4 million of costs incurred related to the Merger. Such costs are reflected in selling, general and administrative expenses in the Predecessor's statement of operations for the period from January 1, 2006 to November 3, 2006.

        The total purchase price for the Merger was approximately $528.9 million and consisted of the $482.5 million paid to former equity holders, the $6.9 million related to the fair value of the rollover options, and $39.5 million in direct acquisition costs. The purchase price was allocated to the Company's net tangible and identifiable intangible assets based on their estimated fair values as of November 4, 2006 as set forth below. The excess of purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. The preliminary allocation of the purchase price was based in part upon third party estimates of fair value for certain tangible and intangible assets and upon preliminary data estimates and assumptions that are subject to change (in thousands).

	Fair Value	Useful Life
Current assets	$209,744
Tangible and other non-current assets	50,175
Liabilities assumed	(527,380)
In-process research and development	25,200
Identifiable intangible assets
Technology-based	83,900	7 – 10 years
Customer based	133,800	11 – 12 years
Trademarks	92,000	Indefinite
Non-compete	1,600	1 year
Goodwill	459,933	N/A

Purchase price	$528,972

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed, and is not tax deductible.

        We are continuing to evaluate restructuring plans associated with the Merger, including the integration of the Compex and Cefar operations. As of December 31, 2006, we have not accrued any restructuring costs associated with the Merger, but anticipate doing so as related costs become estimable.

        The following table shows the unaudited pro forma results of consolidated operations as if the Merger and the acquisition of Compex (Note 16) occurred at the beginning of the immediately preceding periods presented. The unaudited pro forma information should not be relied upon as indicative of the historical results that would have been obtained had the Merger and the Compex acquisition occurred at the beginning of each period presented, or the results that may be obtained in the future. The pro forma adjustments include the effect of purchase accounting adjustments, merger expenses, interest expense and the related tax effects, among others (in thousands).

	Unaudited
		Predecessor
	Year ended December 31, 2006	Year ended December 31, 2005
Net sales	$375,280	$377,190
Loss from continuing operations before income taxes	(138,143)	(122,882)
Net loss from continuing operations	(106,365)	(92,020)

3.     RECENT ACCOUNTING PRONOUNCEMENTS

        In February 2006, the FASB issued Staff Position No. FAS 123R-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon Occurrence of a Contingent Event" ("FSP FAS 123R-4"). FASB Staff Position FSP FAS 123R-4 amends FASB Statement of Financial Accounting Standards (SFAS) 123(R) to require evaluation of the probability of occurrence of a contingent cash settlement event in determining whether the underlying options or similar instruments issued as employee compensation should be classified as liabilities or equity. On the date the contingent event becomes probable of occurring the award must be recognized as a liability. On that date, the company recognizes a share-based liability equal to the portion of the award attributed to past service and any provision for accelerated vesting, multiplied by the fair value of the award on that date. The Merger triggered an acceleration clause in RTI's employee stock option plan which resulted in cash settlement for employee options, and accordingly, RTI expensed the related stock compensation costs in period ended November 3, 2006.

        In July 2006, the FASB issued FASB Interpretation 48, "Accounting for Income Tax Uncertainties" ("FIN 48"). FIN 48 defines the threshold for recognizing the benefits of tax return positions in the financial statements as "more-likely-than-not" to be sustained by the taxing authority. FIN 48 also provides guidance on the derecognition, measurement and classification of income tax uncertainties, along with any related interest and penalties. FIN 48 also includes guidance concerning accounting for income tax uncertainties in interim periods and increases the level of disclosures associated with any recorded income tax uncertainties. FIN 48 is effective for fiscal years beginning after December 15, 2006. The differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption will be accounted for as a cumulative-effect adjustment. We have not yet determined the impact, if any, of adopting the provisions of FIN 48 on our financial position, results of operations and liquidity.

        In September 2006, the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB 108 is effective for fiscal years ending on or after November 15, 2006, with earlier adoption encouraged. Registrants should quantify errors using both the "rollover" approach (current year statement of operations effect) and "iron curtain" approaches (year end balance sheet effect) and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. Importantly, if correcting the item in the current year materially affects the current year but yet the item was not material in any prior year, "the prior year financial statements should be corrected, even though such revision previously was and continues to be immaterial to the prior year financial statements". However, in this circumstance, correcting prior year financial statements for immaterial errors does not require amending previously filed financial statements—the correction can be made the next time the prior year financial statements are filed. We adopted SAB No. 108 for the year ended December 31, 2006. The adoption of SAB No. 108 did not have a material effect on our results of operations and financial condition.

        In September 2006, the FASB issued Statement No. 157, "Fair Value Measurement" ("FAS 157"). FAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. FAS 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently assessing the impact that FAS 157 will have on our results of operations and financial position.

4.     ACCOUNTS RECEIVABLE

        A summary of activity in our accounts receivable reserves for doubtful accounts and sales returns is presented below (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Balance, beginning of period	$—	$4,016	$2,735	$440
Provision	513	21,763	6,108	2,401
Write-off charges and recoveries	—	(6,610)	(4,827)	(106)

Balance, end of period	$513	$19,169	$4,016	$2,735

        Included in the December 31, 2006 and 2005 accounts receivable balance are $5.3 million and $929,000 of U.S. income tax receivables, respectively.

5.     INVENTORIES

        Inventories at December 31, 2006 and 2005 consist of the following (in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Components and raw materials	$19,437	$13,697
Work in process	3,848	5,516
Finished goods	27,974	30,314
Inventory held on consignment	17,332	14,303

	68,591	63,830
Less—inventory reserves	(918)	(7,397)

	$67,673	$56,433

        In connection with the Merger, the carrying value of the Company's inventory was increased by approximately $7.0 million, which will be amortized through cost of sales over a ten month period based upon the estimated turns of the respective entities' inventory.

        A summary of the activity in our inventory reserve for slow moving, excess, product obsolescence and valuation is presented below (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Predecessor Year Ended December 31, 2005	Year Ended December 31, 2004
Balance, beginning of period	$—	$7,397	$4,993	$1,887
Provision charged to cost of sales	957	7,563	4,810	4,591
Write-offs charged to reserve	(39)	(2,651)	(2,406)	(1,485)

Balance, end of period	$918	$12,309	$7,397	$4,993

        The write-offs to the reserve were principally related to the disposition of fully reserved inventory.

6.     PROPERTY AND EQUIPMENT, NET

        Property and equipment and consist of the following at December 31, 2006 and 2005 (in thousands):

	Successor		Predecessor
	December 31, 2006	Depreciable lives (years)	December 31, 2006	Depreciable lives (years)
Land	$1,713	Indefinite	$1,164	Indefinite
Buildings and improvements	7,537	5 to 25	6,687	5 to 25
Equipment	18,056	3 to 8	17,948	3 to 8
Software	4,741	3 to 5	8,369	3 to 5
Furniture and fixtures	3,803	3 to 8	4,388	3 to 8
Surgical implant instrumentation	7,770	3 to 5	13,581	3 to 5

	43,620		52,137
Less—accumulated depreciation and amortization	(2,369)		(25,395)

Property and equipment, net	$41,251		$26,742

        Depreciation expense relating to property and equipment was approximately $8.8 million and $2.4 million for the Predecessor period January 1, 2006 through November 3, 2006, and the Successor period November 4, 2006 through December 31, 2006, respectively. Depreciation and amortization expense was $8.7 million and $4.4 million for the year ended December 31, 2005 and 2004, respectively. Depreciation expense above includes amounts associated with surgical implant instruments that we provide to surgeons, free of charge, for use while implanting our products. Instrument depreciation expense is reported as a selling, general and administrative expense and amounted to $1.8 million and $0.4 million for the Predecessor period January 1, 2006 through November 3, 2006, and the Successor period November 4, 2006 through December 31, 2006, respectively. Instrument depreciation expense amounted to $1.7 million and $1.2 million for the periods ending December 31, 2005 and 2004, respectively.

7.     GOODWILL AND INTANGIBLE ASSETS

        A summary of the activity in goodwill is presented below (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005
Balance, beginning of period	$—	$290,255	$286,231
Adjustment related to resolution of contingencies	—	(173)	5,958
Goodwill associated with the acquisition of OTI	—	474	6,360
Goodwill associated with the acquisition of Compex	—	43,995	—
Goodwill associated with the Merger	459,933	—	—
Goodwill associated with the acquisition of Cefar	13,173	—	—
Adjustment related to tax benefit associated with stock option exercises	—	(2,016)	—
Foreign currency translation	2,616	4,986	(8,294)

Balance, end of period	$475,722	$337,521	$290,255

        During 2005, the purchase price we paid to acquire Empi, Inc. ("Empi") was adjusted to reflect the resolution of two contingencies. The first contingency related to an anticipated closing tax benefit generated by the completion of our Empi acquisition, which resulted in a $6.0 million payment to Empi's former stockholders and option holders. The second contingency related to completion of the audit of Empi's closing date balance sheet that resulted in a return to us of $291,000 of the original acquisition consideration. In addition, we incurred an additional $249,000 in purchase costs. During 2006, the recorded goodwill associated with our acquisition of Empi was adjusted to reflect the resolution of a tax contingency.

        During the first quarter of 2006, we identified $474,000 of additional obsolete inventory related to inventory acquired with our acquisition of Osteoimplant Technologies, Inc., ("OTI") which we recorded as an adjustment to the OTI purchase price as it did not relate to post acquisition activity.

        During the fourth quarter of 2006, we revalued our goodwill associated with the Merger (See Note 2). During the fourth quarters of 2005 and 2004, we reviewed our goodwill and determined that there was no impairment of these assets.

        Intangibles consisted of the following as of December 31, 2006 (in thousands):

	Successor
	Gross Carrying Amount	Accumulated Amortization	Intangibles, Net
Amortized intangible assets:
Technology-based	$85,754	$(1,990)	$83,764
Customer-based	138,796	(2,045)	136,751

	$224,550	$(4,035)	$220,515

Unamortized intangible assets:
Trademarks			$95,396
Foreign currency translation			1,331

Total intangible assets			$317,242

        In connection with the Merger, we recorded a $25.2 million charge related to acquired in-process research and development ("IPR&D"), which has been recorded in the Successor financial statements. In connection with the acquisition of Compex Technologies, Inc., ("Compex") we recorded a $3.9 million charge related to acquired IPR&D in the Predecessor financial statements for the period ended November 3, 2006.

        Intangibles consisted of the following as of December 31, 2005 (in thousands):

	Predecessor
	Gross Carrying Amount	Accumulated Amortization	Intangibles, Net
Amortized intangible assets:
Technology-based	$10,552	$(2,281)	$8,271
Customer-based	48,011	(4,956)	43,055

	$58,563	$(7,237)	51,326

Unamortized intangible assets:
Trademarks			31,768
Foreign currency translation			(716)

Total intangible assets			$82,378

        Our amortizable assets will continue to be amortized over their useful lives ranging from 1 to 12 years.

        Aggregate amortization expense was approximately $4.0 million, $6.0 million, $5.1 million and $1.6 million for the successor period November 4, 2006 through December 31, 2006, for the predecessor period January 1, 2006 through November 3, 2006, and for the years ended December 31, 2005 and 2004, respectively.

        Our estimated amortization expense for the next five years and thereafter is as follows (in thousands):

Year Ending December 31,
2007	$26,000
2008	25,000
2009	24,000
2010	24,000
2011	23,000
Thereafter	99,000

        At December 31, 2006, we have goodwill and intangible assets as follows (in thousands):

	Goodwill	Intangibles, net
Orthopedic Rehabilitation Division	$430,730	$283,912
Surgical Implant Division	44,992	33,330

Total	$475,722	$317,242

8.     ACCRUED EXPENSES

        Accrued expenses at December 31, 2006 and 2005 consist of the following (in thousands):

	Successor	Predecessor
	2006	2005
Accrued wages and related expenses	$12,807	$8,913
Accrued interest	8,001	5,346
Accrued commissions and royalties	4,865	4,357
Accrued taxes	2,803	1,602
Accrued restructuring costs	1,735	—
Accrued professional fees	1,804	1,786
Accrued warranties	1,348	643
Deferred revenue	637	540
Other accrued liabilities	3,979	3,754

	$37,979	$26,941

9.     LONG-TERM DEBT AND CAPITAL LEASES

        Long-term debt (including capital lease obligations) at December 31, 2006 and 2005 consists of the following (in thousands):

	Successor 2006	Predecessor 2005
$400 million senior credit facility to a syndicate of financial institutions; composed of a seven-year $350 million term loan and a six-year $50 million revolving credit facility; collateralized by all domestic assets of RTI and pledge of 100% of the capital stock of RTFL, 100% of the capital stock of each domestic subsidiary of RTFL and 65% of the stock of first-tier foreign subsidiaries of RTFL or one of the U.S. subsidiary guarantors; interest at Bank of America's prime rate plus 0.50% or Eurodollar rate adjusted for maximum reserves; $50 million available under the revolving credit facility as of December 31, 2006; term loan subject to quarterly principal payments of 0.25% of outstanding principal balance with the last payment due November 3, 2013; interest rate of 7.87% at December 31, 2006.	$349,125	$—
$200 million senior credit facility to a syndicate of financial institutions; composed of a $150 million six-year term loan and a five-year $50 million revolving credit facility; collateralized by all domestic assets of RTI and its domestic subsidiaries and pledge of 66% of the stock of foreign subsidiaries of RTI; interest rate at Bank of America's base rate or the London Interbank Offered Rate (LIBOR), plus an applicable margin determined by, among other things, the ratio of total debt to earnings before interest, taxes, depreciation and amortization (EBITDA). The principal loan balance was paid in full as of November 3, 2006.	—	150,241
$200 million senior subordinated notes payable to institutional investors; interest at 11.75%; interest payable semi-annually on May 15 and November 15 of each year through November 15, 2014; effectively and contractually subordinated to the $400 million senior credit facility.	200,000	—
$165 million senior subordinated notes payable to institutional investors issued at 99.314% of principal amount; less unamortized discount of $1,008 at December 31, 2005; interest at 9.75%; interest payable semi-annually on April 1 and October 1 of each year through October 1, 2012; junior and subordinate to senior credit facility; prepayable at a premium commencing October 1, 2008. The principal loan balance was paid in full as of November 3, 2006.	—	163,992
$2.9 million revolving credit facilities at various European Banks; collateralized by certain of Cefar AB's ("Cefar") assets, interest rates ranging from 4.0% to 6.6%; interest added to outstanding balance quarterly; $654,000 available under the credit facilities as of December 31, 2006.	2,265	—
$2.7 million term loans from various European banks; collateralized by certain of Cefar's assets, interest rates based on various floating market rates; principal payments due quarterly through February 2013; interest rates ranging from of 3.5% to 4.9% at December 31, 2006.	2,037	—
Note payable to a corporation, which is principally owned by an employee of ReAble, in connection with the acquisition of Rehab Med+Equip by Empi in 2002; balance due July 2008; interest at higher of 5% or prime on the first business day of each calendar quarter; interest rate of 8.25% and 6.75% at December 31, 2006 and 2005, respectively.	469	469
European bank loans to finance European working capital; monthly payments through March 2006, variable interest at 5.25% at December 31, 2005.	—	10
Capital lease obligations, collateralized by related equipment.	646	369

	554,542	315,081
Less—current portion	(6,505)	(7,287)

Long-term debt and capital lease, net of current portion	$548,037	$307,794

New Senior Secured Credit Facilities

        In connection with the Merger, RTFL and Holdings ("co-issuers") entered into a new senior secured credit facility, ("the New Senior Credit Facility") with Banc of America Securities LLC and Credit Suisse Securities LLC. The New Senior Credit Facility provides senior secured financing of $400.0 million, consisting of a $50.0 million revolving credit facility and a $350.0 million term loan facility. In addition, we are permitted, subject to receipt of additional commitments from participating lenders and certain other conditions, to incur up to an additional $150.0 million of borrowings under the New Senior Credit Facility.

        Interest Rate and Fees.    Borrowings under the New Senior Credit Facility bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America and (2) the federal funds rate plus 0.50% or (b) the Eurodollar rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to each borrowing adjusted for maximum reserves. The applicable margin for borrowings under the term loan facility and the revolving credit facility may be reduced subject to our attaining certain leverage ratios. In addition to paying interest on outstanding principal under the New Senior Credit Facility, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. The initial commitment fee rate was 0.50% per annum. The commitment fee rate may be reduced subject to our attaining certain leverage ratios.

        Prepayments.    The New Senior Credit Facility requires us to prepay outstanding term loans, subject to certain exceptions, with (1) 50% (which percentage will be reduced to 25% and 0% upon our attaining certain leverage ratios) of our annual excess cash flow, (2) 100% of the net cash proceeds above an annual amount to be agreed from non-ordinary course asset sales by Holdings and its subsidiaries, subject to exceptions to be agreed upon, including a 100% reinvestment right if reinvested or committed to reinvest within 15 months of such sale or disposition so long as reinvestment is completed within 180 days thereafter, and (3) 100% of the net cash proceeds from issuances of debt by Holdings and its subsidiaries, other than proceeds from debt permitted to be incurred under the New Senior Credit Facility. The foregoing mandatory prepayments will be applied to the term loan facilities in direct order of maturity. We may voluntarily repay outstanding loans under the New Senior Credit Facility at any time without premium or penalty, provided that voluntary prepayments of Eurodollar loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

        Amortization.    We are required to pay annual amortization (payable in equal quarterly installments) on the loans under the term loan facility in an amount equal to 1.00% of their funded total principal amount during the first six years and nine months following the closing of the New Senior Credit Facility, with the remaining amount payable at maturity which is seven years from the date of the closing of the New Senior Credit Facility. Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, which is six years from the date of the closing of the Senior Secured Credit Facilities.

        Guarantee and Security.    All obligations under the New Senior Credit Facility are unconditionally guaranteed by Holdings and each existing and future direct and indirect wholly-owned domestic subsidiary of RTFL, other than immaterial subsidiaries and subsidiaries that are precluded by law or regulation from guaranteeing the obligations (see Note 25).

        Covenants.    The senior credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to incur additional indebtedness or issue preferred stock, create liens on assets, enter into sale and leaseback transactions, engage in mergers or consolidations, sell assets, pay dividends and other restricted payments, make investments, loans or advances, make capital expenditures, repay subordinated indebtedness, make certain acquisitions, engage in certain transactions with affiliates, amend material agreements governing our subordinated indebtedness, enter into certain burdensome agreements, change our lines of business and change the status of Holdings as a passive holding company. As of December 31, 2006, we were in compliance with all of these covenants. In addition, the New Senior Credit Facility requires us to maintain a consolidated total debt to Adjusted EBITDA ratio (or total leverage ratio) starting at a maximum of 8.00:1 and stepping down over time to 4.75:1 by the end of 2013 and an Adjusted EBITDA to consolidated interest expense ratio (or interest coverage ratio) starting at a minimum of 1.25:1 and stepping up over time to 1.80:1 by the end of 2013. We are subject to these financial covenants beginning as of the twelve month period ending June 30, 2007.

11.75% Senior Subordinated Notes Payable

        Optional Redemption.    Under the Indenture Agreement (the "Indenture") covering the $200 million senior subordinated notes prior to November 15, 2010 the Company has the option to redeem some or all of the 11.75% Notes for cash at a redemption price equal to 100% of the then outstanding principal balance plus an applicable make-whole premium plus accrued and unpaid interest. Beginning on November 15, 2010, the Company may redeem some or all of the 11.75% Notes at a redemption price of 105.875% of the then outstanding principal balance plus accrued and unpaid interest on the notes. The redemption price decreases to 102.938% and 100.000% of the then outstanding principal balance at November 2010 and November 2011, respectively. Additionally, from time to time, before November 15, 2009, the Company may redeem up to 35% of the 11.75% Notes at a redemption price equal to 111.75% of the principal amount then outstanding, in each case, with proceeds raised, or a direct or indirect parent company raises, in certain equity offerings, as long as at least 65% of the aggregate principal amount of the notes issued remains outstanding.

        Change of Control.    Upon the occurrence of a change of control, the Company will have the right, to repurchase some or all of the 11.75% Notes at 101% of their principal amount, plus accrued and unpaid interest.

        Guarantee.    Under the terms of the Indenture, the Company and certain of its subsidiaries, with the exception of foreign subsidiaries, jointly and severally, and unconditionally guarantee the 11.75% Notes on an unsecured senior subordinated basis (see Note 20).

        Covenants.    The indenture governing the 11.75% Notes contains a number of covenants that restrict, our ability and the ability of our restricted subsidiaries to incur additional debt or issue certain preferred and convertible shares, pay dividends on, redeem, repurchase or make distributions in respect of our capital stock or make other restricted payments, make certain investments, sell certain assets, create liens on certain assets to secure debt, consolidate, merge, sell or otherwise dispose of all or substantially all of our assets, enter into certain transactions with our affiliates and designate our subsidiaries as unrestricted subsidiaries. As of December 31, 2006, we were in compliance with all applicable covenants. Based upon our adjusted EBITDA to fixed charges ratio at December 31, 2006 our ability to incur additional debt and make restricted payments is restricted, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as our ability to (i) incur up to an aggregate principal amount of $400.0 million under credit facilities, plus the lesser of (a) $50 million and (b) an amount equal to the aggregate amount of our EBITDA for the four fiscal quarters for which internal financial statements are immediately preceding such date times five, with appropriate pro forma adjustments to EBITDA on the date on which such indebtedness is to be incurred less the amount of our secured indebtedness outstanding on the date of such incurrence, (ii) acquire persons engaged in a similar business that becomes restricted subsidiaries and (iii) make other investments having an aggregate fair market value not to exceed 3.5% of Total Assets provided that the Adjusted EBITDA to fixed charges ratio is less than 6.00:1 on a pro forma basis after giving effect to such investment. Fixed charges is defined in the indenture governing the 11.75% Notes as a consolidated interest expense plus all cash dividends or other distributions paid on any series of preferred stock of any restricted subsidiary and all dividends or other distributions accrued on any series of disqualified stock.

  Cefar Indebtedness

        In connection with the Cefar acquisition, we assumed $2.9 million of revolving credit facilities and $2.7 million of term loans to various European banks. These amounts are secured by certain Cefar assets. At December 31, 2006, the balances outstanding were $2.3 million for the revolving credit facilities and $2.0 million for the term loans.

  Predecessor Debt Extinguishment

        In November 2006, in conjunction with the Merger, we repaid in full all principal amounts then outstanding under our $180.0 million credit facility and our $165.0 million senior subordinated notes payable (the "9.75% Notes"). In connection with the repayment of the 9.75% Notes (the "Old Senior Credit Facility"), we paid an approximate $20.4 million tender premium and consent fees, which has been included as a component of the cost of the Merger. We also accelerated the amortization of the remaining debt issuance and debt discount costs on the outstanding debt which resulted in the recognition of approximately $9.2 million of loss on early extinguishment of debt during the Predecessor period January 1, 2006 through November 3, 2006.

        At December 31, 2006, the aggregate amounts of annual principal maturities of long-term debt and capital leases for the next five years and thereafter is as follows (in thousands):

Year Ending December 31,
2007	$6,505
2008	4,520
2009	3,806
2010	3,736
2011	3,705
Thereafter	532,270

Operating Leases

        We lease building space, manufacturing facilities and equipment under non-cancelable operating lease agreements that expire at various dates. In certain instances, the lease agreements provide for tenant leasehold improvement incentives related to construction of improvements to the premises. We record the incentives as deferred rent and amortize as reductions to lease expense over the lease term in accordance with FASB Statement No. 13, "Accounting for Leases (as amended)". The aggregate minimum rental commitments under noncancelable leases for the periods shown at December 31, 2006, are as follows (in thousands):

Year Ending December 31,
2007	$3,384
2008	2,932
2009	2,440
2010	2,211
2011	1,694
Thereafter	739

        Rental expense under operating leases totaled approximately $2.6 million and $617,000 for the Predecessor period January 1, 2006 through November 3, 2006 and for the Successor period November 4, 2006 through December 31, 2006, respectively. Rent expense was approximately $2.3 million and $1.2 million, for the years ended December 31, 2005 and 2004, respectively. Scheduled increases in rent expense are amortized on a straight line basis over the life of the lease.

        Leased equipment under capital leases, included in property and equipment in the accompanying consolidated financial statements, at December 31, 2006 and 2005 are as follows (in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
Equipment	$409	$647
Furniture and fixtures	266	—
Less—accumulated amortization	(33)	(285)

	$642	$362

10.   CAPITAL STOCK AND MEMBERSHIP EQUITY

Successor

        In connection with the Merger, an affiliate of Blackstone acquired all equity interests of RTI for $357.0 million (see Note 2). Simultaneously with this transaction, RTI, through Holdings, acquired all Membership Equity of RTFL. Options to acquire shares of common stock of RTI owned by RTI's executive officers that had not been exercised at or prior to the effective time of the Merger continued to remain as outstanding and continue as options to purchase approximately 805,000 shares of RTI's common stock. The fair value of these fully vested options approximated $6.9 million and was recorded as a component of the cost of the acquisition.

        In connection with the Merger, the Company recomputed the shares of RTI's common stock to reflect the 62.8 to 1 share recomputation such that every 62.8 shares of common stock outstanding prior to the Merger was revalued as 1 share of RTI's common stock. Subsequently, on November 8, 2006, following the closing of the Merger, we effected a 25 for 1 stock split, which resulted in every 1 share of RTI's common stock becoming 25 shares of RTI's common stock. The consolidated financial statements have been retroactively adjusted to reflect these share adjustments for all periods presented.

        On November 7, 2006, we acquired all of the issued and outstanding shares of Cefar for a total of $23.2 million (see Note 17). Of the total purchase price, $9.5 million relates to the issuance of shares of RTI's common stock. The fair value of the common stock issued was determined to be $16.46 per share ($6.55 before giving effect to the share adjustments) based on per share price used in the recently completed Merger.

Predecessor

        On February 24, 2006, we acquired all of the issued and outstanding shares of Compex for a total purchase price of approximately $102.9 million, comprised of 7.3 million shares of RTI common stock valued at $90.0 million, options to purchase 0.9 million shares of common stock valued at $9.3 million, along with $3.6 million in purchase costs (see Note 16). The fair value of the RTI's common stock issued of $90.0 million was determined as $12.39 per share based upon the average closing price of RTI's common stock on the NASDAQ Global Market for the period from two days before to two days after the announcement of the Compex acquisition.

        On October 4, 2004, we issued 3.2 million shares of our common stock to Empi common stockholders and option holders as a component of the purchase price for Empi. These shares were valued at $35.1 million, based on a $11.03 per share average closing price of RTI common stock on the Nasdaq National Market for the period from two days before to two days after the announcement of the Empi acquisition.

        In June 2001, RTI sold approximately 0.5 million shares of common stock at $2.56 per share to certain executives of the Company. In exchange for the common stock, the Company accepted promissory notes from the employees totaling $1.1 million which bear interest at 8% per annum. The promissory notes were initially collateralized by the 0.5 million shares of common stock and are full recourse to the assets of the executives. The notes have been recorded as a component of stockholders' equity in the consolidated balance sheet. In 2005 and 2004, we received $102,000 and $152,000 in note payments. Upon completion of the Merger, the outstanding loans of $846,000 were repaid in full.

11.   STOCK OPTION PLANS AND STOCK-BASED COMPENSATION

Summary of Plan—Post-Merger

        After the Merger, the Compensation Committee adopted a new 2006 Stock Incentive Plan (the "2006 Plan"). The 2006 Plan provides for the grant of stock options and other stock-based awards to key employees, directors and consultants, including executive officers. The total number of shares that may be issued under the 2006 Plan is 2,500,000 subject to adjustment in certain events. The exercise price of stock options granted under the 2006 Plan will not be less than 100% of the fair market value of the underlying shares on the date of grant, as determined under the 2006 Plan. The pool of shares available under the 2006 Plan may be increased in the event of acquisitions. In addition, RTI also adopted a form of non-statutory stock option agreement (the "Form Option Agreement") for awards under the 2006 Plan. Under the Form Option Agreement, certain stock options will vest over a specified period of time (typically five years) contingent solely upon the awardee's continued employment with the Company. Other stock options will vest over a specified performance period from the grant date upon the achievement of pre-determined performance targets over time, while others vest based upon achieving a pre-determined performance target calculated using EBITDA and an EBITDA Multiple, as defined in the Agreement. The Form Option Agreement includes certain forfeiture provisions upon an awardee's separation from service with the Company. RTFL recorded non-cash compensation expense of $105,000 in the consolidated statement of operations for the period November 4, 2006 to December 31, 2006 associated with the 2006 Plan.

Summary of Plans—Pre-Merger

        Prior to the Merger, RTI had a number of stock option plans. All options granted under these plans were exercisable for shares of common stock in RTI as described below. The stock options granted under these plans were granted at fair value on the date of grant, vest ratably over a predefined period and expire no more than ten years from the date of grant. Non-employee stock compensation expense was approximately $171,000, $160,000 and $135,000 in the predecessor financial statements for the period January 1, 2006 to November 3, 2006 and for the years ended December 31, 2005 and 2004, respectively, which is included in selling, general and administrative expenses in the consolidated statements of operations for the respective periods.

        The 1996 Incentive Stock Plan (the "1996 Plan") provides for the grant of a variety of equity related awards, including, but not limited to, incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock. On February 23, 2006, RTI stockholders approved an amendment to the 1996 Plan increasing the number of shares of common stock authorized for issuance under the 1996 Plan from 1,791,000 to 3,781,000. The 1997 Distributor Advisory Panel Stock Option Plan provided for the grant of stock options to those persons or entities that are our sales representatives and distributors of our products. The 1997 Surgeon Advisory Panel Stock Option Plan provided for the grant of stock options to those surgeons who are serving as members of our surgeon advisory panel. The 2000 Non-Employee Director Stock Option Plan provided for the grant of options to non-employee directors of RTI. The Empi Inc. Individual Option Agreement Plan includes incentive stock options and non-qualified stock options available for grant to those employees of Empi who joined as a result of the acquisition of Empi in 2004.

        In May 2006 we adopted the Old 2006 Plan. Under the Old 2006 Plan, certain employees were eligible to receive equity awards in the form of stock options, stock appreciation rights, restricted stock and other equity based compensation. The Old 2006 Plan also provided the Compensation Committee of the Board of Directors with other alternatives to help reward and retain employees, including stock appreciation rights, restricted stock awards, unrestricted stock, deferred stock awards, and performance unit awards. The Old 2006 Plan was intended to replace the 1996 Incentive Stock Plan, which expired on November 2006. No options were ever granted under the Old 2006 Plan.

        During 2004, RTI accelerated the vesting of certain stock options granted to employees under the 1996 Plan that had a per share option exercise price equal to or greater than $18.29. The minimum $18.29 per share exercise price was greater than the closing price of the shares on the Nasdaq Stock Market on the effective date of the acceleration. As a result, options to purchase approximately 308,000 shares of common stock with varying remaining vesting schedules of between four months and thirty-two months, became immediately exercisable. This acceleration was made considering long-term incentive compensation arrangements. Because the exercise price was above the market price, no expense was recorded at the modification date.

        Under the terms of the pre-merger stock option plans, all outstanding options were immediately vested upon the change in control on November 3, 2006, resulting in a charge to the Predecessor statement of operations approximating $7.5 million. The stock option plans in effect prior to the Merger, other than the 1996 Plan, were terminated.

        As part of the Merger, under the 1996 Plan, options to purchase shares of RTI held by certain members of management that were not exercised before the closing of the Merger continued as options, to purchase approximately 805,000 shares of RTI stock having the same intrinsic value of $3.5 million. The continuation options have a weighted average exercise price of $12.22 and became fully vested under the terms of the 1996 Plan as stated above.

Summary of Assumptions and Activity

        The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model for service and performance based awards, and a binomial model for market based awards. In estimating fair value, expected volatilities used by RTI in 2006 are based on the historical volatility of the underlying common stock, and other factors such as implied volatility of traded options. Expected volatility used by RTFL in 2006 was based on the historical volatility of RTI's common stock, and other factors such as implied volatility of traded options of a comparable peer group. In periods prior to January 1, 2006, volatility was estimated based upon historical volatility of RTI common stock. The change in determining the expected volatility assumption in 2006 was based in part upon the guidance provided by the Securities and Exchange Commission in Staff Accounting Bulletin No. 107. The expected life assumptions for all periods were derived from a review of annual historical employee exercise behavior of option grants with similar vesting periods. Expected life is calculated in two tranches based on the employment level defined as management or non-management. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

        The assumptions used to calculate the fair value of options granted are evaluated and revised, as necessary, to reflect market conditions and experience.

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005*	Year Ended December 31, 2004*
Dividend Yield	0.0%	0.0%	0.0%	0.0%
Expected volatility	43.7%–60.0%	61.0%	77.2%	90.4%
Risk-free interest rate	4.70%	4.50%–4.80%	4.1%	3.4%
Expected life	2.60–5.70	4.50–5.60	4 yrs	4 yrs

*The assumptions for the years ended December 31, 2005 and 2004 were used to calculate pro-forma compensation expense per SFAS 123 for disclosure purposes only.

        A summary of the activity related to RTI's stock options (adjusted for the stock splits that occurred in connection with the Merger) is presented below:

	Successor		Predecessor
	November 4, 2006 through December 31, 2006		January 1, 2006 through November 3, 2006		Year Ended December 31, 2005		Year Ended December 31, 2004
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Employee Options
Outstanding, beginning of period	—	$—	1,518,257	$12.69	1,370,992	$13.54	465,985	$7.24
Rollover options	805,150	12.22
Granted	2,239,500	16.46	1,675,594	10.10	358,438	13.37	979,583	14.55
Exercised	—	—	(1,039,937)	8.49	(28,518)	7.94	(45,439)	5.13
Cancelled	—	—	(2,153,914)	12.69	(182,655)	13.26	(29,137)	12.76

Outstanding, end of period	3,044,650	15.34	—		1,518,257	12.69	1,370,992	13.54

Options exercisable at end of period	805,150	12.22	—	—	866,669	12.99	633,024	13.54
Weighted-average fair value of options granted during the year		8.96		9.25		8.06		9.64
Other Than Employee Options
Outstanding, beginning of period	—	—	81,201	11.38	200,586	9.77	289,860	8.99
Granted	—	—	—	—	19,902	16.20	31,445	17.51
Exercised	—	—	(29,853)	5.55	(35,601)	3.69	(106,929)	8.67
Cancelled	—	—	(51,348)	14.75	(103,686)	11.93	(13,790)	11.43

Outstanding, end of period	—	—	—	—	81,201	11.38	200,586	9.77

Options exercisable at end of period	—	—	—	—	61,299	9.70	200,141	9.77
Weighted-average fair value of options granted during the year		—		—		9.62		12.18

        The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
$18.29	47,275	7.36	$18.29	$—	47,275	$18.29	$—
16.46	2,239,500	10.0	16.46	—	—	—	—
12.16–14.19	628,525	8.85	12.26	2,638,947	628,525	12.26	2,638,947
9.80	129,350	7.60	9.80	861,737	129,350	9.80	861,737

        There were no stock option exercises for the period November 4, 2006 through December 31, 2006. The total intrinsic value of options exercised during the Predecessor period January 1, 2006 through November 3, 2006 was $7.5 million. Cash received from stock option exercises was $9.0 million for the period January 1, 2006 through November 3, 2006.

        Total unrecognized stock-based compensation expense, net of estimated forfeitures, related to nonvested stock options was approximately $15.8 million as of December 31, 2006. We anticipate this expense to be recognized over a weighted average period of approximately 5 years.

        The following table summarizes the effect of adopting SFAS 123(R) for the Successor period November 4, 2006 through December 31, 2006 and the predecessor period January 1, 2006 through November 3, 2006:

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006
Stock-based compensation recognized
Cost of sales	$2	$228
Selling, general and administrative	102	10,025
Research and development	1	207

Total	$105	$10,460
Increase in benefit for income taxes	$(41)	$(693)
Increase in net loss	$64	$9,767

Pro-Forma Disclosure for Years Ended December 31, 2005 and 2004

        If the fair value based method prescribed by SFAS 123(R) had been applied in measuring employee stock compensation expense for the years ended December 31, 2005 and 2004, the pro-forma effect on net income would have been as follows (in thousands):

		Year Ended December 31, 2005	Year Ended December 31, 2004
Net income, as reported		$12,330	$5,527
Deduct:	Total stock-based employee compensation expense determined under fair value-based method for all awards, net of related tax effects	(1,291)	(4,231)

Net income, pro forma		$11,039	$1,296

12.   SEGMENT AND GEOGRAPHIC INFORMATION

        We have two reportable segments as defined by SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Our reportable segments are business units that offer different products that are managed separately because each business requires different manufacturing and marketing strategies. The Orthopedic Rehabilitation Division offers non-invasive medical products that are used before and after surgery to assist in the repair and rehabilitation of soft tissue and bone, and to protect against further injury; electrotherapy devices and accessories used to treat pain and restore muscle function; iontophoretic devices and accessories used to deliver medication; clinical therapy tables and traction equipment; and orthotics devices used to treat joint and spine conditions. The Surgical Implant Division sells reconstructive products including knee, hip and shoulder implants.

        Information regarding our reportable business segments is as follows (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Net sales:
Orthopedic Rehabilitation Division	$50,139	$253,052	$239,261	$104,524
Surgical Implant Division	7,763	51,331	54,465	43,557

Consolidated net sales	$57,902	$304,383	$293,726	$148,081

Gross margin:
Orthopedic Rehabilitation Division	$25,336	$141,891	$136,057	$52,151
Surgical Implant Division	5,842	35,738	42,889	29,988

Consolidated gross margin	$31,178	$177,629	$178,946	$82,139

        We allocate resources and evaluate the performance of our segments based on gross margin and therefore have not disclosed certain other items, such as depreciation, operating income, interest and income taxes as permitted by SFAS 131. The accounting policies of the reportable segments are the same as those described in Note 1 to the consolidated financial statements.

Geographic Area

        Following are our net sales by geographic area (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Net sales:
United States	$41,007	$234,791	$230,437	$124,416
Germany	6,418	31,982	41,161	10,324
Other Europe, Middle East, & Africa	9,286	26,814	8,675	5,297
Asia Pacific	228	6,622	10,338	4,873
Other	963	4,174	3,115	3,171

	$57,902	$304,383	$293,726	$148,081

        Following are our long-lived assets by geographic area as of December 31, 2006 and 2005 (in thousands):

	Successor	Predecessor
	December 31, 2006	December 31, 2005
United States	$751,914	$338,053
Europe	103,135	72,377

	$855,049	$410,430

13.   INCOME TAXES

        RTI is the taxpayer in the U.S., while our foreign subsidiaries are subjected to income tax in the applicable local jurisdictions. Although RTFL is not a U.S. taxpayer, pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", the tax expense of RTI has been pushed down to the stand alone financial statements of RTFL.

        The components of income (loss) from continuing operations before income taxes for the applicable periods consist of the following (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
U.S. operations	$(49,380)	$(56,905)	$10,788	$7,173
Foreign operations	(933)	(551)	4,760	1,329

	$(50,313)	$(57,456)	$15,548	$8,502

        The income tax provision (benefit) for the applicable periods consist of the following (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2005
Current income taxes:
U.S. Federal and State	$27	$489	$6,816	$4,318
Foreign	59	1,343	2,175	529
Deferred income taxes:
U.S. Federal and State	(8,474)	(12,325)	(2,724)	(1,518)
Foreign	(368)	(959)	(206)	(50)

	$(8,756)	$(11,452)	$6,061	$3,279

        The difference between the tax expense (benefit) derived by applying the U.S. Federal statutory income tax rate of 35% to net income (loss) and the expense (benefit) recognized in the consolidated financial statements is as follows (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Expense (benefit) derived by applying the Federal statutory income tax rate to income (loss) before income taxes	$(17,609)	$(20,110)	$5,442	$2,976
Add (deduct) the effect of:
State tax provision (benefit), net	(816)	(1,343)	453	253
Nondeductible IPR&D	8,820	1,364	—	—
Nondeductible transaction costs	1,426	4,750	—	—
SFAS 123(R), related to incentive stock options	—	2,561	—	—
Permanent differences and other, net	(577)	1,326	166	50

	$(8,756)	$(11,452)	$6,061	$3,279

        The components of deferred income tax assets and liabilities as of December 31, 2006 and 2005 are as follows (in thousands):

	Successor	Predecessor
	2006	2005
Current deferred tax assets (liabilities):
Inventory	$7,424	$3,002
Receivables	16,027	5,214
Accrued compensation	691	650
Other	1,592	672

Current deferred tax assets	25,734	9,538
Non-current deferred tax assets (liabilities):
Property and equipment	(4,769)	(1,267)
Intangible assets	(115,647)	(29,996)
Net operating loss carryforwards	20,764	882
Foreign currency translation	(1,789)	1,422
Other	(4,506)	152
Valuation allowance	(5,285)	(856)

Non-current deferred tax liabilities	(111,232)	(29,663)

Net deferred tax liabilities	$(85,498)	$(20,125)

        As a result of the Merger, we recorded significant acquired intangibles for which no tax basis exists and, as such, a significant deferred tax liability was recorded under purchase accounting. Taxable temporary differences will reverse within the carryforward period for the existing deferred tax assets.

        At December 31, 2006 we maintain approximately $37.3 million net operating loss carryforwards in the U.S., which expire over a period of 5 to 20 years. Our European net operating loss carryforwards of approximately $21.9 million generally are not subject to expiration dates, unless the Company triggers certain events.

        At December 31, 2006 and 2005, we recorded gross deferred tax assets of $46.5 million and $12.3 million and valuation allowances of $5.3 million and $0.9 million respectively. We have recorded a valuation allowance against European net operating loss carryforwards due to uncertainties regarding our ability to realize these deferred tax assets. The majority of the valuation allowance was recorded as an adjustment to goodwill as these loss carryforwards were acquired in connection with the Empi, Compex and Merger transactions (see Notes 14, 16 and 2).

        In connection with the Merger, the Company no longer intends to permanently reinvest in its foreign operations. Accordingly, deferred tax liabilities approximating $5.3 million were recorded in purchase accounting. Subsequent to the Merger, the Company recorded a deferred tax benefit of approximately $0.7 million in the successor period.

14.   ACQUISITION OF EMPI

        On October 4, 2004, we acquired Empi, a privately held Minnesota corporation. The total purchase price of approximately $375.7 million was comprised of approximately $178.5 million payable to the Empi common stockholders and option holders in cash, along with eight million shares of RTI common stock, plus the repayment of approximately $154.9 million of outstanding Empi debt and

$7.2 million in acquisition costs. We funded the acquisition, which we refer to as the Empi acquisition, with proceeds from the offering of $165 million of the 9.75% Notes, from borrowings under the Old Senior Credit Facility (see Note 9) and from available cash. These proceeds and borrowings were also used to repay substantially all of ReAble's and Empi's existing debt and to pay all the related fees and expenses of the Empi acquisition. The results of Empi have been included within the consolidated statement of operations since the date of acquisition, October 4, 2004.

        The fair value of the common stock issued of $35.1 million was determined as $11.03 per share based upon the average closing price of RTI's common stock on the Nasdaq National Market for the period from two days before to two days after the announcement of the Empi acquisition.

        We determined the fair value for certain of the Empi assets we acquired based upon independent third party appraisals (inventory, fixes assets, and intangible assets). For the remaining Empi assets and liabilities, book value was deemed to approximate fair value due to the nature of the assets and liabilities. The tangible assets we acquired from Empi are being depreciated over their useful lives of two to five years and the acquired intangible assets are being amortized over their estimated useful life, where applicable, using the straight-line method. The following represents our allocation of the aggregate purchase price for the Empi assets:

Asset Class		Wtd. Avg. Useful Life
Current assets	$78,786
Tangible and other non-current assets	14,367
Liabilities assumed	(58,632)
Identifiable intangible assets
Technology-based	6,979	9 years
Marketing-based	4,345	5 years
Customer-based	35,749	20 years
Trademarks	25,348	Indefinite
Goodwill	268,778

Purchase price	$375,720

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed, and is not tax deductible.

15.   ACQUISITION OF OTI

        On February 22, 2005, we acquired substantially all of the assets of OTI, which included a line of spinal implant products and several total knee and hip implant designs. The total purchase price for the OTI assets of approximately $15.7 million was comprised of approximately $14.5 million payable in cash to OTI and $1.2 million in acquisition costs. We borrowed $14.7 million from our existing line of credit to finance the OTI asset acquisition. We have included the results of OTI in our consolidated statement of operations since the date of acquisition, February 22, 2005.

        The acquisition consideration is subject to adjustment based upon the final balance sheet as of the closing date, which remains the subject of a dispute between the former OTI shareholders and us. We do not anticipate the resolution of the dispute will have a material impact on our financial position or results of operations. Recently the parties concluded an arbitration that resulted in an award of approximately $326,000 to ReAble to reflect a lower inventory value at the date of closing than was originally determined by OTI. We have also been involved in the defense of a patent infringement claim against us and OTI, which we recently settled with a payment of $400,000 to the counterparty in exchange for a license to use the related technology. We are also in a related dispute with OTI and its chief executive officer over certain representations and warranties that were made under the Asset Purchase Agreement that governs the OTI acquisition (the "OTI APA"). This dispute is currently the subject of litigation in which each party has asserted certain claims, including our claim for indemnification from the approximately $1.7 million escrow fund that was established pursuant to the OTI APA specifically for the purpose of funding indemnification claims. We have reflected the costs that we have incurred to date related to the litigation for which we believe we are entitled to indemnification as an account receivable. At December 31, 2006, the receivable approximated $1.8 million.

        We determined the fair value for certain of the OTI assets we acquired based upon independent third party appraisals (inventory, fixed assets, and intangible assets). For the remaining OTI assets and liabilities, book value was deemed to approximate fair value due to the nature of the assets and liabilities. The tangible assets we acquired from OTI are being depreciated over their useful lives of two to five years and the acquired intangible assets are being amortized over their estimated useful life, where applicable, using the straight-line method. The following represents our allocation of the aggregate purchase price for the OTI assets:

Asset class		Wtd. Avg. Useful Life
Current assets	$3,627
Tangible and other non-current assets	1,297
Liabilities assumed	(163)
Intangible assets
Technology-based	1,263	6 years
Customer-based	2,831	7 years
Goodwill	6,834

Purchase price	$15,689

16.   ACQUISTION OF COMPEX

        On February 24, 2006, pursuant to the terms of a merger agreement dated November 11, 2005, we acquired all of the issued and outstanding shares of Compex, a Minnesota corporation. The total purchase price of approximately $102.9 million was comprised of 7.3 million shares of RTI common stock valued at $90.0 million, options to purchase 0.9 million shares of RTI common stock valued at $9.3 million, along with $3.6 million in purchase costs. We funded the acquisition, which we refer to as the Compex acquisition, with RTI common stock and $25.3 million of borrowings under our revolving credit facility. The results of Compex have been included within our consolidated statement of operations since February 24, 2006, the date of acquisition.

        The fair value of the RTI's common stock issued of $90.0 million was determined as $12.39 per share based upon the average closing price of RTI's common stock on the NASDAQ Global Market for the period from two days before to two days after the announcement of the Compex acquisition.

        Fair value for certain of the assets acquired (inventory, fixed assets and intangible assets) was estimated based upon independent third party appraisals. For the majority of the remaining assets and liabilities, book value was deemed to approximate fair value due to the nature of the assets and liabilities. The following represents our allocation of the aggregate purchase price for the Compex assets (in thousands):

		Useful Life
Current assets	$69,129
Tangible and other non-current assets	8,340
Liabilities assumed	(50,244)
In-process research and development	3,897
Restructuring costs	(848)
Identifiable intangible assets
Technology-based	8,213	7 years
Customer based	14,610	11 years
Trademarks	5,771	Indefinite
Goodwill	43,995	N/A

Purchase Price	$102,863

        Included in the liabilities assumed is approximately $17.3 million of Compex debt that we retired upon closing of the Compex acquisition utilizing borrowings under the Old Senior Credit Facility. In addition, $1.1 million has been recorded as a contingent liability relating to litigation against Compex regarding a potential incorrect payment of custom duties and VAT on previously imported goods. On February 6, 2007, a judgment in the dispute with the custom officials was issued by the court. Both sides have appealed the ruling and a final judgment is expected to be received early in 2008. Our current potential liability in the dispute if the custom officials were to prevail is approximately $1.1 million. Therefore, judgment settlement fees of approximately $1.1 million were recorded as an adjustment to the purchase price to increase goodwill during the fourth quarter of 2006.

        During the second quarter of 2006, additional information was obtained regarding the Compex payor mix and its accounts receivable collection rates and trends, which resulted in a change in our estimate of the value of the acquired accounts receivable and a $5.6 million charge to the reserve account. In addition, during December 2006, in conjunction with the completion of a strategic review and assessment of various options related to ongoing efforts to collect the remaining Compex accounts receivable, the decision was made to outsource the collection effort to a third party. Based on collection estimates provided by the third party collection company, in the fourth quarter of 2006, we recorded an additional adjustment to the carrying value of accounts receivable in the amount of $19.8 million. These adjustments resulted in a reduction in our net revenues and gross margin of $11.4 million, a reduction in operating and pre-tax income of $25.4 million, and a reduction of our net income of approximately $15.5 million for the predecessor period January 1, 2006 through November 3, 2006.

        We are continuing our integration plans with respect to the acquired Compex operations. On June 30, 2006, we completed the divestiture of The U.S. consumer product line which we acquired in the Compex acquisition. In addition, we have closed the Compex billing operations located in Tampa, Florida and integrated such operations into our existing operations in Minnesota. Finally, we have closed the Compex corporate headquarters which were located in New Brighton, Minnesota. The operations of the New Brighton facility have been integrated into our existing operations in Minnesota and South Dakota. This facility housed all of Compex's corporate activities including administration, finance, sales and marketing, research and development and manufacturing. The restructuring effort included the termination of approximately 225 employees, the vacating of our Tampa facility, and the vacating of our New Brighton facility, which is classified as Held for Sale and included in "Other current assets" on the Successor's consolidated balance sheet.

        A summary of the activity for this restructuring is as follows (in thousands):

	Lease Termination Costs	Severance	Total
Predecessor
Accrual as of December 31, 2005	$—	$—	$—
Compex acquisition costs	391	457	848
Expensed during period	—	751	751
Payments made	—	(124)	(124)

Accrual as of November 3, 2006	$391	$1,084	$1,475
Successor
Expensed during period	$(45)	$430	$385
Payments made	—	(125)	(125)

Accrual as of December 31, 2006	$346	$1,389	$1,735

        In the third quarter of 2006, we came to an agreement with the landlord for our Tampa facility that we would be released from the building lease agreement, effective January 31, 2007. Under the terms of the lease termination agreement, we were required to pay lease termination fees and real estate commissions of approximately $346,000.

        During the Predecessor period January 1, 2006 through November 3, 2006, we recorded $457,000 of severance costs associated with the integration of the Compex operations as an addition to goodwill. In addition, we included $751,000 of estimated severance costs within selling, general and administrative expense as the provisions of the applicable severance arrangements required employees to work through their respective termination dates. During the Successor period November 4, 2006 through December 31, 2006, we accrued $430,000 of estimated severance costs within selling, general and administrative expense.

        Pro forma information related to the acquisition of Compex has been presented with pro forma information related to the Merger in Note 2.

17.   ACQUISTION OF CEFAR

        On November 7, 2006, ReAble acquired all of the issued and outstanding shares of Cefar a leading European provider of electrotherapy and rehabilitation devices. Cefar markets electrotherapy devices indicated for chronic pain, for women's health, for electroacupuncture, and for other rehabilitation activities. We plan to combine the operations of Cefar with those of Compex SA, the European subsidiary of Compex. ReAble's strategy for the merged company is to develop both the professional/medical and consumer markets for electro stimulation across Europe and internationally, continuing to trade under both the Cefar and Compex brands. The purchase price of $23.2 million is comprised of the payment of $12.5 million in cash, issuance of shares of RTI's common stock, and payment of $1.2 million of acquisition costs. The fair value of the RTI common stock issued approximated

$9.5 million, which was determined as $16.46 per share ($6.55 before giving effect to the share adjustments described under Note 10) based on the per share price used in the recently completed Merger. We funded the acquisition with RTI common stock, $10 million of proceeds from our New Senior Credit Facility, and cash on hand. Pursuant to the terms of the acquisition agreement, $0.8 million of the purchase price was placed in escrow subject to final calculations of net working capital and net debt as defined in the acquisition agreement. Additional amounts may be paid to certain of the former stockholders of Cefar if certain EBITDA targets for the combined Cefar-Compex SA entities are met by December 31, 2008. These payments, if any, would be recorded as an increase to the purchase price of Cefar.

        The following represents the preliminary allocation of the aggregate purchase price. Fair value for certain of the assets acquired (inventory, fixed assets and intangible assets) was estimated based upon preliminary evaluations and third party appraisals. For the majority of the remaining assets and liabilities, book value was deemed to approximate fair value due to the nature of the assets and liabilities. The following valuations are preliminary and are subject to change upon our further evaluation of the assets acquired and liabilities assumed (in thousands):

		Wtd. Avg. Useful Life
Current assets	$10,638
Tangible and other non-current assets	1,036
Liabilities assumed	(10,303)
Identifiable intangible assets
Trade names and trademarks	3,396	Indefinite
Electrotherapy technology	1,854	6 years
Customer relationships	3,396	10 years
Goodwill	13,173

Purchase Price	$23,190

        The liabilities assumed includes approximately $3.8 million of indebtedness.

18.   DERIVATIVE INSTRUMENTS

        We make use of debt financing as a source of funds and are therefore exposed to interest rate fluctuation in the normal course of our business. We operate internationally and are therefore exposed to foreign currency exchange rate fluctuations in the normal course of our business. As part of our risk management strategy, we use derivative instruments to hedge portions of our exposure. Before acquiring a derivative instrument to hedge a specific risk, potential natural hedges are evaluated. Derivative instruments are only utilized to manage underlying exposures that arise from our business operations and are not used for speculative purposes. Factors considered in the decision to hedge an underlying market exposure include the materiality of the risk, the volatility of the market, the duration of the hedge, and the availability, effectiveness and cost of derivative instruments.

        The Old Senior Credit Facility, which was repaid on November 2006 was subject to a floating interest rate. We managed the risk of unfavorable movements in interest rates by hedging a portion of the outstanding loan balance. Interest rate swap agreements were entered into in which we pay fixed rate interest on a predetermined amount and receive floating rate interest in return. This reduced the effect of rising interest rates, thereby making interest expense more predictable. As of December 31, 2005, we had two agreements in place, each for a notional amount of $25.0 million, expiring in 2006 and 2007, respectively. Under these agreements, RTI paid a fixed rate of 3.64% and received a variable rate equal to the current one month Euro dollar rate.

        The fair value of our interest rate swap agreements recorded on the balance sheet as of December 31, 2005 was $761,000 and is recorded in other current and non-current assets. We believe our interest rate swaps were highly effective. Derivative net gains (losses) on our interest rate swap agreements of $520,000, $(181,000) and $(71,000), on a pre-tax basis, were included in interest expense in the period January 1, 2006 through November 3, 2006 and fiscal years 2005 and 2004, respectively. Derivative gains and losses on cash flow hedges that qualify as accounting hedges are reported as accumulated other comprehensive income net of tax, until such time as they are reported in income along with the hedged item. In connection with the Merger, the interest rate swaps discussed above were cancelled, resulting in a realized gain of approximately $442,000, net of tax.

19.   UNAUDITED QUARTERLY CONSOLIDATED FINANCIAL DATA

        The following represents the unaudited quarterly consolidated financial data for the periods presented (in thousands):

	Predecessor				Successor
	Jan 1, 2006 through Apr 1, 2006	April 2, 2006 through Jul 1, 2006	Jul 2, 2006 through Sep 30, 2006	Oct 1, 2006 through Nov 3, 2006	Nov 4, 2006 through Dec 31, 2006
Net sales	$86,912	$95,915	$92,911	$28,645	$57,902
Gross margin	51,952	57,904	57,587	10,186	31,178
Operating income (loss)	6,579	7,350	10,557	(47,284)	(42,147)
Net income (loss)	(2,524)	(785)	754	(44,220)	(41,634)
	Predecessor
	For the three months ended
	Apr 2, 2005	Jul 2, 2005	Oct 1, 2005	Dec 31, 2005
Net sales	$71,559	$74,429	$72,726	$75,012
Gross margin	42,528	45,211	44,917	46,290
Operating income	9,070	10,600	11,570	12,447
Net income	1,593	2,440	5,106	3,191

        Discontinued operations are included in net income and include a $2.4 million gain in the third quarter of 2005.

20.   RELATED PARTY TRANSACTIONS

        In connection with the Merger, we entered into a transaction and monitoring fee agreement with Blackstone Management Partners V L.L.C. ("BMP"). Under this agreement, RTI paid BMP, at the closing of the Merger, an $8.2 million transaction fee (the "Transaction fee"), together with a payment of $0.4 million for related reimbursement of expenses, and a $3.0 million advisory fee (the "M&A fee"), in consideration of BMP providing certain strategic and structuring, advice and assistance. The Transaction fee and related expenses were considered costs of the Merger and related debt offerings, and thus, were allocated to goodwill and debt issuance costs, respectively, based upon an estimated level of effort of BMP. The M&A fee was considered a cost of the Merger, and accordingly, is included in goodwill on the balance sheet at December 31, 2006. In addition, under this agreement, BMP (including through its affiliates) has agreed to provide certain monitoring, advisory and consulting services to ReAble for an annual monitoring fee equal to $3.0 million. At the closing of the Merger, ReAble paid an initial monitoring fee of $3.0 million in respect of the period from the closing date of the Merger to December 31, 2006. This fee was expensed in selling, general and administrative expenses in the period November 4, 2006 to December 31, 2006. At any time in connection with or in anticipation of a change of control of RTI, a sale of all or substantially all of RTI's assets or an initial public offering of common stock of RTI or its successor, BMP may elect to receive, in lieu of remaining annual monitoring fee payments, a single lump sum cash payment equal to the then-present value of all then-current and future annual monitoring fees payable under the transaction and monitoring fee agreement, assuming a hypothetical termination date of the agreement to be the twelfth anniversary of such election. The transaction and monitoring fee agreement will continue until the earlier of the twelfth anniversary of the date of the agreement or such date as RTI and BMP may mutually determine. RTI will agree to indemnify BMP and its affiliates, directors, officers, employees, agents and representatives from and against all liabilities relating to the services contemplated by the transaction and monitoring fee agreement and the engagement of BMP pursuant to, and the performance of BMP and its affiliates of the services contemplated by, the transaction and monitoring fee agreement.

        On October 4, 2004, we paid Galen Advisors LLC, an affiliate of one of our greater than 10% RTI stockholders at the time, $1 million as a consulting fee in connection with our acquisition of Empi. This payment resulted from a consulting agreement with Galen Advisors LLC, which we entered into in November 2003. Under the terms of this agreement, Galen Advisors LLC assisted us in identifying, negotiating and consummating strategic acquisitions. We agreed to pay a fee of $1 million for these services immediately following the closing, if any, of one or more merger or acquisition transactions with a purchase price equal to or in excess of $25 million in the aggregate. This consulting agreement terminated upon the payment of this fee. The fee was recorded as a component of the Empi acquisition costs.

21.   DISCONTINUED OPERATIONS

        We account for our discontinued operations under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, we classified results of operations and the related charges for discontinued operations as "Income from discontinued operations, net of tax" in the accompanying Consolidated Statements of Operations. We reclassified assets and liabilities of the discontinued operations and reflected them on the accompanying Consolidated Balance Sheets as "Assets of discontinued operations" and "Liabilities of discontinued operations." For comparative purposes, we restated all prior periods presented to reflect the reclassifications on a consistent basis.

        On August 8, 2005, we completed the sale of our orthopedic soft goods product line to dj Orthopedics, LLC ("dj"). The assets, which were previously included in our Orthopedic Rehabilitation Division that were sold under the asset purchase and sale agreement included bracing, splinting and patient safety products, for which we received a cash payment of $9.5 million. Under the terms of our existing credit facility, we elected to make a $7.1 million principal payment using the net cash proceeds from the sale to dj of the pledged assets which formerly constituted our orthopedic soft goods product line. We recorded a gain on the disposal of discontinued operations of approximately $2.4 million. The gain represented $9.3 million of net proceeds from the soft goods asset sale offset by (i) $4.9 million book value of assets sold, (ii) $400,000 of liabilities incurred in connection with the sale and (iii) $1.6 million of income tax expense.

        On June 30, 2006, we completed the sale of our Slendertone® U.S. consumer product line ("U.S. Consumer product line") for a purchase price of $2.35 million, plus the cost of inventory acquired. The assets sold were previously included in our Orthopedic Rehabilitation Division and comprised our entire Slendertone consumer product inventory and all of our rights to distribute Slendertone products in the United States. As part of this transaction the buyer had approximately 120 days to pay us for the value of the inventory. In addition, per the Transaction Services Agreement consummated on June 8, 2006, we provided transition support for the Slendertone business in the U.S. through December 31, 2006. We used the net proceeds from this sale to invest in our core Surgical Implant and Orthopedic Rehabilitation businesses.

        For accounting purposes, the operating results of the U.S. Consumer product line and the soft goods product line have been classified as discontinued operations in the consolidated statements of operations for all periods.

        Discontinued operations are as follows (in thousands):

	Successor	Predecessor
	November 4, 2006 through December 31, 2006	January 1, 2006 through November 3, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004
Net sales	$—	$3,701	$8,709	$15,457
Income (loss) from operations	(63)	(1,008)	1,142	1,129
Income (loss) before income taxes from discontinued operations	(63)	(1,008)	879	649
Income tax expense (benefit)	$(25)	$(394)	$341	$250

        As of December 31, 2006, current assets are primarily composed of accounts receivable. At December 31, 2005, current assets were primarily composed of accounts receivable and current liabilities were composed of accounts payable.

22.   COMMITMENTS AND CONTINGENCIES

Litigation

        In October 2004, we reached a settlement of an outstanding patent litigation matter. As part of the settlement we entered into a product license agreement with the plaintiff and paid certain past royalties involving a portion of our hip implant product line. The initial payment under the product license agreement was $750,000, which included amounts related to the past royalties, as well as settlement cost. We recorded the entire amount in selling, general and administrative expenses during the third quarter of 2004.

        Approximately $1.1 million has been recorded as a contingent liability and an adjustment to goodwill relating to litigation against Compex regarding a potential incorrect payment of custom duties and VAT on previously imported goods. On February 6, 2007, a judgment in the dispute with the custom officials was issued by the court. Both sides have appealed the ruling and a final judgment is expected to be received early in 2008.

        The manufacturing and marketing of orthopedic medical products entails risk of product liability. From time to time, we have been, and currently we are, subject to product liability claims and litigation. In the future, we may again be subject to additional product liability claims, which could have a negative impact on our business. We currently carry product liability insurance up to a limit of $20 million, subject to an aggregate self-insurance deductible of $750,000. Our insurance policy is subject to annual renewal. We believe our current product liability insurance coverage is adequate. If a product liability claim or series of claims is brought against us for uninsured liabilities or in excess of our insurance coverage, our business could suffer materially and cause our stock price to fall. In addition, as a result of a product liability claim, we may have to recall some of our products, which could result in significant costs to us. During the Predecessor period ended November 3, 2006, we recorded a provision for incurred but not reported product liability claims of approximately $2.1 million based upon claim experience. Such charge was included within cost of sales on the Predecessor statement of operations.

        On July 7, 2006, a purported class action complaint, Louis Dudas et al. v. Encore Medical Corporation et al.,was filed against RTI and its directors in the District Court of Travis County, Texas, 345th Judicial District("the Texas Action"). On July 18, 2006, a second purported class action complaint, Robert Kemp et al. v. Alastair J. Clemow et al. (the "Delaware Action") was filed by a putative stockholder of RTI in the Court of Chancery of the State of Delaware, New Castle County, against RTI and its directors. Blackstone, and Grand Slam Holdings, LLC were also named as defendants in the Delaware Action.

        The Texas Action is in preliminary stages and we cannot presently predict the outcome of the lawsuit, although we believe it is without merit. The Delaware Action was dismissed by the plaintiffs in February 2007 with no liability accruing to RTI or the other defendants.

        The Texas Action complaint alleges that RTI's directors breached their fiduciary duties by, inter alias, agreeing to an allegedly inadequate acquisition price in connection with the Merger. The complaint seeks, among other things, to rescind any actions that have already been taken to consummate the Merger; rescissory damages; and the plaintiffs' reasonable costs and attorneys' fees and expert fees.

        We have not been subject to any governmental audits or claims documentation requests that have resulted in the identification of any material deficiencies with respect to our billing operations. We have been subject to periodic audits of our compliance with federal requirements for our facilities and related quality and manufacturing processes. As a result, the FDA has informed us that they believe that certain discrete processes related to our Surgical Implant Division did not conform with Current Good Manufacturing Practices ("CGMP"). We have been working with the FDA to resolve all outstanding issues they have identified in the past as a result of their audits regarding QSR and CGMP compliance. These items have not caused any material adverse effect on us to date and we do not believe the resolution of these issues will have a material adverse effect on us in the future. However, if the FDA does not agree with us with respect to the resolution of these issues, our financial position and results of operations could be materially impacted.

Commitments

        As of December 31, 2006, we had entered into purchase commitments for inventory, capital acquisitions and other services totaling approximately $60.0 million in the ordinary course of business. This amount includes our obligation to purchase $11.6 million from Medireha, which is 50% owned by us, through 2009 under a distribution agreement granting us exclusive rights to the distribution of products that Medireha manufactures. Also included is a $1.2 million commitment to a manufacturer in Taiwan to purchase PC boards for our existing and new electrotherapy lines for our Orthopedic

Rehabilitation Division. In addition, $36.0 million is included for annual monitoring fees to be paid to Blackstone.

        The following table summarizes our contractual obligations as of December 31, 2006 associated with our purchase and service obligations for the next five years and thereafter (in thousands):

Year Ending December 31,
2007	$20,563
2008	7,561
2009	4,891
2010	3,000
2011	3,000
Thereafter	21,000

23.   EMPLOYEE BENEFIT PLANS

        We have a qualified defined contribution plan, which allows for voluntary pre-tax contributions by employees. We pay all general and administrative expenses of the plan and may make contributions to the plan. We made matching contributions of approximately $1.2 million and $698,000, to the plans for the years ended December 31, 2005 and 2004, respectively, based on 50% of the first 6% of employee contributions. We also made matching contributions of approximately $1.2 million and $190,000 to the plans for the period January 1, 2006 to November 3, 2006 and for the period November 4, 2006 to December 31, 2006, respectively.

24.   SUBSEQUENT EVENTS

        On March 26, 2007, we sold the Cyclone product line, which was part of our spinal implant product line, to Zimmer Spine, Inc. for total consideration of $2.0 million.

        On March 26, 2007, we sold our New Brighton, Minnesota building for total gross proceeds of $2.7 million. This facility was made available as a result of the integration of Compex into Empi following the Compex acquisition in February 2006.

25.   SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

        On November 3, 2006, in connection with the Merger, RTFL and its direct wholly-owned subsidiary, Finco, issued $200.0 million aggregate principal amount of the 11.75% Notes. Finco was formed solely to act as a co-issuer of the 11.75% Notes, has only nominal assets and does not conduct any operations. The indenture governing the 11.75% Notes generally prohibits Finco from holding any assets, becoming liable for any obligations, or engaging in any business activity. The 11.75% Notes are jointly and severally, fully and unconditionally guaranteed, on an unsecured senior subordinated basis by all of the RTFL's domestic subsidiaries (other than the co-issuer) that are 100% owned, directly or indirectly, by RTFL (the "Guarantors"). Our foreign subsidiaries (the "Non-Guarantors"), do not guarantee the notes. The Guarantors also unconditionally guarantee the New Senior Credit Facility.

        The following tables present the financial position, results of operations and cash flows of RTFL, the Guarantors, the Non-Guarantors and Eliminations as of December 31, 2006 and for the period from November 4, 2006 to December 31, 2006. In addition, the following tables present the financial position, results of operations and cash flows of the Predecessor, the Guarantors, the Non-Guarantors, and Eliminations as of December 31, 2005 and for the period from January 1, 2006 to November 3,

2006, and for the years ended December 31, 2005 and 2004. The Guarantors in the tables relating to the Predecessor period, include EMIHC, a previously wholly owned direct subsidiary of RTFL which was liquidated on December 31, 2006. EMIHC was the borrower under the Old Credit Facility which was fully repaid in connection with the Merger and the issuer of the 9.75% Notes, which was repurchased pursuant to a tender offer in connection with the Merger.

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Balance Sheet
As of December 31, 2006
(Successor)
(in thousands)

	RTFL	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$12	$22,650	$9,017	$—	$31,679
Accounts receivable, net	—	55,854	18,301	—	74,155
Inventories, net	—	58,707	9,188	(222)	67,673
Deferred tax assets	—	21,598	4,282	(146)	25,734
Prepaid expenses and other current assets	21	5,462	483	—	5,966
Assets of discontinued operations	—	380	—	—	380

Total current assets	33	164,651	41,271	(368)	205,587
Property and equipment, net	—	35,141	8,157	(2,047)	41,251
Goodwill	—	414,079	61,643	—	475,722
Intangible assets, net	—	281,992	35,250	—	317,242
Investment in subsidiaries	387,419	(41,601)	47,731	(393,549)	—
Intercompany receivable	287,144	—	—	(287,144)	—
Other non-current assets	19,940	762	132	—	20,834

Total assets	$694,536	$855,024	$194,184	$(683,108)	$1,060,636

Liabilities, Minority Interests and Membership Equity
Current liabilities:
Current portion of long-term debt and capital leases	$3,500	$332	$2,673	$—	$6,505
Accounts payable	—	13,455	5,440	—	18,895
Accrued expenses	7,909	17,607	12,463	—	37,979

Total current liabilities	11,409	31,394	20,576	—	63,379
Long-term debt and capital leases, net of current portion	545,625	783	1,629	—	548,037
Deferred tax liabilities	—	99,152	12,080	—	111,232
Intercompany payable	—	192,819	94,325	(287,144)	—
Other non-current liabilities	—	1,871	—	—	1,871

Total liabilities	557,034	326,019	128,610	(287,144)	724,519
Minority interests	—	—	909	—	909
Membership equity	137,502	529,005	64,665	(395,964)	335,208

Total liabilities, minority interests and membership equity	$694,536	$855,024	$194,184	$(683,108)	$1,060,636

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Balance Sheet
As of December 31, 2005
(Predecessor)
(in thousands)

	RTI	Guarantors	Non- Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$308	$13,588	$3,304	$—	$17,200
Accounts receivable, net	—	48,589	5,220	—	53,809
Inventories, net	—	53,668	2,719	46	56,433
Deferred tax assets	—	9,538	—	—	9,538
Prepaid expenses and other current assets	1,108	3,345	160	—	4,613
Assets of discontinued operations	—	14	—	—	14

Total current assets	1,416	128,742	11,403	46	141,607
Property and equipment, net	—	23,113	5,952	(2,323)	26,742
Goodwill	—	236,892	53,363	—	290,255
Intangible assets, net	—	67,047	15,331	—	82,378
Investment in subsidiaries	55,078	247,635	—	(302,713)	—
Intercompany receivable	110,924	157,393	—	(268,317)	—
Other non-current assets	—	11,055	—	—	11,055

Total assets	$167,418	$871,877	$86,049	$(573,307)	$552,037

Liabilities, Minority Interests and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and capital leases	$—	$7,277	$10	$—	$7,287
Accounts payable	82	10,718	1,020	—	11,820
Accrued expenses	—	22,053	4,888	—	26,941
Liabilities of discontinued operations	—	295	—	—	295

Total current liabilities	82	40,343	5,918	—	46,343
Long-term debt and capital leases, net of current portion	—	307,794	—	—	307,794
Deferred tax liabilities	—	23,426	6,150	87	29,663
Intercompany payable	—	188,047	80,270	(268,317)	—
Other non-current liabilities	—	460	—	—	460

Total liabilities	82	560,070	92,338	(268,230)	384,260
Minority interests	—	—	670	—	670
Stockholders' equity	167,336	311,807	(6,959)	(305,077)	167,107

Total liabilities, minority interests and stockholders' equity	$167,418	$871,877	$86,049	$(573,307)	$552,037

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Operations
For the Successor Period November 4, 2006 through December 31, 2006
(in thousands)

	RTFL	Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$43,556	$14,626	$(280)	$57,902
Cost of sales	—	18,896	8,113	(285)	26,724

Gross margin	—	24,660	6,513	5	31,178
Operating expenses:
Selling, general and administrative	1,088	37,378	6,731	—	45,197
Research and development	—	27,377	751	—	28,128

Operating loss	(1,088)	(40,095)	(969)	5	(42,147)
Other income (expense):
Interest income	2,517	751	43	(2,999)	312
Interest expense	(8,560)	(2,776)	(274)	2,999	(8,611)
Other income (expense), net	(34,503)	87	46	34,503	133

Loss from continuing operations before income taxes and minority interests	(41,634)	(42,033)	(1,154)	34,508	(50,313)
Benefit for income taxes	—	(8,513)	(243)	—	(8,756)
Minority interests	—	—	39	—	39

Loss from continuing operations	(41,634)	(33,520)	(950)	34,508	(41,596)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(38)	—	—	(38)

Net loss	$(41,634)	$(33,558)	$(950)	$34,508	$(41,634)

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Operations
For the Predecessor Period January 1, 2006 through November 3, 2006
(in thousands)

	RTFL	Guarantors	Non- Guarantors	Eliminations	Consolidated
Consolidated
Net sales	$—	$256,744	$49,579	$(1,940)	$304,383
Cost of sales	—	106,733	21,984	(1,963)	126,754

Gross margin	—	150,011	27,595	23	177,629
Operating expenses:
Selling, general and administrative	—	161,867	23,788	—	185,655
Research and development	—	11,482	3,290	—	14,772

Operating income (loss)	—	(23,338)	517	23	(22,798)
Other income (expense):
Interest income	—	14,741	113	(14,327)	527
Interest expense	—	(40,077)	(258)	14,327	(26,008)
Other income (expense), net	(46,776)	(24,293)	(926)	71,972	(23)
Loss on early extinguishment of debt	—	(9,154)	—	—	(9,154)

Loss from continuing operations before income taxes and minority interests	(46,776)	(82,121)	(554)	71,995	(57,456)
Provision (benefit) for income taxes	—	(12,263)	752	59	(11,452)
Minority interests	—	—	158	—	158

Loss from continuing operations	(46,776)	(69,858)	(1,464)	71,936	(46,162)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(614)	—	—	(614)

Net loss	$(46,776)	$(70,472)	$(1,464)	$71,936	$(46,776)

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Operations

Year Ended December 31, 2005
(Predecessor)
(in thousands)

	RTI	Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$261,487	$41,002	$(8,763)	$293,726
Cost of sales	—	104,669	18,839	(8,728)	114,780

Gross margin	—	156,818	22,163	(35)	178,946
Operating expenses:
Selling, general and administrative	—	110,276	15,406	—	125,682
Research and development	—	8,497	1,080	—	9,577

Operating income	—	38,045	5,677	(35)	43,687
Other income (expense):
Interest income	2	20,865	124	(20,598)	393
Interest expense	—	(49,107)	—	20,598	(28,509)
Other income (expense), net	12,558	31,902	(1,041)	(43,442)	(23)

Income from continuing operations before income taxes and minority interests	12,560	41,705	4,760	(43,477)	15,548
Provision for income taxes	—	4,032	1,956	73	6,061
Minority interests	—	—	140	—	140

Income from continuing operations	12,560	37,673	2,664	(43,550)	9,347
Discontinued operations:
Gain on disposal of discontinued operations, net of tax	—	2,445	—	—	2,445
Income from discontinued operations, net of tax	—	538	—	—	538

Net income	$12,560	$40,656	$2,664	$(43,550)	$12,330

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Operations

Year Ended December 31, 2004
(Predecessor)
(in thousands)

	RTI	Guarantors	Non- Guarantors	Eliminations	Consolidated
Net sales	$—	$138,779	$11,372	$(2,070)	$148,081
Cost of sales	—	61,957	5,869	(1,884)	65,942

Gross margin	—	76,822	5,503	(186)	82,139
Operating expenses:
Selling, general and administrative	3	56,580	3,713	—	60,296
Research and development	—	6,974	302	—	7,276

Operating income	(3)	13,268	1,488	(186)	14,567
Other income (expense):
Interest income	240	189	—	—	429
Interest expense	—	(6,893)	(175)	—	(7,068)
Other income (expense), net	10,709	10,603	16	(20,754)	574

Income from continuing operations before income taxes and minority interests	10,946	17,167	1,329	(20,940)	8,502
Provision for income taxes	—	2,860	489	(70)	3,279
Minority interests	—	—	95	—	95

Net income from continuing operations	10,946	14,307	745	(20,870)	5,128
Discontinued operations:
Income from discontinued operations, net of tax	—	399	—	—	399

Net income	$10,946	$14,706	$745	$(20,870)	$5,527

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Cash Flows

For the Successor Period November 4, 2006 through December 31, 2006
(in thousands)

	RTFL	Guarantors	Non Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net loss	$(41,634)	$(33,558)	$(950)	$34,508	$(41,634)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	—	1,721	627	21	2,369
Amortization of intangibles	—	3,608	427	—	4,035
Amortization of debt issuance costs	654	—	—	—	654
Stock-based compensation	—	105	—	—	105
Asset impairment	—	1,282	134	(188)	1,228
Deferred income taxes	—	(8,427)	(415)	—	(8,842)
Non-cash income from subsidiaries	34,503	(259)	—	(34,244)	—
Provision for bad debt expense and sales returns	—	492	21	—	513
Inventory reserves	—	944	13	—	957
Minority interests	—	—	39	—	39
In process research and development	—	25,200	—	—	25,200
Net effect of discontinued operations	—	457	—	—	457
Changes in operating assets and liabilities, net of acquisitions: acquired assets and liabilities:
Accounts receivable	—	6,658	18	—	6,676
Inventories	—	1,346	1,726	(161)	2,911
Prepaid expenses, other assets and liabilities	(21)	1,725	323	—	2,027
Accounts payable and accrued expenses	1,631	(12,691)	(1,464)	—	(12,524)

Net cash provided by (used in) operating activities	(4,867)	(11,397)	499	(64)	(15,829)
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	—	—	(13,008)	—	(13,008)
Acquisition of ReAble Therapeutics, Inc.	—	(522,072)	—	—	(522,072)
Purchases of property and equipment	—	(1,046)	(349)	64	(1,331)

Net cash used in investing activities	—	(523,118)	(13,357)	64	(536,411)
FINANCING ACTIVITIES:
Investment by Parent	—	357,000	—	—	357,000
Intercompany	(523,428)	508,702	14,726	—	—
Proceeds from long-term obligations	550,000	—	370	—	550,370
Payments on long-term obligations	(875)	(335,238)	—	—	(336,113)
Payment of debt issuance costs	(20,818)	—	—	—	(20,818)

Net cash provided by financing activities	4,879	530,464	15,096	—	550,439
Effect of exchange rate changes on cash and cash equivalents	—	850	(550)	—	300

Net increase (decrease) in cash and cash equivalents	12	(3,201)	1,688	—	(1,501)
Cash and cash equivalents at beginning of period	—	25,851	7,329	—	33,180

Cash and cash equivalents at end of period	$12	$22,650	$9,017	$—	$31,679

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Cash Flows

For the Predecessor Period January 1, 2006 through November 3, 2006
(in thousands)

	RTI	Guarantors	Non Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net loss	$(46,776)	$(70,472)	$(1,464)	$71,936	$(46,776)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	—	6,471	2,804	(436)	8,839
Amortization of intangibles	—	4,150	1,815	—	5,965
Amortization of debt issuance costs	—	1,765	—	—	1,765
Loss on early extinguishment of debt	—	9,154	—	—	9,154
Non-cash interest expense	—	91	—	—	91
Stock-based compensation	—	10,631	—	—	10,631
Asset impairment and loss on disposal of assets	—	321	317	(250)	388
Deferred income taxes	335	(12,856)	(822)	59	(13,284)
Non-cash income from subsidiaries	46,777	25,474	—	(72,251)	—
Provision for bad debt expense and sales returns	—	21,604	159	—	21,763
Inventory reserves	—	7,473	90	—	7,563
Excess tax benefit associated with stock option exercises	—	(2,543)	—	—	(2,543)
Minority interests	—	—	158	—	158
In-process research and development	—	2,103	1,794	—	3,897
Net effect of discontinued operations	—	5,155	—	—	5,155
Changes in operating assets and liabilities, net of acquisitions: acquired assets and liabilities:
Accounts receivable	—	(1,831)	2,387	—	556
Inventories	—	(10,457)	294	429	(9,734)
Prepaid expenses, other assets and liabilities	3,299	(62)	(108)	—	3,129
Accounts payable and accrued expenses	1,215	10,869	(2,126)	—	9,958

Net cash provided by (used in) operating activities	4,850	7,040	5,298	(513)	16,675
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	—	(3,639)	2,547	—	(1,092)
Acquisition of intangible assets	—	(110)	(134)	—	(244)
Purchases of property and equipment	—	(10,297)	(2,520)	513	(12,304)
Proceeds from sale of assets	—	69	—	—	69

Net cash used in investing activities	—	(13,977)	(107)	513	(13,571)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	9,002	—	—	—	9,002
Proceeds from notes received for sale of common stock	846	—	—	—	846
Intercompany	(9,477)	6,629	2,848	—	—
Proceeds from long-term obligations	—	25,300	—	—	25,300
Payments on long-term obligations	—	(20,791)	(4,629)	—	(25,420)
Payment of debt issuance costs	—	(10)	—	—	(10)
Excess tax benefit associated with stock options	—	2,543	—	—	2,543

Net cash provided by (used in) financing activities	371	13,671	(1,781)	—	12,261
Effect of exchange rate changes on cash and cash equivalents	—	—	615	—	615

Net increase in cash and cash equivalents	5,221	6,734	4,025	—	15,980
Cash and cash equivalents at beginning of period	308	13,588	3,304	—	17,200

Cash and cash equivalents at end of period	$5,529	$20,322	$7,329	$—	$33,180

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Cash Flows

Year Ended December 31, 2005
(Predecessor)
(in thousands)

	RTI	Guarantors	Non Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income	$12,560	$40,656	$2,664	$(43,550)	$12,330
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	—	6,586	3,019	(909)	8,696
Amortization of intangibles	—	3,378	1,675	—	5,053
Amortization of debt issuance costs	—	2,177	—	—	2,177
Non-cash interest expense	—	100	—	—	100
Stock-based compensation	30	140	(10)	—	160
Asset impairments and loss on disposal of assets	—	522	1,181	(328)	1,375
Gain on disposal of discontinued operations	—	(4,008)	—	—	(4,008)
Deferred income taxes	—	(2,253)	(764)	87	(2,930)
Earnings from subsidiaries	(12,555)	(30,887)	—	43,442	—
Provision for bad debt expense and sales returns	—	5,708	400	—	6,108
Inventory reserves	—	4,687	123	—	4,810
Minority interest	—	—	140	—	140
Tax provision associated with stock options	45	—	—	—	45
Net effect of discontinued operations	—	1,626	—	—	1,626
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	—	(6,219)	2,096	—	(4,123)
Inventories	—	(11,722)	(616)	(232)	(12,570)
Prepaid expenses, other assets and liabilities	(1,101)	(892)	190	—	(1,803)
Accounts payable and accrued expenses	80	3,700	(1,476)	70	2,374

Net cash provided by (used in) operating activities	(941)	13,299	8,622	(1,420)	19,560
INVESTING ACTIVITIES:
Acquisition of businesses	—	(21,648)	—	—	(21,648)
Proceeds from sale of discontinued operations	—	9,291	—	—	9,291
Purchases of property and equipment	—	(8,175)	(3,395)	3,560	(8,010)
Proceeds from sale of assets	—	8	—	—	8
Net effect of discontinued operations	—	(5)	—	—	(5)

Net cash used in investing activities	—	(20,529)	(3,395)	3,560	(20,364)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	355	—	—	—	355
Proceeds from notes received for sale of common stock	102	—	—	—	102
Intercompany	53	2,464	(377)	(2,140)	—
Intercompany cash dividends	—	4,554	(4,554)	—	—
Proceeds from long-term obligations	—	14,700	—	—	14,700
Payments on long-term obligations	—	(15,481)	(74)	—	(15,555)
Payment of debt issuance costs	—	(642)	—	—	(642)
Dividends paid to minority interest	—	—	(198)	—	(198)

Net cash provided by (used in) financing activities	510	5,595	(5,203)	(2,140)	(1,238)
Effect of exchange rate changes on cash and cash Equivalents	—	—	(647)	—	(647)

Net decrease in cash and cash equivalents	(431)	(1,635)	(623)	—	(2,689)
Cash and cash equivalents at beginning of year	739	15,223	3,927	—	19,889

Cash and cash equivalents at end of year	$308	$13,588	$3,304	$—	$17,200

ReAble Therapeutics Finance LLC and Subsidiaries

Condensed Consolidating Statement of Cash Flows
Year Ended December 31, 2004
(Predecessor)
(in thousands)

	RTI	Guarantors	Non Guarantors	Eliminations	Consolidated
OPERATING ACTIVITIES:
Net income	$10,946	$14,706	$745	$(20,870)	$5,527
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	—	3,692	712	—	4,404
Amortization of intangibles	—	1,623	—	—	1,623
Amortization of debt issuance costs	—	708	—	—	708
Non-cash interest expense	—	24	—	—	24
Stock-based compensation	—	135	—	—	135
Asset impairments and loss on disposal of assets	—	368	—	—	368
Deferred income taxes	—	(1,518)	(50)	—	(1,568)
Provision for bad debt expense and sales returns	—	2,551	(150)	—	2,401
Inventory reserves	—	4,591	—	—	4,591
Minority interest	—	—	95	—	95
Tax benefit associated with stock options	377	—	—	—	377
Net effect of discontinued operations	—	538	—	—	538
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	—	(8,699)	(285)	—	(8,984)
Inventories	—	(9,828)	522	—	(9,306)
Prepaid expenses, other assets and liabilities	(4)	47	62	—	105
Accounts payable and accrued expenses	2	183	(929)	—	(744)

Net cash provided by (used in) operating activities	11,321	9,121	722	(20,870)	294
INVESTING ACTIVITIES:
Acquisition of subsidiaries	(254,662)	(85,474)	—	23,299	(316,837)
Investment in subsidiaries	(10,708)	—	—	10,708	—
Acquisition of intangibles	—	(826)	—	—	(826)
Purchases of property and equipment	—	(5,594)	(158)	—	(5,752)
Proceeds from sale of assets	—	177	—	—	177
Maturity of held-to-maturity investments	35,013	—	—	—	35,013
Net effect of discontinued operations	—	(66)	—	—	(66)

Net cash used in investing activities	(230,357)	(91,783)	(158)	34,007	(288,291)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,303	42,850	—	(43,145)	1,008
Proceeds from notes received for sale of common stock	152	—	—	—	152
Proceeds from short-swing profit	288	—	—	—	288
Intercompany	214,221	(244,108)	(121)	30,008	—
Proceeds from long-term obligations	—	313,892	—	—	313,892
Payments on long-term obligations	—	(6,092)	(17)	—	(6,109)
Payment of debt issuance costs	—	(11,783)	—	—	(11,783)

Net cash provided by (used in) financing activities	215,964	94,759	(138)	(13,137)	297,448
Effect of exchange rate changes on cash and cash Equivalents	—	—	364	—	364

Net increase (decrease) in cash and cash equivalents	(3,072)	12,097	790	—	9,815
Cash and cash equivalents at beginning of year	3,811	3,127	3,136	—	10,074

Cash and cash equivalents at end of year	$739	$15,224	$3,926	$—	$19,889

ReAble Therapeutics Finance LLC
ReAble Therapeutics Finance Corporation

Offer to Exchange

        $200,000,000 aggregate principal amount of its 11 3/4% Senior Subordinated Notes due 2014, which have been registered under the Securities Act of 1933, for any and all of its outstanding 11 3/4% Senior Subordinated Notes due 2014.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        (a)   Both of ReAble Therapeutics Finance LLC and ReAble Therapeutics, LLC are limited liability companies organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        In accordance with this provision, the limited liability company agreements of ReAble Therapeutics Finance LLC and ReAble Therapeutics, LLC state that to the full extent permitted by law, the company shall (a) indemnify any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a Member, Manager, director, officer, employee, authorized person or agent of the Company or is or was serving at the request of the company or its Members as a member, manager, director, officer, employee, authorized person or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys' fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by a Member, Manager, officer or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by laws of the State of Delaware.

        (b)   Both ReAble Therapeutics Finance Corporation and ReAble Therapeutics, Inc. are incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        In accordance with these provisions, the Articles of Incorporation of ReAble Therapeutics Finance Corporation provide that the corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

        The Bylaws of ReAble Therapeutics Finance Corporation provide that the corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the bylaws provide that the corporation shall indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

        Our executive officers have entered into employment agreements with ReAble Therapeutics, Inc. that provide that the company and its successors and/or assigns will indemnify, hold harmless, and defend the executives to the fullest extent permitted by applicable law with respect to any claims that may be brought against the executives arising out of or related to any action taken or not taken in their capacity as employees, officers or directors of the company or any of its affiliates, including, without limitation, the advancement of legal fees and expenses, as such fees and expenses are incurred by the executives. In addition, the executives shall be covered, in respect of their activities as officers or directors of the company or any of its subsidiaries, by the company's (or any of its subsidiaries') Directors and Officers liability policy or other comparable policies, if any, obtained by the company's (or any of its subsidiaries') successors, to the fullest extent permitted by such policies.

        (c)   Encore Medical, L.P. is a limited partnership formed under the laws of Delaware.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

        In accordance with this provision, the Agreement of Limited Partnership of Encore Medical, L.P. provides for indemnification of the general partner, its employees, affiliates and authorized representatives, to the full extent permitted by the Delaware Revised Uniform Limited Partnership Act or other law.

        (d)   Both of Empi Corp. and Empi, Inc. are incorporated under the laws of Minnesota.

        The Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; acted in good faith; received no improper personal benefit; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was not opposed to the best interests of the corporation.

        A corporation may purchase and maintain insurance on behalf of a person in that person's official capacity against any liability asserted against and incurred by the person in or arising from that capacity, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of this section.

        The articles of incorporation and/or the bylaws of Empi Corp. and Empi, Inc. provide that directors or officers shall have the rights to indemnification provided by Minnesota Business Corporation Act.

        (e)   Both of Empi Sales LLC and Compex Technologies, LLC are limited liability companies organized under the laws of Minnesota.

        Section 322B.699 of the Minnesota Limited Liability Company Act provides that subject to such prohibition or conditions as are set forth in its articles of organization, a member control agreement or bylaws, a limited liability company must indemnify its managers or governors who are made or threatened to be made a party to a proceeding by reason of such person's present or former official capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements and expenses; (b) that such person acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he reasonably believed was in the best interests of the company, or, in the case of conduct while serving as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, not opposed to the best interests of the company. Section 302B.699 of the Minnesota Limited Liability Company Act also provides that, unless prohibited by the company's articles of organization, a member control agreement or bylaws, if a governor or manager is made or threatened to be made a party to a proceeding, such person is entitled to payment or reimbursement by the company of reasonable expenses, including attorneys' fees and disbursements, incurred by such person in advance of the final disposition of the proceeding (x) upon receipt by the company of a written affirmation by such person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by such person to repay all amounts so paid or reimbursed if it is ultimately determined that the criteria for indemnification have not been satisfied; and (y) after a determination that the facts then known would not preclude indemnification. The determination as to eligibility for indemnification and advancement of expenses is required to be made by the members of the company's board of governors or a committee of such board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the members who are not parties to the proceeding or by a court.

        The articles of organization of Compex Technologies, LLC provide that no governor shall be personally liable to the company or its members for monetary damages for breach of fiduciary duty by such governor as a governor; provided, however, that this provision shall not eliminate or limit the liability of a governor to the extent provided by applicable law (a) for any breach of the governor's duty of loyalty to the company or its members, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 322B.56 or 80A.23 of the Minnesota Statutes, (d) for any transaction from which the governor derived an improper personal benefit, or (e) for any act or omission occurring prior to the effective date of this provision. No amendment to or repeal of this provision would apply to or have any effect on the liability or alleged liability of any governor of the company for or with respect to any acts or omissions of such governor occurring prior to such amendment or repeal.

        The articles of organization of Empi Sales LLC do not provide for the indemnification of its governors or officers.

        (f)    Encore Medical Partners, Inc., Encore Medical Asset Corp. and Encore Medical GP, Inc. are incorporated under the laws of Nevada.

        The Nevada Revised Statutes (the "NRS") provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the NRS.

        The NRS also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (i) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation's articles of incorporation or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        The articles of incorporation of Encore Medical Partners, Inc., Encore Medical Asset Corporation and Encore Medical GP, Inc. provide that the directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent that any applicable law may prevent such director from being relieved of such personal liability. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation of the personal liability of a director of the corporation existing at the time of such repeal or modification.

        The bylaws of Encore Medical Partners, Inc., Encore Medical Asset Corporation and Encore Medical GP, Inc. provide that the corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        In addition, the bylaws of Encore Medical Partners, Inc., Encore Medical Asset Corporation and Encore Medical GP, Inc. provide that the corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        (g)   EmpiCare, Inc. is incorporated under the laws of Kentucky

        Section 271B.8-510 of the Kentucky Business Corporation Act (the "KBCA") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him. Indemnification permitted under Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation's articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

        The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

        EmpiCare, Inc.'s articles of incorporation and bylaws do not provide for the indemnification of its directors or officers.

Item 21. Exhibits and Financial Statement Schedules.

        (a)   Exhibits

2.1*	Agreement and Plan of Merger, dated as of June 30, 2006, by and among Encore Medical Corporation (a/k/a ReAble Therapeutics, Inc.), Grand Slam Holdings LLC and Grand Slam Acquisition Corp.
3.1*	Certificate of Formation of ReAble Therapeutics Finance LLC
3.2*	Limited Liability Company Agreement of ReAble Therapeutics Finance LLC
3.3*	Certificate of Incorporation of ReAble Therapeutics Finance Corporation
3.4*	Bylaws of ReAble Therapeutics Finance Corporation
3.5*	Certificate of Formation of ReAble Therapeutics LLC
3.6*	Limited Liability Company Agreement of ReAble Therapeutics LLC
3.7*	Articles of Incorporation of Encore Medical Partners, Inc.
3.8*	Bylaws of Encore Medical Partners, Inc.
3.9*	Articles of Incorporation of Encore Medical Asset Corporation
3.10*	Bylaws of Encore Medical Asset Corporation
3.11*	Articles of Incorporation of Encore Medical GP, Inc.
3.12*	Bylaws of Encore Medical GP, Inc.
3.13*	Articles of Incorporation of Empi, Inc.
3.14*	Amended Bylaws of Empi, Inc.
3.15*	Articles of Incorporation of Empi Corp.
3.16*	Bylaws of Empi Corp.

3.17*	Articles of Organization of Empi Sales LLC
3.18*	Articles of Organization of Compex Technologies, LLC
3.19*	Articles of Incorporation of EmpiCare, Inc.
3.20*	Bylaws of EmpiCare, Inc.
3.21*	Certificate of Limited Partnership of Encore Medical, L.P.
3.22*	Agreement of Limited Partnership of Encore Medical, L.P.
4.1*	Indenture, dated as of November 3, 2006, among Encore Medical Finance LLC (a/k/a ReAble Therapeutics Finance LLC), Encore Medical Finance Corp. (a/k/a ReAble Therapeutics Finance Corporation), the Guarantors named therein and The Bank of New York as Trustee, governing the 11 3/4 Senior Subordinated Notes
4.2*	Registration Rights Agreement, dated as of November 3, 2006, by and among Encore Medical Finance LLC, Encore Medical Finance Corp, the Guarantors named therein, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC
4.3*	Credit Agreement, dated as of November 3, 2006, among Encore Medical Finance LLC, as Borrower, Encore Medical Holdings LLC (a/k/a ReAble Therapeutics Holdings LLC) and Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto
4.4*	Security Agreement, dated as of November 3, 2006, among Encore Medical Finance LLC, as Borrower, Encore Medical Holdings LLC, as Holdings, certain subsidiaries of Holdings identified therein and Bank of America, N.A. as Collateral Agent
4.5*	Intellectual Property Security Agreement, dated as of November 3, 2006, among Encore Medical Finance LLC, as Borrower, Encore Medical Holdings LLC, as Holdings, certain subsidiaries of Holdings identified therein and Bank of America, N.A. as Collateral Agent
4.6*	Guaranty, dated as of November 3, 2006 among Encore Medical Holdings LLC, as Holdings, and certain subsidiaries of Holdings identified therein and Bank of America, N.A., as Collateral Agent
5.1*	Opinion of Simpson Thacher & Bartlett LLP
5.2*	Opinion of Rice Silbey Reuther & Sullivan, LLP
5.3*	Opinion of Faegre & Benson LLP
5.4*	Opinion of Wyatt, Tarrant & Combs, LLP
10.1*	Encore Medical Corporation 2006 Stock Incentive Plan
10.2*	Form of Nonstatutory Stock Option Agreement
10.3	Employment Agreement between Encore Medical Corporation and Kenneth W. Davidson, dated October 1, 2003 (incorporated by reference to Exhibit 10.1 to Encore Medical Corporation's Current Report on Form 8-K, filed on December 17, 2003 (Commission File No. 000-26538))
10.4	Amendment to Employment Agreement between Encore Medical Corporation and Kenneth W. Davidson, dated September 25, 2006 (incorporated by reference to Exhibit 99.1 to Encore Medical Corporation's Current Report on Form 8-K, filed on September 26, 2006 (Commission File No. 000-26538))
10.5*	Amendment to Employment Agreement between Encore Medical Corporation and Kenneth W. Davidson, dated November 3, 2006

10.6	Employment Agreement between Encore Medical Corporation and Paul D. Chapman, dated February 8, 2002 (incorporated by reference to Exhibit 10.23 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 000-26538))
10.7	Amendment to Employment Agreement between Encore Medical Corporation and Paul D. Chapman, dated November 15, 2003 (incorporated by reference to Exhibit 10.11.1 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-26538))
10.8*	Amendment to Employment Agreement between Encore Medial Corporation and Paul D. Chapman, dated November 3, 2006
10.9	Employment Agreement between Encore Medical Corporation and Peter W. Baird, executed effective October 1, 2006 (incorporated by reference to Exhibit 10.1 to Encore Medical Corporation's Current Report on Form 8-K, filed on October 4, 2006 (Commission File No. 000-26538))
10.10	Employment Agreement between Encore Medical Corporation and William W. Burke, dated August 30, 2004 (incorporated by reference to Exhibit 10.1 to Encore Medical Corporation's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2004 (Commission File No. 000-26538))
10.11*	Amendment to Employment Agreement between Encore Medical Corporation and William W. Burke, dated November 3, 2006
10.12	Employment Agreement between Encore Medical Corporation and Harry L. Zimmerman, dated June 12, 2001 (incorporated by reference to Exhibit 10.7 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 000-26538))
10.13	Amendment to Employment Agreement between Encore Medical Corporation and Harry L. Zimmerman, dated November 15, 2003 (incorporated by reference to Exhibit 10.13.1 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-26538))
10.14*	Amendment to Employment Agreement between Encore Medical Corporation and Harry L. Zimmerman, dated November 3, 2006
10.15	Employment Agreement between Encore Medical Corporation and Jack F. Cahill, dated June 12, 2001 (incorporated by reference to Exhibit 10.3 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 000-26538))
10.16	Amendment to Employment Agreement between Encore Medical Corporation and Jack F. Cahill, dated November 15, 2003 (incorporated by reference to Exhibit 10.14.1 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-26538))
10.17*	Amendment to Employment Agreement between Encore Medical Corporation and Jack F. Cahill, dated November 3, 2006
10.18	Employment Agreement between Encore Medical Corporation and Scott A. Klosterman, dated June 2, 2003 (incorporated by reference to Exhibit 10.24 to Encore Medical Corporation's Registration Statement on Form S-1, filed on July 3, 2003 (Commission File No. 333-106821))

10.19	Amendment to Employment Agreement between Encore Medical Corporation and Scott A. Klosterman, dated November 15, 2003 (incorporated by reference to Exhibit 10.15.1 to Encore Medical Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 000-26538))
10.20*	Amendment to Employment Agreement between Encore Medical Corporation and Scott A. Klosterman, dated November 3, 2006
10.21	Form of Change of Control Severance Agreement (incorporated by reference to Exhibit 99.1 to Encore Medical Corporation's Current Report on Form 8-K, filed on June 1, 2005 (Commission File No. 000-26538))
10.22*	Management Stockholders Agreement, dated as of November 3, 2006, by and among Encore Medical Corporation and the management stockholders party thereto
10.23*	Encore Medical Corporation Annual Bonus Plan, dated as of November 3, 2006.
10.24*	Transaction and Monitoring Fee Agreement, dated November 3, 2006, between Encore Medical Corporation and Blackstone Management Partners V L.L.C.
10.25	Encore Medical Corporation 1996 Incentive Stock Plan (incorporated by reference to Exhibit 10.2 to Encore Medical Corporation's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2004 (Commission File No. 000-26538))
10.26	Form of Stock Option Agreement—1996 Incentive Stock Plan Agreement (incorporated by reference to Exhibit 10.3 to Encore Medical Corporation's Quarterly Report for the quarterly period ended October 2, 2004 (Commission File No. 000-26538))
12.1*	Computation of Ratio of Earnings to Fixed Charges
21.1*	Schedule of Subsidiaries of ReAble Therapeutics Finance LLC
23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2*	Consent of Rice Silbey Reuther & Sullivan, LLP (included as part of its opinion filed as Exhibit 5.2 hereto)
23.3*	Consent of Faegre & Benson LLC (included as part of its opinion filed as Exhibit 5.3 hereto)
23.4*	Consent of Wyatt, Tarrant & Combs, LLP (included as part of its opinion filed as Exhibit 5.4 hereto)
23.5**	Consent of KPMG LLP
24.1*	Powers of Attorney (included in signature pages of the initial filing of this Registration Statement)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture governing the 11 3/4% Senior Subordinated Notes due 2014
99.1*	Form of Letter of Transmittal
99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3*	Form of Letter to Clients
99.4*	Form of Notice of Guaranteed Delivery

*
Previously filed

**
Filed herewith

        (b)   Financial Statement Schedules

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
(in thousands)

	Allowance for Doubtful Accounts	Allowance for Sales Returns	Allowance for Sales Discounts and Other Allowances(1)
Predecessor:
Balance as of December 31, 2003	$315	$125	$22
Provision	2,382	19	7,902
Write-off charges and recoveries	(106)	—	802

Balance as of December 31, 2004	$2,591	$144	$8,726
Provision	5,900	208	49,752
Write-off charges and recoveries	(4,827)	—	(48,158)

Balance as of December 31, 2005	$3,664	$352	$10,320
Provision	21,832	(69)	72,872
Write-off charges and recoveries	(6,610)	—	(56,882)

Balance as of November 3, 2006	$18,886	$283	$26,310

Successor:
Provision	$329	$184	$11,313
Write-off charges and recoveries	—	—	—

Balance as of December 31, 2006	$329	$184	$11,313

(1)
Amounts are excluded from the provisions included in the consolidated statements of cash flows as the inclusion would not provide meaningful information.

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

REABLE THERAPEUTICS FINANCE LLC
By:	/s/ Harry L. Zimmerman

	Name:	Harry L. Zimmerman
	Title:	Executive Vice President—General Counsel, Secretary, Assistant Treasurer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Manager (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer	May 1, 2007
* Chinh E. Chu	Manager	May 1, 2007
* Julia Kahr	Manager	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

REABLE THERAPEUTICS FINANCE CORPORATION
By:	/s/ Harry L. Zimmerman

	Name:	Harry L. Zimmerman
	Title:	Executive Vice President—General Counsel, Secretary, Assistant Treasurer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer	May 1, 2007
* Chinh E. Chu	Director	May 1, 2007
* Julia Kahr	Director	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

REABLE THERAPEUTICS LLC
By:	/s/ Harry L. Zimmerman

	Name:	Harry L. Zimmerman
	Title:	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Manager

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Manager (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Manager	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

ENCORE MEDICAL, L.P.
By:	/s/ Harry L. Zimmerman

	Name:	Harry L. Zimmerman
	Title:	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at Encore Medical GP, Inc., the General Partner of the registrant and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director of Encore Medical GP, Inc. (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director of Encore Medical GP, Inc. (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel,Secretary, Assistant Treasurer and Director of Encore Medical GP, Inc.	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

ENCORE MEDICAL ASSET CORPORATION
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007

*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

ENCORE MEDICAL GP, INC.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007

*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

ENCORE MEDICAL PARTNERS, INC.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007

*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

EMPI, INC.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007

*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

EMPI CORP.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

EMPI SALES LLC
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

COMPEX TECHNOLOGIES, LLC
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer, Governor and Manager

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, Governor and Chief Manager (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary, Governor and Manager (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer, Governor and Manager	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 1, 2007.

EMPICARE, INC.
By:	/s/ Harry L. Zimmerman
Name: Harry L. Zimmerman Title: Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes William W. Burke and Harry L. Zimmerman or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-4 and any amendments including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth W. Davidson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 1, 2007
* William W. Burke	Executive Vice President—Chief Financial Officer, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 1, 2007
/s/ Harry L. Zimmerman Harry L. Zimmerman	Executive Vice President—General Counsel, Secretary, Assistant Treasurer and Director	May 1, 2007
*By:	/s/ Harry L. Zimmerman Harry L. Zimmerman Attorney-in-Fact

QuickLinks

Table of Additional Registrant Guarantors
TABLE OF CONTENTS
MARKET, RANKING AND OTHER INDUSTRY DATA
TRADEMARKS
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Our Company
Our Market Opportunity
Our Competitive Strengths
Our Strategy
The Transactions
Sources and Uses
Corporate Structure
The Blackstone Group
The Exchange Offer
The Exchange Notes
Risk Factors
SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
RISK FACTORS
THE TRANSACTIONS
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (dollars in thousands)
SELECTED HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End—2006
Potential Payments Upon Termination of Employment
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
REABLE THERAPEUTICS FINANCE LLC
Report of Independent Registered Public Accounting Firm
ReAble Therapeutics Finance LLC and Subsidiaries Consolidated Balance Sheets (in thousands, except share and per share data)
ReAble Therapeutics Finance LLC and Subsidiaries Consolidated Statements of Operations (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Consolidated Statements of Changes in Stockholders' Equity, Membership Equity, and Comprehensive Income (Loss) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Consolidated Statements of Cash Flows (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Notes to Consolidated Financial Statements
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Balance Sheet As of December 31, 2006 (Successor) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Balance Sheet As of December 31, 2005 (Predecessor) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Operations For the Successor Period November 4, 2006 through December 31, 2006 (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Operations For the Predecessor Period January 1, 2006 through November 3, 2006 (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Operations Year Ended December 31, 2005 (Predecessor) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Operations Year Ended December 31, 2004 (Predecessor) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Cash Flows For the Successor Period November 4, 2006 through December 31, 2006 (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Cash Flows For the Predecessor Period January 1, 2006 through November 3, 2006 (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Cash Flows Year Ended December 31, 2005 (Predecessor) (in thousands)
ReAble Therapeutics Finance LLC and Subsidiaries Condensed Consolidating Statement of Cash Flows Year Ended December 31, 2004 (Predecessor) (in thousands)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (in thousands)
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
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SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY
SIGNATURES
SIGNATURES AND POWERS OF ATTORNEY